Filed pursuant to Rule 424(B)(5)
                                                  Registration Number 333-100675

Prospectus Supplement dated May 26, 2004 (to Prospectus dated January 28, 2004)

                                      DMSI

                          $1,091,434,800 (APPROXIMATE)

      DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 2004-4
                       MORTGAGE PASS-THROUGH CERTIFICATES

                       DEUTSCHE MORTGAGE SECURITIES, INC.
                                    Depositor

                             WELLS FARGO BANK, N.A.
                                 Master Servicer

The trust will hold one pool of conventional, fixed-rate and adjustable-rate first lien residential mortgage loans.

The trust will issue the following classes of certificates that are offered under this prospectus supplement:

o     17 classes of senior certificates
o     9 classes of subordinate certificates

Credit enhancement for all of these certificates will be provided by subordination. Credit enhancement for the Group I Certificates and Group II Certificates will also be provided by excess interest and overcollateralization. In addition, the Class I-A-1, Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2, Class II-MR-3, Class VII-AR-1 and Class VII-AR-2 Certificates may benefit from a series of interest rate cap payments pursuant to eight separate cap agreements which are intended partially to mitigate interest rate risk.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-25 IN THIS PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. From the sale of the offered certificates, the Depositor will receive approximately 100.15%% of their initial certificate principal balance, plus any accrued interest, less expenses. Sandler O'Neill & Partners, L.P. is acting as a dealer in connection with the offering of certain classes of certificates to purchasers.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ______________________________

DEUTSCHE BANK SECURITIES                        SANDLER O'NEILL & PARTNERS, L.P.
      Underwriter                                           Dealer

                                TABLE OF CONTENTS

SUMMARY........................................................................1

RISK FACTORS..................................................................25

DESCRIPTION OF THE MORTGAGE POOL..............................................34

DESCRIPTION OF THE CERTIFICATES..............................................134

CAP AGREEMENTS AND THE CAP PROVIDERS.........................................186

SERVICING....................................................................200

THE CUSTODIAN................................................................206

THE CREDIT RISK MANAGER......................................................206

POOLING AND SERVICING AGREEMENT..............................................206

LEGAL INVESTMENT ASPECTS.....................................................255

ERISA CONSIDERATIONS.........................................................256

METHOD OF DISTRIBUTION.......................................................257

SECONDARY MARKET.............................................................258

LEGAL MATTERS................................................................258

CERTIFICATE RATINGS..........................................................259

INDEX OF SIGNIFICANT DEFINITIONS.............................................261

ANNEX I........................................................................1

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Deutsche Mortgage Securities, Inc.'s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500.

              THE SERIES 2004-4 MORTGAGE PASS-THROUGH CERTIFICATES

                 ORIGINAL
                PRINCIPAL
                BALANCE OR                         INITIAL                       STANDARD &                 LAST SCHEDULED
                 NOTIONAL        PRINCIPAL         INTEREST        INTEREST        POOR'S        MOODY'S     DISTRIBUTION
   CLASS        AMOUNT(1)         TYPE(2)          RATE(3)         TYPE(2)        RATING(4)     RATING(4)       DATE(5)
----------------------------------------------------------------------------------------------------------------------------
OFFERED
CERTIFICATES:
----------------------------------------------------------------------------------------------------------------------------
   I-A-1      $ 89,161,000    Senior              One-Month        Floating          AAA           Aaa      April 25, 2034
                                                LIBOR + 0.21%
----------------------------------------------------------------------------------------------------------------------------
   I-A-2      $ 22,333,000    Senior                4.010%          Fixed            AAA           Aaa      April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
   I-A-3      $ 46,803,000    Senior                4.940%          Fixed            AAA           Aaa      April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
   I-A-4      $ 30,347,000    Senior                5.830%          Fixed            AAA           Aaa      April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
   I-A-5      $ 22,621,000    Senior                6.000%          Fixed            AAA           Aaa      April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
   I-A-6      $ 25,002,000    Senior/Lockout        5.650%          Fixed            AAA           Aaa      April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
  I-A-IO        Notional      Senior/Notional       4.500%(6)      Fixed/IO          AAA           Aaa      May 25, 2006
----------------------------------------------------------------------------------------------------------------------------
   I-M-1      $  5,375,000    Subordinate           6.000%          Fixed            AA            Aa2      April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
   I-M-2      $  4,375,000    Subordinate           6.000%          Fixed             A            A2       April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
   I-M-3      $  3,125,000    Subordinate           6.000%          Fixed            BBB          Baa1      April 25, 2034
----------------------------------------------------------------------------------------------------------------------------
TOTAL GROUP I OFFERED:  $249,142,000(7)
----------------------------------------------------------------------------------------------------------------------------
                                                  One-Month
  II-AR-1    $ 192,795,000    Senior            LIBOR + 0.27%      Floating          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
                                                  One-Month
  II-AR-2    $ 169,526,000    Senior            LIBOR + 0.37%      Floating          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
                                                  One-Month
  II-MR-1    $  10,628,000    Subordinate       LIBOR + 0.65%      Floating          AA+           Aa2      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
                                                  One-Month
  II-MR-2    $   8,696,000    Subordinate       LIBOR + 1.30%      Floating           A            A2       June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
                                                  One-Month
  II-MR-3    $   4,831,000    Subordinate       LIBOR + 2.30%      Floating          BBB          Baa1      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
TOTAL GROUP II OFFERED:  $386,476,000
----------------------------------------------------------------------------------------------------------------------------
 III-AR-1     $115,323,500    Senior               3.8074%         Variable          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
  IV-AR-1     $ 60,711,600    Senior               4.2931%         Variable          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
  V-AR-1      $ 62,919,400    Senior               4.6585%         Variable          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
  VI-AR-1     $ 28,795,700    Senior               4.7979%         Variable          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
                                                  One-Month
 VII-AR-1     $ 45,196,900    Senior            LIBOR + 0.35%      Floating          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
                                                  One-Month
 VII-AR-2     $126,081,000    Senior            LIBOR + 0.45%      Floating          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
 VII-AR-3     $171,277,900    Senior/Notional      2.8569%         Variable          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
     M        $ 11,269,100    Subordinate          4.2851%         Variable          AA            --       June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
    B-1       $  3,219,700    Subordinate          4.2851%         Variable           A            --       June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
    B-2       $  2,299,800    Subordinate          4.2851%         Variable          BBB           --       June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
    A-R       $        100    Senior/Residual      3.8074%         Variable          AAA           Aaa      June 25, 2034
----------------------------------------------------------------------------------------------------------------------------
TOTAL GROUP III-VII OFFERED:  $455,816,800 (7)
----------------------------------------------------------------------------------------------------------------------------
TOTAL OFFERED:  $1,091,434,800 (7)
----------------------------------------------------------------------------------------------------------------------------

      (1) These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing. Amount is "notional" if so indicated under principal type.

      (2) See pages S-15 and S-17 in this prospectus supplement for a more complete description of the principal types and interest types.

      (3) The pass-through rate for each class of Group I and Group II offered certificates (other than the Class I-A-IO Certificates) will be subject to the applicable net WAC pass-through rate as described in this prospectus supplement under "Description of the Certificates--Glossary of Definitions Relating to the Priority of Distributions on the Group I Certificates and Group II Certificates--Pass-Through Rate". In addition, the pass-through rates on the Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates will increase by 0.50% per annum on the distribution date following the first optional termination date with respect to the Group I Mortgage Loans. The margins applicable to the pass-through rates on the Class II-AR-1 Certificates and the Class II-AR-2 Certificates will increase by 100% per annum, and the margins applicable to the pass-through rates on the Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates will increase by 50% per annum on the distribution date following the first optional termination date with respect to the Group II

            Mortgage Loans, as described in this prospectus supplement under "Description of the Certificates--Glossary of Definitions Relating to the Priority of Distributions on the Group I Certificates and Group II Certificates--Pass-Through Rate". The pass-through rate for the Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1, Class M, Class B-1, Class B-2 and Class A-R Certificates is a variable rate as described in this prospectus supplement under "--Interest Calculations on the Group III-VII Certificates". The pass-through rate for the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates will be subject to the applicable net WAC pass-through rate as described in this prospectus supplement under "-Interest Calculations on the Group III-VII Certificates".

      (4)   See "Certificate Ratings" in this prospectus supplement.

      (5) The actual final payment to any class of offered certificates could be significantly earlier.

      (6) The interest rate on the Class I-A-IO Certificates will equal 4.50% per annum for the first 12 months following the closing date, 3.50% per annum for the next 12 months and 0.00% per annum for each month thereafter.

      (7)   Excludes notional amounts.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     SUMMARY

The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement. The Index of Significant Definitions at the end of this prospectus supplement indicates the page numbers on which each definition in this prospectus supplement appears.

Title of Series............  Deutsche  Mortgage  Securities,  Inc. Mortgage Loan
                             Trust,   Series   2004-4,   Mortgage   Pass-Through
                             Certificates.

Cut-Off Date...............  May 1, 2004.

Closing Date...............  On or about May 27, 2004.

Mortgage Loan Seller.......  DB Structured Products, Inc.

Depositor..................  Deutsche  Mortgage  Securities,  Inc.,  a  Delaware
                             corporation. See "The Depositor" in the prospectus.

Originators................  With  respect  to 99.71%  of the  Group I  Mortgage
                             Loans and approximately 18.30% of the Group II Mortgage Loans, First National Bank of Nevada, a national banking association. With respect to approximately 0.06% of the Group I Mortgage Loans, approximately 81.70% of the Group II Mortgage Loans, all of the Group IV Mortgage Loans and Group V Mortgage Loans, and approximately 5.20% of the Group VI Mortgage Loans, GreenPoint Mortgage Funding, Inc., a New York corporation. With respect to all of the Group III Mortgage Loans, Countrywide Home Loans, Inc., a New York corporation. With respect to approximately 0.20% of the Group I Mortgage Loans, approximately 94.80% of the Group VI Mortgage Loans and all of the Group VII Mortgage Loans, National City Mortgage Co., an Ohio corporation. With respect to approximately 0.03% of the Group I Mortgage Loans, Chase Manhattan Mortgage Corporation, a New Jersey corporation. See "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement for information concerning the originators.

Master Servicer............  Wells  Fargo  Bank,   N.A.,   a  national   banking
                             association.

Servicers..................  With respect to approximately 99.71% of the Group I
                             Mortgage Loans, M&T Mortgage Corporation, a New York corporation. With respect to approximately 0.06% of the Group I Mortgage Loans and approximately 18.30% of the Group II Mortgage Loans, GMAC Mortgage Corporation, a Delaware corporation. With respect to approximately 81.70% of the Group II Mortgage Loans, all of the Group IV Mortgage Loans and Group V Mortgage Loans, and approximately 5.20% of the Group VI Mortgage Loans, GreenPoint Mortgage Funding, Inc. With respect to all of the Group III Mortgage Loans, Countrywide Home Loans Servicing LP., a Texas limited partnership. With respect to approximately 0.20% of the Group I Mortgage Loans, approximately 94.80% of the Group VI Mortgage Loans and all of the Group VII Mortgage Loans, National City Mortgage Co. With respect to approximately
                             0.03% of the Group I Mortgage Loans, Chase Manhattan Mortgage Corporation. See "Servicing" in this prospectus supplement for information concerning the servicers.

Trustee....................  HSBC Bank USA, a New York banking corporation.  See
                             "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

Securities Administrator...  Wells Fargo Bank,  N.A. See "Pooling and  Servicing
                             Agreement--The Securities Administrator" in this prospectus supplement.

Custodian..................  Wells Fargo Bank,  N.A. See "The Custodian" in this prospectus supplement.

Credit Risk Manager........  The Murrayhill Company, a Colorado corporation. See
                             "The  Credit  Risk  Manager"  in  this   prospectus
                             supplement.

Distribution Dates.........  Distributions on the offered  certificates  will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2004.

THE TRUST

The Depositor will establish a trust with respect to the Series 2004-4 Mortgage Pass-Through Certificates under a pooling and servicing agreement dated as of the Cut-Off Date among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. On the Closing Date, the Depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. The trust will consist of conventional fixed-rate and adjustable-rate first lien mortgage loans with original terms to maturity of not more than thirty (30) years. The certificates will represent all of the beneficial ownership interest in the trust.

THE MORTGAGE LOANS

References to percentages of the mortgage loans under this section are calculated based on the aggregate scheduled principal balance of the mortgage loans as of the Cut-Off Date.

The trust will contain approximately 3,970 one- to-four-family fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have been divided into seven loan groups which we sometimes refer to as Group I Mortgage Loans, Group II Mortgage Loans, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans. The Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans are also referred to herein in the aggregate as the Group III-VII Mortgage Loans. The certificates relating to the Group I Mortgage Loans and Group II Mortgage Loans are cross-collateralized as described in this prospectus supplement. The certificates relating to the Group III-VII Mortgage Loans are cross-collateralized as described in this prospectus supplement. THE CERTIFICATES RELATING TO THE GROUP I MORTGAGE LOANS AND GROUP II MORTGAGE LOANS ARE NOT CROSS-COLLATERALIZED WITH THE CERTIFICATES RELATING TO THE GROUP III-VII MORTGAGE LOANS. In addition, the Group II Mortgage Loans are further divided into two sub-groups which we sometimes refer to as the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans. The certificates relating to the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans are cross-collateralized as described in this prospectus supplement. Furthermore, the Group VII Mortgage Loans are further divided into two sub-groups which we sometimes refer to as the Group VII-1 Mortgage Loans and Group VII-2 Mortgage Loans.

GROUP I MORTGAGE LOANS

      The Group I Mortgage Loans will consist of conventional fixed-rate mortgage loans secured by first liens on one-to four-family residential properties. As of the Cut-Off Date, the Group I Mortgage Loans in the aggregate will have the following characteristics:

                                                                    RANGE OR TOTAL               WEIGHTED AVERAGE
----------------------------------------------------------------------------------------------------------------------
Number of Mortgage Loans                                                1,386                           ---
----------------------------------------------------------------------------------------------------------------------
Aggregate Unpaid Principal Balance(1)                                $250,017,913                       ---
----------------------------------------------------------------------------------------------------------------------
Unpaid Principal Balances(1)                                      $30,337 - $996,080               $180,388 (2)
----------------------------------------------------------------------------------------------------------------------
Interest Rates                                                     4.500% - 9.375%                    7.012%
----------------------------------------------------------------------------------------------------------------------
Remaining Terms to Stated Maturity (months)                           164 - 358                         346
----------------------------------------------------------------------------------------------------------------------
Loan Age (months)                                                       2 - 19                           4
----------------------------------------------------------------------------------------------------------------------
Original Loan-to-Value Ratio                                       20.00% - 100.00%                   83.05%
----------------------------------------------------------------------------------------------------------------------
FICO Scores(3)                                                        581 - 814                         683
----------------------------------------------------------------------------------------------------------------------
Geographic Concentration of Mortgaged                             13.64%        New York
Properties in Excess of 5% of the Aggregate
Unpaid Principal Balance                                          13.33%         Florida

                                                                   9.85%        California

                                                                   7.88%        New Jersey

                                                                   7.27%         Illinois
----------------------------------------------------------------------------------------------------------------------
Maximum Five-Digit Zip Code Concentration                          1.32%                                ---
----------------------------------------------------------------------------------------------------------------------

      (1) Approximate

      (2) Average

      (3) For Group I Mortgage Loans that are scored

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group I Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group I Mortgage Loans. This may result in changes in the Group I Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP II MORTGAGE LOANS

      The Group II Mortgage Loans will consist of conventional conforming and non-conforming adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group II Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                          RANGE OR TOTAL           WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                  1,419                      ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                  $386,476,243                  ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                       $32,711 - $1,360,000         $272,358 (2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                       3.625% - 7.500%               5.565%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                2.250% - 6.625%               2.639%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                9.250% - 13.125%              11.200%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                             349 - 360                    358
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                0 - 11                      2
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                         18.52% - 95.00%               78.85%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                             618 - 810                    707
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                          48.99%       California
     Properties in Excess of 5% of the Aggregate Unpaid              5.78%        Arizona
     Principal Balance                                               5.65%        Florida
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                       0.58%                                ---
     ----------------------------------------------------------------------------------------------------------------

      (1) Approximate

      (2) Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group II Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group II Mortgage Loans. This may result in changes in the Group II Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP II-1 MORTGAGE LOANS

      The Group II-1 Mortgage Loans will consist of conventional conforming adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group II-1 Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                   RANGE OR TOTAL              WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                          1,054                          ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                          $205,648,040                      ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                $32,711 - $630,000               $195,112(2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                               3.625% - 7.500%                   5.591%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                        2.250% - 6.625%                   2.659%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                        9.250% - 13.125%                  11.228%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                     351 - 360                        358
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                        0 - 9                           2
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                 18.52% - 95.00%                   79.37%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                     620 - 810                        711
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                   38.94%        California
     Propertiesin Excess of 5% of the Aggregate Unpaid        8.21%         Arizona
     Principal Balance                                        5.95%         Florida
                                                              5.42%        Washington
                                                              5.14%         Colorado
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                0.60%                                   ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

      Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group II-1 Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group II-1 Mortgage Loans. This may result in changes in the Group II-1 Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP II-2 MORTGAGE LOANS

      The Group II-2 Mortgage Loans will consist of conventional non-conforming adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group II-2 Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                            RANGE OR TOTAL         WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                      365                    ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                    $180,828,203                ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                         $335,000 - $1,360,000       $495,420(2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                          3.875% - 7.125%            5.536%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                   2.250% - 3.875%            2.618%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                  9.625% - 13.125%            11.168%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                                349 - 360                 358
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                  0 - 11                    2
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                            45.29% - 95.00%            78.26%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                                618 - 803                 702
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                              60.41%        California
     Properties in Excess of 5% of the Aggregate Unpaid Principal        5.60%         New York
     Balance                                                             5.31%          Florida
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                           1.23%                            ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group II-2 Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group II-2 Mortgage Loans. This may result in changes in the Group II-2 Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP III-VII MORTGAGE LOANS

      The Group III-VII Mortgage Loans will consist of conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group III-VII Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                            RANGE OR TOTAL         WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                    1,165                    ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                    $459,956,403                ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                         $49,750 - $1,900,000       $394,812 (2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                         3.125% - 6.250%             4.537%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                  2.250% - 2.875%             2.262%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                  8.500% - 11.875%            9.937%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                               348 - 360                  359
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                  0 - 10                    1
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                           18.40% - 95.00%             72.10%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                               600 - 817                  726
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                             45.44%        California
     Properties in Excess of 5% of the Aggregate Unpaid Principal       6.49%         Virginia
     Balance                                                            5.96%         Illinois
                                                                        5.93%         Maryland
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                          0.79%                             ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group III-VII Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group III-VII Mortgage Loans. This may result in changes in the Group III-VII Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP III MORTGAGE LOANS

      The Group III Mortgage Loans will consist of conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group III Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                            RANGE OR TOTAL         WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                     224                     ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                    $120,820,955                ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                        $275,000 - $1,900,000        $539,379(2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                         3.125% - 5.625%             4.065%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                  2.250% - 2.875%             2.285%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                  9.125% - 11.625%            10.061%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                               356 - 360                  359
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                  0 - 4                     1
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                           27.00% - 90.00%             71.42%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                               600 - 802                  726
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                             54.41%        California
     Properties in Excess of 5% of the Aggregate Unpaid Principal       7.51%         Illinois
     Balance                                                            6.29%          Florida
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                          2.87%                             ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group III Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group III Mortgage Loans. This may result in changes in the Group III Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP IV MORTGAGE LOANS

      The Group IV Mortgage Loans will consist of conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group IV Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                                                        WEIGHTED
                                                                             RANGE OR TOTAL              AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                      191                     ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                     $63,605,701                 ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                          $49,750 - $1,000,000       $333,014 (2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                          3.375% - 5.875%             4.543%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                   2.250% - 2.250%             2.250%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                   9.375% - 11.875%            10.543%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                                350 - 360                  359
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                   0 - 10                    1
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                            55.07% - 94.99%             77.90%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                                634 - 808                  711
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                             63.01%       California
     Properties in Excess of 5% of the Aggregate Unpaid Principal
     Balance
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                          1.92%                              ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group IV Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group IV Mortgage Loans. This may result in changes in the Group IV Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP V MORTGAGE LOANS

      The Group V Mortgage Loans will consist of conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group V Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                            RANGE OR TOTAL         WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                     203                     ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                    $65,918,774                 ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                          $65,600 - $910,000        $324,723 (2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                         3.875% - 6.250%             4.908%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                  2.250% - 2.250%             2.250%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                  8.875% - 11.250%            9.908%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                               359 - 360                  359
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                  0 - 1                     1
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                           57.06% - 80.00%             77.49%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                               636 - 792                  716
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                             64.45%        California
     Properties in Excess of 5% of the Aggregate Unpaid Principal
     Balance
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                          1.54%                             ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group V Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group V Mortgage Loans. This may result in changes in the Group V Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP VI MORTGAGE LOANS

      The Group VI Mortgage Loans will consist of conventional adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group VI Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                          RANGE OR TOTAL           WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                    78                       ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                  $30,168,437                   ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                        $93,000 - $999,813          $386,775 (2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                       4.500% - 6.125%               5.048%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                2.250% - 2.250%               2.250%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                9.500% - 11.125%              10.048%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                             355 - 359                    358
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                1 - 5                       2
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                         38.32% - 80.00%               72.07%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                             645 - 808                    742
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                          24.13%       California
     Propertiesin Excess of 5% of the Aggregate Unpaid              16.35%        Virginia
     Principal Balance                                              13.44%         Texas
                                                                    11.10%        Georgia
                                                                     7.69%        Maryland
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                       3.73%                                ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group VI Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group VI Mortgage Loans. This may result in changes in the Group VI Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP VII-1 MORTGAGE LOANS

      The Group VII-1 Mortgage Loans will consist of conventional conforming adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group VII-1 Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                            RANGE OR TOTAL         WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                     205                     ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                    $47,351,406                 ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                          $89,764 - $333,700        $230,982 (2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                         3.500% - 5.250%             4.649%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                  2.250% - 2.750%             2.264%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                  8.500% - 10.250%            9.649%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                               348 - 359                  358
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                  1 - 4                     2
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                           18.40% - 95.00%             72.02%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                               650 - 817                  738
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                             25.48%        California
     Properties in Excess of 5% of the Aggregate Unpaid Principal      10.66%         Virginia
     Balance                                                            9.12%         Maryland
                                                                        8.80%           Texas
                                                                        7.35%          Arizona
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                          1.38%                             ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group VII-1 Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group VII-1 Mortgage Loans. This may result in changes in the Group VII-1 Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

GROUP VII-2 MORTGAGE LOANS

      The Group VII-2 Mortgage Loans will consist of conventional non-conforming adjustable-rate mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group VII-2 Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                          RANGE OR TOTAL           WEIGHTED AVERAGE
     ----------------------------------------------------------------------------------------------------------------
     Number of Mortgage Loans                                                   264                       ---
     ----------------------------------------------------------------------------------------------------------------
     Aggregate Unpaid Principal Balance(1)                                  $132,091,130                  ---
     ----------------------------------------------------------------------------------------------------------------
     Unpaid Principal Balances(1)                                      $333,589 - $1,194,374         $500,345 (2)
     ----------------------------------------------------------------------------------------------------------------
     Interest Rates                                                       3.875% - 5.500%               4.624%
     ----------------------------------------------------------------------------------------------------------------
     Minimum Interest Rate                                                2.250% - 2.750%               2.255%
     ----------------------------------------------------------------------------------------------------------------
     Maximum Interest Rate                                                8.875% - 10.500%              9.624%
     ----------------------------------------------------------------------------------------------------------------
     Remaining Terms to Stated Maturity (months)                             352 - 359                    358
     ----------------------------------------------------------------------------------------------------------------
     Mortgage Loan Age (months)                                                1 - 8                       2
     ----------------------------------------------------------------------------------------------------------------
     Original Loan-to-Value Ratio                                         25.00% - 90.00%               67.26%
     ----------------------------------------------------------------------------------------------------------------
     FICO Scores                                                             624 - 807                    732
     ----------------------------------------------------------------------------------------------------------------
     Geographic Concentration of Mortgaged                        31.32%         California
     Properties in Excess of 5% of the Aggregate Unpaid           12.46%          Maryland
     Principal Balance                                            10.48%          Virginia
                                                                  10.13%          Illinois
     ----------------------------------------------------------------------------------------------------------------
     Maximum Five-Digit Zip Code Concentration                     2.74%                                  ---
     ----------------------------------------------------------------------------------------------------------------

      (1)Approximate

      (2)Average

Before the issuance of the offered certificates, the Depositor may remove mortgage loans from the Group VII-2 Mortgage Loans. The Depositor may also substitute new mortgage loans for certain Group VII-2 Mortgage Loans. This may result in changes in the Group VII-2 Mortgage Loan characteristics shown above and could affect the weighted average lives and yields of the related offered certificates.

OFFERED CERTIFICATES

The Securities Administrator will execute and authenticate and the Trustee will deliver the certificates under the pooling and servicing agreement.

The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-IO, Class I-M-1, Class I-M-2, Class I-M-3, Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2, Class II-MR-3, Class III-AR-1, Class
IV-AR-1, Class V-AR-1, Class VI-AR-1, Class VII-AR-1, Class VII-AR-2, Class VII-AR-3, Class M, Class B-1, Class B-2 and Class A-R Certificates are offered by this prospectus supplement.

The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-IO, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates will represent interests principally in the Group I Mortgage Loans. The Class II-AR-1 Certificates will represent interests principally in the Group II-1 Mortgage Loans and the Class II-AR-2 Certificates will represent interests principally in the Group II-2 Mortgage Loans. The Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates will represent subordinate interests in all of the Group II Mortgage Loans. The Class III-AR-1 Certificates and Class A-R Certificates will represent interests principally in the Group III Mortgage Loans, the Class IV-AR-1 Certificates will represent interests principally in the Group IV Mortgage Loans, the Class V-AR-1 Certificates will represent interests principally in the Group V Mortgage Loans, the Class VI-AR-1 Certificates will represent interests principally in the Group VI Mortgage Loans, the Class VII-AR-1 Certificates will represent interests principally in the Group VII-1 Mortgage Loans and the Class VII-AR-2 Certificates will represent interests principally in the Group VII-2 Mortgage Loans. The Class VII-AR-3 Certificates will represent interests in the Group VII Mortgage Loans. The Class M, Class B-1 and Class B-2 Certificates will represent subordinate interests in all of the Group III-VII Mortgage Loans. NO COLLECTIONS OR RECOVERIES FROM THE GROUP I MORTGAGE LOANS WILL BE USED TO MAKE DISTRIBUTIONS TO THE GROUP III-VII CERTIFICATES, NO COLLECTIONS OR RECOVERIES FROM THE GROUP II MORTGAGE LOANS WILL BE USED TO MAKE DISTRIBUTIONS TO THE GROUP III-VII CERTIFICATES AND NO COLLECTIONS OR RECOVERIES FROM THE GROUP III-VII CERTIFICATES WILL BE USED TO MAKE DISTRIBUTIONS TO THE GROUP I CERTIFICATES OR THE GROUP II CERTIFICATES.

Sometimes we refer to the certificates by their principal or interest types. Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart below.

--------------------------------------------------------
                   CERTIFICATE TYPES
--------------------------------------------------------
Group I Certificates         I-A-1, I-A-2, I-A-3,
                             I-A-4, I-A-5, I-A-6,
                             I-A-IO, I-M-1, I-M-2,
                             I-M-3, I-CE, I-P
--------------------------------------------------------
Group II Certificates        II-AR-1, II-AR-2,
                             II-MR-1, II-MR-2,
                             II-MR-3, II-CE, II-P
--------------------------------------------------------
Group III-VII Certificates   III-AR-1, IV-AR-1,
                             V-AR-1, VI-AR-1,
                             VII-AR-1, VII-AR-2,
                             VII-AR-3, M, B-1, B-2,
                             B-3, B-4, B-5, A-R
--------------------------------------------------------
Senior Certificates          I-A-1, I-A-2, I-A-3,
                             I-A-4, I-A-5, I-A-6,
                             I-A-IO, II-AR-1, II-AR-2,
                             III-AR-1, IV-AR-1,
                             V-AR-1, VI-AR-1,
                             VII-AR-1, VII-AR-2,
                             VII-AR-3, A-R
--------------------------------------------------------
Group I Senior Certificates  I-A-1, I-A-2, I-A-3,
                             I-A-4, I-A-5, I-A-6,
                             I-A-IO
--------------------------------------------------------
Group II Senior
Certificates                 II-AR-1, II-AR-2
--------------------------------------------------------
Group III-VII Senior         III-AR-1, IV-AR-1,
Certificates                 V-AR-1, VI-AR-1,
                             VII-AR-1, VII-AR-2,
                             VII-AR-3, A-R
--------------------------------------------------------
Class M Certificates or      I-M-1, I-M-2, I-M-3,
Mezzanine Certificates       II-MR-1, II-MR-2, II-MR-3
--------------------------------------------------------
Group I Mezzanine
Certificates                 I-M-1, I-M-2, I-M-3
--------------------------------------------------------
Group II Mezzanine
Certificates                 II-MR-1, II-MR-2, II-MR-3
--------------------------------------------------------
Subordinate Certificates     I-M-1, I-M-2, I-M-3,
                             II-MR-1, II-MR-2,
                             II-MR-3, I-CE, II-CE, M,
                             B-1, B-2, B-3, B-4, B-5
--------------------------------------------------------
Group I Subordinate
Certificates                 I-M-1, I-M-2, I-M-3, I-CE
--------------------------------------------------------
Group II Subordinate         II-MR-1, II-MR-2,
Certificates                 II-MR-3, II-CE
--------------------------------------------------------
Group III-VII Subordinate
Certificates                 M, B-1, B-2, B-3, B-4, B-5
--------------------------------------------------------
Class CE Certificates        I-CE, II-CE
--------------------------------------------------------

--------------------------------------------------------
                   CERTIFICATE TYPES
--------------------------------------------------------
Offered Subordinate          I-M-1, I-M-2, I-M-3,
Certificates                 II-MR-1, II-MR-2,
                             II-MR-3, M, B-1, B-2
--------------------------------------------------------
Non-Offered Subordinate
Certificates                 I-CE, II-CE, B-3, B-4, B-5
--------------------------------------------------------
Group III-VII Non-Offered
Subordinate Certificates     B-3, B-4, B-5
--------------------------------------------------------
Class P Certificates         I-P, II-P
--------------------------------------------------------
Residual Certificates        I/II-R, A-R
--------------------------------------------------------
Book-Entry Certificates      Senior Certificates
                             (other than the Class A-R
                             Certificates), Mezzanine
                             Certificates, Class M,
                             Class B-1, Class B-2
                             Certificates
--------------------------------------------------------
Adjustable Rate              I-A-1, II-AR-1, II-AR-2,
Certificates                 II-MR-1, II-MR-2,
                             II-MR-3, VII-AR-1,VII-AR-2
--------------------------------------------------------
LOCKOUT CERTIFICATES         I-A-6
--------------------------------------------------------
Interest Only Certificates   I-A-IO, VII-AR-3
--------------------------------------------------------
Variable Rate Certificates   III-AR-1, IV-AR-1,
                             V-AR-1, VI-AR-1, M, B-1,
                             B-2, B-3, B-4, B-5
--------------------------------------------------------

ADJUSTABLE RATE CERTIFICATES

The Class I-A-1, Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2, Class II-MR-3, Class VII-AR-1 and Class VII-AR-2 Certificates are "ADJUSTABLE RATE CERTIFICATES." The Securities Administrator will distribute interest to those certificates based upon the formula set forth below. The interest rate on these certificates will vary depending on fluctuations on the one-month London interbank offered rate, or "ONE-MONTH LIBOR."

On each distribution date, the amount of interest distributable to the Adjustable Rate Certificates will be determined by the following formulas: (i) with respect to the Class I-A-1 Certificates, the lesser of (a) One-Month LIBOR + 0.21% and (b) the applicable net WAC pass-though rate for that distribution date; (ii) with respect to the Class II-AR-1 Certificates, the lesser of (a) One-Month LIBOR + 0.27% and (b) the applicable net WAC pass-though rate for that distribution date; (iii) with respect to the Class II-AR-2 Certificates, the lesser of (a) One-Month LIBOR + 0.37% and (b) the applicable net WAC pass-though rate for that distribution date; (iv) with respect to the Class II-MR-1 Certificates, the lesser of (a) One-Month LIBOR + 0.65% and (b) the applicable net WAC pass-though rate for that distribution date; (v) with respect to the Class II-MR-2 Certificates, the lesser of (a) One-Month LIBOR + 1.30% and (b) the applicable net WAC pass-though rate for that distribution date; (vi) with respect to the Class II-MR-3 Certificates, the lesser of (a) One-Month LIBOR + 2.30% and (b) the applicable net WAC pass-though rate for that distribution date; (vii) with respect to the Class VII-AR-1 Certificates, the lesser of (a) One-Month LIBOR + 0.35% and (b) the applicable net WAC pass-though rate for that distribution date; and (viii) with respect to the Class VII-AR-2 Certificates, the lesser of (a) One-Month LIBOR + 0.45% and (b) the applicable net WAC pass-though rate for that distribution date.

INTEREST ONLY CERTIFICATES

The Class I-A-IO Certificates and Class VII-AR-3 Certificates are interest only certificates. This means that the Securities Administrator will distribute interest (based upon the notional amount of the Class I-A-IO Certificates and Class VII-AR-3 Certificates) but will not distribute principal to investors in the Class I-A-IO Certificates and Class VII-AR-3 Certificates.

LOCKOUT CERTIFICATES

The Class I-A-6 Certificates are "LOCKOUT CERTIFICATES". Prior to the distribution date in June 2007, the Securities Administrator will generally not distribute payments of principal to the holders of the Lockout Certificates. On and after the distribution date in June 2007, the Securities Administrator will generally distribute specified percentages of an increasing percentage of scheduled principal payments, principal prepayments and the principal portion of liquidation proceeds with respect to the Group I Mortgage Loans to the holders of the Lockout Certificates until they are entitled to an amount greater than their pro rata percentage of scheduled principal payments, principal prepayments and the principal portion of liquidation proceeds with respect to the Group I Mortgage Loans.

VARIABLE RATE CERTIFICATES

The Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1 and Class III-VII Subordinate Certificates are "VARIABLE RATE CERTIFICATES." Interest will accrue on each class of Class III-AR-1, Class IV-AR-1, Class V-AR-1 and Class VI-AR-1 Certificates at a per annum rate based on the weighted average of the mortgage rates of the mortgage loans in the related loan group, and on each class of Group III-VII Subordinate Certificates at a per annum rate based on the weighted average of the mortgage rates of the Group III-VII Mortgage Loans.

NON-OFFERED CERTIFICATES

CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES

The Class B-3, Class B-4 and Class B-5 Certificates are Variable Rate Certificates which are not offered by this prospectus supplement.

The Class B-3, Class B-4 and Class B-5 Certificates will have initial certificate principal balances of approximately $1,839,800, $1,379,900 and $919,903, respectively.

CLASS I-CE CERTIFICATES AND CLASS II-CE CERTIFICATES

The Class I-CE Certificates and Class II-CE Certificates are not offered by this prospectus supplement.

The Class I-CE Certificates will have an initial certificate principal balance of approximately $875,813. The amount of overcollateralization required by the pooling and servicing agreement with respect to the Group I Certificates will be $875,913. The Class I-CE Certificates initially evidence an interest of approximately 0.35% of the Cut-Off Date principal balance of the Group I Mortgage Loans. The Class II-CE Certificates will have an initial certificate principal balance of approximately $143. The amount of overcollateralization required to be provided by the Group II Mortgage Loans under the pooling and servicing agreement will not be established at issuance, but over time it is targeted to increase as set forth in this prospectus supplement under "Description of the Certificates--Glossary of Definitions Relating to the
Priority of Distributions on the Group I Certificates and Group II Certificates--Required Overcollateralization Amount."

CLASS I-P CERTIFICATES AND CLASS II-P CERTIFICATES

The Class I-P Certificates and Class II-P Certificates are not offered by this prospectus supplement. The Class I-P Certificates and Class II-P Certificates will each have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class I-P Certificates will be entitled to all prepayment charges received in respect of the Group I Mortgage Loans and the Class II-P Certificates will be entitled to all prepayment charges received in respect of the Group II Mortgage Loans.

RESIDUAL CERTIFICATES

The Class I/II-R Certificates will consist of:

o     Component R-I, representing the residual interest in REMIC I;

o     Component R-II, representing the residual interest in REMIC II;

o     Component R-III, representing the residual interest in REMIC III; and

o     Component R-IV, representing the residual interest in REMIC IV.

The Class A-R Certificates will consist of:

o     Component R-V, representing the residual interest in REMIC V;

o     Component R-VI, representing the residual interest in REMIC VI; and

o     Component R-VII, representing the residual interest in REMIC VII.

BOOK-ENTRY REGISTRATION

The offered certificates (other than the Class A-R Certificates) will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances. See "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

AVAILABLE DISTRIBUTION AMOUNT

On each distribution date, the Securities Administrator will make distributions to the certificateholders from the available distribution amount with respect to the related loan group for such distribution date. The available distribution amount with respect to each loan group on any distribution date will generally include the following amounts, net of servicing fees, fees payable to the Credit Risk Manager (if applicable), premiums payable in connection with certain lender paid primary mortgage insurance policies (if applicable), and certain other expenses of the trust:

o amounts received on the mortgage loans in the related loan group during the related due period in respect of scheduled principal and interest payments (including advances received from the Servicers and/or Master Servicer);

o full and partial prepayments received on the mortgage loans in the related loan group during the related prepayment period (including compensating interest received from the Servicers and/or Master Servicer); and

o any other unscheduled amounts received on the mortgage loans in the related loan group during the related prepayment period, including liquidation proceeds.

INTEREST DISTRIBUTIONS

On each distribution date, interest will be distributed to each class of interest bearing certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance or notional amount for such certificates at the related interest rate provided for on page -iv- of this prospectus supplement, less any interest shortfalls allocated to such certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates, together with interest thereon at the applicable interest rate. Interest on the Group I Certificates, other than the Class I-A-1 Certificates, and on the Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1, Class VII-AR-1, Class VII-AR-2, Class VII-AR-3 and Group III-VII Subordinate Certificates will be calculated based on a 360-day year consisting of twelve 30-day months. Interest on the Class I-A-1, Group II Senior and Group II Mezzanine Certificates will be calculated based on a 360-day year and the actual number of days elapsed during the related interest accrual period.

On each distribution date, interest accrued on each class of interest bearing certificates will be reduced by such class' share of (i) prepayment interest shortfalls on the mortgage loans in the related loan group not covered by compensating interest paid by the Master Servicer or the related Servicer, (ii) interest shortfalls on the mortgage loans in the related loan group as a result of the application of the Servicemembers Civil Relief Act, or similar state laws and (iii) with respect to the Group I Subordinate Certificates, Group II Subordinate Certificates and Group III-VII Certificates, such class' share of certain realized losses on the mortgage loans in the related loan group attributable to interest.

The Group I Senior Certificates and Group II Senior Certificates will be entitled to payments of interest prior to the payment of interest to the related Mezzanine Certificates. Each class of Mezzanine Certificates relating to a loan group with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of related Mezzanine Certificates with a lower payment priority.

The Group III-VII Senior Certificates will be entitled to payments of interest prior to the payment of interest and principal to the Group III-VII Subordinate Certificates. Each class of Group III-VII Subordinate Certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest and principal to any class of Group III-VII Subordinate Certificates with a lower payment priority.

See "Description of the Certificates--Priority of Distributions on the Group I Certificates", "--Priority of Distributions on the Group II Certificates" and "--Priority of Distributions on the Group III-VII Certificates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

On each distribution date, the Securities Administrator will distribute the principal distribution amount for such distribution date to the Group I Certificates and Group II Certificates then entitled to principal in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such class has been reduced to zero.

On each distribution date, the Securities Administrator will make a payment of principal to the Group III-VII Senior Certificates from the related available distribution amount remaining after the payment of interest to the related Group III-VII Senior Certificates. On each distribution date, the Securities Administrator will make a payment of principal to the Group III-VII Subordinate Certificates from the related available distribution amount remaining after the payment of interest and principal to the Group III-VII Senior Certificates and the payment of interest and principal to the Group III-VII Subordinate Certificates with a higher payment priority. Principal payments to those certificates are generally based on the amount of principal received on the mortgage loans in the related loan group in the amounts and in the order of priority described in this prospectus supplement, until the certificate principal balance of each such class has been reduced to zero.

See "Description of the Certificates--Priority of Distributions on the Group I Certificates--Principal Distributions on the Group I Certificates", "--Priority of Distributions on the Group II Certificates--Principal Distributions on the Group II Certificates" and "--Priority of Distributions on the Group III-VII Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

GROUP I CERTIFICATES AND GROUP II CERTIFICATES

The credit enhancement provided for the benefit of the holders of the Group I Certificates and Group II Certificates consists of excess interest, overcollateralization and subordination, each as described in this section and under "Description of the Certificates--Subordination and Allocation of Losses on the Group I Certificates", "--Subordination and Allocation of Losses on the Group II Certificates", "--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates" and "--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates" in this prospectus supplement. In addition, the Class I-A-1 Certificates will have the benefit of a cap agreement provided by Deutsche Bank AG New York Branch ("DBAG" or a "CAP PROVIDER"), the Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates will each have the benefit of a cap agreement provided by Swiss Re Financial Products ("SWISS RE FINANCIAL PRODUCTS" or a "CAP PROVIDER") and the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates will each have the benefit of a cap agreement provided by Barclays Bank PLC ("BARCLAYS" or a "CAP PROVIDER") as described under "The Cap Agreements and the Cap Providers" in this prospectus supplement.

EXCESS INTEREST. The Group I Mortgage Loans and Group II Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the related offered certificates and to pay certain fees and expenses of the trust. Any excess interest from the Group I Mortgage Loans or Group II Mortgage Loans each month will be available to absorb realized losses on the related mortgage loans and to maintain or restore overcollateralization at required levels.

OVERCOLLATERALIZATION. The aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date will exceed the aggregate certificate principal balance of the Group I Senior, Group I Mezzanine and Class I-P Certificates on the Closing Date by approximately $875,813 or approximately 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date. The amount of overcollateralization required to be provided by the Group I Mortgage Loans under the pooling and servicing agreement will be $875,913. The aggregate principal balance of the Group II Mortgage Loans as of the Cut-Off
Date will exceed the aggregate certificate principal balance of the Group II Senior, Group II Mezzanine and Class II-P Certificates by approximately $143. Prior to the distribution date in December 2004, excess interest from the Group II Mortgage Loans will be distributed to the Class II-CE Certificates. On and after the distribution date in December 2004, excess interest from the Group II Mortgage Loans will be used to build overcollateralization as described in this prospectus supplement to an amount required to be provided by the Group II Mortgage Loans under the pooling and servicing agreement.

See "Description of the Certificates--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates" and "--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the Group I Subordinate Certificates and Group II Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the related Senior Certificates.

In   addition,   to   the   extent   described   under   "Description   of   the
Certificates--Subordination and Allocation of Losses on the Group I Certificates" and "--Subordination and Allocation of Losses on the Group II Certificates" in this prospectus supplement,

o the rights of the holders of the Class I-M-2, Class I-M-3 and Class I-CE Certificates will be subordinated to the rights of the holders of the Class I-M-1 Certificates; and the rights of the holders of the Class II-MR-2, Class II-MR-3 and Class II-CE Certificates will be subordinated to the rights of the holders of the Class II-MR-1 Certificates;

o the rights of the holders of the Class I-M-3 Certificates and Class I-CE Certificates will be subordinated to the rights of the holders of the Class I-M-2 Certificates; and the rights of the holders of the Class II-MR-3 Certificates and Class II-CE Certificates will be subordinated to the rights of the holders of the Class II-MR-2 Certificates; and

o the rights of the holders of the Class I-CE Certificates will be subordinated to the rights of the holders of the Class I-M-3 Certificates; and the rights of the holders of the Class II-CE Certificates will be
      subordinated   to  the  rights  of  the  holders  of  the  Class   II-MR-3
      Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the related mortgage loans, as described under "Description of the
Certificates--Subordination and Allocation of Losses on the Group I Certificates" and "--Subordination and Allocation of Losses on the Group II Certificates" in this prospectus supplement.

CAP AGREEMENTS. For each distribution date occurring on or prior to the distribution date in February 2006, the Class I-A-1 Certificates, will have the benefit of a cap agreement (the "CLASS I-A-1 CAP AGREEMENT") which is intended partially to mitigate interest rate risk. The Class I-A-1 Cap Agreement requires the related Cap Provider to make a cap payment in an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

      (2) the lesser of (x) the related scheduled notional amount, which is based on the expected amortization of the Class I-A-1 Certificates and (y) the certificate principal balance of the Class I-A-1 Certificates for such distribution date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

For each distribution date occurring on or prior to the distribution date in June 2009, the Class II-AR-1 Certificates, will have the benefit of a cap agreement (the "CLASS II-AR-1 CAP AGREEMENT") which is intended partially to mitigate interest rate risk. The Class II-AR-1 Cap Agreement requires the related Cap Provider to make a cap payment in an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

      (2) the lesser of (x) the related scheduled notional amount, which is based on the expected amortization of the Class II-AR-1 Certificates and (y) the certificate principal balance of the Class II-AR-1 Certificates on such distribution date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

For each distribution date occurring on or prior to the distribution date in June 2009, the Class II-AR-2 Certificates, will have the benefit of a cap agreement (the "CLASS II-AR-2 CAP AGREEMENT") which is intended partially to mitigate interest rate risk. The Class II-AR-2 Cap Agreement requires the related Cap Provider to make a cap payment in an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

      (2) the lesser of (x) the related scheduled notional amount, which is based on the expected amortization of the Class II-AR-2 Certificates and (y) the certificate principal balance of the Class II-AR-2 Certificates on such distribution date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

For each distribution date occurring on or prior to the distribution date in April 2009, the Class VII-AR-1 Certificates, will have the benefit of a cap agreement (the "CLASS VII-AR-1 CAP AGREEMENT") which is intended partially to mitigate interest rate risk. The Class VII-AR-1 Cap Agreement requires the related Cap Provider to make a cap payment in an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

      (2) the lesser of (x) the related scheduled notional amount, which is based on the expected amortization of the Class VII-AR-1 Certificates and (y) the certificate principal balance of the Class VII-AR-1 Certificates on such distribution date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

For each distribution date occurring on or prior to the distribution date in April 2009, the Class VII-AR-2 Certificates, will have the benefit of a cap agreement (the "CLASS VII-AR-2 CAP AGREEMENT") which is intended partially to mitigate interest rate risk. The Class VII-AR-2 Cap Agreement requires the related Cap Provider to make a cap payment in an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

      (2) the lesser of (x) the related scheduled notional amount, which is based on the expected amortization of the Class VII-AR-2 Certificates and (y) the certificate principal balance of the Class VII-AR-2 Certificates on such distribution date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

For each distribution date occurring on or prior to the distribution date in June 2009, the Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates, will each have the benefit of a cap agreement (the "CLASS II-MR-1 CAP AGREEMENT", "CLASS II-MR-2 CAP AGREEMENT" and "CLASS II-MR-3 CAP AGREEMENT", respectively) which is intended partially to mitigate interest rate risk. The Class II-MR-1 Cap Agreement, Class II-MR-2 Cap Agreement and Class II-MR-3 Cap Agreement require the related Cap Provider to make a cap payment in an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over a specified strike rate for the related distribution date;

      (2) the lesser of (x) the related scheduled notional amount, which is based on the expected amortization of the related Group II Mezzanine Certificates and (y) the certificate principal balance of the related Group II Mezzanine Certificates on such distribution date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.

Cap payments, if any, made by a Cap Provider will be deposited into one of three reserve funds (each, a "RESERVE FUND") and will be available for distribution on the Class I-A-1, Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2, Class II-MR-3, Class VII-AR-1 and Class VII-AR-2 Certificates in respect of any interest shortfall amounts resulting from the application of the applicable net WAC pass-through rate to the limited extent described herein. See "Description of the Certificates" and "The Cap Agreements and the Cap Providers" in this prospectus supplement.

ALLOCATION OF LOSSES. If, on any distribution date, there is not sufficient excess interest or overcollateralization (represented by the Class I-CE Certificates and Class II-CE Certificates) to absorb realized losses on the related mortgage loans, then realized losses on the Group I Mortgage Loans will be allocated to the Class I-M-3, Class I-M-2 and Class I-M-1 Certificates, in that order, and realized losses on the Group II Mortgage Loans will be allocated to the Class II-MR-3, Class II-MR-2 and Class II-MR-1 Certificates, in that order, in reduction of the certificate principal balances of such certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the Group I Mortgage Loans or Group II Mortgage Loans to the related Senior Certificates or related Class P Certificates; however, investors in the Group I Senior Certificates, Group II Senior Certificates, Class I-P Certificates and Class II-P Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the related mortgage loans to pay the related Senior Certificates all interest and principal amounts, and the related Class P Certificates all principal amounts, to which these certificates are then entitled. See "Description of the Certificates--Subordination and Allocation of Losses on the Group I Certificates" and "--Subordination and Allocation of Losses on the Group II Certificates" in this prospectus supplement.

Once realized losses on the mortgage loans in a loan group are allocated to the related Class M Certificates, their certificate principal balances will be reduced by the amount so allocated. However, the amount of any realized losses allocated to the Class M Certificates may be distributed to the holders of those certificates as described under "--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates" and "--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates".

GROUP III-VII CERTIFICATES

SUBORDINATION AND ALLOCATION OF LOSSES. The Group III-VII Senior Certificates will have a payment priority over the Group III-VII Subordinate Certificates. The certificates shown in the second column in the table below will be subordinated in their right to receive interest and principal payments. They will bear all realized losses on the Group III-VII Mortgage Loans before the certificates shown on the same line in the first column bear such losses, with limited exceptions for certain types of losses. The support provided by the certificates shown in the second column is intended to enhance the likelihood that the certificates shown in the first column will receive expected monthly payments of interest and principal.

                                           Initial Credit
                                              Support
Class(es)         Credit Support           Percentage(1)
===========================================================
Group III-VII     Group III-VII
Senior            Subordinate                  4.55%
Certificates      Certificates
-----------------------------------------------------------
M                 B-1, B-2 and Group
                  III-VII Non-Offered          2.10%
                  Subordinate
                  Certificates
-----------------------------------------------------------
B-1               B-2 and Group III-VII
                  Non-Offered                  1.40%
                  Subordinate
                  Certificates
-----------------------------------------------------------
B-2               Group III-VII
                  Non-Offered                  0.90%
                  Subordinate
                  Certificates
-----------------------------------------------------------
B-3               B-4 and B-5                  0.50%
-----------------------------------------------------------
B-4               B-5                          0.20%
-----------------------------------------------------------
B-5               N/A                          0.00%
-----------------------------------------------------------

      (1) In each row, the initial certificate principal balance of the certificates listed under "credit support" as a percentage of the aggregate principal balance of the Group III-VII Mortgage Loans, as of the Cut-Off Date.

The Securities Administrator will distribute prepayments with respect to the Group III-VII Mortgage Loans in a manner that will enhance the likelihood that investors in the Group III-VII Senior Certificates will be paid the full amount of principal to which they are entitled. During the first seven years, the
Securities Administrator will generally distribute all of the principal prepayments from the Group III-VII Mortgage Loans to the Group III-VII Senior Certificates. Then, over the following four years, the distribution of principal prepayments to the Group III-VII Senior Certificates will decrease as the Securities Administrator begins to distribute an increasingly larger portion of principal prepayments to the Group III-VII Subordinate Certificates.

See "Description of the Certificates--Subordination and Allocation of Losses on the Group III-VII Certificates" in this prospectus supplement.

ADVANCES

Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans serviced by it, subject to the limitations described under "Description of the Certificates--Advances" in this prospectus supplement. The Master Servicer will be obligated to make any required delinquency advance if the applicable Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable Servicer or the Master Servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See "Description of the Certificates--Advances" in this prospectus supplement and "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus.

OPTIONAL TERMINATION

The Master Servicer may, at its option and subject to certain conditions, purchase the Group I Mortgage Loans and any property in respect of the Group I Mortgage Loans acquired on behalf of the trust when the aggregate principal balance of all of the Group I Mortgage Loans (and properties acquired in respect of the Group I Mortgage Loans) on any distribution date is less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date. The Master Servicer may, at its option and subject to certain conditions, purchase the Group II Mortgage Loans and any property in respect of the Group II Mortgage Loans acquired on behalf of the trust when the aggregate principal balance of all of the Group II Mortgage Loans (and properties acquired in respect of the Group II Mortgage Loans) on any distribution date is less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-Off Date. The Master Servicer may, at its option and subject to certain conditions, purchase the Group III-VII Mortgage Loans and any property in respect of the Group III-VII Mortgage Loans acquired on behalf of the trust when the aggregate principal balance of all of the Group III-VII Mortgage Loans (and properties acquired in respect of the Group III-VII Mortgage Loans) on any distribution date is less than 10% of the aggregate principal balance of the Group III-VII Mortgage Loans as of the Cut-Off Date. If the Master Servicer exercises any such option, the outstanding certificate principal balance of each class of certificates relating to such loan group or loan groups, as the case may be, will be paid in full, together with accrued interest.

See "Description of the Certificates--Optional Termination of the Group I Certificates", "--Optional Termination of the Group II Certificates" and "-- Optional Termination of the Group III-VII Certificates" in this prospectus supplement.

FEDERAL INCOME TAX TREATMENT

Multiple elections will be made to treat designated portions of the trust (exclusive of any right to receive payments from a reserve fund in connection with any net WAC rate carryover amounts with respect to the Group I, Group II, Class VII-AR-1 and Class VII-AR-2 Certificates) as real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

LEGAL INVESTMENT

At the time of their issuance, the offered certificates (other than the Class I-M-2, Class I-M-3, Class II-MR-2, Class II-MR-3, Class B-1 and Class B-2 Certificates) will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them. See "Legal Investment Aspects" in this prospectus supplement.

ERISA CONSIDERATIONS

In general, the offered certificates (other than the Class A-R Certificates) will be eligible for purchase by retirement plans subject to ERISA. Investors should consult with their legal counsel with respect to the consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the offered certificates.

Any investor in the offered certificates will be deemed to make certain representations. See "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

      The offered certificates may not be suitable investments for you. In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity, and market risks associated with that class.

      The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

      The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the related mortgage loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the related mortgage loans. Mortgage prepayment rates are likely to fluctuate significantly from time to time. You should consider the associated risks, including the following:

PREPAYMENTS ON THE MORTGAGE LOANS MAY AFFECT THE YIELD ON YOUR CERTIFICATES.

o If the mortgage loans in a loan group are prepaid at a rate faster than assumed, this may reduce the yields of the related classes of certificates purchased at a premium over their certificate principal balances. However, with respect to approximately 71.34%, 24.07%, 19.13%, 21.76%, 13.03%,
      10.54% and 3.31% of the Group I Mortgage Loans, Group II-1 Mortgage Loans, Group II-2 Mortgage Loans, Group II Mortgage Loans in the aggregate, Group IV Mortgage Loans, Group V Mortgage Loans and Group III-VII Mortgage Loans in the aggregate, in each case by aggregate principal balance of the related mortgage loans as of the Cut-Off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan.

o The yield to maturity of the Class I-A-IO Certificates will become extremely sensitive to the rate of principal prepayments on the Group I Mortgage Loans if, as of the first day of the month prior to any distribution date occurring in the first 24 distribution dates following the Closing Date, the aggregate principal balance of the Group I Mortgage Loans is reduced below the Class I-A-IO scheduled notional balance for such distribution date. Investors in the Class I-A-IO Certificates should consider fully the risk that an extremely rapid rate of principal prepayments on the Group I Mortgage Loans could result in the failure to recover their initial investments.

o If the mortgage loans in a loan group are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of certificates purchased at a discount to their certificate principal balances.

o Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

o It is not expected that the Class I-A-6 Certificates will receive any distributions of principal until the distribution date in June 2007. Until the distribution date in June 2010, the Class I-A-6 Certificates may receive a portion of principal payments received or advanced on the Group I Mortgage Loans that is smaller than it's pro rata share of principal payments received or advanced on the Group I Mortgage Loans. On and after the distribution date in June 2011, the Class I-A-6 Certificates are entitled to receive an amount greater than it's pro rata share of principal payments received or advanced on the Group I Mortgage Loans.

o The Group III-VII Subordinate Certificates will not be entitled to receive any principal prepayments on the Group III-VII Mortgage Loans until the distribution date in June 2011, unless the certificate principal balances of the Group III-VII Senior Certificates have been reduced to zero prior to that distribution date. On each distribution date which occurs during the next four years, the Group III-VII Subordinate Certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the Group III-VII Mortgage Loans, and the Group III-VII Senior Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage of principal prepayments on such mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are distributed on the Group III-VII Subordinate Certificates, the subordination afforded to the Group III-VII Senior Certificates by the Group III-VII Subordinate Certificates, in the absence of losses allocated to the Group III-VII Subordinate Certificates, will be increased. This effect is intended to preserve the subordination provided by the Group III-VII Subordinate Certificates to the Group III-VII Senior Certificates.

o If the actual characteristics and behavior of the mortgage loans in a loan group differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related classes of certificates.

o The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans. There is no guarantee as to the actual rate of prepayment on the mortgage loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See "Prepayment and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

FLUCTUATIONS IN THE PASS-THROUGH RATE OF THE CLASS I-A-1, CLASS II-AR-1, CLASS II-AR-2, CLASS II-MR-1, CLASS II-MR-2, CLASS II-MR-3, CLASS VII-AR-1 AND CLASS VII-AR-2 CERTIFICATES WILL AFFECT THE YIELD ON THESE CERTIFICATES.

      The Class I-A-1, Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2, Class II-MR-3, Class VII-AR-1 and Class VII-AR-2 Certificates will accrue interest at an adjustable rate determined separately for each distribution date according to One-Month LIBOR in the manner described under "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement. The interest rate on these certificates will vary in direct correlation with One-Month LIBOR. Therefore, the yield to investors on the Class I-A-1, Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2, Class II-MR-3, Class VII-AR-1 and Class VII-AR-2 Certificates will be sensitive to fluctuations in One-Month LIBOR.

THE PASS-THROUGH RATES ON THE GROUP I SENIOR CERTIFICATES (OTHER THAN THE CLASS I-A-IO CERTIFICATES), GROUP II SENIOR CERTIFICATES, MEZZANINE CERTIFICATES, CLASS VII-AR-1 CERTIFICATES AND CLASS VII-AR-2 CERTIFICATES ARE SUBJECT TO A WEIGHTED AVERAGE NET RATE CAP.

o The pass-through rates on the Group I Senior Certificates, other than the Class I-A-IO Certificates, and the Group I Mezzanine Certificates are subject to a cap equal to the weighted average of the net mortgage rates of the Group I Mortgage Loans, adjusted to account for the interest payable at the pass-through rate on the Class I-A-IO Certificates. Therefore, the prepayment of the Group I Mortgage Loans with higher mortgage rates may result in a lower pass-through rate on the Group I Senior Certificates, other than the Class I-A-IO Certificates, and the Group I Mezzanine Certificates.

o The pass-through rate on the Class II-AR-1 Certificates is subject to a cap equal to the weighted average of the net mortgage rates of the Group II-1 Mortgage Loans. The pass-through rate on the Class II-AR-2 Certificates is subject to a cap equal to the weighted average of the net mortgage rates of the Group II-2 Mortgage Loans. The pass-through rates on the Group II Mezzanine Certificates are subject to a cap equal to the weighted average (weighted on the basis of the results of subtracting the certificate principal balance of the Class II-AR-1 Certificates from the aggregate principal balance of the Group II-1 Mortgage Loans and the certificate principal balance of the Class II-AR-2 Certificates from the aggregate principal balance of the Group II-2 Mortgage Loans) of the net mortgage rates of the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans. Therefore, the prepayment of mortgage loans relating to a loan group with higher mortgage rates may result in a lower pass-through rate on the related certificates.

o The pass-through rate on the Class VII-AR-1 Certificates is subject to a cap equal to the weighted average of the net mortgage rates of the Group VII-1 Mortgage Loans. The pass-through rate on the Class VII-AR-2 Certificates is subject to a cap equal to the weighted average of the net mortgage rates of the Group VII-2 Mortgage Loans. Therefore, the prepayment of mortgage loans in either loan group with higher mortgage rates may result in a lower pass-through rate on the certificates related to that loan group. In addition, since the pass-through rate on the Class VII-AR-3 Certificates is based on the excess of the weighted average of the net mortgage rates of the Group VII Mortgage Loans over the weighted average of the pass-through rates on the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates, if the pass-through rates on those certificates is limited to the cap, the Class VII-AR-3 Certificates will not be entitled to any distributions in respect of interest.

o The cap on the Group I Senior Certificates, other than the Class I-A-IO Certificates, and the Group I Mezzanine Certificates will be affected by the amount of interest payable on the Class I-A-IO Certificates. As the aggregate principal balance of the Group I Mortgage Loans is reduced by payments of principal, including prepayments and the proceeds of liquidations of defaulted Group I Mortgage Loans, the portion of the total amount of interest generated by the Group I Mortgage Loans that is used to pay interest on the Class I-A-IO Certificates may increase. A rapid rate of prepayments on the Group I Mortgage Loans before the end of the first 24 distribution dates would lower the cap applicable to the Group I Senior Certificates, other than the Class I-A-IO Certificates, and the Group I Mezzanine Certificates, increasing the likelihood that the cap will limit the pass-through rates on one or more classes of the Group I Senior Certificates, other than the Class I-A-IO Certificates, and the Group I Mezzanine Certificates.

o To the extent that interest paid to a class of Group I Certificates or Group II Certificates is calculated based on a rate equal to the weighted average of the net mortgage rates of the mortgage loans in the related loan group (adjusted with respect to the Group I Mortgage Loans to account for the interest payable at the pass-through rate on the Class I-A-IO Certificates), the difference between that rate and the pass-through rate that would otherwise have been applicable to the calculation of interest payable to such class absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls may remain unpaid on the related optional termination date or, if the optional termination is not exercised, on the final payment date.

o To the extent that interest paid to the Class VII-AR-1 Certificates or Class VII-AR-2 Certificates is calculated based on a rate equal to the weighted average of the net mortgage rates of the mortgage loans in the related loan group, the difference between that rate and the pass-through rate that would otherwise have been applicable to the calculation of interest payable to such class absent such cap will create a shortfall. These shortfalls may remain unpaid on the related optional termination date or, if the optional termination is not exercised, on the final payment date.

o In addition, when the pass-through rates applicable to the Group I Certificates or Group II Certificates are limited to the weighted average net mortgage rate of the mortgage loans in the related loan group, there may be little or no excess cash flow on the related mortgage loans to cover losses and to create additional overcollateralization. No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the limitation of the pass-through rate will be sufficient for that purpose.

LOSSES AND DELINQUENT PAYMENTS ON THE MORTGAGE LOANS MAY AFFECT THE RETURN ON THE RELATED CLASSES OF OFFERED SUBORDINATE CERTIFICATES.

o     If,  as a result  of  losses  on the  Group I  Mortgage  Loans or Group II
      Mortgage  Loans,  the  certificate  principal  balance  of the Class  I-CE
      Certificates or Class II-CE Certificates (which is equal to the overcollateralization amount with respect to the related loan group) is reduced to zero, the yield on each class of related Class M Certificates will be extremely sensitive to losses on the related mortgage loans since losses on the Group I Mortgage Loans will then be allocated to the Class I-M-3, Class I-M-2 and Class I-M-1 Certificates in that order, and losses on the Group II Mortgage Loans will be allocated to the Class II-MR-3, Class II-MR-2 and Class II-MR-1 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

o     If,  as a result  of  losses on the  Group  III-VII  Mortgage  Loans,  the certificate principal balances of the Group III-VII Non-Offered Subordinate Certificates are reduced to zero, the yield on each class of Group III-VII Subordinate Certificates offered under this prospectus supplement will be extremely sensitive to losses on the Group III-VII Mortgage Loans since such losses will then be allocated to the Class B-2, Class B-1 and Class M Certificates, in that order, until their respective certificate principal balances are reduced to zero. If, as a result of losses on the Group III-VII Mortgage Loans, the certificate principal balances of the Group III-VII Subordinate Certificates are reduced to zero, the yield on each class of Group III-VII Senior Certificates that is still outstanding will be extremely sensitive to losses on the mortgage loans in the related loan group since such losses will then be allocated to the related Group III-VII Senior Certificates on a pro rata basis.

o Delinquencies on mortgage loans in a loan group that are not covered by amounts advanced by the related Servicer or the Master Servicer, as applicable, because the related Servicer or the Master Servicer believes the amounts, if advanced, would not be recoverable, will adversely affect the yield first on the related Non-Offered Subordinate Certificates, the related Offered Subordinate Certificates each in reverse order of priority and, with respect to the Group III-VII Mortgage Loans, the related class of Group III-VII Senior Certificates, because any resulting shortfalls will be borne first by the related Non-Offered Subordinate Certificates, second by the related Offered Subordinate Certificates each in reverse order of their seniority, and third, with respect to the Group III-VII Mortgage Loans, the related class of Group III-VII Senior Certificates. Realized losses will be allocated to a class of certificates by reducing or "writing down" the certificate principal balance thereof by the amount of losses allocated to that class. Such written down amounts will not accrue interest, and except as otherwise provided in this prospectus supplement under "Description of the Certificates--Subordination and Allocation of Losses on the Group I Certificates", "--Subordination and Allocation of Losses on the Group II Certificates" and "--Subordination and Allocation of Losses on the Group III-VII Certificates", such amounts will not be reinstated. However, with respect to the Group I Mezzanine Certificates and Group II Mezzanine Certificates, the amount of any realized losses allocated to those certificates may be distributed to the holders of those certificates as described in this prospectus supplement.

o The yield on the Subordinate Certificates of each loan group, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans in the related loan group. Losses on the mortgage loans in a loan group resulting in a reduction in the certificate principal balance of the related Subordinate Certificates will mean that less interest will accrue on such certificates than would otherwise be the case. The earlier a loss and resulting reduction in certificate principal balance occurs, the greater the effect on an investor's yields. The yield on the Group III-VII Subordinate Certificates will also be affected by the disproportionate allocations of principal prepayments and liquidation proceeds to the Group III-VII Senior Certificates and the allocation of shortfalls in available funds to such classes.

o Unless the aggregate certificate principal balance of the Group I Senior Certificates has been reduced to zero, the Group I Mezzanine Certificates will not be entitled to any principal distributions until at least June 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the Group I Mortgage Loans exceed the levels set forth under "Description of the Certificates--Principal Distributions on the Group I Certificates" in this prospectus supplement. As a result, the weighted average lives of the Group I Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among the Group I Senior Certificates and Group I Mezzanine Certificates at the same time. As a result of the longer weighted average lives of the Group I Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under "Description of the Certificates--Principal Distributions on the Group I Certificates" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the Group I Mortgage Loans.

o Unless the aggregate certificate principal balance of the Group II Senior Certificates has been reduced to zero, the Group II Mezzanine Certificates will not be entitled to any principal distributions until at least June 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies on the Group II Mortgage Loans exceed the levels set forth under "Description of the Certificates--Principal Distributions on the Group II Certificates" in this prospectus supplement. As a result, the weighted average lives of the Group II Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among the Group II Senior Certificates and Group II Mezzanine Certificates at the same time. As a result of the longer weighted average lives of the Group II Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under "Description of the Certificates--Principal Distributions on the Group II Certificates" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the Group II Mortgage Loans.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR CERTIFICATES.

      The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop for any class of certificates, or, if it develops, that it will continue. Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield. The market values of the certificates are likely to fluctuate. These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. However, any class of certificates may experience illiquidity.

THE DIFFERENCE BETWEEN THE PASS-THROUGH RATES ON THE GROUP II SENIOR, GROUP II MEZZANINE, CLASS VII-AR-1 AND CLASS VII-AR-2 CERTIFICATES AND THE MORTGAGE RATES ON THE RELATED MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ON SUCH CERTIFICATES.

      The yield to maturity on the Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates may be affected by the resetting of the mortgage rates on the Group II Mortgage Loans, Group VII-1 Mortgage Loans or Group VII-2 Mortgage Loans, as applicable, on their related adjustment dates. In addition, because the mortgage rate for approximately 97.72% and approximately 2.28% of the Group II Mortgage Loans adjusts based on Six-Month LIBOR (as defined herein) and One-Year CMT (as defined herein), respectively, approximately 97.28% and approximately 2.72% of the Group VII-1 Mortgage Loans adjusts based on One-Year LIBOR (as defined herein) and COFI (as defined herein), respectively, and approximately 98.98% and approximately 1.02% of the Group VII-2 Mortgage Loans adjusts based on One-Year LIBOR and COFI, respectively, plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the related mortgage loans after their adjustments. Finally, the mortgage rates on the Group II Mortgage Loans are based on Six-Month LIBOR or One-Year CMT while the pass-through rates on the Group II Senior Certificates and the Group II Mezzanine Certificates are based on One-Month LIBOR and the mortgage rates on the Group VII-I Mortgage Loans and VII-2 Mortgage Loans are based on One-Year LIBOR or COFI while the pass-through rates on the Class II-AR-1 and Class II-AR-2 Certificates are based on One-Month LIBOR. Consequently, the application to such certificates of the rate cap, which is equal to the weighted average mortgage rate on the mortgage loans in the related loan group, net of certain fees of the trust, could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if the mortgage loans in a loan group with relatively high mortgage rates prepay at a faster rate than mortgage loans with relatively low mortgage rates.

THE CONCENTRATION OF MORTGAGE LOANS WITH CERTAIN CHARACTERISTICS MAY CHANGE OVER TIME, WHICH MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS ON YOUR CERTIFICATES.

      The concentration of the mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases and substitutions due to breaches of representations and warranties. Because principal payments on the mortgage loans of a loan group are payable to the related Subordinate Certificates only after payments are made to the related Senior Certificates, the Subordinate Certificates are more likely to be exposed to any risks associated with changes in the concentrations of the mortgage loans or property characteristics.

PAYMENTS FROM THE GROUP I MORTGAGE LOANS ARE THE PRIMARY SOURCE OF PAYMENTS ON THE GROUP I CERTIFICATES. PAYMENTS FROM THE GROUP II MORTGAGE LOANS ARE THE PRIMARY SOURCE OF PAYMENTS ON THE GROUP II CERTIFICATES. PAYMENTS FROM THE GROUP III-VII MORTGAGE LOANS ARE THE SOLE SOURCE OF PAYMENTS ON THE GROUP III-VII CERTIFICATES.

o The certificates do not represent an interest in or obligation of the Mortgage Loan Seller, the Depositor, the Master Servicer, the Securities Administrator, the Custodian, the Servicers, the Trustee, the underwriter or any of their affiliates. However, the Depositor does have limited obligations with respect to certain breaches of its representations and warranties. No governmental agency or instrumentality, the Depositor, the Mortgage Loan Seller, the Master Servicer, the Securities Administrator, the Servicers, the Trustee, the underwriter nor any of their affiliates will guarantee or insure either the certificates or the mortgage loans. Consequently, if payments on the mortgage loans in a loan group are insufficient or otherwise unavailable to make all payments required on the related certificates, you will have no recourse to the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Trustee, the underwriter or any of their affiliates.

o Except in limited circumstances described in this prospectus supplement, the Group I Certificates will be entitled to payments only from amounts received or advanced in respect of the Group I Mortgage Loans and the
      Group II  Certificates  will be  entitled to  payments  only from  amounts received or advanced in respect of the Group II Mortgage Loans. In addition, except in limited circumstances described in this prospectus supplement, the Class II-AR-1 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group II-1 Mortgage Loans, and the Class II-AR-2 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group II-2 Mortgage Loans. Furthermore, except in limited circumstances described in this prospectus supplement, the Class VII-AR-1 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group VII-1 Mortgage Loans and the Class VII-AR-2 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group VII-2 Mortgage Loans. The Group III-VII Certificates will be entitled to payments only from amounts received or advanced in respect of the Group III-VII Mortgage Loans.

THE RETURN ON YOUR CERTIFICATES MAY BE PARTICULARLY SENSITIVE TO CHANGES IN THE REAL ESTATE MARKETS IN CERTAIN GEOGRAPHICAL AREAS.

      As of the Cut-Off Date, mortgaged properties located in the State of New York, the State of Florida, the State of California, the State of New Jersey and the State of Illinois secure approximately 13.64%, 13.33%, 9.85%, 7.88% and 7.27%, respectively, of the Group I Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Arizona, the State of Florida, the State of Washington and the State of Colorado secure approximately 38.94%, 8.21%, 5.95%, 5.42% and 5.14%, respectively, of the Group II-1 Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of New York and the State of Florida secure approximately 60.41%, 5.60% and 5.31%, respectively, of the Group II-2 Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Arizona and the State of Florida secure approximately 48.99%, 5.78% and 5.65%, respectively, of the Group II Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Illinois and the State of Florida secure approximately 54.41%, 7.51% and 6.29%, respectively, of the Group III Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California secure approximately 63.01% of the Group IV Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California secure approximately 64.45% of the Group V Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Virginia, the State of Texas, the State of Georgia and the State of Maryland secure approximately 24.13%, 16.35%, 13.44%, 11.10% and 7.69%, respectively, of the Group VI Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Virginia, the State of Maryland, the State of Texas and the State of Arizona secure approximately 25.48%, 10.66%, 9.12%, 8.80% and 7.35%, respectively, of the Group VII-1 Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Maryland, the State of Virginia and the State of Illinois secure approximately 31.32%, 12.46%, 10.48% and 10.13%, respectively, of the Group VII-2 Mortgage Loans. As of the Cut-Off Date, mortgaged properties located in the State of California, the State of Virginia, the State of Illinois and the State of Maryland secure approximately 45.44%, 6.49%, 5.96% and 5.93%, respectively, of the Group III-VII Mortgage Loans. If the residential real estate markets in these states should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those mortgage loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

INCREASED RISK OF LOSS ON THE MORTGAGE LOANS AS A RESULT OF INTEREST-ONLY LOANS.

      Approximately 13.17% of the Group I Mortgage Loans by aggregate principal balance as of the Cut-Off Date are interest-only loans which require the borrowers to make monthly payments of only accrued interest for the first 10 years following origination. Approximately 88.25%, 92.21%, 90.11%, 72.10%, 95.96%, 93.68%, 52.59%, 70.50%, 37.63% and 67.15% of the Group
      II-1 Mortgage Loans, Group II-2 Mortgage Loans, Group II Mortgage Loans in the aggregate, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans, Group VII-1 Mortgage Loans, Group VII-2 Mortgage Loans and Group III-VII Mortgage Loans in the aggregate, respectively, in each case by aggregate principal balance as of the
      Cut-Off Date, are interest-only loans which require the borrower to make monthly payments of only accrued interest for the first 3, 5, 7 or 10 years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the borrower's monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such mortgage loans for the first 3, 5, 7 or 10 years following origination, the related certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on your investment.

FACTORS THAT REDUCE COLLECTIONS COULD CAUSE EARLY REPAYMENT, DELAYED PAYMENT OR REDUCED PAYMENT ON THE CERTIFICATES.

      A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, certificateholders will bear all risk of loss resulting from default by mortgagors. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted mortgage loans.

THE BANKRUPTCY OR INSOLVENCY OF A SERVICER OR THE MASTER SERVICER COULD FURTHER DELAY OR REDUCE PAYMENTS TO YOU.

o If a Servicer or the Master Servicer becomes the subject of bankruptcy or similar proceedings, the Trustee's claim to collections in such Servicer's or the Master Servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

o Additionally, if a Servicer defaults on its obligations under the related servicing agreement or the Master Servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer. In this event, the ability of that Servicer or the Master Servicer to service the Mortgage Loans or to oversee the Servicers, as applicable, could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

ATTEMPTED RECHARACTERIZATION OF THE TRANSFER FROM THE MORTGAGE LOAN SELLER TO THE DEPOSITOR AND FROM THE DEPOSITOR TO THE TRUST COULD DELAY OR REDUCE PAYMENTS TO YOU.

      We expect that the transfer of the mortgage loans from the Mortgage Loan Seller to the Depositor, and from the Depositor to the trust will each be characterized as a sale. Each of the Mortgage Loan Seller and the Depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of the Mortgage Loan Seller may take the position that the transfer of the mortgage loans to the Depositor should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the Depositor would be required to go through court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of the Depositor may take the position that the transfer of the mortgage loans to the trust should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the Trustee would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If either or both of these events occur, payments on your certificates could be delayed or reduced.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE OR LOCAL LAWS.

      The Servicemembers Civil Relief Act, (the "RELIEF ACT") and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the Master Servicer nor the related Servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

THE CLASS A-R CERTIFICATES HAVE TAX IMPLICATIONS THAT ARE DIFFERENT FROM THE OTHER CERTIFICATES.

o The Class A-R certificateholders will be required to report on their federal income tax returns as ordinary income their pro rata share of taxable income of the related REMIC regardless of the amount or timing of their receipt of cash payments. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus and "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificate" in this prospectus supplement. Accordingly, the Class A-R certificateholders may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that period which results in a negative after-tax return. The requirement that the Class A-R certificateholders report their pro rata share of the taxable income and net loss of the related REMIC will continue until the certificate principal balances of all classes of certificates have been reduced to zero, even though the Class A-R certificateholders have received full payment of their stated interest and principal. It is expected that all or a substantial portion of each such REMICs' taxable income will be treated as "excess inclusion" income to the Class A-R Certificateholder which "excess inclusion" income:

      o     will not be subject to offset by losses from other activities;

      o for a tax-exempt holder, will be treated as unrelated business taxable income; and

      o for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

o Individual Class A-R certificateholders may be limited in their ability to deduct servicing fees and other non-interest expenses of the related REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class A-R Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Material Federal Income Tax Considerations-- REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus and "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" in this prospectus supplement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The pool of mortgage loans (the "MORTGAGE POOL") will consist of approximately 3,970 conventional one-to four-family fixed-rate and adjustable-rate mortgage loans (the "MORTGAGE LOANS") that have an aggregate outstanding principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $1,096,450,559. The description in this section of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references in this section to principal balance refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. References in this section to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the related Mortgage Loans, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise. In such event, other mortgage loans may be included in the Mortgage Pool. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "--Additional Information" in this prospectus supplement.

      The Mortgage Loans will be separated into seven loan groups, and are designated as the "GROUP I MORTGAGE LOANS", "GROUP II MORTGAGE LOANS", "GROUP III MORTGAGE LOANS", "GROUP IV MORTGAGE LOANS", "GROUP V MORTGAGE LOANS", "GROUP VI MORTGAGE LOANS" and "GROUP VII MORTGAGE LOANS". The Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans are also referred to herein in the aggregate as the "GROUP III-VII MORTGAGE LOANS". The Group II Mortgage Loans will be further divided into two sub-groups, the "GROUP II-1 MORTGAGE LOANS" and "GROUP II-2 MORTGAGE LOANS". The Group VII Mortgage Loans will be further divided into two sub-groups, the "GROUP VII-I MORTGAGE LOANS" and the "GROUP VII-2 MORTGAGE LOANS". The Group I Mortgage Loans consist of 1,386 fixed-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $250,017,913, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group II Mortgage Loans consist of 1,419 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $386,476,243, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group II-1 Mortgage Loans consist of 1,054 adjustable-rate mortgage loans with conforming balances, having an aggregate principal balance as of the Cut-Off Date of approximately $205,648,040, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group II-2 Mortgage Loans consist of 365 adjustable-rate mortgage loans with non-conforming balances, having an aggregate principal balance as of the Cut-Off Date of approximately $180,828,203, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group III-VII Mortgage Loans consist of 1,165 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $459,956,403, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group III Mortgage Loans consist of 224 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $120,820,955, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group IV Mortgage Loans consist of 191 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $63,605,701, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group V Mortgage Loans consist of 203 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $65,918,774, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group VI Mortgage Loans consist of 78 adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $30,168,437, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group VII-I Mortgage Loans consist of 205 adjustable-rate mortgage loans with conforming balances having an aggregate principal balance as of the Cut-Off Date of approximately $47,351,406, after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group VII-2 Mortgage Loans consist of 264 adjustable-rate mortgage loans with non-conforming balances having an aggregate principal balance as of the

Cut-Off Date of $132,091,130 after application of scheduled payments due on or before the Cut-Off Date whether or not received.

      The Mortgage Loans have original terms to maturity of not greater than 30 years. The Mortgage Loans, other than the balloon Mortgage Loans and the Interest Only Loans (as defined below), provide for initial monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately 1.56% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, are balloon loans which require the related borrowers to make balloon payments on the maturity date of their Mortgage Loans which are larger than the monthly payments made by such borrowers on prior due dates in order to fully amortize the related Mortgage Loans by the maturity of such Mortgage Loans. Approximately 13.17%, 88.25%, 92.21%, 90.11%, 72.10%,
95.96%,  93.68%,  52.59%,  70.50%,  37.63%,  and  67.15% of the Group I Mortgage
Loans, Group II-1 Mortgage Loans, Group II-2 Mortgage Loans, Group II Mortgage Loans in the aggregate, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans, Group VII-1 Mortgage Loans, Group VII-2 Mortgage Loans and Group III-VII Mortgage Loans in the aggregate, in each case, by aggregate principal balance as of the Cut-Off Date, are interest only loans ("INTEREST ONLY LOANS") which require the related borrowers to make monthly payments of only accrued interest for the first 10 years following origination with respect to the Group I Mortgage Loans and for the first 3, 5, 7 or 10 years following origination with respect to the Group II Mortgage Loans and Group III-VII Mortgage Loans following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

      The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a "MORTGAGED PROPERTY"). The Mortgaged Properties may include detached homes, townhouses, individual condominium units, modular homes, cooperatives, and individual units in planned unit developments, so long as the property subject to the lien of the related mortgage consists of no more than four units, and has the additional characteristics described below and in the prospectus.

      The mortgage rate (the "MORTGAGE RATE") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. All of the Group I Mortgage Loans are fixed-rate mortgage loans and all of the Group II Mortgage Loans and Group III-VII Mortgage Loans are adjustable-rate mortgage loans. The adjustable-rate mortgage loans are referred to in this prospectus supplement as "ARM LOANS". Approximately 97.72%, 96.76%, 98.81%, 100%, 100%, 5.20% and 28.50% of the Group II Mortgage Loans, Group II-1 Mortgage Loans, Group II-2 Mortgage Loans, Group IV Mortgage Loans, Group V
Mortgage Loans, Group VI Mortgage Loans and the Group III-VII Mortgage Loans, respectively, provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). Approximately 97.86%, 94.80%, 97.28%, 98.98 and 70.37% of the Group III Mortgage Loans, Group VI Mortgage Loans, Group VII-1 Mortgage Loans, Group VII-2 Mortgage Loans and Group III-VII Mortgage Loans, respectively, provide for annual adjustment to the Mortgage Rates applicable thereto based on One-Year LIBOR (as described below). Approximately 2.28%, 3.24%, 1.19%, 2.14% and 0.56% of the Group II Mortgage Loans, Group II-I Mortgage Loans, Group II-2 Mortgage Loans, Group III Mortgage Loans and Group III-VII Mortgage Loans, respectively, provide for annual adjustment to the Mortgage Rates applicable thereto based on One-Year CMT (as described below). Approximately 2.72%, 1.02% and 0.57% of the Group VII-1 Mortgage Loans, Group VII-2 Mortgage Loans and Group III-VII Mortgage Loans, respectively, provide for annual adjustment to the Mortgage Rates applicable thereto based on the 11th District Cost of Funds Index (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of 2, 3, 5, 7 or 10 years from the date of origination thereof (each, a "DELAYED FIRST

ADJUSTMENT MORTGAGE LOAN"). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE"). On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR, One-Year LIBOR, One-Year CMT or the 11th District Cost of Funds Index, as applicable, and a fixed percentage amount (the "GROSS MARGIN") for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, will not increase or decrease by more than the initial periodic rate cap (the "INITIAL PERIODIC RATE CAP") specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the "SUBSEQUENT PERIODIC RATE CAP") specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the "MAXIMUM MORTGAGE RATE") over the life of the ARM Loan or be less than a specified minimum mortgage rate (the "MINIMUM MORTGAGE RATE") over the life of the ARM Loan. The weighted average Initial Periodic Rate Cap and Subsequent Periodic Rate Cap is approximately 5.129% per annum and 1.861% per annum for the Group II Mortgage Loans, approximately 5.120% per annum and approximately 1.907% per annum for the Group II-1 Mortgage Loans, approximately 5.140% per annum and approximately 1.809% per annum for the Group II-2 Mortgage Loans, approximately 2.014% per annum and approximately 2.000% per annum for the Group III Mortgage Loans, 5.000% per annum and 1.000% per annum for the Group IV Mortgage Loans, approximately 5.000% per annum and approximately 1.000% per annum for the Group V Mortgage Loans, approximately 4.774% per annum and 1.948% per annum for the Group VI Mortgage Loans, approximately 4.604% per annum and approximately 2.000% per annum for the Group VII-1 Mortgage Loans, approximately 4.769% per annum and approximately 2.000% per annum for the Group VII-2 Mortgage Loans and approximately 4.094% per annum and approximately 1.715% per annum for the Group III-VII Mortgage Loans. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the periodic rate caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this prospectus supplement, and the related Gross
Margin. See "--The Index" in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

MORTGAGE LOAN CHARACTERISTICS

      The weighted average FICO Score for the Group I Mortgage Loans, Group II-1 Mortgage Loans, Group II-2 Mortgage Loans, Group II Mortgage Loans in the aggregate, Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans, Group VII-1 Mortgage Loans, Group VII-2 Mortgage Loans and Group III-VII Mortgage Loans in the aggregate that were scored is approximately 683, 711, 702, 707, 726, 711, 716, 742, 738, 732 and 726
respectively. "FICO SCORES" are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a borrower's creditworthiness as of the time the score is obtained. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, meaning that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

      All of the Mortgage Loans, other than the Interest Only Loans, will have principal and interest payable on the first day of each month, which day is called the due date. None of the Mortgage Loans will have an original scheduled maturity date later than 30 years. At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the table below.

---------------------------------------------------------------------------------------------------------------------
             Approximate Loan-to-Value Ratio                                 Percentage of Group I
                                                                                 Mortgage Loans
                                                                              by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              44.07%
Greater than 80%, but less than or equal to 95%                                        52.67%
Greater than 95%                                                                        3.26%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                            Percentage of Group II-1
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              86.50%
Greater than 80%, but less than or equal to 95%                                        13.50%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                            Percentage of Group II-2
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              90.64%
Greater than 80%, but less than or equal to 95%                                         9.36%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                             Percentage of Group II
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              88.44%
Greater than 80%, but less than or equal to 95%                                        11.56%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                            Percentage of Group III
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              97.39%
Greater than 80%, but less than or equal to 95%                                         2.61%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                             Percentage of Group IV
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              99.04%
Greater than 80%, but less than or equal to 95%                                         0.96%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                             Percentage of Group V
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                             100.00%
Greater than 80%, but less than or equal to 95%                                         0.00%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                             Percentage of Group VI
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                             100.00%
Greater than 80%, but less than or equal to 95%                                         0.00%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           Percentage of Group VII-1
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              97.63%
Greater than 80%, but less than or equal to 95%                                         2.37%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           Percentage of Group VII-2
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              99.43%
Greater than 80%, but less than or equal to 95%                                         0.57%
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                          Percentage of Group III-VII
                                                                                 Mortgage Loans
             Approximate Loan-to-Value Ratio                                  by Principal Balance
---------------------------------------------------------------------------------------------------------------------
Less than or equal to 80%                                                              98.78%
Greater than 80%, but less than or equal to 95%                                         1.22
Greater than 95%                                                                        0.00%
---------------------------------------------------------------------------------------------------------------------

      The loan to value ratios were based upon (i) with respect to purchase money mortgage loans, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the related Mortgaged Property and
(ii) with respect to non-purchase money Mortgage Loans, the appraisal of the related Mortgaged Property. All of the Mortgage Loans having loan-to-value ratios greater than approximately 80% at origination are covered by borrower paid or lender paid primary mortgage insurance policies. Approximately 3.73%, 0.88%, 1.65%, 1.24% and 1.58% of the Group I Mortgage Loans, Group II-1 Mortgage Loans, Group II-2 Mortgage Loans, Group II Mortgage Loans and Group III Mortgage Loans, respectively, are covered by lender paid primary mortgage insurance policies. None of the Group IV Mortgage Loans, Group V Mortgage Loans,

Group VI Mortgage Loans or Group VII Mortgage Loans are covered by lender paid primary mortgage insurance policies.

      The scheduled principal balance of a Mortgage Loan as of any distribution date is the principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such distribution date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on the due date and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related mortgagor.

      Approximately 71.34%, 24.07%, 19.13%, 21.76%, 13.03%, 10.54%, and 3.31% of
the Group I Mortgage Loans, Group II-1 Mortgage Loans, Group II-2 Mortgage Loans, Group II Mortgage Loans in the aggregate, Group IV Mortgage Loans, Group V Mortgage Loans and Group III-VII Mortgage Loans in the aggregate, respectively, provide for payment by the mortgagor of a prepayment charge (a "PREPAYMENT CHARGE") in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within five years from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but, in most cases, is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class I-P Certificates will be entitled to all Prepayment Charges received on the Group I Mortgage Loans and the holders of the Class II-P Certificates will be entitled to all Prepayment Charges received on the Group II Mortgage Loans. Under the limited instances permitted in the servicing agreements, each Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans serviced by such Servicer. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges and decisions by the Servicers with respect to the waiver of the Prepayment Charges may have on the prepayment performance of the related Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges and decisions by the servicers with respect to the waiver of the Prepayment Charges may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of the Mortgage Loans--Prepayment Charges" in the prospectus.

      As of the Cut-Off Date, the Group I Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

         PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AT ORIGINATION

                                                                            AGGREGATE          % OF GROUP I AGGREGATE
                                                   NUMBER OF            PRINCIPAL BALANCE         PRINCIPAL BALANCE
           PRINCIPAL BALANCE                        GROUP I              OUTSTANDING AT            OUTSTANDING AT
           AT ORIGINATION ($)                   MORTGAGE LOANS             ORIGINATION               ORIGINATION
--------------------------------------          --------------          -----------------      ----------------------
         1   -     50,000.00..........                   58              $     2,487,675                0.99%
 50,000.01   -    100,000.00..........                  298                   22,926,379                9.14
100,000.01   -    150,000.00..........                  336                   42,121,580               16.79
150,000.01   -    200,000.00..........                  264                   45,976,735               18.33
200,000.01   -    250,000.00..........                  129                   29,107,429               11.60
250,000.01   -    300,000.00..........                  116                   31,881,962               12.71
300,000.01   -    350,000.00..........                   62                   20,025,785                7.98
350,000.01   -    400,000.00..........                   46                   17,371,375                6.92
400,000.01   -    450,000.00..........                   35                   14,876,150                5.93
450,000.01   -    500,000.00..........                   14                    6,625,400                2.64
500,000.01   -    550,000.00..........                    5                    2,582,000                1.03
550,000.01   -    600,000.00..........                   10                    5,771,000                2.30
600,000.01   -    650,000.00..........                   10                    6,370,880                2.54
800,000.01   -    850,000.00..........                    1                      805,000                0.32
900,000.01   -    950,000.00..........                    1                      937,500                0.37
950,000.01   -  1,000,000.00..........                    1                      999,000                0.40
                                                      -----              ---------------              ------
Total...................................              1,386              $   250,865,850              100.00%
                                                      =====              ===============              ======

     PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                               % OF GROUP I AGGREGATE
                                                  NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
      PRINCIPAL BALANCE AS OF THE                  GROUP I           BALANCE OUTSTANDING AS    OUTSTANDING AS OF THE
            CUT-OFF DATE ($)                    MORTGAGE LOANS        OF THE CUT-OFF DATE           CUT-OFF DATE
--------------------------------------          --------------       ----------------------    ----------------------
         1   -     50,000.00..........                   59             $     2,529,069                 1.01%
 50,000.01   -    100,000.00..........                  299                  22,975,330                 9.19
100,000.01   -    150,000.00..........                  337                  42,215,583                16.89
150,000.01   -    200,000.00..........                  261                  45,387,361                18.15
200,000.01   -    250,000.00..........                  131                  29,505,013                11.80
250,000.01   -    300,000.00..........                  114                  31,298,268                12.52
300,000.01   -    350,000.00..........                   65                  21,008,953                 8.40
350,000.01   -    400,000.00..........                   45                  17,055,994                 6.82
400,000.01   -    450,000.00..........                   33                  14,036,247                 5.61
450,000.01   -    500,000.00..........                   14                   6,600,161                 2.64
500,000.01   -    550,000.00..........                    5                   2,566,891                 1.03
550,000.01   -    600,000.00..........                   10                   5,755,628                 2.30
600,000.01   -    650,000.00..........                   10                   6,346,826                 2.54
800,000.01   -    850,000.00..........                    1                     803,009                 0.32
900,000.01   -    950,000.00..........                    1                     937,500                 0.37
950,000.01   -  1,000,000.00..........                    1                     996,080                 0.40
                                                      -----             ---------------               ------
Total....................................             1,386             $   250,017,913               100.00%
                                                      =====             ===============               ======

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                         OF THE GROUP I MORTGAGE LOANS

                                                                                              % OF GROUP I AGGREGATE
                                               NUMBER OF            AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                                GROUP I           BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS         OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------       ----------------------      ----------------------
New York...........................                  133             $    34,095,200                    13.64%
Florida............................                  233                  33,328,755                    13.33
California.........................                   74                  24,634,301                     9.85
New Jersey.........................                   75                  19,691,669                     7.88
Illinois...........................                  116                  18,170,564                     7.27
Arizona............................                   73                  12,453,574                     4.98
Texas..............................                   72                   9,380,281                     3.75
Massachusetts......................                   38                   9,021,315                     3.61
Georgia............................                   53                   8,837,733                     3.53
Nevada.............................                   44                   8,562,485                     3.42
Connecticut........................                   36                   8,051,394                     3.22
Virginia...........................                   42                   7,393,330                     2.96
Colorado...........................                   25                   5,900,422                     2.36
South Carolina.....................                   38                   5,627,418                     2.25
Maryland...........................                   24                   4,762,518                     1.90
Michigan...........................                   38                   4,681,842                     1.87
North Carolina.....................                   35                   4,491,810                     1.80
Minnesota..........................                   26                   4,437,868                     1.78
Pennsylvania.......................                   27                   3,614,738                     1.45
Tennessee..........................                   31                   3,495,134                     1.40
Rhode Island.......................                   13                   2,606,812                     1.04
Indiana............................                   23                   2,377,940                     0.95
Washington.........................                   14                   2,302,037                     0.92
Ohio...............................                   20                   2,179,786                     0.87
Utah...............................                   10                   1,773,524                     0.71
Wisconsin..........................                   11                   1,218,091                     0.49
Alabama............................                    4                     826,038                     0.33
New Hampshire......................                    4                     693,538                     0.28
Louisiana..........................                    9                     684,960                     0.27
Missouri...........................                   11                     681,838                     0.27
Oregon.............................                    4                     568,729                     0.23
New Mexico.........................                    5                     555,851                     0.22
Delaware...........................                    4                     553,772                     0.22
District of Columbia...............                    2                     363,896                     0.15
Vermont............................                    1                     291,556                     0.12
Iowa...............................                    3                     279,496                     0.11
Mississippi........................                    4                     262,959                     0.11
Kentucky...........................                    2                     245,440                     0.10
West Virginia......................                    1                     224,000                     0.09
Oklahoma...........................                    2                     171,972                     0.07
Kansas.............................                    1                     160,817                     0.06
Arkansas...........................                    1                     121,382                     0.05
Maine..............................                    1                      79,409                     0.03
Idaho..............................                    1                      67,125                     0.03
Montana............................                    1                      59,803                     0.02
Wyoming............................                    1                      34,791                     0.01
                                                   -----             ---------------                   ------
Total..............................                1,386             $   250,017,913                   100.00%
                                                   =====             ===============                   ======

  MORTGAGE INTEREST RATES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     AGGREGATE              % OF GROUP I AGGREGATE
                                                                 PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST                 NUMBER OF             OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                GROUP I MORTGAGE LOANS       THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------      ----------------------      -----------------          ----------------------
4.500 - 4.999..................                  9               $     2,131,556                      0.85%
5.000 - 5.499..................                 47                    15,199,111                      6.08
5.500 - 5.999..................                 73                    19,062,552                      7.62
6.000 - 6.499..................                108                    19,577,848                      7.83
6.500 - 6.999..................                238                    38,814,999                     15.52
7.000 - 7.499..................                368                    64,982,820                     25.99
7.500 - 7.999..................                391                    64,308,742                     25.72
8.000 - 8.499..................                129                    21,561,100                      8.62
8.500 - 8.999..................                 19                     3,766,590                      1.51
9.000 - 9.499..................                  4                       612,596                      0.25
                                             -----               ---------------                    ------
Total..........................              1,386               $   250,017,913                    100.00%
                                             =====               ===============                    ======


             MORTGAGED PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS

                                                                     AGGREGATE              % OF GROUP I AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                            GROUP I              OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          -----------------          ----------------------
Single Family Residence........                849               $   142,253,932                     56.90%
PUD............................                256                    52,200,825                     20.88
2-4 Family.....................                188                    41,886,948                     16.75
Condominium....................                 93                    13,676,208                      5.47
                                             -----               ---------------                    ------
Total..........................              1,386               $   250,017,913                    100.00%
                                             =====               ===============                    ======

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS

                                                                   AGGREGATE              % OF GROUP I AGGREGATE
                                                               PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE               NUMBER OF           OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)               GROUP I MORTGAGE LOANS     THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------      ----------------------   ------------------          ----------------------
Less than or equal to 50.00......              56             $        9,416,622                   3.77%
 50.01  -   55.00................              20                      4,120,408                   1.65
 55.01  -   60.00................              35                      7,524,090                   3.01
 60.01  -   65.00................              46                      9,166,971                   3.67
 65.01  -   70.00................              85                     17,272,708                   6.91
 70.01  -   75.00................              69                     13,668,626                   5.47
 75.01  -   80.00................             282                     49,012,125                  19.60
 80.01  -   85.00................              56                      7,768,956                   3.11
 85.01  -   90.00................             193                     36,296,784                  14.52
 90.01  -   95.00................             492                     87,612,681                  35.04
 95.01  -  100.00................              52                      8,157,942                   3.26
                                            -----             ------------------                 ------
Total............................           1,386             $      250,017,913                 100.00%
                                            =====             ==================                 ======

                   LOAN PROGRAMS OF THE GROUP I MORTGAGE LOANS

                                                                       AGGREGATE              % OF GROUP I AGGREGATE
                                               NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                                GROUP I            OUTSTANDING AS OF            OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS        THE CUT-OFF DATE              THE CUT-OFF DATE
------------------------------------         --------------       ------------------          ----------------------
Stated Documentation................              641             $      122,916,089                   49.16%
No Documentation....................              657                    107,257,103                   42.90
Full/Alternative Documentation......               88                     19,844,721                    7.94
                                                -----             ------------------                  ------
Total...............................            1,386             $      250,017,913                  100.00%
                                                =====             ==================                  ======

                   FICO SCORES FOR THE GROUP I MORTGAGE LOANS

                                                                       AGGREGATE            % OF GROUP I AGGREGATE
                                               NUMBER OF           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP I            OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS        THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------        ----------------------
Not Available......................                 7             $          890,945                  0.36%
Less than 620......................                43                      8,396,392                  3.36
620 - 639..........................               252                     42,810,248                 17.12
640 - 659..........................               259                     43,277,353                 17.31
660 - 679..........................               231                     38,215,922                 15.29
680 - 699..........................               187                     34,597,306                 13.84
700 - 719..........................               126                     24,079,769                  9.63
720 - 739..........................               120                     22,837,399                  9.13
740 - 759..........................                60                     12,402,473                  4.96
760 - 779..........................                58                     13,600,311                  5.44
780 - 799..........................                37                      7,390,071                  2.96
Greater than or equal to 800.......                 6                      1,519,723                  0.61
                                                -----             ------------------                ------
Total..............................             1,386             $      250,017,913                100.00%
                                                =====             ==================                ======

                   LOAN PURPOSE OF THE GROUP I MORTGAGE LOANS

                                                                       AGGREGATE               % OF GROUP I AGGREGATE
                                               NUMBER OF           PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                                GROUP I            OUTSTANDING AS OF             OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS        THE CUT-OFF DATE               THE CUT-OFF DATE
------------------------------------         --------------       ------------------           ----------------------
Purchase............................              851             $      153,831,285                   61.53%
Refinance - Cashout.................              384                     65,337,516                   26.13
Refinance - Rate Term...............              151                     30,849,112                   12.34
                                                -----             ------------------                  ------
Total...............................            1,386             $      250,017,913                  100.00%
                                                =====             ==================                  ======

                 OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS

                                                                   AGGREGATE             % OF GROUP I AGGREGATE
                                          NUMBER OF            PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                           GROUP I             OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS         THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------         ----------------------
Primary......................                1,181            $      222,920,256                 89.16%
Investment...................                  125                    14,981,937                  5.99
Second Home..................                   80                    12,115,719                  4.85
                                             -----            ------------------                ------
Total........................                1,386            $      250,017,913                100.00%
                                             =====            ==================                ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                   PRODUCT TYPES OF THE GROUP I MORTGAGE LOANS

                                                                                            % OF GROUP I AGGREGATE
                                                                 AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                             NUMBER OF          BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE               GROUP I MORTGAGE LOANS    OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------     ----------------------   ----------------------      ----------------------
Fixed - 15 Year...................                  64           $        9,502,371                    3.80%
Fixed - 20 Year...................                   4                      659,616                    0.26
Fixed - 30 Year...................               1,145                  203,012,860                   81.20
Balloon - 15/30...................                  24                    3,909,392                    1.56
Fixed - 30 Year - 10 Year IO......                 149                   32,933,674                   13.17
                                                 -----           ------------------                  ------
Total.............................               1,386           $      250,017,913                  100.00%
                                                 =====           ==================                  ======

      PREPAYMENT PENALTY TERMS ON THE GROUP I MORTGAGE LOANS AT ORIGINATION

                                                                       AGGREGATE              % OF GROUP I AGGREGATE
            PREPAYMENT                      NUMBER OF               PRINCIPAL BALANCE           PRINCIPAL BALANCE
    PENALTY TERM AT ORIGINATION              GROUP I              OUTSTANDING AS OF THE         OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS              CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------          ---------------------       ----------------------
0..............................                 406               $       71,650,367                   28.66%
12.............................                 247                       46,528,315                   18.61
24.............................                  92                       15,651,410                    6.26
36.............................                 259                       47,306,610                   18.92
60.............................                 382                       68,881,210                   27.55
                                              -----               ------------------                  ------
Total..........................               1,386               $      250,017,913                  100.00%
                                              =====               ==================                  ======

      As of the Cut-Off Date, the Group II-1 Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

       PRINCIPAL BALANCES OF THE GROUP II-1 MORTGAGE LOANS AT ORIGINATION

                                                                   AGGREGATE
                                            NUMBER OF           PRINCIPAL BALANCE      % OF GROUP II-1 AGGREGATE
    PRINCIPAL BALANCE                       GROUP II-1           OUTSTANDING AT            PRINCIPAL BALANCE
    AT ORIGINATION ($)                    MORTGAGE LOANS           ORIGINATION         OUTSTANDING AT ORIGINATION
----------------------------              --------------        -----------------      --------------------------
         1 -  50,000.00.....                       9            $          384,250                  0.19%
 50,000.01 - 100,000.00.....                     122                     9,838,300                  4.78
100,000.01 - 150,000.00.....                     246                    30,387,041                 14.77
150,000.01 - 200,000.00.....                     227                    39,401,871                 19.15
200,000.01 - 250,000.00.....                     160                    35,906,905                 17.45
250,000.01 - 300,000.00.....                     163                    44,838,215                 21.80
300,000.01 - 350,000.00.....                      82                    26,126,350                 12.70
350,000.01 - 400,000.00.....                      27                    10,127,100                  4.92
400,000.01 - 450,000.00.....                       9                     3,843,800                  1.87
450,000.01 - 500,000.00.....                       3                     1,466,000                  0.71
500,000.01 - 550,000.00.....                       2                     1,015,750                  0.49
550,000.01 - 600,000.00.....                       2                     1,140,150                  0.55
600,000.01 - 650,000.00.....                       2                     1,250,000                  0.61
                                               -----            ------------------                ------
Total.......................                   1,054            $      205,725,732                100.00%
                                               =====            ==================                ======

   PRINCIPAL BALANCES OF THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                          % OF GROUP II-1 AGGREGATE
                                              NUMBER OF           AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
PRINCIPAL BALANCE AS OF                      GROUP II-1         BALANCE OUTSTANDING AS       OUTSTANDING AS OF THE
 THE CUT-OFF DATE ($)                      MORTGAGE LOANS         OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------               --------------       ----------------------    -------------------------
         1 -  50,000.00.....                         9             $          384,208               0.19%
 50,000.01 - 100,000.00.....                       123                      9,932,153               4.83
100,000.01 - 150,000.00.....                       245                     30,277,533              14.72
150,000.01 - 200,000.00.....                       227                     39,378,454              19.15
200,000.01 - 250,000.00.....                       161                     36,144,567              17.58
250,000.01 - 300,000.00.....                       162                     44,575,215              21.68
300,000.01 - 350,000.00.....                        82                     26,118,651              12.70
350,000.01 - 400,000.00.....                        27                     10,122,402               4.92
400,000.01 - 450,000.00.....                         9                      3,842,957               1.87
450,000.01 - 500,000.00.....                         3                      1,466,000               0.71
500,000.01 - 550,000.00.....                         2                      1,015,750               0.49
550,000.01 - 600,000.00.....                         2                      1,140,150               0.55
600,000.01 - 650,000.00.....                         2                      1,250,000               0.61
                                                 -----             ------------------             ------
Total.......................                     1,054             $      205,648,040             100.00%
                                                 =====             ==================             ======

 GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP II-1 MORTGAGE
                                     LOANS

                                                                                            % OF GROUP II-1 AGGREGATE
                                               NUMBER OF            AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                               GROUP II-1         BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
LOCATION                                     MORTGAGE LOANS         OF THE CUT-OFF DATE            CUT-OFF DATE
------------------------------------         --------------       ----------------------    -------------------------
California..........................                 317          $       80,079,209                     38.94%
Arizona.............................                 110                  16,876,437                      8.21
Florida.............................                  76                  12,232,658                      5.95
Washington..........................                  54                  11,144,708                      5.42
Colorado............................                  61                  10,569,693                      5.14
Nevada..............................                  50                   9,308,434                      4.53
Georgia.............................                  50                   7,237,165                      3.52
New York............................                  22                   6,402,926                      3.11
Oregon..............................                  38                   5,937,464                      2.89
Illinois............................                  27                   5,532,572                      2.69
North Carolina......................                  37                   5,059,324                      2.46
Texas...............................                  35                   4,988,431                      2.43
Massachusetts.......................                  19                   4,560,466                      2.22
New Jersey..........................                  19                   4,418,853                      2.15
Utah................................                  18                   2,497,634                      1.21
Virginia............................                  13                   2,389,150                      1.16
Connecticut.........................                   8                   1,778,531                      0.86
Michigan............................                  11                   1,595,333                      0.78
Ohio................................                  11                   1,482,560                      0.72
Maryland............................                   7                   1,397,915                      0.68
South Carolina......................                  10                   1,396,941                      0.68
Rhode Island........................                   6                   1,371,973                      0.67
Idaho...............................                  12                   1,350,464                      0.66
Pennsylvania........................                   9                   1,232,752                      0.60
Minnesota...........................                   3                     823,500                      0.40
New Hampshire.......................                   3                     608,000                      0.30
Delaware............................                   4                     568,199                      0.28
New Mexico..........................                   4                     529,850                      0.26
Missouri............................                   4                     453,000                      0.22
Louisiana...........................                   3                     380,000                      0.18
Tennessee...........................                   4                     360,647                      0.18
Indiana.............................                   1                     325,000                      0.16
Montana.............................                   3                     304,600                      0.15
Iowa................................                   2                     187,000                      0.09
Arkansas............................                   1                     166,500                      0.08
Oklahoma............................                   1                      50,750                      0.02
Nebraska............................                   1                      49,400                      0.02
                                                   -----           -----------------                    ------
Total...............................               1,054           $     205,648,040                    100.00%
                                                   =====           =================                    ======

 MORTGAGE INTEREST RATES OF THE GROUP II-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  AGGREGATE            % OF GROUP II-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST            GROUP II-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------     ------------------       -------------------------
3.500 - 3.999..................                 2             $          419,747                  0.20%
4.000 - 4.499..................                27                      4,806,140                  2.34
4.500 - 4.999..................               112                     23,238,956                 11.30
5.000 - 5.499..................               261                     52,627,119                 25.59
5.500 - 5.999..................               357                     69,463,933                 33.78
6.000 - 6.499..................               202                     37,537,701                 18.25
6.500 - 6.999..................                79                     15,011,531                  7.30
7.000 - 7.499..................                13                      2,270,915                  1.10
7.500 - 7.999..................                 1                        272,000                  0.13
                                            -----             ------------------                ------
Total..........................             1,054             $      205,648,040                100.00%
                                            =====             ==================                ======

            MORTGAGED PROPERTY TYPES OF THE GROUP II-1 MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II-1 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                           GROUP II-1            OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          ------------------        ------------------------
Single Family Residence..........              557               $     101,416,660                    49.32%
PUD..............................              232                      42,715,194                    20.77
2-4 Family.......................              139                      38,551,340                    18.75
Condominium......................              126                      22,964,846                    11.17
                                             -----               -----------------                   ------
Total............................            1,054               $     205,648,040                   100.00%
                                             =====               =================                   ======

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP II-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE          GROUP II-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                       LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------     -------------------     ------------------       -------------------------
Less than or equal to 50.00......               12            $        2,168,645                  1.05%
50.01 - 55.00....................                5                       729,357                  0.35
55.01 - 60.00....................               16                     2,745,066                  1.33
60.01 - 65.00....................               20                     4,162,609                  2.02
65.01 - 70.00....................               43                     8,121,962                  3.95
70.01 - 75.00....................               70                    13,987,166                  6.80
75.01 - 80.00....................              746                   145,964,852                 70.98
80.01 - 85.00....................                9                     1,795,039                  0.87
85.01 - 90.00....................               82                    16,025,893                  7.79
90.01 - 95.00....................               51                     9,947,451                  4.84
                                             -----            ------------------                ------
Total............................            1,054            $      205,648,040                100.00%
                                             =====            ==================                ======

                 LOAN PROGRAMS OF THE GROUP II-1 MORTGAGE LOANS

                                                                                                 % OF GROUP II-1
                                                                         AGGREGATE                  AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP II-1            OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS          THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------          ------------------         -----------------
Stated Documentation................               672               $     136,550,187                 66.40%
Full/Alternative Documentation......               312                      55,784,489                 27.13
No Documentation....................                70                      13,313,364                  6.47
                                                 -----               -----------------                ------
Total...............................             1,054               $     205,648,040                100.00%
                                                 =====               =================                ======

                  FICO SCORES FOR THE GROUP II-1 MORTGAGE LOANS

                                                                                                  % OF GROUP II-1
                                                                          AGGREGATE                  AGGREGATE
                                               NUMBER OF              PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP II-1             OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS           THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------           ------------------          -----------------
620 - 639...........................               30                 $        6,749,651                 3.28%
640 - 659...........................               78                         16,007,432                 7.78
660 - 679...........................              134                         27,952,372                13.59
680 - 699...........................              188                         35,980,359                17.50
700 - 719...........................              172                         33,492,114                16.29
720 - 739...........................              165                         30,541,345                14.85
740 - 759...........................              118                         21,249,579                10.33
760 - 779...........................              105                         20,886,295                10.16
780 - 799...........................               56                         11,185,981                 5.44
Greater than or equal to 800........                8                          1,602,913                 0.78
                                                -----                 ------------------               ------
Total...............................            1,054                 $      205,648,040               100.00%
                                                =====                 ==================               ======

                  LOAN PURPOSE OF THE GROUP II-1 MORTGAGE LOANS

                                                                                              % OF GROUP II-1
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP II-1         OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         -----------------
Purchase............................               661            $      129,715,966                 63.08%
Refinance - Cashout.................               208                    42,904,575                 20.86
Refinance - Rate Term...............               185                    33,027,499                 16.06
                                                 -----            ------------------                ------
Total...............................             1,054            $      205,648,040                100.00%
                                                 =====            ==================                ======

                OCCUPANCY STATUS OF THE GROUP II-1 MORTGAGE LOANS

                                                                   AGGREGATE            % OF GROUP II-1 AGGREGATE
                                          NUMBER OF            PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          GROUP II-1           OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS         THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------         -----------------        -------------------------
Primary......................                 578              $     120,688,521                   58.69%
Investment...................                 448                     79,984,397                   38.89
Second Home..................                  28                      4,975,122                    2.42
                                            -----              -----------------                  ------
Total........................               1,054              $     205,648,040                  100.00%
                                            =====              =================                  ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                 PRODUCT TYPES OF THE GROUP II-1 MORTGAGE LOANS

                                                                                          % OF GROUP II-1 AGGREGATE
                                             NUMBER OF           AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                        GROUP II-1 MORTGAGE     BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                       LOANS             OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------      -------------------     ----------------------    -------------------------
ARM - 7 Yr./6 Mo. - IO............                   6             $         989,200                   0.48%
ARM - 2 Yr./6 Mo..................                  28                     5,269,787                   2.56
ARM - 2 Yr./6 Mo. - IO............                  36                     7,481,119                   3.64
ARM - 3 Yr./6 Mo..................                  43                     7,510,731                   3.65
ARM - 3 Yr./6 Mo. - IO............                 479                    94,368,265                  45.89
ARM - 3Yr./1 Yr. - IO.............                  10                     1,851,207                   0.90
ARM - 5 Yr./6 Mo..................                  49                     9,157,993                   4.45
ARM - 5 Yr./6 Mo. - IO............                 372                    73,043,947                  35.52
ARM - 5 Yr./1 Yr - IO.............                  12                     2,581,868                   1.26
ARM - 10 Yr./6 Mo. - IO...........                   6                     1,170,942                   0.57
ARM - 3 Yr./1 Yr..................                   7                     1,227,756                   0.60
ARM - 5 Yr./1 Yr..................                   6                       995,226                   0.48
                                                 -----             -----------------                 ------
Total.............................               1,054             $     205,648,040                 100.00%
                                                 =====             =================                 ======

    PREPAYMENT PENALTY TERMS ON THE GROUP II-1 MORTGAGE LOANS AT ORIGINATION

                                                                     AGGREGATE                % OF GROUP II-1
            PREPAYMENT                       NUMBER OF              PRINCIPAL BALANCE          AGGREGATE PRINCIPAL
    PENALTY TERM AT ORIGINATION             GROUP II-1          OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS            CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------        ---------------------     -------------------------
0..............................                   789           $      156,144,194                  75.93%
12.............................                    30                    6,443,693                   3.13
24.............................                    28                    5,338,692                   2.60
30.............................                     2                      284,950                   0.14
36.............................                   161                   28,688,415                  13.95
60.............................                    44                    8,748,097                   4.25
                                                -----           ------------------                 ------
Total..........................                 1,054           $      205,648,040                 100.00%
                                                =====           ==================                 ======

                 GROSS MARGINS OF THE GROUP II-1 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-1 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP II-1 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                    LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------        -----------------        -------------------------
2.000 - 2.499..................               221                $      45,786,348                    22.26%
2.500 - 2.999..................               829                      158,924,506                    77.28
3.500 - 3.999..................                 4                          937,187                     0.46
                                            -----                -----------------                   ------
Total..........................             1,054                $     205,648,040                   100.00%
                                            =====                =================                   ======

             MAXIMUM MORTGAGE RATES OF THE GROUP II-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP II-1 AGGREGATE
                                        NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
      MAXIMUM MORTGAGE             GROUP II-1 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
          RATE (%)                        LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
----------------------------       -------------------       ------------------        -------------------------
 9.000   -  9.499...........                  3              $          565,999                    0.28%
 9.500   -  9.999...........                 30                       5,873,542                    2.86
10.000   - 10.499...........                106                      20,700,816                   10.07
10.500   - 10.999...........                226                      44,857,171                   21.81
11.000   - 11.499...........                265                      52,068,787                   25.32
11.500   - 11.999...........                255                      50,409,852                   24.51
12.000   - 12.499...........                120                      22,424,158                   10.90
12.500   - 12.999...........                 40                       7,265,603                    3.53
13.000   - 13.499...........                  9                       1,482,115                    0.72
                                          -----               -----------------                  ------
Total.......................              1,054               $     205,648,040                  100.00%
                                          =====               =================                  ======

             MINIMUM MORTGAGE RATES OF THE GROUP II-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP II-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE             GROUP II-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------     ------------------       -------------------------
2.000 - 2.499..................                213            $       44,326,425                 21.55%
2.500 - 2.999..................                828                   158,913,904                 77.27
3.500 - 3.999..................                  6                     1,347,959                  0.66
4.000 - 4.499..................                  4                       616,625                  0.30
4.500 - 4.999..................                  2                       300,753                  0.15
6.500 - 6.999..................                  1                       142,374                  0.07
                                             -----            ------------------                ------
Total..........................              1,054            $      205,648,040                100.00%
                                             =====            ==================                ======

               LIFETIME RATE CAPS OF THE GROUP II-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP II-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP II-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)                 LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------     ------------------       -------------------------
5.000..........................                386            $       74,533,548                  36.24%
6.000..........................                668                   131,114,492                  63.76
                                             -----            ------------------                 ------
Total..........................              1,054            $      205,648,040                 100.00%
                                             =====            ==================                 ======

           INITIAL PERIODIC RATE CAPS OF THE GROUP II-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP II-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC             GROUP II-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------     ------------------       -------------------------
2.000..........................                 17            $        3,078,963                    1.50%
5.000..........................                867                   168,733,648                   82.05
6.000..........................                170                    33,835,430                   16.45
                                             -----            ------------------                  ------
Total..........................              1,054            $      205,648,040                  100.00%
                                             =====            ==================                  ======

         SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP II-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP II-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
SUBSEQUENT PERIODIC RATE CAP (%)            LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------      -------------------     ------------------       -------------------------
1.000..........................                  849          $      165,156,553                      80.31%
2.000..........................                   17                   3,078,963                       1.50
5.000..........................                   18                   3,577,095                       1.74
6.000..........................                  170                  33,835,430                      16.45
                                               -----          ------------------                     ------
Total..........................                1,054          $      205,648,040                     100.00%
                                               =====          ==================                     ======

         MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP II-1 MORTGAGE LOANS

                                                                                            % OF GROUP II-1
                                                                  AGGREGATE                    AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP II-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT             LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------      -------------------     ------------------           -----------------
October 2005....................                   1          $          391,500                   0.19%
February 2006...................                   1                     225,000                   0.11
March 2006......................                  43                   8,137,366                   3.96
April 2006......................                  19                   3,997,040                   1.94
August 2006.....................                   2                     463,998                   0.23
September 2006..................                   3                     602,400                   0.29
October 2006....................                   1                     361,441                   0.18
December 2006...................                   1                     179,772                   0.09
January 2007....................                   6                   1,007,400                   0.49
February 2007...................                  13                   2,939,321                   1.43
March 2007......................                 158                  28,942,727                  14.07
April 2007......................                 355                  70,460,899                  34.26
September 2008..................                   1                     300,000                   0.15
November 2008...................                   3                     467,957                   0.23
December 2008...................                   4                     829,688                   0.40
January 2009....................                   7                   1,742,986                   0.85
February 2009...................                  23                   3,934,063                   1.91
March 2009......................                 134                  25,195,879                  12.25
April 2009......................                 267                  53,308,460                  25.92
March 2011......................                   3                     511,200                   0.25
April 2011......................                   3                     478,000                   0.23
February 2014...................                   1                     208,092                   0.10
April 2014......................                   4                     862,400                   0.42
May 2014........................                   1                     100,450                   0.05
                                               -----          ------------------                 ------
Total...........................               1,054          $      205,648,040                 100.00%
                                               =====          ==================                 ======

      As of the Cut-Off Date, the Group II-2 Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

       PRINCIPAL BALANCES OF THE GROUP II-2 MORTGAGE LOANS AT ORIGINATION

                                                                      AGGREGATE
                                                NUMBER OF         PRINCIPAL BALANCE      % OF GROUP II-2 AGGREGATE
            PRINCIPAL BALANCE                  GROUP II-2          OUTSTANDING AT            PRINCIPAL BALANCE
           AT ORIGINATION ($)                MORTGAGE LOANS          ORIGINATION         OUTSTANDING AT ORIGINATION
--------------------------------------       --------------      ------------------      --------------------------
300,000.01      -     350,000.00......               35          $       11,979,950                 6.62%
350,000.01      -     400,000.00......               78                  29,113,212                16.09
400,000.01      -     450,000.00......               63                  26,807,400                14.81
450,000.01      -     500,000.00......               64                  30,680,050                16.95
500,000.01      -     550,000.00......               30                  15,820,287                 8.74
550,000.01      -     600,000.00......               30                  17,086,165                 9.44
600,000.01      -     650,000.00......               23                  14,543,250                 8.04
650,000.01      -     700,000.00......                8                   5,402,200                 2.98
700,000.01      -     750,000.00......                9                   6,541,000                 3.61
750,000.01      -     800,000.00......                5                   3,868,500                 2.14
800,000.01      -     850,000.00......                4                   3,390,500                 1.87
850,000.01      -     900,000.00......                5                   4,415,800                 2.44
900,000.01      -     950,000.00......                4                   3,683,000                 2.03
950,000.01      -   1,000,000.00......                3                   2,972,200                 1.64
Greater than or equal to 1,000,000.01.                4                   4,689,950                 2.59
                                                    ---          ------------------               ------
Total...............................                365          $      180,993,464               100.00%
                                                    ===          ==================               ======

   PRINCIPAL BALANCES OF THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                  % OF GROUP II-2
                                                 NUMBER OF            AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
PRINCIPAL BALANCE AS OF THE CUT-OFF              GROUP II-2         BALANCE OUTSTANDING AS     BALANCE OUTSTANDING AS
              DATE ($)                         MORTGAGE LOANS         OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
--------------------------------------         --------------       ----------------------     ----------------------
300,000.01      -     350,000.00......               35             $       11,974,568                 6.62%
350,000.01      -     400,000.00......               78                     29,101,378                16.09
400,000.01      -     450,000.00......               63                     26,799,081                14.82
450,000.01      -     500,000.00......               64                     30,673,774                16.96
500,000.01      -     550,000.00......               30                     15,814,170                 8.75
550,000.01      -     600,000.00......               30                     17,082,625                 9.45
600,000.01      -     650,000.00......               24                     15,190,605                 8.40
650,000.01      -     700,000.00......                8                      5,400,689                 2.99
700,000.01      -     750,000.00......                9                      6,534,994                 3.61
750,000.01      -     800,000.00......                4                      3,111,677                 1.72
800,000.01      -     850,000.00......                4                      3,388,974                 1.87
850,000.01      -     900,000.00......                5                      4,413,582                 2.44
900,000.01      -     950,000.00......                4                      3,683,000                 2.04
950,000.01      -   1,000,000.00......                3                      2,969,135                 1.64
Greater than or equal to 1,000,000.01.                4                      4,689,950                 2.59
                                                    ---             ------------------               ------
Total...............................                365             $      180,828,203               100.00%
                                                    ===             ==================               ======

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                        OF THE GROUP II-2 MORTGAGE LOANS

                                                                                            % OF GROUP II-2 AGGREGATE
                                               NUMBER OF            AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                               GROUP II-2         BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS         OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------       ----------------------    -------------------------
California.........................                217               $     109,246,755                  60.41%
New York...........................                 21                      10,125,587                   5.60
Florida............................                 20                       9,594,580                   5.31
Washington.........................                 14                       6,053,444                   3.35
Arizona............................                 11                       5,452,928                   3.02
Georgia............................                 10                       4,685,488                   2.59
Virginia...........................                 10                       4,643,925                   2.57
Massachusetts......................                  8                       4,178,309                   2.31
New Jersey.........................                  6                       4,084,593                   2.26
Illinois...........................                  7                       2,794,993                   1.55
Connecticut........................                  6                       2,646,771                   1.46
North Carolina.....................                  5                       2,638,542                   1.46
Nevada.............................                  6                       2,560,242                   1.42
Oregon.............................                  4                       2,398,922                   1.33
Texas..............................                  3                       2,144,787                   1.19
Maryland...........................                  4                       1,632,500                   0.90
Colorado...........................                  3                       1,381,250                   0.76
South Carolina.....................                  3                       1,345,022                   0.74
Tennessee..........................                  2                         716,250                   0.40
Oklahoma...........................                  1                         563,500                   0.31
Montana............................                  1                         552,700                   0.31
New Mexico.........................                  1                         516,000                   0.29
Michigan...........................                  1                         487,000                   0.27
Pennsylvania.......................                  1                         384,115                   0.21
                                                   ---               -----------------                 ------
Total..............................                365               $     180,828,203                 100.00%
                                                   ===               =================                 ======

 MORTGAGE INTEREST RATES OF THE GROUP II-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST            GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------       ------------------        -------------------------
3.500 - 3.999..................                    1            $          347,750                     0.19%
4.000 - 4.499..................                    9                     4,129,000                     2.28
4.500 - 4.999..................                   43                    21,594,773                    11.94
5.000 - 5.499..................                  105                    49,509,857                    27.38
5.500 - 5.999..................                  131                    67,264,906                    37.20
6.000 - 6.499..................                   63                    31,036,861                    17.16
6.500 - 6.999..................                    9                     3,797,081                     2.10
7.000 - 7.499..................                    4                     3,147,974                     1.74
                                                 ---            ------------------                   ------
Total..........................                  365            $      180,828,203                   100.00%
                                                 ===            ==================                   ======

            MORTGAGED PROPERTY TYPES OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                           GROUP II-2            OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------          -----------------         -------------------------
Single Family Residence..........              225               $     111,935,317                    61.90%
PUD..............................               87                      41,791,326                    23.11
2-4 Family.......................               23                      14,017,917                     7.75
Condominium......................               29                      12,721,956                     7.04
Co-op............................                1                         361,686                     0.20
                                               ---               -----------------                   ------
Total............................              365               $     180,828,203                   100.00%
                                               ===               =================                   ======

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE          GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                       LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------     -------------------        -----------------        -------------------------
Less than or equal to 50.00......                1               $         769,177                   0.43%
50.01 - 55.00....................                3                       1,439,190                   0.80
55.01 - 60.00....................                6                       3,895,000                   2.15
60.01 - 65.00....................                8                       6,294,361                   3.48
65.01 - 70.00....................               15                       8,130,437                   4.50
70.01 - 75.00....................               36                      20,099,764                  11.12
75.01 - 80.00....................              255                     123,280,514                  68.18
80.01 - 85.00....................                4                       1,736,944                   0.96
85.01 - 90.00....................               21                       9,187,542                   5.08
90.01 - 95.00....................               16                       5,995,274                   3.32
                                               ---               -----------------                 ------
Total............................              365               $     180,828,203                 100.00%
                                               ===               =================                 ======

                 LOAN PROGRAMS OF THE GROUP II-2 MORTGAGE LOANS

                                                                                                 % OF GROUP II-2
                                                                         AGGREGATE                  AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP II-2            OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS          THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------          -----------------          -----------------
Stated Documentation................              285                $     141,743,193                 78.39%
Full/Alternative Documentation......               61                       30,017,232                 16.60
No Documentation....................               19                        9,067,778                  5.01
                                                  ---                -----------------                ------
Total...............................              365                $     180,828,203                100.00%
                                                  ===                =================                ======

                  FICO SCORES FOR THE GROUP II-2 MORTGAGE LOANS

                                                                                                 % OF GROUP II-2
                                                                         AGGREGATE                  AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP II-2            OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS          THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------          -----------------          -----------------
Less than 620.......................                1                $         424,000                  0.23%
620 - 639...........................               13                        6,475,092                  3.58
640 - 659...........................               39                       19,278,568                 10.66
660 - 679...........................               66                       33,620,642                 18.59
680 - 699...........................               69                       34,315,136                 18.98
700 - 719...........................               54                       26,950,726                 14.90
720 - 739...........................               53                       27,158,500                 15.02
740 - 759...........................               36                       16,089,663                  8.90
760 - 779...........................               21                       10,344,292                  5.72
780 - 799...........................               11                        5,334,085                  2.95
Greater than or equal to 800........                2                          837,500                  0.46
                                                  ---                -----------------                ------
Total...............................              365                $     180,828,203                100.00%
                                                  ===                =================                ======

                  LOAN PURPOSE OF THE GROUP II-2 MORTGAGE LOANS

                                                                                                 % OF GROUP II-2
                                                                         AGGREGATE                  AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP II-2            OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS          THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------          -----------------          -----------------
Purchase............................              220                $     106,128,110                 58.69%
Refinance - Cashout.................               91                       46,456,637                 25.69
Refinance - Rate Term...............               54                       28,243,456                 15.62
                                                  ---                -----------------                ------
Total...............................              365                $     180,828,203                100.00%
                                                  ===                =================                ======

                OCCUPANCY STATUS OF THE GROUP II-2 MORTGAGE LOANS

                                                                       AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF               PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          GROUP II-2               OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------             -----------------        -------------------------
Primary......................                291                   $     144,903,971                  80.13%
Investment...................                 65                          30,903,111                  17.09
Second Home..................                  9                           5,021,121                   2.78
                                             ---                   -----------------                 ------
Total........................                365                   $     180,828,203                 100.00%
                                             ===                   =================                 ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                 PRODUCT TYPES OF THE GROUP II-2 MORTGAGE LOANS

                                                                                        % OF GROUP II-2 AGGREGATE
                                             NUMBER OF         AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                        GROUP II-2 MORTGAGE   BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                       LOANS           OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------      -------------------   ----------------------    -------------------------
ARM - 7 Yr./6 Mo..................                1             $          559,400                 0.31%
ARM - 7 Yr./6 Mo. - IO............                2                      1,004,150                 0.56
ARM - 2 Yr./6 Mo..................                7                      3,570,880                 1.97
ARM - 2 Yr./6 Mo. - IO............               22                     10,474,832                 5.79
ARM - 3 Yr./6 Mo..................                8                      3,772,702                 2.09
ARM - 3 Yr./6 Mo. - IO............              181                     89,657,233                49.58
ARM - 5 Yr./6 Mo..................               11                      4,887,441                 2.70
ARM - 5 Yr./6 Mo. - IO............              122                     61,452,879                33.98
ARM - 5 Yr./1 Yr. - IO............                2                        858,300                 0.47
ARM - 10 Yr./6 Mo. - IO...........                7                      3,301,570                 1.83
ARM - 3 Yr./1 Yr..................                1                        897,782                 0.50
ARM - 5 Yr./1 Yr..................                1                        391,034                 0.22
                                                ---             ------------------               ------
Total.............................              365             $      180,828,203               100.00%
                                                ===             ==================               ======


    PREPAYMENT PENALTY TERMS ON THE GROUP II-2 MORTGAGE LOANS AT ORIGINATION

                                                                       AGGREGATE                % OF GROUP II-2
            PREPAYMENT                      NUMBER OF               PRINCIPAL BALANCE          AGGREGATE PRINCIPAL
    PENALTY TERM AT ORIGINATION             GROUP II-2            OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS              CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------          ---------------------     -------------------------
0..............................                295                 $     146,232,629                  80.87%
12.............................                 11                         4,842,929                   2.68
24.............................                 11                         6,561,720                   3.63
30.............................                  2                           971,858                   0.54
36.............................                 29                        14,857,511                   8.22
60.............................                 17                         7,361,556                   4.07
                                               ---                 -----------------                 ------
Total..........................                365                 $     180,828,203                 100.00%
                                               ===                 =================                 ======

                 GROSS MARGINS OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                    LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------        -----------------        -------------------------
2.000 - 2.499..................               103                $      49,184,919                   27.20%
2.500 - 2.999..................               258                      130,131,332                   71.96
3.000 - 3.499..................                 1                          369,345                    0.20
3.500 - 3.999..................                 3                        1,142,607                    0.63
                                              ---                -----------------                  ------
Total..........................               365                $     180,828,203                  100.00%
                                              ===                =================                  ======

             MAXIMUM MORTGAGE RATES OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MAXIMUM MORTGAGE             GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------        -----------------        -------------------------
  9.500  -   9.999.............                 9                $       4,732,784                    2.62%
 10.000  -  10.499.............                52                       24,913,963                   13.78
 10.500  -  10.999.............                89                       45,583,121                   25.21
 11.000  -  11.499.............                87                       40,859,158                   22.60
 11.500  -  11.999.............                79                       39,677,125                   21.94
 12.000  -  12.499.............                38                       18,902,598                   10.45
 12.500  -  12.999.............                 7                        3,011,481                    1.67
 13.000  -  13.499.............                 4                        3,147,974                    1.74
                                              ---                -----------------                  ------
Total..........................               365                $     180,828,203                  100.00%
                                              ===                =================                  ======

             MINIMUM MORTGAGE RATES OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE             GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------        -----------------        -------------------------
2.000 - 2.499..................               103                $      49,184,919                   27.20%
2.500 - 2.999..................               260                      130,895,938                   72.39
3.000 - 3.499..................                 1                          369,345                    0.20
3.500 - 3.999..................                 1                          378,000                    0.21
                                              ---                -----------------                  ------
Total..........................               365                $     180,828,203                  100.00%
                                              ===                =================                  ======

               LIFETIME RATE CAPS OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)                 LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------        -----------------        -------------------------
5.000..........................               132                $      66,463,241                   36.75%
6.000..........................               233                      114,364,961                   63.25
                                              ---                -----------------                  ------
Total..........................               365                $     180,828,203                  100.00%
                                              ===                =================                  ======

           INITIAL PERIODIC RATE CAPS OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC             GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       -------------------        -----------------        -------------------------
2.000..........................                 1                $         897,782                    0.50%
5.000..........................               306                      151,861,230                   83.98
6.000..........................                58                       28,069,190                   15.52
                                              ---                -----------------                  ------
Total..........................               365                $     180,828,203                  100.00%
                                              ===                =================                  ======

         SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II-2 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP II-2 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP II-2 MORTGAGE        OUTSTANDING AS OF            OUTSTANDING AS OF
SUBSEQUENT PERIODIC RATE CAP (%)            LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------      -------------------        -----------------        -------------------------
1.000..........................               303                $     150,611,896                   83.29%
2.000..........................                 1                          897,782                    0.50
5.000..........................                 3                        1,249,334                    0.69
6.000..........................                58                       28,069,190                   15.52
                                              ---                -----------------                  ------
Total..........................               365                $     180,828,203                  100.00%
                                              ===                =================                  ======

         MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP II-2 MORTGAGE LOANS

                                                                                               % OF GROUP II-2
                                                                     AGGREGATE                    AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                           GROUP II-2            OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------      --------------          -----------------            -----------------
June 2005..........................             1                $         430,732                     0.24%
January 2006.......................             1                          728,000                     0.40
February 2006......................             3                        1,557,892                     0.86
March 2006.........................            16                        6,978,811                     3.86
April 2006.........................             8                        4,350,277                     2.41
September 2006.....................             1                          388,000                     0.21
October 2006.......................             1                          359,987                     0.20
November 2006......................             1                          339,019                     0.19
January 2007.......................             2                        1,369,864                     0.76
February 2007......................             9                        5,097,497                     2.82
March 2007.........................            52                       25,342,649                    14.01
April 2007.........................           124                       61,430,702                    33.97
September 2008.....................             4                        1,863,898                     1.03
November 2008......................             1                        1,360,000                     0.75
January 2009.......................             1                          422,771                     0.23
February 2009......................             8                        3,449,861                     1.91
March 2009.........................            45                       21,256,978                    11.76
April 2009.........................            77                       39,236,145                    21.70
April 2011.........................             3                        1,563,550                     0.86
January 2014.......................             1                          362,712                     0.20
March 2014.........................             1                          579,858                     0.32
April 2014.........................             3                        1,534,000                     0.85
May 2014...........................             2                          825,000                     0.46
                                              ---                -----------------                   ------
Total..............................           365                $     180,828,203                   100.00%
                                              ===                =================                   ======

      As of the Cut-Off Date, the Group II Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

        PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AT ORIGINATION

                                                                             AGGREGATE          % OF GROUP II AGGREGATE
                                                     NUMBER OF           PRINCIPAL BALANCE         PRINCIPAL BALANCE
            PRINCIPAL BALANCE                        GROUP II             OUTSTANDING AT             OUTSTANDING AT
            AT ORIGINATION ($)                    MORTGAGE LOANS            ORIGINATION               ORIGINATION
----------------------------------------          --------------         ------------------     -----------------------
         1 -     50,000.00..............                   9             $          384,250                0.10%
 50,000.01 -    100,000.00..............                 122                      9,838,300                2.54
100,000.01 -    150,000.00..............                 246                     30,387,041                7.86
150,000.01 -    200,000.00..............                 227                     39,401,871               10.19
200,000.01 -    250,000.00..............                 160                     35,906,905                9.29
250,000.01 -    300,000.00..............                 163                     44,838,215               11.59
300,000.01 -    350,000.00..............                 117                     38,106,300                9.85
350,000.01 -    400,000.00..............                 105                     39,240,312               10.15
400,000.01 -    450,000.00..............                  72                     30,651,200                7.93
450,000.01 -    500,000.00..............                  67                     32,146,050                8.31
500,000.01 -    550,000.00..............                  32                     16,836,037                4.35
550,000.01 -    600,000.00..............                  32                     18,226,315                4.71
600,000.01 -    650,000.00..............                  25                     15,793,250                4.08
650,000.01 -    700,000.00..............                   8                      5,402,200                1.40
700,000.01 -    750,000.00..............                   9                      6,541,000                1.69
750,000.01 -    800,000.00..............                   5                      3,868,500                1.00
800,000.01 -    850,000.00..............                   4                      3,390,500                0.88
850,000.01 -    900,000.00..............                   5                      4,415,800                1.14
900,000.01 -    950,000.00..............                   4                      3,683,000                0.95
950,000.01 -  1,000,000.00..............                   3                      2,972,200                0.77
Greater than or equal to 1,000,000.01...                   4                      4,689,950                1.21
                                                       -----             ------------------              ------
Total...............................                   1,419             $      386,719,196              100.00%
                                                       =====             ==================              ======

    PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                               % OF GROUP II AGGREGATE
                                                   NUMBER OF           AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
      PRINCIPAL BALANCE AS OF THE                  GROUP II           BALANCE OUTSTANDING AS    OUTSTANDING AS OF THE
            CUT-OFF DATE ($)                    MORTGAGE LOANS         OF THE CUT-OFF DATE           CUT-OFF DATE
---------------------------------------         --------------        ----------------------   -----------------------
         1  -      50,000.00...........                9              $          384,208                  0.10%
 50,000.01  -     100,000.00...........              123                       9,932,153                  2.57
100,000.01  -     150,000.00...........              245                      30,277,533                  7.83
150,000.01  -     200,000.00...........              227                      39,378,454                 10.19
200,000.01  -     250,000.00...........              161                      36,144,567                  9.35
250,000.01  -     300,000.00...........              162                      44,575,215                 11.53
300,000.01  -     350,000.00...........              117                      38,093,219                  9.86
350,000.01  -     400,000.00...........              105                      39,223,780                 10.15
400,000.01  -     450,000.00...........               72                      30,642,038                  7.93
450,000.01  -     500,000.00...........               67                      32,139,774                  8.32
500,000.01  -     550,000.00...........               32                      16,829,920                  4.35
550,000.01  -     600,000.00...........               32                      18,222,775                  4.72
600,000.01  -     650,000.00...........               26                      16,440,605                  4.25
650,000.01  -     700,000.00...........                8                       5,400,689                  1.40
700,000.01  -     750,000.00...........                9                       6,534,994                  1.69
750,000.01  -     800,000.00...........                4                       3,111,677                  0.81
800,000.01  -     850,000.00...........                4                       3,388,974                  0.88
850,000.01  -     900,000.00...........                5                       4,413,582                  1.14
900,000.01  -     950,000.00...........                4                       3,683,000                  0.95
950,000.01  -   1,000,000.00...........                3                       2,969,135                  0.77
Greater than or equal to 1,000,000.01..                4                       4,689,950                  1.21
                                                   -----              ------------------                ------
Total..................................            1,419              $      386,476,243                100.00%
                                                   =====              ==================                ======

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                         OF THE GROUP II MORTGAGE LOANS

                                                                                             % OF GROUP II AGGREGATE
                                               NUMBER OF            AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                                GROUP II          BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS         OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------       ----------------------     -----------------------
California.........................                  534           $     189,325,964                  48.99%
Arizona............................                  121                  22,329,364                   5.78
Florida............................                   96                  21,827,239                   5.65
Washington.........................                   68                  17,198,152                   4.45
New York...........................                   43                  16,528,512                   4.28
Colorado...........................                   64                  11,950,943                   3.09
Georgia............................                   60                  11,922,654                   3.08
Nevada.............................                   56                  11,868,676                   3.07
Massachusetts......................                   27                   8,738,774                   2.26
New Jersey.........................                   25                   8,503,446                   2.20
Oregon.............................                   42                   8,336,386                   2.16
Illinois...........................                   34                   8,327,566                   2.15
North Carolina.....................                   42                   7,697,866                   1.99
Texas..............................                   38                   7,133,218                   1.85
Virginia...........................                   23                   7,033,075                   1.82
Connecticut........................                   14                   4,425,301                   1.15
Maryland...........................                   11                   3,030,415                   0.78
South Carolina.....................                   13                   2,741,964                   0.71
Utah...............................                   18                   2,497,634                   0.65
Michigan...........................                   12                   2,082,333                   0.54
Pennsylvania.......................                   10                   1,616,866                   0.42
Ohio...............................                   11                   1,482,560                   0.38
Rhode Island.......................                    6                   1,371,973                   0.35
Idaho..............................                   12                   1,350,464                   0.35
Tennessee..........................                    6                   1,076,897                   0.28
New Mexico.........................                    5                   1,045,850                   0.27
Montana............................                    4                     857,300                   0.22
Minnesota..........................                    3                     823,500                   0.21
Oklahoma...........................                    2                     614,250                   0.16
New Hampshire......................                    3                     608,000                   0.16
Delaware...........................                    4                     568,199                   0.15
Missouri...........................                    4                     453,000                   0.12
Louisiana..........................                    3                     380,000                   0.10
Indiana............................                    1                     325,000                   0.08
Iowa...............................                    2                     187,000                   0.05
Arkansas...........................                    1                     166,500                   0.04
Nebraska...........................                    1                      49,400                   0.01
                                                   -----           -----------------                 ------
Total..............................                1,419           $     386,476,243                 100.00%
                                                   =====           =================                 ======

  MORTGAGE INTEREST RATES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     AGGREGATE             % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST                  GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                    MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------         ------------------         -----------------------
3.500 - 3.999..................                  3              $          767,497                    0.20%
4.000 - 4.499..................                 36                       8,935,140                    2.31
4.500 - 4.999..................                155                      44,833,730                   11.60
5.000 - 5.499..................                366                     102,136,976                   26.43
5.500 - 5.999..................                488                     136,728,839                   35.38
6.000 - 6.499..................                265                      68,574,562                   17.74
6.500 - 6.999..................                 88                      18,808,611                    4.87
7.000 - 7.499..................                 17                       5,418,889                    1.40
7.500 - 7.999..................                  1                         272,000                    0.07
                                             -----              ------------------                  ------
Total..........................              1,419              $      386,476,243                  100.00%
                                             =====              ==================                  ======

             MORTGAGED PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS

                                                                     AGGREGATE              % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                            GROUP II             OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------          -----------------          -----------------------
Single Family Residence..........              782               $     213,351,977                    55.20%
PUD..............................              319                      84,506,520                    21.87
2-4 Family.......................              162                      52,569,258                    13.60
Condominium......................              155                      35,686,802                     9.23
Co-op............................                1                         361,686                     0.09
                                             -----               -----------------                   ------
Total............................            1,419               $     386,476,243                   100.00%
                                             =====               =================                   ======

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE                GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                   MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------          -----------------         -----------------------
Less than or equal to 50.00......               13               $       2,937,822                    0.76%
50.01 - 55.00....................                8                       2,168,547                    0.56
55.01 - 60.00....................               22                       6,640,066                    1.72
60.01 - 65.00....................               28                      10,456,970                    2.71
65.01 - 70.00....................               58                      16,252,399                    4.21
70.01 - 75.00....................              106                      34,086,930                    8.82
75.01 - 80.00....................            1,001                     269,245,366                   69.67
80.01 - 85.00....................               13                       3,531,983                    0.91
85.01 - 90.00....................              103                      25,213,435                    6.52
90.01 - 95.00....................               67                      15,942,725                    4.13
                                             -----               -----------------                  ------
Total............................            1,419               $     386,476,243                  100.00%
                                             =====               =================                  ======

                  LOAN PROGRAMS OF THE GROUP II MORTGAGE LOANS

                                                                          AGGREGATE           % OF GROUP II AGGREGATE
                                               NUMBER OF              PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP II              OUTSTANDING AS OF          OUTSTANDING AS OF
           LOAN PROGRAM                      MORTGAGE LOANS           THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------           -----------------       -----------------------
Stated Documentation................                957              $     278,293,380                  72.01%
Full/Alternative Documentation......                373                     85,801,721                  22.20
No Documentation....................                 89                     22,381,142                   5.79
                                                  -----              -----------------                 ------
Total...............................              1,419              $     386,476,243                 100.00%
                                                  =====              =================                 ======

                   FICO SCORES FOR THE GROUP II MORTGAGE LOANS

                                                                         AGGREGATE           % OF GROUP II AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP II             OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS          THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------          -----------------        ----------------------
Less than 620.......................                 1               $         424,000                   0.11%
620 - 639...........................                43                      13,224,743                   3.42
640 - 659...........................               117                      35,286,001                   9.13
660 - 679...........................               200                      61,573,014                  15.93
680 - 699...........................               257                      70,295,495                  18.19
700 - 719...........................               226                      60,442,839                  15.64
720 - 739...........................               218                      57,699,845                  14.93
740 - 759...........................               154                      37,339,242                   9.66
760 - 779...........................               126                      31,230,586                   8.08
780 - 799...........................                67                      16,520,066                   4.27
Greater than or equal to 800........                10                       2,440,413                   0.63
                                                 -----               -----------------                 ------
Total...............................             1,419               $     386,476,243                 100.00%
                                                 =====               =================                 ======

                   LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                                         AGGREGATE           % OF GROUP II AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP II             OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS          THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------          -----------------       -----------------------
Purchase............................               881               $     235,844,077                 61.02%
Refinance - Cashout.................               299                      89,361,212                 23.12
Refinance - Rate Term...............               239                      61,270,954                 15.85
                                                 -----               -----------------                ------
Total...............................             1,419               $     386,476,243                100.00%
                                                 =====               =================                ======

                 OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS

                                                                      AGGREGATE             % OF GROUP II AGGREGATE
                                          NUMBER OF                PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                           GROUP II                OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------             -----------------        -----------------------
Primary......................                 869                  $     265,592,492                   68.72%
Investment...................                 513                        110,887,508                   28.69
Second Home..................                  37                          9,996,243                    2.59
                                            -----                  -----------------                  ------
Total........................               1,419                  $     386,476,243                  100.00%
                                            =====                  =================                  ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                  PRODUCT TYPES OF THE GROUP II MORTGAGE LOANS

                                                                                           % OF GROUP II AGGREGATE
                                             NUMBER OF           AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                              GROUP II          BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                   MORTGAGE LOANS        OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------         --------------       ----------------------     -----------------------
ARM - 7 Yr./6 Mo..................                 1            $          559,400                   0.14%
ARM - 7 Yr./6 Mo. - IO............                 8                     1,993,350                   0.52
ARM - 2 Yr./6 Mo..................                35                     8,840,667                   2.29
ARM - 2 Yr./6 Mo. - IO............                58                    17,955,951                   4.65
ARM - 3 Yr./6 Mo..................                51                    11,283,433                   2.92
ARM - 3 Yr./6 Mo. - IO............               660                   184,025,498                  47.62
ARM - 3 Yr./1 Yr. - IO............                10                     1,851,207                   0.48
ARM - 5 Yr./6 Mo..................                60                    14,045,434                   3.63
ARM - 5 Yr./6 Mo. - IO............               494                   134,496,825                  34.80
ARM - 5 Yr./1 Yr. - IO............                14                     3,440,168                   0.89
ARM - 10 Yr./6 Mo. - IO...........                13                     4,472,512                   1.16
ARM - 3 Yr./1 Yr..................                 8                     2,125,538                   0.55
ARM - 5 Yr./1 Yr..................                 7                     1,386,261                   0.36
                                               -----            ------------------                 ------
Total.............................             1,419            $      386,476,243                 100.00%
                                               =====            ==================                 ======

     PREPAYMENT PENALTY TERMS ON THE GROUP II MORTGAGE LOANS AT ORIGINATION

                                                                       AGGREGATE            % OF GROUP II AGGREGATE
            PREPAYMENT                      NUMBER OF              PRINCIPAL BALANCE           PRINCIPAL BALANCE
    PENALTY TERM AT ORIGINATION              GROUP II             OUTSTANDING AS OF THE         OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS              CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------          ---------------------     -----------------------
0..............................               1,084                $     302,376,823                   78.24%
12.............................                  41                       11,286,621                    2.92
24.............................                  39                       11,900,412                    3.08
30.............................                   4                        1,256,808                    0.33
36.............................                 190                       43,545,926                   11.27
60.............................                  61                       16,109,653                    4.17
                                              -----                -----------------                  ------
Total..........................               1,419                $     386,476,243                  100.00%
                                              =====                =================                  ======

                  GROSS MARGINS OF THE GROUP II MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          -----------------         -----------------------
2.000 - 2.499..................                324               $      94,971,267                  24.57%
2.500 - 2.999..................              1,087                     289,055,838                  74.79
3.000 - 3.499..................                  1                         369,345                   0.10
3.500 - 3.999..................                  7                       2,079,793                   0.54
                                             -----               -----------------                 ------
Total..........................              1,419               $     386,476,243                 100.00%
                                             =====               =================                 ======

              MAXIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS

                                                                    AGGREGATE             % OF GROUP II AGGREGATE
                                          NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
        MAXIMUM MORTGAGE                   GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
            RATE (%)                    MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
------------------------------          --------------          -----------------         -----------------------
 9.000  -   9.499.............                  3               $         565,999                    0.15%
 9.500  -   9.999.............                 39                      10,606,325                    2.74
10.000  -  10.499.............                158                      45,614,778                   11.80
10.500  -  10.999.............                315                      90,440,291                   23.40
11.000  -  11.499.............                352                      92,927,945                   24.04
11.500  -  11.999.............                334                      90,086,977                   23.31
12.000  -  12.499.............                158                      41,326,755                   10.69
12.500  -  12.999.............                 47                      10,277,084                    2.66
13.000  -  13.499.............                 13                       4,630,089                    1.20
                                            -----               -----------------                  ------
Total..........................             1,419               $     386,476,243                  100.00%
                                            =====               =================                  ======

              MINIMUM MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE                   GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                    MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          -----------------         -----------------------
2.000 - 2.499..................                316               $      93,511,344                   24.20%
2.500 - 2.999..................              1,088                     289,809,842                   74.99
3.000 - 3.499..................                  1                         369,345                    0.10
3.500 - 3.999..................                  7                       1,725,959                    0.45
4.000 - 4.499..................                  4                         616,625                    0.16
4.500 - 4.999..................                  2                         300,753                    0.08
6.500 - 6.999..................                  1                         142,374                    0.04
                                             -----               -----------------                  ------
Total..........................              1,419               $     386,476,243                  100.00%
                                             =====               =================                  ======

                LIFETIME RATE CAPS OF THE GROUP II MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)             MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          -----------------         -----------------------
5.000..........................                518               $     140,996,790                   36.48%
6.000..........................                901                     245,479,453                   63.52
                                             -----               -----------------                  ------
Total..........................              1,419               $     386,476,243                  100.00%
                                             =====               =================                  ======

            INITIAL PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC                   GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                  MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          -----------------         -----------------------
2.000..........................                 18               $       3,976,745                    1.03%
5.000..........................              1,173                     320,594,878                   82.95
6.000..........................                228                      61,904,620                   16.02
                                             -----               -----------------                  ------
Total..........................              1,419               $     386,476,243                  100.00%
                                             =====               =================                  ======

          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP II AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
        SUBSEQUENT PERIODIC                 GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                  MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          -----------------         -----------------------
1.000..........................              1,152               $     315,768,449                   81.70%
2.000..........................                 18                       3,976,745                    1.03
5.000..........................                 21                       4,826,429                    1.25
6.000..........................                228                      61,904,620                   16.02
                                             -----               -----------------                  ------
Total..........................              1,419               $     386,476,243                  100.00%
                                             =====               =================                  ======

          MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP II MORTGAGE LOANS

                                                                                                % OF GROUP II
                                                                     AGGREGATE                    AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP II             OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------         --------------          -----------------            -----------------
June 2005.......................                 1               $         430,732                    0.11%
October 2005....................                 1                         391,500                    0.10
January 2006....................                 1                         728,000                    0.19
February 2006...................                 4                       1,782,892                    0.46
March 2006......................                59                      15,116,177                    3.91
April 2006......................                27                       8,347,317                    2.16
August 2006.....................                 2                         463,998                    0.12
September 2006..................                 4                         990,400                    0.26
October 2006....................                 2                         721,428                    0.19
November 2006...................                 1                         339,019                    0.09
December 2006...................                 1                         179,772                    0.05
January 2007....................                 8                       2,377,264                    0.62
February 2007...................                22                       8,036,818                    2.08
March 2007......................               210                      54,285,377                   14.05
April 2007......................               479                     131,891,601                   34.13
September 2008..................                 5                       2,163,898                    0.56
November 2008...................                 4                       1,827,957                    0.47
December 2008...................                 4                         829,688                    0.21
January 2009....................                 8                       2,165,758                    0.56
February 2009...................                31                       7,383,924                    1.91
March 2009......................               179                      46,452,857                   12.02
April 2009......................               344                      92,544,605                   23.95
March 2011......................                 3                         511,200                    0.13
April 2011......................                 6                       2,041,550                    0.53
January 2014....................                 1                         362,712                    0.09
February 2014...................                 1                         208,092                    0.05
March 2014......................                 1                         579,858                    0.15
April 2014......................                 7                       2,396,400                    0.62
May 2014........................                 3                         925,450                    0.24
                                             -----               -----------------                  ------
Total...........................             1,419               $     386,476,243                  100.00%
                                             =====               =================                  ======

      As of the Cut-Off Date, the Group III Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

        PRINCIPAL BALANCES OF THE GROUP III MORTGAGE LOANS AT ORIGINATION

                                                                                                  % OF GROUP III
                                                                          AGGREGATE                  AGGREGATE
                                                   NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
           PRINCIPAL BALANCE                       GROUP III            OUTSTANDING AT            OUTSTANDING AT
           AT ORIGINATION ($)                   MORTGAGE LOANS           ORIGINATION                ORIGINATION
--------------------------------------          --------------        ------------------         -----------------
300,000.01   -    350,000.00..........                16              $        5,478,213                4.51%
350,000.01   -    400,000.00..........                44                      16,824,074               13.84
400,000.01   -    450,000.00..........                40                      17,211,092               14.15
450,000.01   -    500,000.00..........                25                      11,890,700                9.78
500,000.01   -    550,000.00..........                24                      12,636,513               10.39
550,000.01   -    600,000.00..........                15                       8,666,400                7.13
600,000.01   -    650,000.00..........                27                      17,138,230               14.09
650,000.01   -    700,000.00..........                 4                       2,663,200                2.19
700,000.01   -    750,000.00..........                 3                       2,203,750                1.81
750,000.01   -    800,000.00..........                 3                       2,370,000                1.95
800,000.01   -    850,000.00..........                 1                         812,000                0.67
850,000.01   -    900,000.00..........                 3                       2,650,000                2.18
900,000.01   -    950,000.00..........                 2                       1,851,000                1.52
950,000.01   -  1,000,000.00..........                13                      12,966,599               10.66
Greater than or equal to 1,000,000.01.                 4                       6,238,200                5.13
                                                     ---              ------------------              ------
Total.................................               224              $      121,599,971              100.00%
                                                     ===              ==================              ======

    PRINCIPAL BALANCES OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                  % OF GROUP III
                                                    NUMBER OF        AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
    PRINCIPAL BALANCE AS OF THE                     GROUP III       BALANCE OUTSTANDING AS    BALANCE OUTSTANDING AS
          CUT-OFF DATE ($)                        MORTGAGE LOANS     OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
--------------------------------------            --------------    ----------------------    ----------------------
250,000.01   -    300,000.00..........                   1           $          275,000                0.23%
300,000.01   -    350,000.00..........                  16                    5,476,637                4.53
350,000.01   -    400,000.00..........                  44                   16,817,158               13.92
400,000.01   -    450,000.00..........                  40                   17,205,550               14.24
450,000.01   -    500,000.00..........                  25                   11,885,794                9.84
500,000.01   -    550,000.00..........                  24                   12,629,298               10.45
550,000.01   -    600,000.00..........                  15                    8,661,023                7.17
600,000.01   -    650,000.00..........                  27                   17,130,381               14.18
650,000.01   -    700,000.00..........                   4                    2,663,200                2.20
700,000.01   -    750,000.00..........                   3                    2,203,750                1.82
750,000.01   -    800,000.00..........                   3                    2,366,534                1.96
800,000.01   -    850,000.00..........                   1                      812,000                0.67
850,000.01   -    900,000.00..........                   3                    2,644,242                2.19
900,000.01   -    950,000.00..........                   2                    1,851,000                1.53
950,000.01   -  1,000,000.00..........                  12                   11,963,147                9.90
Greater than or equal to 1,000,000.01.                   4                    6,236,240                5.16
                                                       ---           ------------------              ------
Total.................................                 224           $      120,820,955              100.00%
                                                       ===           ==================              ======

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE
                            GROUP III MORTGAGE LOANS

                                                                                           % OF GROUP III AGGREGATE
                                               NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                               GROUP III        BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS       OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------     ----------------------     ------------------------
California.........................               118             $       65,742,567                  54.41%
Illinois...........................                16                      9,074,166                   7.51
Florida............................                15                      7,594,108                   6.29
Massachusetts......................                 9                      5,052,329                   4.18
North Carolina.....................                 6                      3,549,240                   2.94
New York...........................                 6                      3,361,498                   2.78
Nevada.............................                 6                      2,628,017                   2.18
Virginia...........................                 4                      2,513,581                   2.08
Arizona............................                 5                      2,451,296                   2.03
Texas..............................                 4                      2,388,950                   1.98
New Jersey.........................                 5                      2,151,714                   1.78
Colorado...........................                 5                      1,761,287                   1.46
Michigan...........................                 3                      1,728,321                   1.43
Maryland...........................                 3                      1,634,428                   1.35
Minnesota..........................                 3                      1,463,751                   1.21
Washington.........................                 3                      1,426,266                   1.18
Georgia............................                 3                      1,351,650                   1.12
Connecticut........................                 3                      1,329,972                   1.10
Idaho..............................                 1                        750,000                   0.62
Wisconsin..........................                 2                        740,189                   0.61
Pennsylvania.......................                 1                        630,300                   0.52
Utah...............................                 1                        619,626                   0.51
Ohio...............................                 1                        446,700                   0.37
Indiana............................                 1                        431,000                   0.36
                                                  ---             ------------------                 ------
Total..............................               224             $      120,820,955                 100.00%
                                                  ===             ==================                 ======

 MORTGAGE INTEREST RATES OF THE GROUP III MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST             GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        ------------------     ------------------         ------------------------
3.000 - 3.499..................               17              $        9,816,424                    8.12%
3.500 - 3.999..................               89                      51,680,756                   42.77
4.000 - 4.499..................               63                      31,169,127                   25.80
4.500 - 4.999..................               36                      19,639,877                   16.26
5.000 - 5.499..................               14                       6,332,850                    5.24
5.500 - 5.999..................                5                       2,181,920                    1.81
                                             ---              ------------------                  ------
Total..........................              224              $      120,820,955                  100.00%
                                             ===              ==================                  ======


            MORTGAGED PROPERTY TYPES OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                           GROUP III          OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------       ------------------         ------------------------
Single Family Residence..........             118             $       62,838,770                   52.01%
PUD..............................              74                     41,112,460                   34.03
Condominium......................              30                     15,219,825                   12.60
2-4 Family.......................               2                      1,649,900                    1.37
                                              ---             ------------------                  ------
Total............................             224             $      120,820,955                  100.00%
                                              ===             ==================                  ======


          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE           GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                       LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------      ------------------     ------------------         ------------------------
Less than or equal to 50.00......              10             $        5,817,879                   4.82%
50.01 - 55.00....................              10                      8,323,476                   6.89
55.01 - 60.00....................               8                      4,074,328                   3.37
60.01 - 65.00....................              16                      9,192,574                   7.61
65.01 - 70.00....................              33                     19,030,734                  15.75
70.01 - 75.00....................              29                     16,522,525                  13.68
75.01 - 80.00....................             111                     54,710,063                  45.28
80.01 - 85.00....................               1                        392,500                   0.32
85.01 - 90.00....................               6                      2,756,875                   2.28
                                              ---             ------------------                 ------
Total............................             224             $      120,820,955                 100.00%
                                              ===             ==================                 ======

                  LOAN PROGRAMS OF THE GROUP III MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP III AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP III          OUTSTANDING AS OF          OUTSTANDING AS OF
           LOAN PROGRAM                      MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------      ------------------------
No Documentation....................              118             $       62,998,198                52.14%
Full/Alternative Documentation......               64                     34,318,743                28.40
Stated Documentation................               39                     22,396,694                18.54
Streamline..........................                3                      1,107,319                 0.92
                                                  ---             ------------------               ------
Total...............................              224             $      120,820,955               100.00%
                                                  ===             ==================               ======

                  FICO SCORES FOR THE GROUP III MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP III AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP III          OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------      ------------------------
Less than 620.......................                 1            $          387,489                 0.32%
620 - 639...........................                 5                     2,414,162                 2.00
640 - 659...........................                 8                     4,505,398                 3.73
660 - 679...........................                19                     9,794,353                 8.11
680 - 699...........................                20                    10,068,906                 8.33
700 - 719...........................                37                    20,477,773                16.95
720 - 739...........................                41                    23,269,419                19.26
740 - 759...........................                42                    24,580,192                20.34
760 - 779...........................                26                    14,057,531                11.64
780 - 799...........................                23                    10,462,533                 8.66
Greater than or equal to 800........                 2                       803,200                 0.66
                                                   ---            ------------------               ------
Total...............................               224            $      120,820,955               100.00%
                                                   ===            ==================               ======

                  LOAN PURPOSE OF THE GROUP III MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP III AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                               GROUP III          OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------      ------------------------
Purchase............................              127             $       67,291,901               55.70%
Refinance - Rate Term...............               66                     37,962,726               31.42
Refinance - Cashout.................               31                     15,566,328               12.88
                                                  ---             ------------------              ------
Total...............................              224             $      120,820,955              100.00%
                                                  ===             ==================              ======

                OCCUPANCY STATUS OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP III AGGREGATE
                                          NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          GROUP III           OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------       ------------------------
Primary......................                207              $      112,959,834                  93.49%
Second Home..................                 14                       6,369,621                   5.27
Investment...................                  3                       1,491,500                   1.23
                                             ---              ------------------                 ------
Total........................                224              $      120,820,955                 100.00%
                                             ===              ==================                 ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                  PRODUCT TYPES OF THE GROUP III MORTGAGE LOANS

                                                                                           % OF GROUP III AGGREGATE
                                             NUMBER OF           AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                         GROUP III MORTGAGE     BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                       LOANS             OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------       ------------------     ----------------------     ------------------------
ARM - 3 Yr./1 Yr. - IO............              158             $       87,111,000                   72.10%
ARM - 3 Yr./1 Yr..................               66                     33,709,955                   27.90
                                                ---             ------------------                  ------
Total.............................              224             $      120,820,955                  100.00%
                                                ===             ==================                  ======


     PREPAYMENT PENALTY TERMS ON THE GROUP III MORTGAGE LOANS AT ORIGINATION

                                                                    AGGREGATE           % OF GROUP III AGGREGATE
            PREPAYMENT                      NUMBER OF            PRINCIPAL BALANCE           PRINCIPAL BALANCE
    PENALTY TERM AT ORIGINATION             GROUP III          OUTSTANDING AS OF THE         OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS           CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------       ---------------------    ------------------------
0..............................                224              $      120,820,955               100.00%
                                               ---              ------------------               ------
Total..........................                224              $      120,820,955               100.00%
                                               ===              ==================               ======

                  GROSS MARGINS OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                    LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        ------------------     ------------------        ------------------------
2.000 - 2.499..................               209             $      113,663,602                  94.08%
2.500 - 2.999..................                15                      7,157,353                   5.92
                                              ---             ------------------                 ------
Total..........................               224             $      120,820,955                 100.00%
                                              ===             ==================                 ======

             MAXIMUM MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS

                                                                   AGGREGATE             % OF GROUP III AGGREGATE
                                            NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
          MAXIMUM MORTGAGE              GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
              RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
------------------------------          ------------------     ------------------        ------------------------
 9.000  -  9.499..............                 17              $        9,816,424                  8.12%
 9.500  -  9.999..............                 90                      52,228,035                 43.23
10.000  - 10.499..............                 63                      31,169,127                 25.80
10.500  - 10.999..............                 35                      19,092,599                 15.80
11.000  - 11.499..............                 14                       6,332,850                  5.24
11.500  - 11.999..............                  5                       2,181,920                  1.81
                                              ---              ------------------                ------
Total.........................                224              $      120,820,955                100.00%
                                              ===              ==================                ======

             MINIMUM MORTGAGE RATES OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE              GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------          ------------------     ------------------        ------------------------
2.000  -  2.499..............                 207             $      112,743,602                 93.31%
2.500  -  2.999..............                  17                      8,077,353                  6.69
                                              ---             ------------------                ------
Total........................                 224             $      120,820,955                100.00%
                                              ===             ==================                ======

               LIFETIME RATE CAPS OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)                 LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        ------------------     ------------------        ------------------------
5.000..........................                1              $          547,278                   0.45%
6.000..........................              223                     120,273,677                  99.55
                                             ---              ------------------                 ------
Total..........................              224              $      120,820,955                 100.00%
                                             ===              ==================                 ======

           INITIAL PERIODIC RATE CAPS OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC              GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        ------------------     ------------------        ------------------------
2.000..........................               223             $      120,273,677                 99.55%
5.000..........................                 1                        547,278                  0.45
                                              ---             ------------------                ------
Total..........................               224             $      120,820,955                100.00%
                                              ===             ==================                ======

          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP III MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP III AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP III MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
SUBSEQUENT PERIODIC RATE CAP (%)            LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------       ------------------     ------------------        ------------------------
2.000..........................               224             $      120,820,955                 100.00%
                                              ---             ------------------                 ------
Total..........................               224             $      120,820,955                 100.00%
                                              ===             ==================                 ======

          MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP III MORTGAGE LOANS

                                                                                            % OF GROUP III
                                                                  AGGREGATE                    AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                           GROUP III          OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------      --------------       ------------------           -----------------
January 2007.......................             1             $          547,278                   0.45%
March 2007.........................             7                      3,188,465                   2.64
April 2007.........................           150                     81,278,636                  67.27
May 2007...........................            66                     35,806,576                  29.64
                                              ---             ------------------                 ------
Total..............................           224             $      120,820,955                 100.00%
                                              ===             ==================                 ======

      As of the Cut-Off Date, the Group IV Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

        PRINCIPAL BALANCES OF THE GROUP IV MORTGAGE LOANS AT ORIGINATION

                                                                 AGGREGATE
                                          NUMBER OF          PRINCIPAL BALANCE       % OF GROUP IV AGGREGATE
       PRINCIPAL BALANCE                   GROUP IV           OUTSTANDING AT            PRINCIPAL BALANCE
       AT ORIGINATION ($)               MORTGAGE LOANS          ORIGINATION         OUTSTANDING AT ORIGINATION
-------------------------------         --------------       ------------------     --------------------------
         1  -     50,000.00....                1             $           49,750                 0.08%
 50,000.01  -    100,000.00....                8                        697,350                 1.10
100,000.01  -    150,000.00....               19                      2,455,500                 3.86
150,000.01  -    200,000.00....               24                      4,125,250                 6.48
200,000.01  -    250,000.00....               24                      5,518,800                 8.68
250,000.01  -    300,000.00....               20                      5,590,335                 8.79
300,000.01  -    350,000.00....               21                      6,851,850                10.77
350,000.01  -    400,000.00....               21                      7,952,250                12.50
400,000.01  -    450,000.00....               15                      6,321,450                 9.94
450,000.01  -    500,000.00....               13                      6,347,200                 9.98
500,000.01  -    550,000.00....                2                      1,039,100                 1.63
550,000.01  -    600,000.00....                8                      4,579,200                 7.20
600,000.01  -    650,000.00....                4                      2,492,700                 3.92
650,000.01  -    700,000.00....                1                        680,000                 1.07
700,000.01  -    750,000.00....                2                      1,437,000                 2.26
750,000.01  -    800,000.00....                1                        800,000                 1.26
800,000.01  -    850,000.00....                1                        840,000                 1.32
850,000.01  -    900,000.00....                1                        897,000                 1.41
900,000.01  -    950,000.00....                1                        940,000                 1.48
950,000.01  -  1,000,000.00....                4                      4,000,000                 6.29
                                             ---             ------------------               ------
Total..........................              191             $       63,614,735               100.00%
                                             ===             ==================               ======

    PRINCIPAL BALANCES OF THE GROUP IV MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                           % OF GROUP IV AGGREGATE
                                             NUMBER OF            AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
PRINCIPAL BALANCE AS OF THE CUT-OFF           GROUP IV          BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
             DATE ($)                      MORTGAGE LOANS         OF THE CUT-OFF DATE           CUT-OFF DATE
-----------------------------------        --------------       ----------------------     -----------------------
         1  -     50,000.00.......                1             $           49,750                    0.08%
 50,000.01  -    100,000.00.......                8                        697,137                    1.10
100,000.01  -    150,000.00.......               19                      2,455,327                    3.86
150,000.01  -    200,000.00.......               24                      4,125,250                    6.49
200,000.01  -    250,000.00.......               24                      5,515,917                    8.67
250,000.01  -    300,000.00.......               20                      5,585,892                    8.78
300,000.01  -    350,000.00.......               21                      6,851,750                   10.77
350,000.01  -    400,000.00.......               21                      7,952,250                   12.50
400,000.01  -    450,000.00.......               15                      6,320,802                    9.94
450,000.01  -    500,000.00.......               13                      6,346,626                    9.98
500,000.01  -    550,000.00.......                2                      1,039,100                    1.63
550,000.01  -    600,000.00.......                8                      4,579,200                    7.20
600,000.01  -    650,000.00.......                4                      2,492,700                    3.92
650,000.01  -    700,000.00.......                1                        680,000                    1.07
700,000.01  -    750,000.00.......                2                      1,437,000                    2.26
750,000.01  -    800,000.00.......                1                        800,000                    1.26
800,000.01  -    850,000.00.......                1                        840,000                    1.32
850,000.01  -    900,000.00.......                1                        897,000                    1.41
900,000.01  -    950,000.00.......                1                        940,000                    1.48
950,000.01  -  1,000,000.00.......                4                      4,000,000                    6.29
                                                ---             ------------------                  ------
Total.............................              191             $       63,605,701                  100.00%
                                                ===             ==================                  ======

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                         OF THE GROUP IV MORTGAGE LOANS

                                                                                           % OF GROUP IV AGGREGATE
                                               NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                                GROUP IV        BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS       OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------     ----------------------     -----------------------
California..........................               96             $       40,080,959                 63.01%
Georgia.............................                9                      2,756,596                  4.33
Arizona.............................               12                      2,683,900                  4.22
Florida.............................               10                      2,431,787                  3.82
Colorado............................               11                      2,357,600                  3.71
New York............................                4                      2,303,750                  3.62
Nevada..............................                6                      1,587,900                  2.50
Washington..........................                7                      1,539,950                  2.42
Illinois............................                4                      1,432,300                  2.25
Ohio................................                5                        985,902                  1.55
Oregon..............................                4                        809,342                  1.27
Tennessee...........................                2                        702,232                  1.10
Connecticut.........................                1                        499,426                  0.79
Michigan............................                2                        488,000                  0.77
Maryland............................                3                        466,100                  0.73
New Jersey..........................                1                        390,000                  0.61
North Carolina......................                3                        390,000                  0.61
Montana.............................                2                        366,206                  0.58
Utah................................                2                        315,400                  0.50
Virginia............................                1                        244,000                  0.38
Rhode Island........................                1                        223,000                  0.35
Texas...............................                1                        185,500                  0.29
South Carolina......................                1                        134,300                  0.21
Louisiana...........................                1                        115,000                  0.18
Missouri............................                1                         66,800                  0.11
New Mexico..........................                1                         49,750                  0.08
                                                  ---             ------------------                ------
Total...............................              191             $       63,605,701                100.00%
                                                  ===             ==================                ======

  MORTGAGE INTEREST RATES OF THE GROUP IV MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  AGGREGATE             % OF GROUP IV AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST             GROUP IV MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
3.000 - 3.499..................                 1             $          232,600                   0.37%
3.500 - 3.999..................                20                      7,872,989                  12.38
4.000 - 4.499..................                55                     19,644,897                  30.89
4.500 - 4.999..................                59                     19,491,410                  30.64
5.000 - 5.499..................                47                     13,550,063                  21.30
5.500 - 5.999..................                 9                      2,813,742                   4.42
                                              ---             ------------------                 ------
Total..........................               191             $       63,605,701                 100.00%
                                              ===             ==================                 ======

            MORTGAGED PROPERTY TYPES OF THE GROUP IV MORTGAGE LOANS

                                                                  AGGREGATE              % OF GROUP IV AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                            GROUP IV          OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------         -----------------------
Single Family Residence........               123             $       43,512,289                  68.41%
PUD............................                39                     12,178,946                  19.15
Condominium....................                29                      7,914,467                  12.44
                                              ---             ------------------                 ------
Total..........................               191             $       63,605,701                 100.00%
                                              ===             ==================                 ======

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP IV MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP IV AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE           GROUP IV MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                       LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
55.01 - 60.00..................                2              $        1,499,426                  2.36%
60.01 - 65.00..................                4                         806,000                  1.27
65.01 - 70.00..................                7                       3,361,250                  5.28
70.01 - 75.00..................               16                       4,656,417                  7.32
75.01 - 80.00..................              159                      52,672,549                 82.81
80.01 - 85.00..................                1                         115,000                  0.18
85.01 - 90.00..................                1                          91,500                  0.14
90.01 - 95.00..................                1                         403,560                  0.63
                                             ---              ------------------                ------
Total..........................              191              $       63,605,701                100.00%
                                             ===              ==================                ======

                  LOAN PROGRAMS OF THE GROUP IV MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP IV AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP IV          OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------      -----------------------
Stated Documentation................             125              $       43,779,164                 68.83%
Full/Alternative Documentation......              66                      19,826,537                 31.17
                                                 ---              ------------------                ------
Total...............................             191              $       63,605,701                100.00%
                                                 ===              ==================                ======

                   FICO SCORES FOR THE GROUP IV MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP IV AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP IV          OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------      -----------------------
620 - 639...........................                1             $          288,800                 0.45%
640 - 659...........................                5                      1,666,660                 2.62
660 - 679...........................               31                     10,818,114                17.01
680 - 699...........................               46                     16,902,135                26.57
700 - 719...........................               34                     10,847,962                17.06
720 - 739...........................               19                      6,440,330                10.13
740 - 759...........................               24                      8,655,350                13.61
760 - 779...........................               24                      5,983,450                 9.41
780 - 799...........................                6                      1,847,000                 2.90
Greater than or equal to 800........                1                        155,900                 0.25
                                                  ---             ------------------               ------
Total...............................              191             $       63,605,701               100.00%
                                                  ===             ==================               ======

                   LOAN PURPOSE OF THE GROUP IV MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP IV AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP IV          OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------      -----------------------
Purchase............................               109            $       36,931,757                58.06%
Refinance - Rate Term...............                52                    16,543,288                26.01
Refinance - Rate Cashout............                30                    10,130,656                15.93
                                                   ---            ------------------               ------
Total...............................               191            $       63,605,701               100.00%
                                                   ===            ==================               ======

                 OCCUPANCY STATUS OF THE GROUP IV MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP IV AGGREGATE
                                          NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                           GROUP IV           OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------        -----------------------
Primary......................                186              $       62,689,515                   98.56%
Investment...................                  5                         916,187                    1.44
                                             ---              ------------------                  ------
Total........................                191              $       63,605,701                  100.00%
                                             ===              ==================                  ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                  PRODUCT TYPES OF THE GROUP IV MORTGAGE LOANS

                                                                                         % OF GROUP IV AGGREGATE
                                             NUMBER OF         AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                         GROUP IV MORTGAGE    BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                       LOANS           OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------       -----------------    ----------------------     -----------------------
ARM - 3 Yr./6 Mo..................               7              $        2,566,640                  4.04%
ARM - 3 Yr./6 Mo. - IO............             184                      61,039,062                 95.96
                                               ---              ------------------                ------
Total.............................             191              $       63,605,701                100.00%
                                               ===              ==================                ======

     PREPAYMENT PENALTY TERMS ON THE GROUP IV MORTGAGE LOANS AT ORIGINATION

                                                                   AGGREGATE            % OF GROUP IV AGGREGATE
            PREPAYMENT                      NUMBER OF          PRINCIPAL BALANCE           PRINCIPAL BALANCE
    PENALTY TERM AT ORIGINATION              GROUP IV         OUTSTANDING AS OF THE         OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS          CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------      ---------------------     -----------------------
0..............................                160              $       55,317,649                86.97%
36.............................                 31                       8,288,052                13.03
                                               ---              ------------------               ------
Total..........................                191              $       63,605,701               100.00%
                                               ===              ==================               ======

                  GROSS MARGINS OF THE GROUP IV MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP IV AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP IV MORTGAGE         OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                    LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------         -----------------         -----------------------
2.000 - 2.499..................               191                $      63,605,701                  100.00%
                                              ---                -----------------                  ------
Total..........................               191                $      63,605,701                  100.00%
                                              ===                =================                  ======

              MAXIMUM MORTGAGE RATES OF THE GROUP IV MORTGAGE LOANS

                                                                AGGREGATE             % OF GROUP IV AGGREGATE
                                         NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
       MAXIMUM MORTGAGE              GROUP IV MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------        -----------------      ------------------        -----------------------
 9.000  -   9.499............                1              $          232,600                   0.37%
 9.500  -   9.999............               20                       7,872,989                  12.38
10.000  -  10.499............               55                      19,644,897                  30.89
10.500  -  10.999............               59                      19,491,410                  30.64
11.000  -  11.499............               47                      13,550,063                  21.30
11.500  -  11.999............                9                       2,813,742                   4.42
                                           ---              ------------------                 ------
Total........................              191              $       63,605,701                 100.00%
                                           ===              ==================                 ======

              MINIMUM MORTGAGE RATES OF THE GROUP IV MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP IV AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE              GROUP IV MORTGAGE         OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------         -----------------         -----------------------
2.000 - 2.499..................               191                $      63,605,701                 100.00%
                                              ---                -----------------                 ------
Total..........................               191                $      63,605,701                 100.00%
                                              ===                =================                 ======

                LIFETIME RATE CAPS OF THE GROUP IV MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP IV AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP IV MORTGAGE         OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)                 LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------         -----------------         -----------------------
6.000..........................              191                 $      63,605,701                 100.00%
                                             ---                 -----------------                 ------
Total..........................              191                 $      63,605,701                 100.00%
                                             ===                 =================                 ======

            INITIAL PERIODIC RATE CAPS OF THE GROUP IV MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP IV AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC              GROUP IV MORTGAGE         OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------         -----------------         -----------------------
5.000..........................               191                $      63,605,701                 100.00%
                                              ---                -----------------                 ------
Total..........................               191                $      63,605,701                 100.00%
                                              ===                =================                 ======

          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP IV MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP IV AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP IV MORTGAGE         OUTSTANDING AS OF            OUTSTANDING AS OF
 SUBSEQUENT PERIODIC RATE CAP (%)            LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------      -----------------         -----------------         -----------------------
1.000..........................               191                $      63,605,701                 100.00%
                                              ---                -----------------                 ------
Total..........................               191                $      63,605,701                 100.00%
                                              ===                =================                 ======

          MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP IV MORTGAGE LOANS

                                                                                             % OF GROUP IV
                                                                  AGGREGATE                    AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP IV          OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------         --------------       ------------------           -----------------
July 2006.......................                1             $          403,560                   0.63%
August 2006.....................                1                        268,097                   0.42
December 2006...................                1                        388,000                   0.61
January 2007....................                2                      1,089,942                   1.71
March 2007......................                2                        616,800                   0.97
April 2007......................              112                     33,482,002                  52.64
May 2007........................               72                     27,357,300                  43.01
                                              ---             ------------------                 ------
Total...........................              191             $       63,605,701                 100.00%
                                              ===             ==================                 ======

      As of the Cut-Off Date, the Group V Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

         PRINCIPAL BALANCES OF THE GROUP V MORTGAGE LOANS AT ORIGINATION

                                                                  AGGREGATE
                                            NUMBER OF         PRINCIPAL BALANCE        % OF GROUP V AGGREGATE
     PRINCIPAL BALANCE                       GROUP V           OUTSTANDING AT            PRINCIPAL BALANCE
     AT ORIGINATION ($)                   MORTGAGE LOANS         ORIGINATION         OUTSTANDING AT ORIGINATION
-----------------------------             --------------      ------------------     --------------------------
 50,000.01 - 100,000.00......                   8             $          649,250                0.98%
100,000.01 - 150,000.00......                  28                      3,563,250                5.41
150,000.01 - 200,000.00......                  27                      4,843,200                7.35
200,000.01 - 250,000.00......                  22                      5,029,650                7.63
250,000.01 - 300,000.00......                  20                      5,456,100                8.28
300,000.01 - 350,000.00......                  15                      4,901,400                7.44
350,000.01 - 400,000.00......                  17                      6,403,950                9.71
400,000.01 - 450,000.00......                  23                      9,840,600               14.93
450,000.01 - 500,000.00......                  10                      4,840,350                7.34
500,000.01 - 550,000.00......                  13                      6,802,550               10.32
550,000.01 - 600,000.00......                   6                      3,427,100                5.20
600,000.01 - 650,000.00......                   6                      3,803,500                5.77
650,000.01 - 700,000.00......                   1                        700,000                1.06
700,000.01 - 750,000.00......                   1                        750,000                1.14
750,000.01 - 800,000.00......                   4                      3,141,000                4.76
850,000.01 - 900,000.00......                   1                        860,000                1.30
900,000.01 - 950,000.00......                   1                        910,000                1.38
                                              ---             ------------------              ------
Total........................                 203             $       65,921,900              100.00%
                                              ===             ==================              ======

     PRINCIPAL BALANCES OF THE GROUP V MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                         % OF GROUP V AGGREGATE
                                               NUMBER OF        AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
PRINCIPAL BALANCE AS OF THE CUT-OFF            GROUP V         BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
              DATE ($)                      MORTGAGE LOANS      OF THE CUT-OFF DATE           CUT-OFF DATE
-----------------------------------         --------------     ----------------------    -----------------------
 50,000.01 - 100,000.00......                       8          $          649,168                  0.98%
100,000.01 - 150,000.00......                      28                   3,563,005                  5.41
150,000.01 - 200,000.00......                      27                   4,842,809                  7.35
200,000.01 - 250,000.00......                      22                   5,029,650                  7.63
250,000.01 - 300,000.00......                      20                   5,456,034                  8.28
300,000.01 - 350,000.00......                      15                   4,900,991                  7.43
350,000.01 - 400,000.00......                      17                   6,402,558                  9.71
400,000.01 - 450,000.00......                      23                   9,840,059                 14.93
450,000.01 - 500,000.00......                      10                   4,840,350                  7.34
500,000.01 - 550,000.00......                      13                   6,802,550                 10.32
550,000.01 - 600,000.00......                       6                   3,427,100                  5.20
600,000.01 - 650,000.00......                       6                   3,803,500                  5.77
650,000.01 - 700,000.00......                       1                     700,000                  1.06
700,000.01 - 750,000.00......                       1                     750,000                  1.14
750,000.01 - 800,000.00......                       4                   3,141,000                  4.76
850,000.01 - 900,000.00......                       1                     860,000                  1.30
900,000.01 - 950,000.00......                       1                     910,000                  1.38
                                                  ---          ------------------                ------
Total........................                     203          $       65,918,774                100.00%
                                                  ===          ==================                ======

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES
                         OF THE GROUP V MORTGAGE LOANS

                                                                                            % OF GROUP V AGGREGATE
                                               NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                                GROUP V         BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS       OF THE CUT-OFF DATE            CUT-OFF DATE
------------------------------------         --------------     ----------------------      ----------------------
California..........................              104             $       42,484,962                 64.45%
Virginia............................                9                      3,283,400                  4.98
Washington..........................               14                      2,702,247                  4.10
Colorado............................                9                      2,656,000                  4.03
Maryland............................                5                      2,077,300                  3.15
Georgia.............................               10                      2,001,550                  3.04
North Carolina......................               10                      1,560,100                  2.37
Oregon..............................                9                      1,558,850                  2.36
Florida.............................                6                      1,250,655                  1.90
New York............................                3                      1,036,391                  1.57
Illinois............................                2                        922,000                  1.40
Arizona.............................                5                        697,500                  1.06
Texas...............................                2                        610,800                  0.93
Nevada..............................                2                        546,600                  0.83
New Jersey..........................                2                        496,000                  0.75
Ohio................................                1                        496,000                  0.75
Massachusetts.......................                1                        260,800                  0.40
District of Columbia................                1                        255,200                  0.39
Missouri............................                1                        159,900                  0.24
Michigan............................                1                        152,800                  0.23
Montana.............................                1                        140,000                  0.21
Utah................................                1                        136,799                  0.21
Connecticut.........................                1                        135,000                  0.20
Tennessee...........................                1                        116,400                  0.18
South Carolina......................                1                        101,600                  0.15
Delaware............................                1                         79,918                  0.12
                                                  ---             ------------------                ------
Total...............................              203             $       65,918,774                100.00%
                                                  ===             ==================                ======

  MORTGAGE INTEREST RATES OF THE GROUP V MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST                  GROUP V           OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                    MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------       ------------------         ----------------------
3.500 - 3.999..................                1              $          172,800                   0.26%
4.000 - 4.499..................               18                       6,137,711                   9.31
4.500 - 4.999..................               93                      35,225,386                  53.44
5.000 - 5.499..................               52                      15,255,988                  23.14
5.500 - 5.999..................               35                       8,444,489                  12.81
6.000 - 6.499..................                4                         682,400                   1.04
                                             ---              ------------------                 ------
Total..........................              203              $       65,918,774                 100.00%
                                             ===              ==================                 ======

             MORTGAGED PROPERTY TYPES OF THE GROUP V MORTGAGE LOANS

                                                                  AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                            GROUP V           OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------       ------------------         ----------------------
Single Family Residence..........             133             $       45,623,568                   69.21%
PUD..............................              37                     10,822,900                   16.42
Condominium......................              33                      9,472,305                   14.37
                                              ---             ------------------                  ------
Total............................             203             $       65,918,774                  100.00%
                                              ===             ==================                  ======

           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP V MORTGAGE LOANS

                                                                  AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE                GROUP V           OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                   MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------       ------------------         ----------------------
55.01 - 60.00..................                 1             $          149,500                   0.23%
60.01 - 65.00..................                 6                      2,943,500                   4.47
65.01 - 70.00..................                 6                      3,552,000                   5.39
70.01 - 75.00..................                19                      8,138,650                  12.35
75.01 - 80.00..................               171                     51,135,124                  77.57
                                              ---             ------------------                 ------
Total..........................               203             $       65,918,774                 100.00%
                                              ===             ==================                 ======

                   LOAN PROGRAMS OF THE GROUP V MORTGAGE LOANS

                                                                      AGGREGATE            % OF GROUP V AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP V           OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------       ----------------------
Stated Documentation................             141              $       49,136,974                 74.54%
Full/Alternative Documentation......              62                      16,781,799                 25.46
                                                 ---              ------------------                ------
Total...............................             203              $       65,918,774                100.00%
                                                 ===              ==================                ======

                   FICO SCORES FOR THE GROUP V MORTGAGE LOANS

                                                                      AGGREGATE            % OF GROUP V AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP V           OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------       ----------------------
620 - 639...........................                1             $          530,000                0.80%
640 - 659...........................               12                      3,332,799                5.06
660 - 679...........................               21                      7,066,561               10.72
680 - 699...........................               47                     15,550,015               23.59
700 - 719...........................               29                      9,337,280               14.16
720 - 739...........................               32                      9,304,500               14.12
740 - 759...........................               32                     11,163,500               16.94
760 - 779...........................               20                      6,876,318               10.43
780 - 799...........................                9                      2,757,800                4.18
                                                  ---             ------------------              ------
Total...............................              203             $       65,918,774              100.00%
                                                  ===             ==================              ======

                   LOAN PURPOSE OF THE GROUP V MORTGAGE LOANS

                                                                      AGGREGATE            % OF GROUP V AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP V           OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------       ----------------------
Purchase............................              101             $       28,443,604                 43.15%
Refinance - Rate Term...............               58                     20,569,299                 31.20
Refinance - Cashout.................               44                     16,905,870                 25.65
                                                  ---             ------------------                ------
Total...............................              203             $       65,918,774                100.00%
                                                  ===             ==================                ======

                 OCCUPANCY STATUS OF THE GROUP V MORTGAGE LOANS

                                                                 AGGREGATE              % OF GROUP V AGGREGATE
                                          NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                           GROUP V            OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------        ----------------------
Primary......................               196               $       63,811,074                  96.80%
Investment...................                 7                        2,107,700                   3.20
                                            ---               ------------------                 ------
Total........................               203               $       65,918,774                 100.00%
                                            ===               ==================                 ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                   PRODUCT TYPES OF THE GROUP V MORTGAGE LOANS

                                                                                          % OF GROUP V AGGREGATE
                                             NUMBER OF         AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                              GROUP V         BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                   MORTGAGE LOANS      OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------         --------------     ----------------------      ----------------------
ARM - 5 Yr./6 Mo..................              13              $        4,169,294                 6.32%
ARM - 5 Yr./6 Mo. - IO............             190                      61,749,480                93.68
                                               ---              ------------------               ------
Total.............................             203              $       65,918,774               100.00%
                                               ===              ==================               ======

      PREPAYMENT PENALTY TERMS ON THE GROUP V MORTGAGE LOANS AT ORIGINATION

                                                                     AGGREGATE            % OF GROUP V AGGREGATE
                                             NUMBER OF           PRINCIPAL BALANCE           PRINCIPAL BALANCE
             PREPAYMENT                       GROUP V          OUTSTANDING AS OF THE         OUTSTANDING AS OF
PENALTY TERM AT ORIGINATION (MONTHS)       MORTGAGE LOANS          CUT-OFF DATE              THE CUT-OFF DATE
------------------------------------       --------------      ---------------------      ----------------------
0..............................                 181             $       58,969,518                  89.46%
30.............................                   1                        163,000                   0.25
36.............................                  21                      6,786,255                  10.29
                                                ---             ------------------                 ------
Total..........................                 203             $       65,918,774                 100.00%
                                                ===             ==================                 ======

                   GROSS MARGINS OF THE GROUP V MORTGAGE LOANS

                                                                     AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP V              OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          ------------------         ----------------------
2.000 - 2.499..................               203                $      65,918,774                 100.00%
                                              ---                -----------------                 ------
Total..........................               203                $      65,918,774                 100.00%
                                              ===                =================                 ======

              MAXIMUM MORTGAGE RATES OF THE GROUP V MORTGAGE LOANS

                                                                AGGREGATE              % OF GROUP V AGGREGATE
                                         NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
       MAXIMUM MORTGAGE                   GROUP V           OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE (%)                    MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------          --------------       ------------------         ----------------------
 8.500  -   8.999............                 1             $          172,800                   0.26%
 9.000  -   9.499............                18                      6,137,711                   9.31
 9.500  -   9.999............                93                     35,225,386                  53.44
10.000  -  10.499............                52                     15,255,988                  23.14
10.500  -  10.999............                35                      8,444,489                  12.81
11.000  -  11.499............                 4                        682,400                   1.04
                                            ---             ------------------                 ------
Total........................               203             $       65,918,774                 100.00%
                                            ===             ==================                 ======

              MINIMUM MORTGAGE RATES OF THE GROUP V MORTGAGE LOANS

                                                                     AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE                   GROUP V              OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                    MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          ------------------         ----------------------
2.000 - 2.499..................              203                 $      65,918,774                 100.00%
                                             ---                 -----------------                 ------
Total..........................              203                 $      65,918,774                 100.00%
                                             ===                 =================                 ======

                LIFETIME RATE CAPS OF THE GROUP V MORTGAGE LOANS

                                                                     AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP V              OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)             MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          ------------------         ----------------------
5.000..........................               203                $      65,918,774                 100.00%
                                              ---                -----------------                 ------
Total..........................               203                $      65,918,774                 100.00%
                                              ===                =================                 ======

            INITIAL PERIODIC RATE CAPS OF THE GROUP V MORTGAGE LOANS

                                                                     AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC                   GROUP V              OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                  MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------          ------------------         ----------------------
5.000..........................               203                $      65,918,774                 100.00%
                                              ---                -----------------                 ------
Total..........................               203                $      65,918,774                 100.00%
                                              ===                =================                 ======

           SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP V MORTGAGE LOANS

                                                                     AGGREGATE              % OF GROUP V AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP V              OUTSTANDING AS OF            OUTSTANDING AS OF
SUBSEQUENT PERIODIC RATE CAP (%)        MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------        --------------          ------------------          ----------------------
1.000..........................              203                 $      65,918,774                 100.00%
                                             ---                 -----------------                 ------
Total..........................              203                 $      65,918,774                 100.00%
                                             ===                 =================                 ======

           MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP V MORTGAGE LOANS

                                                                                             % OF GROUP V
                                                                  AGGREGATE                    AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP V           OUTSTANDING AS OF            OUTSTANDING AS OF
  MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------        --------------        ------------------           -----------------
April 2009.....................              132              $       40,641,177                  61.65%
May 2009.......................               71                      25,277,597                  38.35
                                             ---              ------------------                 ------
Total..........................              203              $       65,918,774                 100.00%
                                             ===              ==================                 ======

      As of the Cut-Off Date, the Group VI Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

        PRINCIPAL BALANCES OF THE GROUP VI MORTGAGE LOANS AT ORIGINATION

                                                                 AGGREGATE
                                          NUMBER OF          PRINCIPAL BALANCE       % OF GROUP VI AGGREGATE
       PRINCIPAL BALANCE                   GROUP VI           OUTSTANDING AT            PRINCIPAL BALANCE
       AT ORIGINATION ($)               MORTGAGE LOANS          ORIGINATION         OUTSTANDING AT ORIGINATION
------------------------------          --------------       ------------------     --------------------------
 50,000.01 -     100,000.00...               1               $           93,000                0.31%
100,000.01 -     150,000.00...               4                          506,550                1.68
150,000.01 -     200,000.00...               3                          544,800                1.80
200,000.01 -     250,000.00...               7                        1,619,044                5.36
250,000.01 -     300,000.00...              12                        3,428,650               11.35
300,000.01 -     350,000.00...               6                        1,961,750                6.50
350,000.01 -     400,000.00...              13                        4,922,100               16.30
400,000.01 -     450,000.00...              14                        5,958,200               19.73
450,000.01 -     500,000.00...               4                        1,840,600                6.09
500,000.01 -     550,000.00...               4                        2,120,550                7.02
550,000.01 -     600,000.00...               5                        2,872,400                9.51
650,000.01 -     700,000.00...               1                          700,000                2.32
800,000.01 -     850,000.00...               2                        1,656,150                5.48
950,000.01 -   1,000,000.00...               2                        1,980,000                6.56
                                            --               ------------------              ------
Total.........................              78               $       30,203,794              100.00%
                                            ==               ==================              ======

    PRINCIPAL BALANCES OF THE GROUP VI MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                         % OF GROUP VI AGGREGATE
                                             NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
PRINCIPAL BALANCE AS OF THE CUT-OFF           GROUP VI        BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
             DATE ($)                      MORTGAGE LOANS       OF THE CUT-OFF DATE           CUT-OFF DATE
-----------------------------------        --------------     ----------------------     -----------------------
 50,000.01 -     100,000.00.......               1              $           93,000                 0.31%
100,000.01 -     150,000.00.......               4                         505,083                 1.67
150,000.01 -     200,000.00.......               3                         544,600                 1.81
200,000.01 -     250,000.00.......               7                       1,617,180                 5.36
250,000.01 -     300,000.00.......              12                       3,428,551                11.36
300,000.01 -     350,000.00.......               6                       1,960,046                 6.50
350,000.01 -     400,000.00.......              14                       5,309,368                17.60
400,000.01 -     450,000.00.......              13                       5,550,843                18.40
450,000.01 -     500,000.00.......               4                       1,838,944                 6.10
500,000.01 -     550,000.00.......               4                       2,117,997                 7.02
550,000.01 -     600,000.00.......               5                       2,869,556                 9.51
650,000.01 -     700,000.00.......               1                         699,139                 2.32
800,000.01 -     850,000.00.......               2                       1,654,317                 5.48
950,000.01 -   1,000,000.00.......               2                       1,979,813                 6.56
                                                --              ------------------               ------
Total.............................              78              $       30,168,437               100.00%
                                                ==              ==================               ======

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP VI MORTGAGE
                                     LOANS

                                                                                           % OF GROUP VI AGGREGATE
                                               NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                                GROUP VI        BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS       OF THE CUT-OFF DATE            CUT-OFF DATE
------------------------------------         --------------     ----------------------     -----------------------
California..........................              16              $        7,278,641               24.13%
Virginia............................              13                       4,932,103               16.35
Texas...............................              11                       4,056,050               13.44
Georgia.............................               8                       3,348,482               11.10
Maryland............................               5                       2,319,091                7.69
Florida.............................               3                       1,146,642                3.80
New Jersey..........................               2                         841,842                2.79
North Carolina......................               3                         793,844                2.63
Illinois............................               2                         787,367                2.61
Arizona.............................               2                         733,300                2.43
Missouri............................               2                         616,946                2.05
Kansas..............................               1                         560,341                1.86
Minnesota...........................               3                         510,795                1.69
Massachusetts.......................               2                         488,391                1.62
Pennsylvania........................               1                         450,912                1.49
Ohio................................               1                         399,159                1.32
District of Columbia................               1                         384,332                1.27
Delaware............................               1                         271,200                0.90
Colorado............................               1                         249,000                0.83
                                                  --              ------------------              ------
Total...............................              78              $       30,168,437              100.00%
                                                  ==              ==================              ======

  MORTGAGE INTEREST RATES OF THE GROUP VI MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  AGGREGATE             % OF GROUP VI AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST             GROUP VI MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
4.500 - 4.999..................               28              $       10,734,366                 35.58%
5.000 - 5.499..................               43                      17,386,464                 57.63
5.500 - 5.999..................                6                       1,648,448                  5.46
6.000 - 6.499..................                1                         399,159                  1.32
                                              --              ------------------                ------
Total..........................               78              $       30,168,437                100.00%
                                              ==              ==================                ======

             MORTGAGED PROPERTY TYPES OF THE GROUP VI MORTGAGE LOANS

                                                                  AGGREGATE              % OF GROUP VI AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                            GROUP VI          OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
Single Family Residence..........             41              $       15,638,602                  51.84%
PUD..............................             29                      11,070,423                  36.70
Condominium......................              6                       2,514,167                   8.33
2-4 Family.......................              2                         945,245                   3.13
                                              --              ------------------                 ------
Total............................             78              $       30,168,437                 100.00%
                                              ==              ==================                 ======

          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP VI MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP VI AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE           GROUP VI MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                       LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------      -----------------      ------------------        -----------------------
Less than or equal to 50.00......             3               $        1,334,875                   4.42%
50.01 - 55.00....................             2                          684,332                   2.27
55.01 - 60.00....................             5                        2,049,044                   6.79
60.01 - 65.00....................             5                        1,541,078                   5.11
65.01 - 70.00....................            13                        6,368,386                  21.11
70.01 - 75.00....................             6                        2,190,250                   7.26
75.01 - 80.00....................            44                       16,000,472                  53.04
                                             --               ------------------                 ------
Total............................            78               $       30,168,437                 100.00%
                                             ==               ==================                 ======

                  LOAN PROGRAMS OF THE GROUP VI MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP VI AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP VI          OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------       -----------------------
Full/Alternative Documentation......              72              $       27,458,690                91.02%
Stated Documentation................               6                       2,709,747                 8.98
                                                  --              ------------------               ------
Total...............................              78              $       30,168,437               100.00%
                                                  ==              ==================               ======

                   FICO SCORES FOR THE GROUP VI MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP VI AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP VI          OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------       -----------------------
640 - 659...........................               3              $          943,582                  3.13%
660 - 679...........................               5                       1,457,095                  4.83
680 - 699...........................               6                       2,350,639                  7.79
700 - 719...........................               4                       1,387,863                  4.60
720 - 739...........................              14                       6,231,683                 20.66
740 - 759...........................              15                       6,605,853                 21.90
760 - 779...........................              19                       7,557,623                 25.05
780 - 799...........................              10                       2,945,917                  9.76
Greater than or equal to 800........               2                         688,182                  2.28
                                                  --              ------------------                ------
Total...............................              78              $       30,168,437                100.00%
                                                  ==              ==================                ======

                   LOAN PURPOSE OF THE GROUP VI MORTGAGE LOANS

                                                                      AGGREGATE           % OF GROUP VI AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                GROUP VI          OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------       -----------------------
Refinance - Rate Term...............               33             $       13,690,141                45.38%
Purchase............................               32                     12,528,260                41.53
Refinance - Cashout.................               13                      3,950,036                13.09
                                                   --             ------------------               ------
Total...............................               78             $       30,168,437               100.00%
                                                   ==             ==================               ======

                 OCCUPANCY STATUS OF THE GROUP VI MORTGAGE LOANS

                                                                   AGGREGATE            % OF GROUP VI AGGREGATE
                                          NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                           GROUP VI            OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS         THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------        -----------------------
Primary......................               76                $       29,392,437                  97.43%
Second Home..................                2                           776,000                   2.57
                                            --                ------------------                 ------
Total........................               78                $       30,168,437                 100.00%
                                            ==                ==================                 ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                  PRODUCT TYPES OF THE GROUP VI MORTGAGE LOANS

                                                                                         % OF GROUP VI AGGREGATE
                                             NUMBER OF         AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                         GROUP VI MORTGAGE    BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                       LOANS           OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------       -----------------    ----------------------     -----------------------
ARM - 7 Yr./6 Mo. - IO............               3              $        1,568,000                5.20%
ARM - 7 Yr./1 Yr. - IO............              40                      14,296,650               47.39
ARM - 7 Yr./1 Yr..................              35                      14,303,787               47.41
                                                --              ------------------              ------
Total.............................              78              $       30,168,437              100.00%
                                                ==              ==================              ======


     PREPAYMENT PENALTY TERMS ON THE GROUP VI MORTGAGE LOANS AT ORIGINATION

                                                                   AGGREGATE            % OF GROUP VI AGGREGATE
            PREPAYMENT                      NUMBER OF           PRINCIPAL BALANCE           PRINCIPAL BALANCE
    PENALTY TERM AT ORIGINATION              GROUP VI         OUTSTANDING AS OF THE         OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS          CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------      ---------------------     -----------------------
0..............................                78               $       30,168,437               100.00%
                                               --               ------------------               ------
Total..........................                78               $       30,168,437               100.00%
                                               ==               ==================               ======

                  GROSS MARGINS OF THE GROUP VI MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP VI AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP VI MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                    LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
2.000 - 2.499..................               78              $       30,168,437                 100.00%
                                              --              ------------------                 ------
Total..........................               78              $       30,168,437                 100.00%
                                              ==              ==================                 ======

              MAXIMUM MORTGAGE RATES OF THE GROUP VI MORTGAGE LOANS

                                                                AGGREGATE             % OF GROUP VI AGGREGATE
                                                            PRINCIPAL BALANCE            PRINCIPAL BALANCE
       MAXIMUM MORTGAGE                  NUMBER OF          OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE (%)               GROUP VI MORTGAGE LOANS    THE CUT-OFF DATE             THE CUT-OFF DATE
------------------------------    -----------------------   ------------------        -----------------------
 9.500  -    9.999............            28                $       10,734,366                  35.58%
10.000  -   10.499............            43                        17,386,464                  57.63
10.500  -   10.999............             6                         1,648,448                   5.46
11.000  -   11.499............             1                           399,159                   1.32
                                          --                ------------------                 ------
Total.........................            78                $       30,168,437                 100.00%
                                          ==                ==================                 ======

              MINIMUM MORTGAGE RATES OF THE GROUP VI MORTGAGE LOANS

                                                                 AGGREGATE             % OF GROUP VI AGGREGATE
                                                             PRINCIPAL BALANCE            PRINCIPAL BALANCE
        MINIMUM MORTGAGE                  NUMBER OF          OUTSTANDING AS OF            OUTSTANDING AS OF
            RATE (%)               GROUP VI MORTGAGE LOANS    THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------   -----------------------    ------------------        -----------------------
2.000 - 2.499..................              78              $       30,168,437                 100.00%
                                             --              ------------------                 ------
Total..........................              78              $       30,168,437                 100.00%
                                             ==              ==================                 ======

                LIFETIME RATE CAPS OF THE GROUP VI MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP VI AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                       GROUP VI MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)                 LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
5.000..........................                78             $       30,168,437                 100.00%
                                               --             ------------------                 ------
Total..........................                78             $       30,168,437                 100.00%
                                               ==             ==================                 ======

            INITIAL PERIODIC RATE CAPS OF THE GROUP VI MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP VI AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC              GROUP VI MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
2.000..........................                 6             $        2,270,146                   7.52%
5.000..........................                72                     27,898,291                  92.48
                                               --             ------------------                 ------
Total..........................                78             $       30,168,437                 100.00%
                                               ==             ==================                 ======

          SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP VI MORTGAGE LOANS

                                                                  AGGREGATE             % OF GROUP VI AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
        SUBSEQUENT PERIODIC            GROUP VI MORTGAGE      OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------        -----------------      ------------------        -----------------------
1.000..........................                3              $        1,568,000                   5.20%
2.000..........................               75                      28,600,437                  94.80
                                              --              ------------------                 ------
Total..........................               78              $       30,168,437                 100.00%
                                              ==              ==================                 ======

          MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP VI MORTGAGE LOANS

                                                                                             % OF GROUP VI
                                                                  AGGREGATE                    AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            GROUP VI          OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------      --------------       ------------------           -----------------
December 2010......................             2             $          797,000                  2.64%
March 2011.........................            37                     14,108,966                 46.77
April 2011.........................            39                     15,262,471                 50.59
                                               --             ------------------                ------
Total..............................            78             $       30,168,437                100.00%
                                               ==             ==================                ======

      As of the Cut-Off Date, the Group VII-1 Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

       PRINCIPAL BALANCES OF THE GROUP VII-1 MORTGAGE LOANS AT ORIGINATION

                                                                          AGGREGATE
                                                   NUMBER OF          PRINCIPAL BALANCE      % OF GROUP VII-1 AGGREGATE
           PRINCIPAL BALANCE                      GROUP VII-1          OUTSTANDING AT             PRINCIPAL BALANCE
           AT ORIGINATION ($)                   MORTGAGE LOANS           ORIGINATION         OUTSTANDING AT ORIGINATION
--------------------------------------          --------------        ------------------     --------------------------
 50,000.01   -    100,000.00..........                 1              $           90,000                0.19%
100,000.01   -    150,000.00..........                26                       3,328,925                7.02
150,000.01   -    200,000.00..........                46                       8,249,079               17.41
200,000.01   -    250,000.00..........                46                      10,324,950               21.79
250,000.01   -    300,000.00..........                48                      13,327,367               28.12
300,000.01   -    350,000.00..........                38                      12,068,125               25.47
                                                     ---              ------------------              ------
Total.................................               205              $       47,388,446              100.00%
                                                     ===              ==================              ======

   PRINCIPAL BALANCES OF THE GROUP VII-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                 % OF GROUP VII-1
                                                  NUMBER OF         AGGREGATE PRINCIPAL        AGGREGATE PRINCIPAL
      PRINCIPAL BALANCE AS OF THE                GROUP VII-1        BALANCE OUTSTANDING       BALANCE OUTSTANDING AS
            CUT-OFF DATE ($)                    MORTGAGE LOANS     AS OF THE CUT-OFF DATE      OF THE CUT-OFF DATE
---------------------------------------         --------------     ----------------------     ----------------------
 50,000.01   -    100,000.00...........                1             $           89,764                 0.19%
100,000.01   -    150,000.00...........               26                      3,327,828                 7.03
150,000.01   -    200,000.00...........               46                      8,243,064                17.41
200,000.01   -    250,000.00...........               46                     10,317,963                21.79
250,000.01   -    300,000.00...........               48                     13,313,887                28.12
300,000.01   -    350,000.00...........               38                     12,058,899                25.47
                                                     ---             ------------------               ------
Total..................................              205             $       47,351,406               100.00%
                                                     ===             ==================               ======

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE
                           GROUP VII-1 MORTGAGE LOANS

                                                                                          % OF GROUP VII-1 AGGREGATE
                                               NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                              GROUP VII-1       BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS       OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------     ----------------------    --------------------------
California.........................                48             $       12,063,556                 25.48%
Virginia...........................                21                      5,048,914                 10.66
Maryland...........................                19                      4,319,031                  9.12
Texas..............................                18                      4,169,258                  8.80
Arizona............................                18                      3,480,409                  7.35
Florida............................                10                      2,317,756                  4.89
Georgia............................                11                      2,307,449                  4.87
Colorado...........................                10                      2,111,395                  4.46
Illinois...........................                 8                      1,833,348                  3.87
Nevada.............................                 7                      1,404,596                  2.97
North Carolina.....................                 5                      1,330,196                  2.81
Tennessee..........................                 4                        882,750                  1.86
Michigan...........................                 3                        808,519                  1.71
District of Columbia...............                 3                        807,441                  1.71
New Jersey.........................                 3                        728,202                  1.54
Pennsylvania.......................                 2                        469,850                  0.99
Missouri...........................                 2                        451,786                  0.95
South Carolina.....................                 2                        449,863                  0.95
Ohio...............................                 2                        414,274                  0.87
Oregon.............................                 2                        352,598                  0.74
Washington.........................                 1                        319,211                  0.67
Delaware...........................                 1                        287,621                  0.61
Minnesota..........................                 1                        284,000                  0.60
Indiana............................                 1                        229,034                  0.48
Massachusetts......................                 1                        199,900                  0.42
Wisconsin..........................                 1                        179,946                  0.38
Alabama............................                 1                        100,500                  0.21
                                                  ---             ------------------                ------
Total..............................               205             $       47,351,406                100.00%
                                                  ===             ==================                ======

MORTGAGE INTEREST RATES OF THE GROUP VII-1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST            GROUP VII-1 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
3.500 - 3.999..................                 3             $          747,941                  1.58%
4.000 - 4.499..................                45                     10,193,461                 21.53
4.500 - 4.999..................               121                     28,519,889                 60.23
5.000 - 5.499..................                36                      7,890,115                 16.66
                                              ---             ------------------                ------
Total..........................               205             $       47,351,406                100.00%
                                              ===             ==================                ======

           MORTGAGED PROPERTY TYPES OF THE GROUP VII-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                          GROUP VII-1         OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------     --------------------    ------------------       --------------------------
Single Family Residence..........              96             $       22,247,398                  46.98%
PUD..............................              75                     17,678,208                  37.33
Condominium......................              30                      6,438,133                  13.60
2-4 Family.......................               3                        778,185                   1.64
Modular Home.....................               1                        209,483                   0.44
                                              ---             ------------------                 ------
Total............................             205             $       47,351,406                 100.00%
                                              ===             ==================                 ======

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP VII-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE          GROUP VII-1 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                       LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------     --------------------    ------------------       --------------------------
Less than or equal to 50.00......             17              $        3,476,269                  7.34%
50.01 - 55.00....................              5                       1,053,750                  2.23
55.01 - 60.00....................             11                       2,617,010                  5.53
60.01 - 65.00....................             12                       3,013,406                  6.36
65.01 - 70.00....................             16                       3,765,721                  7.95
70.01 - 75.00....................             35                       8,293,084                 17.51
75.01 - 80.00....................            104                      24,012,257                 50.71
85.01 - 90.00....................              1                         270,000                  0.57
90.01 - 95.00....................              4                         849,908                  1.79
                                             ---              ------------------                ------
Total............................            205              $       47,351,406                100.00%
                                             ===              ==================                ======

                 LOAN PROGRAMS OF THE GROUP VII-1 MORTGAGE LOANS

                                                                                              % OF GROUP VII-1
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                              GROUP VII-1         OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         -----------------
Full/Alternative Documentation......              184             $       42,847,421               90.49%
Stated Documentation................               21                      4,503,984                9.51
                                                  ---             ------------------              ------
Total...............................              205             $       47,351,406              100.00%
                                                  ===             ==================              ======

                 FICO SCORES FOR THE GROUP VII-1 MORTGAGE LOANS

                                                                                              % OF GROUP VII-1
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                              GROUP VII-1         OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         -----------------
640 - 659...........................               3              $          834,261                  1.76%
660 - 679...........................               7                       1,797,576                  3.80
680 - 699...........................              24                       5,472,290                 11.56
700 - 719...........................              26                       5,675,587                 11.99
720 - 739...........................              44                      10,338,536                 21.83
740 - 759...........................              40                       8,559,125                 18.08
760 - 779...........................              38                       8,994,935                 19.00
780 - 799...........................              20                       4,920,055                 10.39
Greater than or equal to 800........               3                         759,041                  1.60
                                                 ---              ------------------                ------
Total...............................             205              $       47,351,406                100.00%
                                                 ===              ==================                ======

                 LOAN PURPOSE OF THE GROUP VII-1 MORTGAGE LOANS

                                                                                             % OF GROUP VII-1
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                              GROUP VII-1         OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         -----------------
Purchase............................               88             $       20,763,429                43.85%
Refinance - Rate Term...............               81                     17,963,170                37.94
Refinance - Cashout.................               36                      8,624,807                18.21
                                                  ---             ------------------               ------
Total...............................              205             $       47,351,406               100.00%
                                                  ===             ==================               ======

               OCCUPANCY STATUS OF THE GROUP VII-1 MORTGAGE LOANS

                                                                                           % OF GROUP VII-1
                                                                 AGGREGATE                    AGGREGATE
                                          NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                         GROUP VII-1          OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------           -----------------
Primary......................               197               $       45,431,802                  95.95%
Second Home..................                 8                        1,919,604                   4.05
                                            ---               ------------------                 ------
Total........................               205               $       47,351,406                 100.00%
                                            ===               ==================                 ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                 PRODUCT TYPES OF THE GROUP VII-1 MORTGAGE LOANS

                                                                                          % OF GROUP VII-1 AGGREGATE
                                             NUMBER OF           AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                        GROUP VII-1 MORTGAGE    BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                       LOANS             OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------      --------------------    ----------------------    --------------------------
ARM - 5 Yr./1 Yr. - IO............             148                $       33,382,154                70.50%
ARM - 5 Yr./1 Yr..................              57                        13,969,251                29.50
                                               ---                ------------------               ------
Total.............................             205                $       47,351,406               100.00%
                                               ===                ==================               ======

    PREPAYMENT PENALTY TERMS ON THE GROUP VII-1 MORTGAGE LOANS AT ORIGINATION

                                                                    AGGREGATE               % OF GROUP VII-1
            PREPAYMENT                      NUMBER OF           PRINCIPAL BALANCE          AGGREGATE PRINCIPAL
    PENALTY TERM AT ORIGINATION            GROUP VII-1         OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS           CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------       ---------------------     -------------------------
0..............................               205               $       47,351,406               100.00%
                                              ---               ------------------               ------
Total..........................               205               $       47,351,406               100.00%
                                              ===               ==================               ======

                 GROSS MARGINS OF THE GROUP VII-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP VII-1 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                    LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
2.000 - 2.499..................               199             $       46,064,294                 97.28%
2.500 - 2.999..................                 6                      1,287,111                  2.72
                                              ---             ------------------                ------
Total..........................               205             $       47,351,406                100.00%
                                              ===             ==================                ======

            MAXIMUM MORTGAGE RATES OF THE GROUP VII-1 MORTGAGE LOANS

                                                                 AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                         NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
       MAXIMUM MORTGAGE             GROUP VII-1 MORTGAGE     OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE (%)                        LOANS              THE CUT-OFF DATE             THE CUT-OFF DATE
------------------------------      --------------------     ------------------       --------------------------
 8.500  -  8.999..............               3               $          747,941                   1.58%
 9.000  -  9.499..............              45                       10,193,461                  21.53
 9.500  -  9.999..............             121                       28,519,889                  60.23
10.000  - 10.499..............              36                        7,890,115                  16.66
                                           ---               ------------------                 ------
Total.........................             205               $       47,351,406                 100.00%
                                           ===               ==================                 ======

            MINIMUM MORTGAGE RATES OF THE GROUP VII-1 MORTGAGE LOANS

                                                               AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                        NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      MINIMUM MORTGAGE             GROUP VII-1 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
          RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------      --------------------    ------------------       --------------------------
2.000  -  2.499..............             199              $       46,064,294                 97.28%
2.500  -  2.999..............               6                       1,287,111                  2.72
                                          ---              ------------------                ------
Total........................             205              $       47,351,406                100.00%
                                          ===              ==================                ======

              LIFETIME RATE CAPS OF THE GROUP VII-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP VII-1 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)                 LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
5.000..........................               205             $       47,351,406                 100.00%
                                              ---             ------------------                 ------
Total..........................               205             $       47,351,406                 100.00%
                                              ===             ==================                 ======

          INITIAL PERIODIC RATE CAPS OF THE GROUP VII-1 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC             GROUP VII-1 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
2.000..........................               27              $        6,255,928                  13.21%
5.000..........................              178                      41,095,478                  86.79
                                             ---              ------------------                 ------
Total..........................              205              $       47,351,406                 100.00%
                                             ===              ==================                 ======

         SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP VII-1 MORTGAGE LOANS

                                                                     AGGREGATE            % OF GROUP VII-1 AGGREGATE
                                           NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP VII-1 MORTGAGE       OUTSTANDING AS OF            OUTSTANDING AS OF
SUBSEQUENT PERIODIC RATE CAP (%)            LOANS                THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------      --------------------       ------------------       --------------------------
2.000..........................             205               $       47,351,406                   100.00%
                                            ---               ------------------                   ------
Total..........................             205               $       47,351,406                   100.00%
                                            ===               ==================                   ======

         MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP VII-1 MORTGAGE LOANS

                                                                                               % OF GROUP VII-1
                                                                     AGGREGATE                    AGGREGATE
                                          NUMBER OF             PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                         GROUP VII-1            OUTSTANDING AS OF            OUTSTANDING AS OF
 MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------    --------------           ------------------           ------------------
January 2009.......................            1              $          209,483                     0.44%
March 2009.........................          105                      24,597,631                    51.95
April 2009.........................           99                      22,544,292                    47.61
                                             ---              ------------------                   ------
Total..............................          205              $       47,351,406                   100.00%
                                             ===              ==================                   ======

      As of the Cut-Off Date, the Group VII-2 Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

       PRINCIPAL BALANCES OF THE GROUP VII-2 MORTGAGE LOANS AT ORIGINATION

                                                                                                  % OF GROUP VII-2
                                                                            AGGREGATE                 AGGREGATE
                                                     NUMBER OF          PRINCIPAL BALANCE         PRINCIPAL BALANCE
             PRINCIPAL BALANCE                      GROUP VII-2          OUTSTANDING AT            OUTSTANDING AT
             AT ORIGINATION ($)                   MORTGAGE LOANS           ORIGINATION               ORIGINATION
----------------------------------------          --------------        ------------------        -----------------
300,000.01   -    350,000.00............               16               $        5,513,051               4.17%
350,000.01   -    400,000.00............               54                       20,464,278              15.47
400,000.01   -    450,000.00............               62                       26,619,522              20.12
450,000.01   -    500,000.00............               42                       20,103,357              15.20
500,000.01   -    550,000.00............               23                       12,179,200               9.21
550,000.01   -    600,000.00............               25                       14,376,150              10.87
600,000.01   -    650,000.00............               16                       10,174,000               7.69
650,000.01   -    700,000.00............                1                          697,000               0.53
700,000.01   -    750,000.00............                4                        2,906,900               2.20
750,000.01   -    800,000.00............                2                        1,527,750               1.15
800,000.01   -    850,000.00............                5                        4,133,000               3.12
850,000.01   -    900,000.00............                3                        2,675,500               2.02
900,000.01   -    950,000.00............                2                        1,842,800               1.39
950,000.01   -  1,000,000.00............                8                        7,872,000               5.95
Greater than or equal to 1,000,000.01...                1                        1,197,000               0.90
                                                      ---               ------------------             ------
Total...................................              264               $      132,281,508             100.00%
                                                      ===               ==================             ======

   PRINCIPAL BALANCES OF THE GROUP VII-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                               % OF GROUP VII-2
                                                  NUMBER OF        AGGREGATE PRINCIPAL       AGGREGATE PRINCIPAL
      PRINCIPAL BALANCE AS OF THE                GROUP VII-2      BALANCE OUTSTANDING AS    BALANCE OUTSTANDING AS
            CUT-OFF DATE ($)                    MORTGAGE LOANS     OF THE CUT-OFF DATE       OF THE CUT-OFF DATE
----------------------------------------        --------------    ----------------------    ----------------------
300,000.01   -    350,000.00............             16             $        5,510,414                4.17%
350,000.01   -    400,000.00............             54                     20,430,927               15.47
400,000.01   -    450,000.00............             62                     26,577,513               20.12
450,000.01   -    500,000.00............             42                     20,071,312               15.20
500,000.01   -    550,000.00............             23                     12,157,285                9.20
550,000.01   -    600,000.00............             25                     14,363,050               10.87
600,000.01   -    650,000.00............             16                     10,159,720                7.69
650,000.01   -    700,000.00............              1                        696,061                0.53
700,000.01   -    750,000.00............              4                      2,903,980                2.20
750,000.01   -    800,000.00............              2                      1,524,721                1.15
800,000.01   -    850,000.00............              5                      4,128,617                3.13
850,000.01   -    900,000.00............              3                      2,674,386                2.02
900,000.01   -    950,000.00............              2                      1,839,142                1.39
950,000.01   -  1,000,000.00............              8                      7,859,629                5.95
Greater than or equal to 1,000,000.01...              1                      1,194,374                0.90
                                                    ---             ------------------              ------
Total...................................            264             $      132,091,130              100.00%
                                                    ===             ==================              ======

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE
                           GROUP VII-2 MORTGAGE LOANS

                                                                                          % OF GROUP VII-2 AGGREGATE
                                               NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                              GROUP VII-2       BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS       OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------     ----------------------    --------------------------
California.........................                84             $       41,368,038                31.32%
Maryland...........................                33                     16,464,896                12.46
Virginia...........................                28                     13,838,836                10.48
Illinois...........................                27                     13,386,846                10.13
Texas..............................                12                      6,190,238                 4.69
Colorado...........................                11                      5,716,598                 4.33
Missouri...........................                 8                      4,822,814                 3.65
Michigan...........................                 7                      3,810,586                 2.88
Arizona............................                 7                      3,484,853                 2.64
Massachusetts......................                 7                      3,383,505                 2.56
Ohio...............................                 7                      3,313,683                 2.51
New Jersey.........................                 6                      3,237,847                 2.45
Georgia............................                 7                      2,990,693                 2.26
Florida............................                 3                      2,389,051                 1.81
Washington.........................                 5                      2,174,487                 1.65
Pennsylvania.......................                 3                      1,269,783                 0.96
Utah...............................                 1                        931,543                 0.71
District of Columbia...............                 2                        824,200                 0.62
Nevada.............................                 2                        808,892                 0.61
Oklahoma...........................                 1                        498,739                 0.38
Connecticut........................                 1                        420,000                 0.32
South Carolina.....................                 1                        400,000                 0.30
Minnesota..........................                 1                        365,000                 0.28
                                                  ---             ------------------               ------
Total..............................               264             $      132,091,130               100.00%
                                                  ===             ==================               ======

MORTGAGE INTEREST RATES OF THE GROUP VII-2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST            GROUP VII-2 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
3.500 - 3.999..................                1              $          367,441                   0.28%
4.000 - 4.499..................               66                      33,495,170                  25.36
4.500 - 4.999..................              159                      79,647,116                  60.30
5.000 - 5.499..................               35                      16,526,135                  12.51
5.500 - 5.999..................                3                       2,055,269                   1.56
                                             ---              ------------------                 ------
Total..........................              264              $      132,091,130                 100.00%
                                             ===              ==================                 ======

           MORTGAGED PROPERTY TYPES OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                          GROUP VII-2         OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------       ------------------       --------------------------
Single Family Residence..........             167             $       83,756,015                  63.41%
PUD..............................              81                     41,200,947                  31.19
Condominium......................              15                      6,660,366                   5.04
2-4 Family.......................               1                        473,802                   0.36
                                              ---             ------------------                 ------
Total............................             264             $      132,091,130                 100.00%
                                              ===             ==================                 ======

         ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE          GROUP VII-2 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                       LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------     --------------------    ------------------       --------------------------
Less than or equal to 50.00......              31             $       17,949,578                  13.59%
50.01 - 55.00....................              14                      7,224,058                   5.47
55.01 - 60.00....................              18                      8,589,541                   6.50
60.01 - 65.00....................              21                     10,783,622                   8.16
65.01 - 70.00....................              37                     19,965,019                  15.11
70.01 - 75.00....................              41                     20,511,370                  15.53
75.01 - 80.00....................             100                     46,321,015                  35.07
85.01 - 90.00....................               2                        746,928                   0.57
                                              ---             ------------------                 ------
Total............................             264             $      132,091,130                 100.00%
                                              ===             ==================                 ======

                 LOAN PROGRAMS OF THE GROUP VII-2 MORTGAGE LOANS

                                                                                              % OF GROUP VII-2
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                              GROUP VII-2         OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         ---------------      ------------------         -----------------
Full/Alternative Documentation......              231             $      116,201,485                87.97%
Stated Documentation................               33                     15,889,645                12.03
                                                  ---             ------------------               ------
Total...............................              264             $      132,091,130               100.00%
                                                  ===             ==================               ======

                 FICO SCORES FOR THE GROUP VII-2 MORTGAGE LOANS

                                                                                              % OF GROUP VII-2
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                              GROUP VII-2         OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         -----------------
620 - 639...........................                4             $        2,616,582                 1.98%
640 - 659...........................                7                      3,416,508                 2.59
660 - 679...........................               18                      8,561,363                 6.48
680 - 699...........................               42                     20,813,035                15.76
700 - 719...........................               37                     17,496,448                13.25
720 - 739...........................               33                     15,106,614                11.44
740 - 759...........................               43                     21,769,683                16.48
760 - 779...........................               52                     27,640,670                20.93
780 - 799...........................               26                     13,751,517                10.41
Greater than or equal to 800........                2                        918,710                 0.70
                                                  ---             ------------------               ------
Total...............................              264             $      132,091,130               100.00%
                                                  ===             ==================               ======

                 LOAN PURPOSE OF THE GROUP VII-2 MORTGAGE LOANS

                                                                                              % OF GROUP VII-2
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                              GROUP VII-2         OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         -----------------
Refinance - Rate Term...............              143             $       73,787,578               55.86%
Purchase............................               75                     36,402,301               27.56
Refinance - Cashout.................               46                     21,901,252               16.58
                                                  ---             ------------------              ------
Total...............................              264             $      132,091,130              100.00%
                                                  ===             ==================              ======

               OCCUPANCY STATUS OF THE GROUP VII-2 MORTGAGE LOANS

                                                                                           % OF GROUP VII-2
                                                                 AGGREGATE                    AGGREGATE
                                          NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                         GROUP VII-2          OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------           -----------------
Primary......................               261               $      129,903,517                  98.34%
Second Home..................                 3                        2,187,613                   1.66
                                            ---               ------------------                 ------
Total........................               264               $      132,091,130                 100.00%
                                            ===               ==================                 ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                 PRODUCT TYPES OF THE GROUP VII-2 MORTGAGE LOANS

                                                                                          % OF GROUP VII-2 AGGREGATE
                                             NUMBER OF           AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                        GROUP VII-2 MORTGAGE    BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                       LOANS             OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------      --------------------    ----------------------    --------------------------
ARM - 5 Yr./1 Yr. - IO............             102                $       49,709,779                 37.63%
ARM - 5 Yr./1 Yr..................             162                        82,381,351                 62.37
                                               ---                ------------------                ------
Total.............................             264                $      132,091,130                100.00%
                                               ===                ==================                ======

    PREPAYMENT PENALTY TERMS ON THE GROUP VII-2 MORTGAGE LOANS AT ORIGINATION

                                                                   AGGREGATE               % OF GROUP VII-2
            PREPAYMENT                       NUMBER OF         PRINCIPAL BALANCE          AGGREGATE PRINCIPAL
    PENALTY TERM AT ORIGINATION             GROUP VII-2       OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS         CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------           --------------      ---------------------     -------------------------
0..............................                264              $      132,091,130               100.00%
                                               ---              ------------------               ------
Total..........................                264              $      132,091,130               100.00%
                                               ===              ==================               ======

                 GROSS MARGINS OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP VII-2 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                    LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
2.000 - 2.499..................              260              $      130,181,261                 98.55%
2.500 - 2.999..................                4                       1,909,869                  1.45
                                             ---              ------------------                ------
Total..........................              264              $      132,091,130                100.00%
                                             ===              ==================                ======

            MAXIMUM MORTGAGE RATES OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                            NUMBER OF         PRINCIPAL BALANCE            PRINCIPAL BALANCE
          MAXIMUM MORTGAGE             GROUP VII-2 MORTGAGE   OUTSTANDING AS OF            OUTSTANDING AS OF
              RATE (%)                        LOANS            THE CUT-OFF DATE             THE CUT-OFF DATE
------------------------------         --------------------   ------------------       --------------------------
 8.500  -  8.999..............                   1            $          367,441                   0.28%
 9.000  -  9.499..............                  66                    33,495,170                  25.36
 9.500  -  9.999..............                 159                    79,647,116                  60.30
10.000  - 10.499..............                  35                    16,526,135                  12.51
10.500  - 10.999..............                   3                     2,055,269                   1.56
                                               ---            ------------------                 ------
Total.........................                 264            $      132,091,130                 100.00%
                                               ===            ==================                 ======

            MINIMUM MORTGAGE RATES OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE             GROUP VII-2 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                        LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------         --------------------    ------------------       --------------------------
2.000  -  2.499..............                 261             $      130,748,563                 98.98%
2.500  -  2.999..............                   3                      1,342,567                  1.02
                                              ---             ------------------                ------
Total........................                 264             $      132,091,130                100.00%
                                              ===             ==================                ======

              LIFETIME RATE CAPS OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP VII-2 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)                 LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
5.000..........................               264             $      132,091,130                 100.00%
                                              ---             ------------------                 ------
Total..........................               264             $      132,091,130                 100.00%
                                              ===             ==================                 ======

          INITIAL PERIODIC RATE CAPS OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC             GROUP VII-2 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                      LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------       --------------------    ------------------       --------------------------
2.000..........................                21             $       10,170,114                   7.70%
5.000..........................               243                    121,921,017                  92.30
                                              ---             ------------------                 ------
Total..........................               264             $      132,091,130                 100.00%
                                              ===             ==================                 ======

         SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP VII-2 MORTGAGE LOANS

                                                                  AGGREGATE            % OF GROUP VII-2 AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                      GROUP VII-2 MORTGAGE    OUTSTANDING AS OF            OUTSTANDING AS OF
SUBSEQUENT PERIODIC RATE CAP (%)            LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------      --------------------    ------------------       --------------------------
2.000..........................              264              $      132,091,130                 100.00%
                                             ---              ------------------                 ------
Total..........................              264              $      132,091,130                 100.00%
                                             ===              ==================                 ======

         MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP VII-2 MORTGAGE LOANS

                                                                                            % OF GROUP VII-2
                                                                  AGGREGATE                    AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                          GROUP VII-2         OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------      --------------       ------------------           -----------------
September 2008.....................             1             $          384,385                   0.29%
March 2009.........................           129                     65,189,684                  49.35
April 2009.........................           134                     66,517,062                  50.36
                                              ---             ------------------                 ------
Total..............................           264             $      132,091,130                 100.00%
                                              ===             ==================                 ======

      As of the Cut-Off Date, the Group III-VII Mortgage Loans have the following additional characteristics (the sum in any column may not equal the total indicated due to rounding):

      PRINCIPAL BALANCES OF THE GROUP III-VII MORTGAGE LOANS AT ORIGINATION

                                                                                              % OF GROUP III-VII
                                                                          AGGREGATE                AGGREGATE
                                                   NUMBER OF          PRINCIPAL BALANCE        PRINCIPAL BALANCE
           PRINCIPAL BALANCE                     GROUP III-VII          OUTSTANDING AT          OUTSTANDING AT
           AT ORIGINATION ($)                   MORTGAGE LOANS           ORIGINATION              ORIGINATION
--------------------------------------          --------------        ------------------       -----------------
         1   -     50,000.00..........                  1             $           49,750               0.01%
 50,000.01   -    100,000.00..........                 18                      1,529,600               0.33
100,000.01   -    150,000.00..........                 77                      9,854,225               2.14
150,000.01   -    200,000.00..........                100                     17,762,329               3.85
200,000.01   -    250,000.00..........                 99                     22,492,444               4.88
250,000.01   -    300,000.00..........                100                     27,802,452               6.03
300,000.01   -    350,000.00..........                112                     36,774,389               7.98
350,000.01   -    400,000.00..........                149                     56,566,652              12.27
400,000.01   -    450,000.00..........                154                     65,950,864              14.31
450,000.01   -    500,000.00..........                 94                     45,022,207               9.77
500,000.01   -    550,000.00..........                 66                     34,777,913               7.54
550,000.01   -    600,000.00..........                 59                     33,921,250               7.36
600,000.01   -    650,000.00..........                 53                     33,608,430               7.29
650,000.01   -    700,000.00..........                  8                      5,440,200               1.18
700,000.01   -    750,000.00..........                 10                      7,297,650               1.58
750,000.01   -    800,000.00..........                 10                      7,838,750               1.70
800,000.01   -    850,000.00..........                  9                      7,441,150               1.61
850,000.01   -    900,000.00..........                  8                      7,082,500               1.54
900,000.01   -    950,000.00..........                  6                      5,543,800               1.20
950,000.01   -  1,000,000.00..........                 27                     26,818,599               5.82
Greater than or equal to 1,000,000.01.                  5                      7,435,200               1.61
                                                    -----             ------------------             ------
Total.................................              1,165             $      461,010,354             100.00%
                                                    =====             ==================             ======

  PRINCIPAL BALANCES OF THE GROUP III-VII MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                     AGGREGATE PRINCIPAL        % OF GROUP III-VII
                                                  NUMBER OF          BALANCE OUTSTANDING       AGGREGATE PRINCIPAL
      PRINCIPAL BALANCE AS OF THE               GROUP III-VII             AS OF THE           BALANCE OUTSTANDING AS
            CUT-OFF DATE ($)                    MORTGAGE LOANS           CUT-OFF DATE          OF THE CUT-OFF DATE
--------------------------------------          --------------       -------------------      ----------------------
         1   -     50,000.00..........                  1            $           49,750                 0.01%
 50,000.01   -    100,000.00..........                 18                     1,529,069                 0.33
100,000.01   -    150,000.00..........                 77                     9,851,243                 2.14
150,000.01   -    200,000.00..........                100                    17,755,723                 3.86
200,000.01   -    250,000.00..........                 99                    22,480,710                 4.89
250,000.01   -    300,000.00..........                101                    28,059,364                 6.10
300,000.01   -    350,000.00..........                112                    36,758,737                 7.99
350,000.01   -    400,000.00..........                150                    56,912,260                12.37
400,000.01   -    450,000.00..........                153                    65,494,767                14.24
450,000.01   -    500,000.00..........                 94                    44,983,028                 9.78
500,000.01   -    550,000.00..........                 66                    34,746,230                 7.55
550,000.01   -    600,000.00..........                 59                    33,899,929                 7.37
600,000.01   -    650,000.00..........                 53                    33,586,301                 7.30
650,000.01   -    700,000.00..........                  8                     5,438,400                 1.18
700,000.01   -    750,000.00..........                 10                     7,294,730                 1.59
750,000.01   -    800,000.00..........                 10                     7,832,255                 1.70
800,000.01   -    850,000.00..........                  9                     7,434,934                 1.62
850,000.01   -    900,000.00..........                  8                     7,075,628                 1.54
900,000.01   -    950,000.00..........                  6                     5,540,142                 1.20
950,000.01   -  1,000,000.00..........                 26                    25,802,589                 5.61
Greater than or equal to 1,000,000.01.                  5                     7,430,614                 1.62
                                                    -----            ------------------               ------
Total.................................              1,165            $      459,956,403               100.00%
                                                    =====            ==================               ======

           GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE
                          GROUP III-VII MORTGAGE LOANS

                                                                                              % OF GROUP III-VII
                                                                                                  AGGREGATE
                                               NUMBER OF          AGGREGATE PRINCIPAL         PRINCIPAL BALANCE
                                             GROUP III-VII      BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
               LOCATION                      MORTGAGE LOANS       OF THE CUT-OFF DATE            CUT-OFF DATE
-----------------------------------          --------------     ----------------------      ---------------------
California.........................                466            $      209,018,724                 45.44%
Virginia...........................                 76                    29,860,833                  6.49
Illinois...........................                 59                    27,436,027                  5.96
Maryland...........................                 68                    27,280,847                  5.93
Texas..............................                 48                    17,600,797                  3.83
Florida............................                 47                    17,129,998                  3.72
Colorado...........................                 47                    14,851,880                  3.23
Georgia............................                 48                    14,756,420                  3.21
Arizona............................                 49                    13,531,258                  2.94
Massachusetts......................                 20                     9,384,925                  2.04
Washington.........................                 30                     8,162,162                  1.77
New Jersey.........................                 19                     7,845,604                  1.71
North Carolina.....................                 27                     7,623,380                  1.66
Michigan...........................                 16                     6,988,226                  1.52
Nevada.............................                 23                     6,976,005                  1.52
New York...........................                 13                     6,701,639                  1.46
Missouri...........................                 14                     6,118,246                  1.33
Ohio...............................                 17                     6,055,719                  1.32
Pennsylvania.......................                  7                     2,820,844                  0.61
Oregon.............................                 15                     2,720,791                  0.59
Minnesota..........................                  8                     2,623,546                  0.57
Connecticut........................                  6                     2,384,399                  0.52
District of Columbia...............                  7                     2,271,174                  0.49
Utah...............................                  5                     2,003,369                  0.44
Tennessee..........................                  7                     1,701,382                  0.37
South Carolina.....................                  5                     1,085,762                  0.24
Wisconsin..........................                  3                       920,135                  0.20
Idaho..............................                  1                       750,000                  0.16
Indiana............................                  2                       660,034                  0.14
Delaware...........................                  3                       638,739                  0.14
Kansas.............................                  1                       560,341                  0.12
Montana............................                  3                       506,206                  0.11
Oklahoma...........................                  1                       498,739                  0.11
Rhode Island.......................                  1                       223,000                  0.05
Louisiana..........................                  1                       115,000                  0.03
Alabama............................                  1                       100,500                  0.02
New Mexico.........................                  1                        49,750                  0.01
                                                 -----            ------------------                ------
Total..............................              1,165            $      459,956,403                100.00%
                                                 =====            ==================                ======

 MORTGAGE INTEREST RATES OF THE GROUP III-VII MORTGAGE LOANS AS OF THE CUT-OFF
                                      DATE

                                                                  AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MORTGAGE INTEREST               GROUP III-VII        OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                    MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------       -----------------       ----------------------------
3.000 - 3.499..................                 18            $       10,049,024                   2.18%
3.500 - 3.999..................                114                    60,841,927                  13.23
4.000 - 4.499..................                247                   100,640,366                  21.88
4.500 - 4.999..................                496                   193,258,044                  42.02
5.000 - 5.499..................                227                    76,941,615                  16.73
5.500 - 5.999..................                 58                    17,143,868                   3.73
6.000 - 6.499..................                  5                     1,081,559                   0.24
                                             -----            ------------------                 ------
Total..........................              1,165            $      459,956,403                 100.00%
                                             =====            ==================                 ======

          MORTGAGED PROPERTY TYPES OF THE GROUP III-VII MORTGAGE LOANS

                                                                  AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                         GROUP III-VII        OUTSTANDING AS OF             OUTSTANDING AS OF
      MORTGAGED PROPERTY TYPE            MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------       ------------------      ----------------------------
Single Family Residence..........              678            $      273,616,642                 59.49%
PUD..............................              335                   134,063,883                 29.15
Condominium......................              143                    48,219,263                 10.48
2-4 Family.......................                8                     3,847,132                  0.84
Modular Home.....................                1                       209,483                  0.05
                                             -----            ------------------                ------
Total............................            1,165            $      459,956,403                100.00%
                                             =====            ==================                ======

        ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP III-VII MORTGAGE LOANS

                                                                  AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
      ORIGINAL LOAN-TO-VALUE             GROUP III-VII        OUTSTANDING AS OF            OUTSTANDING AS OF
             RATIO (%)                   MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------        --------------       ------------------      ----------------------------
Less than or equal to 50.00......               61            $       28,578,601                   6.21%
50.01 - 55.00....................               31                    17,285,616                   3.76
55.01 - 60.00....................               45                    18,978,850                   4.13
60.01 - 65.00....................               64                    28,280,181                   6.15
65.01 - 70.00....................              112                    56,043,110                  12.18
70.01 - 75.00....................              146                    60,312,296                  13.11
75.01 - 80.00....................              689                   244,851,479                  53.23
80.01 - 85.00....................                2                       507,500                   0.11
85.01 - 90.00....................               10                     3,865,303                   0.84
90.01 - 95.00....................                5                     1,253,468                   0.27
                                             -----            ------------------                 ------
Total............................            1,165            $      459,956,403                 100.00%
                                               =====          ==================                 ======

                LOAN PROGRAMS OF THE GROUP III-VII MORTGAGE LOANS

                                                                                             % OF GROUP III-VII
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                             GROUP III-VII        OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PROGRAM                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       -----------------          ------------------
Full/Alternative Documentation......              679             $      257,434,677                55.97%
Stated Documentation................              365                    138,416,209                30.09
No Documentation....................              118                     62,998,198                13.70
Streamline..........................                3                      1,107,319                 0.24
                                                -----             ------------------               ------
Total...............................            1,165             $      459,956,403               100.00%
                                                =====             ==================               ======

                FICO SCORES FOR THE GROUP III-VII MORTGAGE LOANS

                                                                                             % OF GROUP III-VII
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                             GROUP III-VII        OUTSTANDING AS OF          OUTSTANDING AS OF
              FICO SCORE                     MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         ------------------
Less than 620.......................                 1            $          387,489                 0.08%
620 - 639...........................                11                     5,849,543                 1.27
640 - 659...........................                38                    14,699,209                 3.20
660 - 679...........................               101                    39,495,063                 8.59
680 - 699...........................               185                    71,157,020                15.47
700 - 719...........................               167                    65,222,912                14.18
720 - 739...........................               183                    70,691,081                15.37
740 - 759...........................               196                    81,333,703                17.68
760 - 779...........................               179                    71,110,528                15.46
780 - 799...........................                94                    36,684,822                 7.98
Greater than or equal to 800........                10                     3,325,033                 0.72
                                                 -----            ------------------               ------
Total...............................             1,165            $      459,956,403               100.00%
                                                 =====            ==================               ======

                LOAN PURPOSE OF THE GROUP III-VII MORTGAGE LOANS

                                                                                             % OF GROUP III-VII
                                                                      AGGREGATE                  AGGREGATE
                                               NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                             GROUP III-VII        OUTSTANDING AS OF          OUTSTANDING AS OF
             LOAN PURPOSE                    MORTGAGE LOANS       THE CUT-OFF DATE            THE CUT-OFF DATE
------------------------------------         --------------       ------------------         ------------------
Purchase............................              532             $      202,361,252                44.00%
Refinance - Rate Term...............              433                    180,516,201                39.25
Refinance - Cashout.................              200                     77,078,949                16.76
                                                -----             ------------------               ------
Total...............................            1,165             $      459,956,403               100.00%
                                                =====             ==================               ======

              OCCUPANCY STATUS OF THE GROUP III-VII MORTGAGE LOANS

                                                                                          % OF GROUP III-VII
                                                                  AGGREGATE                    AGGREGATE
                                          NUMBER OF           PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                        GROUP III-VII         OUTSTANDING AS OF            OUTSTANDING AS OF
        OCCUPANCY STATUS*               MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------           --------------        ------------------          ------------------
Primary......................                1,123            $      444,188,179                 96.57%
Second Home..................                   27                    11,252,838                  2.45
Investment...................                   15                     4,515,387                  0.98
                                             -----            ------------------                ------
Total........................                1,165            $      459,956,403                100.00%
                                             =====            ==================                ======

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                PRODUCT TYPES OF THE GROUP III-VII MORTGAGE LOANS

                                                                                       % OF GROUP III-VII AGGREGATE
                                             NUMBER OF         AGGREGATE PRINCIPAL          PRINCIPAL BALANCE
                                           GROUP III-VII      BALANCE OUTSTANDING AS      OUTSTANDING AS OF THE
            PRODUCT TYPE                   MORTGAGE LOANS      OF THE CUT-OFF DATE             CUT-OFF DATE
----------------------------------         --------------     ----------------------   ----------------------------
ARM - 7 Year/6 Month - IO.........                  3           $        1,568,000                  0.34%
ARM - 7 Year/1 year - IO..........                 40                   14,296,650                  3.11
ARM - 3 Year/6 Month..............                  7                    2,566,640                  0.56
ARM - 3 Year/6 Month - IO.........                184                   61,039,062                 13.27
ARM - 3 Year/1 Year- IO...........                158                   87,111,000                 18.94
ARM - 5 Year/6 Month..............                 13                    4,169,294                  0.91
ARM - 5 Year/6 Month - IO.........                190                   61,749,480                 13.43
ARM - 5 Year/1 Year - IO..........                250                   83,091,933                 18.07
ARM - 3 Year/1 Year...............                 66                   33,709,955                  7.33
ARM - 5 Year/1 Year...............                219                   96,350,603                 20.95
ARM - 7 Year/1 Year...............                 35                   14,303,787                  3.11
                                                -----           ------------------                ------
Total.............................              1,165           $      459,956,403                100.00%
                                                =====           ==================                ======

   PREPAYMENT PENALTY TERMS ON THE GROUP III-VII MORTGAGE LOANS AT ORIGINATION

                                                                     AGGREGATE              % OF GROUP III-VII
            PREPAYMENT                     NUMBER OF             PRINCIPAL BALANCE          AGGREGATE PRINCIPAL
    PENALTY TERM AT ORIGINATION           GROUP III-VII        OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF
             (MONTHS)                     MORTGAGE LOANS           CUT-OFF DATE              THE CUT-OFF DATE
-------------------------------          ---------------       ---------------------     -------------------------
0..............................                1,112            $      444,719,095                  96.69%
30.............................                    1                       163,000                   0.04
36.............................                   52                    15,074,308                   3.28
                                               -----            ------------------                 ------
Total..........................                1,165            $      459,956,403                 100.00%
                                               =====            ==================                 ======

                GROSS MARGINS OF THE GROUP III-VII MORTGAGE LOANS

                                                                  AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                         GROUP III-VII        OUTSTANDING AS OF            OUTSTANDING AS OF
         GROSS MARGIN (%)                MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------       ------------------      ----------------------------
2.000 - 2.499..................              1,140            $      449,602,069                  97.75%
2.500 - 2.999..................                 25                    10,354,334                   2.25
                                             -----            ------------------                 ------
Total..........................              1,165            $      459,956,403                 100.00%
                                             =====            ==================                 ======

           MAXIMUM MORTGAGE RATES OF THE GROUP III-VII MORTGAGE LOANS

                                                                 AGGREGATE           % OF GROUP III-VII AGGREGATE
                                            NUMBER OF        PRINCIPAL BALANCE            PRINCIPAL BALANCE
          MAXIMUM MORTGAGE                GROUP III-VII      OUTSTANDING AS OF            OUTSTANDING AS OF
              RATE (%)                    MORTGAGE LOANS      THE CUT-OFF DATE             THE CUT-OFF DATE
------------------------------            --------------     ------------------      ----------------------------
 8.500  -  8.999..............                    5          $        1,288,182                  0.28%
 9.000  -  9.499..............                  147                  59,875,366                 13.02
 9.500  -  9.999..............                  511                 214,227,780                 46.58
10.000  - 10.499..............                  284                 107,872,726                 23.45
10.500  - 10.999..............                  138                  50,732,214                 11.03
11.000  - 11.499..............                   66                  20,964,472                  4.56
11.500  - 11.999..............                   14                   4,995,662                  1.09
                                              -----          ------------------                ------
Total.........................                1,165          $      459,956,403                100.00%
                                              =====          ==================                ======

           MINIMUM MORTGAGE RATES OF THE GROUP III-VII MORTGAGE LOANS

                                                               AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF       PRINCIPAL BALANCE            PRINCIPAL BALANCE
         MINIMUM MORTGAGE                GROUP III-VII     OUTSTANDING AS OF            OUTSTANDING AS OF
             RATE (%)                    MORTGAGE LOANS     THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------            --------------    ------------------      ----------------------------
2.000  -  2.499..............                 1,139        $      449,249,371                 97.67%
2.500  -  2.999..............                    26                10,707,032                  2.33
                                              -----        ------------------                ------
Total........................                 1,165        $      459,956,403                100.00%
                                              =====        ==================                ======

             LIFETIME RATE CAPS OF THE GROUP III-VII MORTGAGE LOANS

                                                                  AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                         GROUP III-VII        OUTSTANDING AS OF            OUTSTANDING AS OF
       LIFETIME RATE CAP (%)             MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------       ------------------      ----------------------------
5.000..........................                 751           $      276,077,025                 60.02%
6.000..........................                 414                  183,879,378                 39.98
                                              -----           ------------------                ------
Total..........................               1,165           $      459,956,403                100.00%
                                              =====           ==================                ======

         INITIAL PERIODIC RATE CAPS OF THE GROUP III-VII MORTGAGE LOANS

                                                                  AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
         INITIAL PERIODIC                GROUP III-VII        OUTSTANDING AS OF            OUTSTANDING AS OF
           RATE CAP (%)                  MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------          --------------       ------------------      ----------------------------
2.000..........................                277            $      138,969,864                  30.21%
5.000..........................                888                   320,986,539                  69.79
                                             -----            ------------------                 ------
Total..........................              1,165            $      459,956,403                 100.00%
                                             =====            ==================                 ======

        SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP III-VII MORTGAGE LOANS

                                                                  AGGREGATE           % OF GROUP III-VII AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                         GROUP III-VII        OUTSTANDING AS OF            OUTSTANDING AS OF
SUBSEQUENT PERIODIC RATE CAP (%)        MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------        --------------        ------------------      ----------------------------
1.000..........................                397            $      131,092,475                  28.50%
2.000..........................                768                   328,863,928                  71.50
                                             -----            ------------------                 ------
Total..........................              1,165            $      459,956,403                 100.00%
                                             =====            ==================                 ======

        MONTH OF NEXT RATE ADJUSTMENT OF THE GROUP III-VII MORTGAGE LOANS

                                                                                           % OF GROUP III-VII
                                                                  AGGREGATE                    AGGREGATE
                                           NUMBER OF          PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                         GROUP III-VII        OUTSTANDING AS OF            OUTSTANDING AS OF
   MONTH OF NEXT RATE ADJUSTMENT         MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------      --------------       ------------------           ------------------
July 2006..........................              1            $          403,560                   0.09%
August 2006........................              1                       268,097                   0.06
December 2006......................              1                       388,000                   0.08
January 2007.......................              3                     1,637,221                   0.36
March 2007.........................              9                     3,805,265                   0.83
April 2007.........................            262                   114,760,638                  24.95
May 2007...........................            138                    63,163,876                  13.73
September 2008.....................              1                       384,385                   0.08
January 2009.......................              1                       209,483                   0.05
March 2009.........................            234                    89,787,316                  19.52
April 2009.........................            365                   129,702,530                  28.20
May 2009...........................             71                    25,277,597                   5.50
December 2010......................              2                       797,000                   0.17
March 2011.........................             37                    14,108,966                   3.07
April 2011.........................             39                    15,262,471                   3.32
                                             -----            ------------------                 ------
Total..............................          1,165            $      459,956,403                 100.00%
                                             =====            ==================                 ======

THE INDEX

      As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each ARM Loan will generally be (A) with respect to approximately 97.72%, and 28.50% of the Group II Mortgage Loans and Group III-VII Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note ("SIX-MONTH LIBOR"), (B) with respect to approximately 2.28%, and 0.56% of the Group II Mortgage Loans and Group III-VII Mortgage Loans, respectively, by aggregate principal balance as of the Cut-Off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release
H.15 (519) as most recently announced as of a date 45 days prior to that Adjustment Date ("ONE-YEAR CMT"), (C) with respect to approximately 70.37% of the Group III-VII Mortgage Loans by aggregate principal balance as of the Cut-Off Date, the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note or (D) with respect to 0.57% of the Group III-VII Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, the weighted average cost of funds for the member savings institutions of the Federal Home Loan Bank of San Francisco (the "11TH DISTRICT COST OF FUNDS INDEX" or " COFI"). The index figure used for each interest rate adjustment date will be the most recently available index as of the interest rate adjustment date. In the event that the related Index becomes unavailable or otherwise unpublished, the related Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.


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

UNDERWRITING STANDARDS

      FIRST NATIONAL BANK OF NEVADA. The information set forth in this section with regard to the underwriting standards of First National Bank of Nevada ("FNBN" or, an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by FNBN. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Mortgage Loan Seller, the other Originator, the Underwriter, the Credit Risk Manager or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      Approximately 99.71% of the Group I Mortgage Loans and 18.30% of the Group II Mortgage Loans (the "FNBN MORTGAGE LOANS"), which will be acquired on the approximately Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from FNBN prior to the Closing Date. All of the FNBN Mortgage Loans were originated or acquired by FNBN generally in accordance with the underwriting criteria described in this section.

      FNBN is a mortgage company engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. The principal executive offices of FNBN are located at 17600 N. Perimeter Drive, Scottsdale, Arizona 85255.

      The FNBN's underwriting guidelines generally conform to the Fannie Mae or Freddie Mac guidelines. FNBN's underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to these underwriting standards are permitted where compensating factors are present.

      In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and to meet monthly housing expenses and other financial obligations, FNBN generally considers the ratio of these amounts to the proposed borrower's monthly gross income. The required ratio varies depending on a number of underwriting criteria, including loan-to-value ratios, and is determined on a loan-by-loan basis.

      FNBN originates or purchases loans which have been originated under one of four documentation programs: "full/alternate documentation," "stated income documentation," "no ratio" and "no doc" programs.

      Under the full/alternate documentation program, the prospective borrower's employment, income and assets are verified through written or telephonic communication. All loans may be submitted under the full/alternate documentation program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

      Under the stated income documentation and the no ratio programs, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The stated income documentation program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The no ratio program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The no ratio program does not require prospective borrowers to provide information regarding their income.

      Under the no doc program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets, income or employment under the no doc program. Mortgage loans underwritten under each of the stated income documentation, the no ratio and the no doc programs are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

      GREENPOINT MORTGAGE FUNDING, INC. The information set forth in this section with regard to the underwriting standards of GreenPoint Mortgage Funding, Inc. ("GREENPOINT" or, an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by GreenPoint. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Mortgage Loan Seller, the other Originator, the Underwriter, the Credit Risk Manager or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      Approximately 0.06%, 81.70%, 100%, 100% and 5.20% of the Group I Mortgage Loans, Group II Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group VI Mortgage Loans, respectively (the "GREENPOINT MORTGAGE LOANS"), which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from GreenPoint prior to the Closing Date. All of the GreenPoint Mortgage Loans were originated or acquired by GreenPoint in accordance with the underwriting criteria described in this section.

      GreenPoint,  a  wholly-owned  subsidiary  of  GreenPoint  Financial  Corp.
("GREENPOINT FINANCIAL"), is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint and through its retail lending division and correspondent lending division.

      GreenPoint's present business operations were formed through the transfer to GreenPoint, effective October 1, 1999, of the assets and liabilities of Headlands Mortgage Company. Simultaneously with this transfer, GreenPoint Mortgage Corp. ("GREENPOINT MORTGAGE"), a subsidiary of GreenPoint Financial specializing in non-conforming, no documentation loans, was merged into GreenPoint. All of the mortgage operations of GreenPoint Financial are now conducted through GreenPoint.

      GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

      GreenPoint's underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, GreenPoint's underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to GreenPoint's underwriting guidelines are permitted where compensating factors are present.

      In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

      GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

      NATIONAL CITY MORTGAGE CO. The information set forth in this section with regard to the underwriting standards of National City Mortgage Co. ("NATIONAL CITY" or, an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by National City. None of the Depositor, the Trustee, the Master Servicer, the Credit Risk Manager, the Mortgage Loan Seller, the other Originators, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      Approximately 0.20%, 94.80% and 100% of the Group I Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans, respectively (the "NATIONAL CITY MORTGAGE LOANS"), which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from National City prior to the Closing Date. All of the National City Mortgage Loans were originated or acquired by National City in accordance with the underwriting criteria described in this section.

      All of the National City Mortgage Loans are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") and which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. The National City Mortgage Loans have been originated by National City and were generally underwritten in accordance with the standards described herein.

      The National City underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.
Exceptions to the underwriting standards are permitted where compensating factors are present.

      Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

      With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans secured by two family, primary residences with original principal balances of up to $400,000, up to 85% for mortgage loans secured by three-to-four family, primary residences with original principal balances of up to $300,000 are generally allowed. Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio for super jumbos generally may not exceed 70%. For cash out refinance loans, the maximum loan-to- value ratio generally is 80% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan. Investment properties are generally not permitted under the National City underwriting guidelines.

      For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the rating agencies.

      In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

      National City also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

      The National City Mortgage Loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, and streamline documentation. Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified. The streamline refinance documentation program is available to borrowers whose mortgage loans are currently serviced by National City. Under a streamline refinance documentation program, more emphasis is placed on the payment history of the mortgage loan to be refinanced and the credit history of the borrower than on the verified income and assets of the borrower. Income of the borrower is verified through receipt of a current paystub (for salaried borrowers) or a copy of the borrower's prior year's tax returns (if the borrower is self-employed). The borrower's assets are verified if greater than 1% of the new loan amount is necessary to close.

      Each National City mortgaged property has been appraised by a qualified independent appraiser who is approved by National City. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

COUNTRYWIDE HOME LOANS

      The information set forth in this section with regard to the underwriting standards of Countrywide Home Loans, Inc. ("COUNTRYWIDE" or, an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by National City. None of the Depositor, the Trustee, the Master
Servicer, the Credit Risk Manager, the Mortgage Loan Seller, the other Originators, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      All of the Group III Mortgage Loans (the "COUNTRYWIDE MORTGAGE LOANS"), which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from Countrywide prior to the Closing Date. All of the Countrywide

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Mortgage Loans were originated or acquired by Countrywide in accordance with the underwriting criteria described in this section.

      As part of its evaluation of potential borrowers, Countrywide generally requires a description of income. If required by its underwriting guidelines, Countrywide obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

      In assessing a prospective borrower's creditworthiness, Countrywide may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under the Countrywide Underwriting Guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide's processing program (the "Preferred Processing Program"). Countrywide may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

      Periodically the data used by Countrywide to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with the Countrywide Underwriting Guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide, the loan correspondent or mortgage broker. In addition, Countrywide may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide before acquisition of the mortgage loan and the correspondent represents that Countrywide's underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide's prior experience with the correspondent lender and the results of the quality control review process itself.

      Countrywide's underwriting standards are applied by or on behalf of Countrywide to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is

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based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 7/1 Mortgage Loan or a 10/1 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to the Countrywide Underwriting Guidelines may be made if compensating factors are demonstrated by a prospective borrower.

      Countrywide may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to the following limitations: The Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. The Countrywide Underwriting Guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide, whether at origination of the mortgage loan or thereafter.

      The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

      A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide's standard disclosure or verification requirements or both. Countrywide offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a Streamlined
Documentation  Loan  Program  (the  "Streamlined  Documentation  Program")  a No
Income/ No Asset Documentation Loan Program (the "No Income/ No Asset Documentation Program") and a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program").

      For all mortgage loans originated or acquired by Countrywide, Countrywide obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

      Generally, Countrywide obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans, except with respect to selected borrowers that are refinancing an existing mortgage loan that was originated or acquired by Countrywide provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a

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replacement  cost analysis  based on the current cost of  constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

      Countrywide requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

      The Countrywide Underwriting Guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000. Loans exceeding $650,000 are restricted to properties located in major metropolitan areas only.

      For cash-out refinance mortgage loans with original principal balances of up to $650,000, the Countrywide Underwriting Guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount equal to the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

      Under its underwriting guidelines, Countrywide generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

      The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program, each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

      The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

      Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum.

      The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

      The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

      Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%.

      Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%.

      CHASE MANHATTAN MORTGAGE CORPORATION. Approximately 0.03% of the Group I Mortgage Loans (the "CHASE MORTGAGE LOANS") which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller were acquired by the Mortgage Loan Seller from Chase Manhattan Mortgage Corporation ("CHASE MANHATTAN MORTGAGE") prior to the Closing Date. Chase Manhattan Mortgage is a New Jersey corporation located at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

ADDITIONAL INFORMATION

      The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool, as presently constituted. Prior to the issuance of the certificates, the Depositor may add or remove Mortgage Loans from the Mortgage Pool if it deems such addition or removal necessary or appropriate.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 2004-4, Mortgage Backed Pass-Through Certificates will consist of thirty-four classes of certificates, designated as (i) the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6 and Class I-A-IO

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Certificates (the "GROUP I SENIOR  CERTIFICATES");  (ii) the Class I-M-1,  Class
I-M-2 and Class I-M-3 Certificates (the "GROUP I MEZZANINE CERTIFICATES"); (iii) the Class I-CE Certificates; (iv) the Class I-P Certificates, together with the Group I Senior Certificates, Group I Mezzanine Certificates and Class I-CE Certificates, the "GROUP I Certificates"; (v) the Class II-AR-1 Certificates and Class II-AR-2 Certificates (the "GROUP II SENIOR CERTIFICATES"); (vi) the Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates (the "GROUP II MEZZANINE CERTIFICATES"); (vii) the Class II-CE Certificates; (viii) the Class II-P Certificates, together with the Group II Senior Certificates, Group II Mezzanine Certificates and Class II-CE Certificates, the "GROUP II CERTIFICATES"; (ix) the Class I/II-R Certificates or "GROUP I/II RESIDUAL CERTIFICATES"; (x) the Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1, Class VII-AR-1, Class VII-AR-2, Class VII-AR-3 and Class A-R Certificates (the "GROUP III-VII SENIOR CERTIFICATES"); (xi) the Class M, Class B-1 and Class B-2 Certificates (the "GROUP III-VII OFFERED SUBORDINATE CERTIFICATES"; and (xii) the Class B-3, Class B-4 and Class B-5 Certificates (the "GROUP III-VII NON-OFFERED SUBORDINATE Certificates", together with the Group III-VII Offered Subordinate Certificates, the "GROUP III-VII SUBORDINATE CERTIFICATES", together with the Group III-VII Senior Certificates, the "GROUP III-VII CERTIFICATES"). Only the Group I Senior, Group I Mezzanine, Group II Senior, Group II Mezzanine, Group III-VII Senior and Group III-VII Offered Subordinate Certificates (collectively, the "OFFERED CERTIFICATES") are offered by this prospectus supplement. The aggregate initial certificate principal balance of the Group I Senior, Group I Mezzanine and Class I-P Certificates will be less than the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date, and the aggregate initial certificate principal balance of the Group II Senior, Group II Mezzanine and Class II-P Certificates will be less than the aggregate principal balance of the Group II Mortgage Loans as of the Cut-Off Date. The aggregate initial certificate principal balance of the Group III-VII Certificates will be approximately equal to the aggregate principal balance of the Group III-VII Mortgage Loans as of the Cut-Off Date.

      Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in June 2004 (each, a "DISTRIBUTION DATE"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" for the Group I Senior Certificates (other than the Class I-A-1 Certificates), Group I Mezzanine, Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1, Class VII-AR-1, Class VII-AR-2 and Class VII-AR-3 and Group III-VII Subordinate Certificates and any Distribution Date is the last business day of the month immediately preceding the month in which the related Distribution Date occurs. The "RECORD DATE" for the Class I-A-1, Group II Senior and Group II Mezzanine Certificates and any Distribution Date is the Business Day preceding such Distribution Date. The "DUE DATE" related to each Distribution Date will be the first day of the month in which such Distribution Date occurs. The "DETERMINATION DATE" will be a day not later than the 15th day in the month in which such Distribution Date occurs. The "DUE PERIOD" related to each Distribution Date will be the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. The "PREPAYMENT PERIOD" related to each Distribution Date and (i) the Mortgage Loans serviced by M&T Mortgage Corporation will be the period beginning on the sixteenth day of the month preceding the Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full, and the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part, (ii) with respect to the Countrywide Mortgage Loans will be from the second day of the calendar month preceding the month in which the related Distribution Date occurs to and including the first day of the month of such Distribution Date and (iii) with respect to the Chase Mortgage Loans, GreenPoint Mortgage Loans and National City Mortgage Loans will be the calendar month preceding the month in which the related Distribution Date occurs.

      The "INTEREST ACCRUAL PERIOD" for the Group I Senior Certificates (other than the Class I-A-1 Certificates), Group I Mezzanine, Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1 and

Group III-VII Subordinate Certificates and each Distribution Date will be the calendar month preceding the month in which that Distribution Date occurs. The Interest Accrual Period for the Class VII-AR-1, Class VII-AR-2 and Class VII-AR-3 Certificates will be the period from and including the 25th calendar day of the month preceding the month in which the Distribution Date occurs to and including the 24th day of the calendar month in which that Distribution Date occurs. The Interest Accrual Period for the Class I-A-1, Group II Senior and Group II Mezzanine Certificates shall be (a) as to the Distribution Date in June 2004, the period commencing on the Closing Date and ending on the day preceding the Distribution Date in June 2004, and (b) as to any Distribution Date after the Distribution Date in June 2004, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on the Group I Senior Certificates (other than the Class I-A-1 Certificates), Group I Mezzanine, Class III-AR-1, Class IV-AR-1, Class V-AR-1, Class VI-AR-1, Class VII-AR-1, Class VII-AR-2, Class VII-AR-3 and Group III-VII Subordinate Certificates will be calculated based on a 360-day year consisting of twelve
30-day months. Interest on the Class I-A-1, Group II Senior and Group II Mezzanine Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

      The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund established by the Depositor into which the Mortgage Loans will be deposited. The Group I Certificates are primarily backed by the Group I Mortgage Loans and the Group II Certificates are primarily backed by the Group II Mortgage Loans. In addition, the Class II-AR-1 Certificates are primarily backed by the Group II-1 Mortgage Loans and the Class II-AR-2 Certificates are primarily backed by the Group II-2 Mortgage Loans. The Group III-VII Certificates are backed only by the Group III-VII Mortgage Loans. In addition, the Class VII-AR-1 Certificates are primarily backed by the Group VII-1 Mortgage Loans and the Class VII-AR-2 Certificates are primarily backed by the Group VII-2 Mortgage Loans. The Securities Administrator will execute and authenticate and the Trustee will deliver the certificates pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date among the Depositor, the Master Servicer, the Securities Administrator and the Trustee (the "POOLING AND SERVICING AGREEMENT"), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates. It is a condition to the issuance of the Offered Certificates that they receive at least the ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S") indicated under "Certificate Ratings" in this prospectus supplement. As of the date of their issuance, the Offered Certificates, other than the Class I-M-2, Class I-M-3, Class II-MR-2, Class II-MR-3, Class B-1 and Class B-2 Certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

      The Offered Certificates (other than the Class A-R Certificates) are offered in minimum denominations equivalent to at least $25,000 initial certificate principal balance each and multiples of $1 in excess thereof. The Class A-R Certificates will be offered in registered, certificated form in a single denomination of 100% percentage interest.

BOOK-ENTRY REGISTRATION

      The Offered Certificates, other than the Class A-R Certificates, will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "BOOK-ENTRY CERTIFICATES"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") will hold such certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("CLEARSTREAM"), or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems ("CLEARSTREAM PARTICIPANTS" or "EUROCLEAR PARTICIPANTS",
respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries, names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITORIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates, other than the Class A-R Certificates, will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC PARTICIPANTS").

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance and Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

      Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with

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domestic securities markets in several countries through established  depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMIC--Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial
Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

      In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

TRANSFER RESTRICTIONS

      Any investor in the Offered Certificates (other than the Class A-R Certificates) will be deemed to make certain representations described in this prospectus supplement under "ERISA Considerations". The Class A-R Certificates are subject to transfer restrictions described in the prospectus under "ERISA Considerations" and "Material Federal Income Tax Considerations".

ADVANCES

      Subject to the limitations set forth in the following paragraph, each Servicer will be obligated to advance or cause to be advanced on or before each Determination Date from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "ADVANCE").

      Advances are required to be made only to the extent they are deemed by the applicable Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses.

      All Advances will be reimbursable to the applicable Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable Servicer out of any funds in the related custodial account prior to the distributions on the certificates. In the event that the applicable Servicer fails in its obligation to make any required Advance, the Master Servicer or other successor servicer (which may be the Master Servicer) will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement.

COMPENSATING INTEREST

      The Servicers or the Master Servicer, as applicable, will pay amounts referred to herein as "COMPENSATING INTEREST" in the manner and to the extent set forth below to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans.

      With respect to the Mortgage Loans serviced by Chase, GMAC, M&T and GreenPoint, the related Servicer will be required to deposit into the related custodial account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to the lesser of (i) any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to the related Servicer for the related Due Period.

      With respect to the Mortgage Loans serviced by National City, National City will be required to deposit into the related custodial account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period net of the servicing fee payable to National City for the related Due Period.

      With respect to the Mortgage Loans serviced by Countrywide, Countrywide will be required to deposit into the related custodial account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to the lesser of one-half of (a) one-twelfth of the product of (i) the servicing fee rate set forth in the related servicing agreement and (ii) the scheduled principal balance of such Mortgage Loans, or (b) the aggregate servicing fee actually received by Countrywide for such month for the Countrywide Mortgage Loans.

      With respect to the Master Servicer, if the Servicers fail to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the Master Servicer shall deposit into the related distribution account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the Servicers and not so paid and (ii) the master servicing compensation for such Distribution Date.

GROUP I AVAILABLE DISTRIBUTION AMOUNT

      The Group I Available Distribution Amount (as defined below) for any Distribution Date will be distributed on such Distribution Date by the Securities Administrator to the related certificateholders, as specified in this prospectus supplement.

      The "GROUP I AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

      (1) the total amount of all cash received by or on behalf of the related Servicer with respect to the Group I Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries), except:

            o all scheduled payments of principal and interest collected on the Group I Mortgage Loans but due on a date after the related Due Date;

            o all partial principal prepayments received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

            o all Prepayment Charges received in connection with the Group I Mortgage Loans;

            o all prepayments in full received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

            o     liquidation   proceeds,   condemnation   proceeds,   insurance
                  proceeds and subsequent recoveries received on the Group I Mortgage Loans after the related Prepayment Period;

            o all amounts reimbursable to the related Servicer pursuant to the terms of the related servicing agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of the Pooling and Servicing Agreement;

            o reinvestment income on the balance of funds, if any, in the related custodial account or related distribution account; and

            o any fees payable to the related Servicer, the Credit Risk Manager and any premiums payable in connection with any lender paid primary mortgage insurance policies;

      (2) all Advances made by the related Servicer and/or the Master Servicer for that Distribution Date;

      (3) any amounts paid as Compensating Interest on the Group I Mortgage Loans by the related Servicer and/or the Master Servicer for that Distribution Date; and

      (4) the total amount of any cash deposited in the related distribution account in connection with the repurchase of any Group I Mortgage Loans by the Depositor or the Mortgage Loan Seller.

GROUP II AVAILABLE DISTRIBUTION AMOUNT

      The Group II Available Distribution Amount (as defined below) for any Distribution Date will be distributed on such Distribution Date by the Securities Administrator to the related certificateholders, as specified in this prospectus supplement.

      The "GROUP II AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

      (1) the total amount of all cash received by or on behalf of the related Servicer with respect to the Group II Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries), except:

            o all scheduled payments of principal and interest collected on the Group II Mortgage Loans but due on a date after the related Due Date;

            o all partial principal prepayments received with respect to the Group II Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

            o all Prepayment Charges received in connection with the Group II Mortgage Loans;

            o all prepayments in full received with respect to the Group II Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

            o     liquidation   proceeds,   condemnation   proceeds,   insurance
                  proceeds and subsequent recoveries received on the Group II Mortgage Loans after the related Prepayment Period;

            o all amounts reimbursable to the related Servicer pursuant to the terms of the related servicing agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of the Pooling and Servicing Agreement;

            o reinvestment income on the balance of funds, if any, in the related custodial account or related distribution account; and

            o any fees payable to the related Servicer and the Credit Risk Manager;

      (2) all Advances made by the related Servicer and/or the Master Servicer for that Distribution Date;

      (3) any amounts paid as Compensating Interest on the Group II Mortgage Loans by the related Servicer and/or the Master Servicer for that Distribution Date; and

      (4) the total amount of any cash deposited in the related distribution account in connection with the repurchase of any Group II Mortgage Loans by the Depositor or the Mortgage Loan Seller.

GLOSSARY OF DEFINITIONS RELATING TO THE PRIORITY OF DISTRIBUTIONS ON THE GROUP I CERTIFICATES AND GROUP II CERTIFICATES

      Certain definitions are necessary to understand the priority of interest and principal distributions to the Group I Certificates and Group II Certificates. These terms are defined below and highlighted within the various definitions. References in this section to "loan group" shall mean any of the Group I Mortgage Loans or Group II Mortgage Loans.

      "ADMINISTRATION FEE RATE" with respect to each Group I Mortgage Loan and Group II Mortgage Loan will be equal to the sum of (i) the related servicing fee rate, (ii) the rate at which the fee payable to the Credit Risk Manager is calculated, and (iii) the rate at which the premium payable in connection with any lender paid primary mortgage insurance policy is calculated, if applicable.

      "ALLOCATED REALIZED LOSS AMOUNT": The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

      "AVAILABLE DISTRIBUTION AMOUNT" will be the Group I Available Distribution Amount or Group II Available Distribution Amount, as applicable.

      "BANKRUPTCY LOSS" will be any Debt Service Reduction or Deficient Valuation with respect to a Group I Mortgage Loan or Group II Mortgage Loan.

      "CERTIFICATE PRINCIPAL BALANCE" with respect to a loan group and a related Senior Certificate (other than the Class I-A-IO Certificates, which have no Certificate Principal Balance) or Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the related Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of a Group I Senior Certificate, Group II Senior Certificate or any class of Mezzanine Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) with respect to the Mezzanine Certificates, any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses incurred on the Mortgage Loans in the related loan group in the manner described in this prospectus supplement; provided that, the Certificate Principal Balance of any class of Mezzanine Certificates with the highest payment priority to which

Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Mortgage Loans received by the related Servicer or the Master Servicer, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate and not previously reimbursed to such certificate as an Allocated Realized Loss Amount. The Certificate Principal Balance of each Class CE Certificate as of any date of determination is equal to the excess, if any, of
(i) the then aggregate principal balance of the Mortgage Loans in the related loan group over (ii) the then aggregate Certificate Principal Balance of the related Senior Certificates, the related Mezzanine Certificates and the related Class P Certificates. The initial Certificate Principal Balance of each of the Class I-P Certificates and Class II-P Certificates is equal to $100.

      "CLASS I-A-6 LOCKOUT  DISTRIBUTION  AMOUNT" for any Distribution Date will be the Class I-A-6 Lockout Distribution Percentage for that Distribution Date multiplied by the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class I-A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Group I Senior Certificates, in each case immediately prior to such Distribution Date and (y) the Group I Senior Principal Distribution Amount for such Distribution Date.

      "CLASS I-A-6 LOCKOUT DISTRIBUTION PERCENTAGE" for each Distribution Date will be the applicable percentage set forth below:

                                                                  CLASS I-A-6
                                                                    LOCKOUT
                                                                 DISTRIBUTION
         DISTRIBUTION DATES                                       PERCENTAGE
         ------------------                                       ----------
June 2004 through and including May 2007...................           0%
June 2007 through and including May 2009...................           45%
June 2009 through and including May 2010...................           80%
June 2010 through and including May 2011...................          100%
June 2011 and thereafter...................................          300%

      "CLASS I-M-1 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

            o the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount; and

            o the excess (if any) of (A) the aggregate Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate principal balance of the Group I Mortgage

                  Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of 6.00% and the related Required Overcollateralization Percentage.

      "CLASS I-M-2 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

            o the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount; and

            o the excess (if any) of (A) the aggregate Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates and the Class I-M-1 Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount for such Distribution
                  Date) and (y) the product of (a) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related
                  Prepayment Period) and (b) the sum of 2.50% and the related Required Overcollateralization Percentage.

      "CLASS I-M-3 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

            o the remaining Group I Principal Distribution Amount for that Distribution Date after distribution of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount; and

            o the excess (if any) of (A) the aggregate Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group I Senior,

                  Class I-M-1 and Class I-M-2 Certificates (after taking into account the payment of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (b) the related Required Overcollateralization Percentage.

      "CLASS II-AR-1 ALLOCATION PERCENTAGE" for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount attributable to the Group II-1 Mortgage Loans for such Distribution Date and the denominator of which is (y) the Group II Principal Remittance Amount for such Distribution Date.

      "CLASSII-AR-1 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group II Stepdown Date, or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the Group II-1 Principal Distribution Amount, or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

            o     the  Group  II-1  Principal   Distribution   Amount  for  that
                  Distribution Date; and

            o the product of the Class II-AR-1 Allocation Percentage and the excess (if any) of (A) the sum of the Certificate Principal Balances of the Class II-AR-1 Certificates and Class II-AR-2 Certificates immediately prior to such Distribution Date over
                  (B) the positive difference between (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (ii) the product of (x) aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (y) the sum of (A) 12.50% and (B) the related Required Overcollateralization Percentage.

      "CLASS II-AR-2 ALLOCATION PERCENTAGE" for any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount attributable to the Group II-2 Mortgage Loans for such Distribution Date and the denominator of which is (y) the Group II Principal Remittance Amount for such Distribution Date.

      "CLASS II-AR-2 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group II Stepdown Date, or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the Group II-2 Principal Distribution Amount, or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

            o     the  Group  II-2  Principal   Distribution   Amount  for  that
                  Distribution Date; and

            o the product of the Class II-AR-2 Allocation Percentage and the excess (if any) of (A) the sum of Certificate Principal Balances of the Class II-AR-1 Certificates and Class II-AR-2 Certificates immediately prior to such Distribution Date over
                  (B) the positive difference between (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized

                  Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (y) the sum of (A) 12.50% and (B) the related Required Overcollateralization Percentage.

      "CLASS II-MR-1 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

            o the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount; and

            o the excess (if any) of (A) the aggregate Certificate Principal Balance of the Class II-MR-1 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates (after taking into account the payment of the Group II Senior Principal Distribution Amount for such Distribution Date) and (y) the product of (a) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of 7.00% and the related Required Overcollateralization Percentage.

      "CLASS II-MR-2 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

            o the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount; and

            o the excess (if any) of (A) the aggregate Certificate Principal Balance of the Class II-MR-2 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates and the Class II-MR-1 Certificates (after taking into account the payment of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount for such Distribution
                  Date) and (y) the product of (a) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the

                  Group II Mortgage Loans incurred during the related Prepayment Period) and (b) the sum of 2.50% and the related Required Overcollateralization Percentage.

      "CLASS II-MR-3 PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that Distribution Date, the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that Distribution Date, the lesser of:

            o the remaining Group II Principal Distribution Amount for that Distribution Date after distribution of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount; and

            o the excess (if any) of (A) the aggregate Certificate Principal Balance of the Class II-MR-3 Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (ii) the sum of (x) the aggregate Certificate Principal Balance of the Group II Senior, Class II-MR-1 and Class II-MR-2 Certificates (after taking into account the payment of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount for such Distribution Date) and
                  (y) the product of (a) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group II Mortgage Loans incurred during the related Prepayment Period) and (b) the related Required Overcollateralization Percentage.

      "DEBT SERVICE REDUCTION" will be any reduction of the amount of the monthly payment on a Group I Mortgage Loan or Group II Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

      "DEFICIENT VALUATION" will be, in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance on a Group I Mortgage Loan or Group II Mortgage Loan less a bankruptcy court's valuation of the related Mortgaged Property.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and a loan group will be the lesser of (i) the related Net Monthly Excess Cashflow for such Distribution Date and (ii) the related Overcollateralization Increase Amount.

      "GROUP I CREDIT ENHANCEMENT PERCENTAGE" for any Distribution Date and any class of Group I Certificates offered pursuant to this prospectus supplement will be the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the class or classes of Group I Certificates offered pursuant to this prospectus supplement and subordinate thereto and (ii) the related Overcollateralization Amount by (y) the aggregate principal balance of the Group I Mortgage Loans, calculated after taking into account distributions of principal on the Group I Mortgage Loans and distribution of the Group I Principal Distribution Amount to the holders of the Group I Certificates then entitled to distributions of principal on such Distribution Date.

      "GROUP I PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group I Mortgage Loans, including insurance proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans MINUS (iv) the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the related Servicer, the Trustee, the Custodian, the Master Servicer or the Securities Administrator prior to distributions being made on the Group I Certificates offered pursuant to this prospectus supplement. In no event will the Group I Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group I Certificates.

      "GROUP I PRINCIPAL REMITTANCE AMOUNTError! Bookmark not defined." for any Distribution Date and the Group I Mortgage Loans will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount, net of any amounts payable or reimbursable therefrom to the related Servicer, the Trustee, the Custodian, the Master Servicer or the Securities Administrator.

      "GROUP I REQUIRED OVERCOLLATERALIZATION AMOUNT" with respect to any Distribution Date following the Closing Date, an amount equal to approximately 0.35% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date.

      "GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT" will be, with respect to any Distribution Date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that Distribution Date, the Group I Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that Distribution Date, the lesser of:

            o     the   Group  I   Principal   Distribution   Amount   for  that
                  Distribution Date; and

            o the excess (if any) of (A) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to that Distribution Date over (B) the positive difference between (i) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (ii) the product of (x) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after reduction for Realized Losses on the Group I Mortgage Loans incurred during the related Prepayment Period) and (y) the sum of 10.30% and the related Required Overcollateralization Percentage.

      "GROUP I STEPDOWN DATE" will be the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in June 2007 and (y) the first Distribution Date on which the Group I Credit Enhancement Percentage of the Group I Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group I Mortgage Loans, but prior to any distribution of the Group I Principal Distribution

Amount to the holders of the Group I Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 11.00%.

      "GROUP I TRIGGER EVENT" with respect to any Distribution Date and the Group I Certificates, a Group I Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate outstanding principal balance of Group I Mortgage Loans delinquent 60 days or more (including Group I Mortgage Loans in foreclosure, REO or discharged in bankruptcy) by (ii) the aggregate principal balance of the Group I Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 50% of the Group I Credit Enhancement Percentage of the Group I Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses with respect to the Group I Mortgage Loans incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group I Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

      --------------------------------------------------------------------
                     DISTRIBUTION DATE                    PERCENTAGE
                     -----------------                    ----------
      --------------------------------------------------------------------
      June 2007 to May 2008.........................        0.75%
      --------------------------------------------------------------------
      June 2008 and thereafter......................        1.00%
      --------------------------------------------------------------------

      "GROUP II CREDIT ENHANCEMENT PERCENTAGE" for any Distribution Date and any class of Group II Certificates offered pursuant to this prospectus supplement will be the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the class or classes of Group II Certificates offered pursuant to this prospectus supplement and subordinate thereto and (ii) the related Overcollateralization Amount by (y) the aggregate principal balance of the Group II Mortgage Loans, calculated after taking into account distributions of principal on the Group II Mortgage Loans and distribution of the Group II Principal Distribution Amount to the holders of the Group II Certificates then entitled to distributions of principal on such Distribution Date.

      "GROUP II-1 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II-1 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II-1 Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group II-1 Mortgage Loans, including insurance proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II-1 Mortgage Loans minus (iv) the Class II-AR-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the related Servicer, the Trustee, the Custodian, the Master Servicer or the Securities Administrator. In no event will the Group II-1 Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group II Certificates offered pursuant to this prospectus supplement.

      "GROUP II-2 PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II-2 Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II-2 Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections on the Group II-2 Mortgage

Loans, including insurance proceeds, condemnation proceeds, Liquidation Proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II-2 Mortgage Loans minus (iv) the Class II-AR-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date and any amounts payable or reimbursable therefrom to the related Servicer, the Trustee, the Custodian, the Master Servicer or the Securities. In no event will the Group II-2 Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Group II Certificates offered pursuant to this prospectus supplement.

      "GROUP II PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be the sum of the Group II-1 Principal Distribution Amount and Group II-2 Principal Distribution Amount.

      "GROUP II PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date and the Group II Mortgage Loans will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II-1 Principal Distribution Amount and Group II-2 Principal Distribution Amount, net of any amounts payable or reimbursable therefrom to the related Servicer, the Trustee, the Custodian, the Master Servicer or the Securities Administrator.

      "GROUP II REQUIRED OVERCOLLATERALIZATION AMOUNT" for the first six Distribution Dates, approximately $0.00 and with respect to any Distribution Date on or after the seventh Distribution Date, an amount equal to approximately 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-Off Date. The Group II Required Overcollateralization Amount will not be established at issuance.

      "GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT" will be the sum of the Class II-AR-1 Principal Distribution Amount and the Class II-AR-2 Principal Distribution Amount.

      "GROUP II STEPDOWN DATE" will be the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date in June 2007 and (y) the first Distribution Date on which the Group II Credit Enhancement Percentage of the Group II Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, but prior to any distribution of the Group II Principal Distribution Amount to the holders of the Group II Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 13.50%.

      "GROUP II TRIGGER EVENT" with respect to any Distribution Date and the Group II Certificates, a Group II Trigger Event is in effect if (x) the percentage obtained by dividing (i) the aggregate outstanding principal balance of Group II Mortgage Loans delinquent 60 days or more (including Group II Mortgage Loans in foreclosure, REO or discharged in bankruptcy) by (ii) the aggregate principal balance of the Group II Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 45% of the Group II Credit Enhancement Percentage of the Group II Senior Certificates for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Group II Mortgage Loans incurred since the Cut-Off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Group II Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

      --------------------------------------------------------------------
                     DISTRIBUTION DATE                        PERCENTAGE
      --------------------------------------------------------------------
      June 2007 to May 2008...................................   1.00%
      --------------------------------------------------------------------
      June 2008 to May 2009...................................   1.50%
      --------------------------------------------------------------------
      June 2009 to May 2010...................................   1.75%
      --------------------------------------------------------------------
      June 2010 and thereafter................................   2.00%
      --------------------------------------------------------------------

      "INTEREST CARRY FORWARD AMOUNT" with respect to any class of Group I Senior, Group II Senior, Group I Mezzanine and Group II Mezzanine Certificates and any Distribution Date will be equal to the amount, if any, by which the related Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any related Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

      "INTEREST DISTRIBUTION AMOUNT" will be, with respect to any class of Group I Senior, Group II Senior, Group I Mezzanine and Group II Mezzanine Certificates on any Distribution Date, interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount of that class immediately prior to such Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the related Servicer, Relief Act Interest Shortfalls and, with respect to the related Subordinate Certificates, such class' allocable share of the interest portion of Realized Losses incurred on the Mortgage Loans in the related loan group.

      "INTEREST REMITTANCE AMOUNT" for any Distribution Date and a loan group will be that portion of the related Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans or Group II Mortgage Loans, as applicable.

      "LIQUIDATED LOAN" will be a Group I Mortgage Loan or Group II Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Group I Mortgage Loan or Group II Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

      "LIQUIDATION PROCEEDS" will be amounts received by the related Servicer in connection with the liquidation of a defaulted Group I Mortgage Loan or Group II Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

      "NET MONTHLY EXCESS CASHFLOW" for any Distribution Date and a loan group will be equal to the sum of (i) any related Overcollateralization Reduction Amount and (ii) the excess of (x) the related Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Group I Senior Certificates or Group II Senior Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the related Mezzanine Certificates and the related Principal Remittance Amount.

      "NET MORTGAGE RATE" for each Group I Mortgage Loan and Group II Mortgage Loan will be equal to the mortgage rate thereon less the related Administration Fee Rate.

      "NET WAC PASS-THROUGH RATE" (a) for the Group I Senior Certificates (other than the Class I-A-IO Certificates) and the Group I Mezzanine Certificates for
(i) the June 2004 Distribution

Date through the May 2006  Distribution  Date, will be a per annum rate equal to
(1) the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs minus (2) the Pass-Through Rate for the Class I-A-IO Certificates for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class I-A-IO Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans before giving effect to distributions on such Distribution Date, (ii) any subsequent Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs; provided that in each case the per annum rate applicable to the Class I-A-1 Certificates shall be subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period.

      (b) for any Distribution Date and the Class II-AR-1 Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group II-1 Mortgage Loans.

      (c) for any Distribution Date and the Class II-AR-2 Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Group II-2 Mortgage Loans.

      (d) for any Distribution Date and the Group II Mezzanine Certificates, will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of the Group II-1 Mortgage Loans and Group II-2 Mortgage Loans the Certificate Principal Balance of the Class II-AR-1 Certificates and Class II-AR-2 Certificates, respectively) of (i) the weighted average of the Net Mortgage Rates of the Group II-1 Mortgage Loans, and (ii) the weighted average of the Net Mortgage Rates of the Group II-2 Mortgage Loans.

      "NET WAC RATE CARRYOVER AMOUNT" with respect to the Group I Senior, Group II Senior, Group I Mezzanine and Group II Mezzanine Certificates (other than the Class I-A-IO Certificates) and any Distribution Date on which the related Pass-Through Rate is limited to the related Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such certificates would have been entitled to receive on such Distribution Date if the Net WAC Pass-Through Rate had not been applicable to such certificates on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the related Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

      "NOTIONAL AMOUNT" with respect to the Class I-A-IO Certificates will be as follows: the lesser of (a) from and including the 1st Distribution Date through and including the 6th Distribution Date, $31,252,000; from and including the 7th Distribution Date through and including the 10th Distribution Date, $25,002,000; from and including the 11th Distribution Date through and including the 13th Distribution Date, $22,500,000; from and including the 14th Distribution Date through and including the 15th Distribution Date, $18,751,000; from and including the 16th Distribution Date to and including the 19th Distribution Date, $15,000,000; from and including the 20th Distribution Date through and including the 21st Distribution Date, $12,501,000; from and including the 22nd Distribution Date through and including the 23rd Distribution Date, $10,000,000; on the 24th Distribution Date, $6,500,000; thereafter, $0 and (b) the then aggregate principal balance of the Group I Mortgage Loans (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

      "OVERCOLLATERALIZATION AMOUNT" with respect to any Distribution Date following the Closing Date will be an amount by which the aggregate outstanding principal balance of the Group I Mortgage Loans or Group II Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the related Senior Certificates, the related Mezzanine Certificates and the related Class P Certificates after taking into account all payments of principal on such Distribution Date.

      "OVERCOLLATERALIZATION INCREASE AMOUNT" with respect to any Distribution Date and the Group I Mortgage Loans and Group II Mortgage Loans will be the amount, if any, by which the related Required Overcollateralization Amount for such Distribution Date exceeds the related Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the related Principal Remittance Amount on such Distribution Date has been distributed).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date and the Group I Mortgage Loans and Group II Mortgage Loans will be the lesser of (a) the related Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of

            o the related Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the related Principal Remittance Amount on such Distribution Date has been distributed) over

            o the related Required Overcollateralization Amount for such Distribution Date.

      "PASS-THROUGH RATE" with respect to the Group I Senior Certificates (other than the Class I-A-IO Certificates), Group II Senior, Group I Mezzanine and Group II Mezzanine Certificates and any Distribution Date will be the lesser of
(i) the interest rate listed on page -iv- of this prospectus supplement and (ii) the related Net WAC Pass-Through Rate; provided, that with respect to the Class I-A-5, Class I-A-6, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, the interest rates listed on page -iv- of this prospectus supplement shall be increased by 0.50% per annum on the Distribution Date following the first possible optional termination date with respect to the Group I Mortgage Loans; provided further that the margins applicable to the interest rates listed on page -iv- of this prospectus supplement with respect to the Class II-AR-1 Certificates and Class II-AR-2 Certificates will increase by 100% per annum, and the margins applicable to the interest rates listed on page -iv- of this prospectus supplement with respect to the Group II Mezzanine Certificates will increase by 50% per annum, on the Distribution Date following the first possible optional termination date with respect to the Group II Mortgage Loans. With respect to the Class I-A-IO Certificates, 4.50% per annum for the first twelve Distribution Dates following the Closing Date, 3.50% per annum for the next twelve Distribution Dates and 0.00% per annum thereafter.

      "PREPAYMENT INTEREST SHORTFALLS" for any Distribution Date and the Group I Mortgage Loans and Group II Mortgage Loans will be the sum of all interest shortfalls resulting from prepayments in full or in part on the related Mortgage Loans during the related Prepayment Period.

      "PRINCIPAL REMITTANCE AMOUNT" will be the Group I Principal Remittance Amount or Group II Principal Remittance Amount, as applicable.

      "REALIZED LOSS" with respect to any Distribution Date and any Group I Mortgage Loan or Group II Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Group I Mortgage Loan or Group II Mortgage Loan that is not a Liquidated Loan, the amount of any Bankruptcy Loss incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

      "RELIEF ACT INTEREST SHORTFALL" for any Distribution Date and a Group I Mortgage Loan or Group II Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state laws.

      "REQUIRED OVERCOLLATERALIZATION AMOUNT" will be the Group I Required Overcollateralization Amount or the Group II Required Overcollateralization Amount, as applicable.

      "REQUIRED OVERCOLLATERALIZATION PERCENTAGE" for any Distribution Date and the Group I Mortgage Loans and Group II Mortgage Loans will be a percentage equal to (a) the related Required Overcollateralization Amount divided by (b) the aggregate outstanding principal balance of the Mortgage Loans in the related loan group as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans in the related loan group incurred during the related Prepayment Period).

      "SENIOR INTEREST DISTRIBUTION AMOUNT" for any Distribution Date and the Group I Senior Certificates or Group II Senior Certificates, as applicable, will be equal to the Interest Distribution Amount for such Distribution Date for such certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for such certificates.

      "SUBSEQUENT RECOVERIES" with respect to any Distribution Date and the Group I Mortgage Loans and Group II Mortgage Loans will be amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

PRIORITY OF DISTRIBUTIONS ON THE GROUP I CERTIFICATES

      Commencing  in  June  2004,   the  Securities   Administrator   will  make
distributions to the holders of the Group I Certificates on each Distribution Date as set forth below.

INTEREST DISTRIBUTIONS ON THE GROUP I CERTIFICATES

      Holders of the Group I Certificates offered pursuant to this prospectus supplement will be entitled to receive on each Distribution Date interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal

Balance or Notional Amount thereof, as applicable, at the then-applicable Pass-Through Rates, in the priorities set forth below.

      On each Distribution Date, the Interest Remittance Amount with respect to the Group I Certificates will be distributed in the following order of priority:
FIRST, concurrently to the holders of Group I Senior Certificates, the related Senior Interest Distribution Amount for such Distribution Date on a pro rata basis based on the entitlement of each such class, and SECOND, to the holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, the related Interest Distribution Amount allocable to each such class to the extent of the related Interest Remittance Amount for such Distribution Date remaining after distributions of interest to the Group I Senior Certificates and to any class of Group I Mezzanine Certificates with a higher payment priority.

      On any Distribution Date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer will FIRST, reduce the related Net Monthly Excess Cashflow for such Distribution Date, second, reduce the related Overcollateralization Amount on the related Distribution Date, THIRD, reduce the Interest Distribution Amount payable to the Class I-M-3 Certificates, FOURTH, reduce the Interest Distribution Amount payable to the Class I-M-2 Certificates, FIFTH, reduce the Interest Distribution Amount payable to the Class I-M-1 Certificates, and SIXTH, reduce the Interest Distribution Amount payable to the Group I Senior Certificates on a pro rata basis based on their respective Senior Interest Distribution Amounts before such reduction. On any Distribution Date, any Relief Act Interest Shortfalls with respect to the Group I Mortgage Loans will be allocated to the Group I Certificates on a pro rata basis based on their respective Interest Distribution Amounts before such reduction.

      With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount with respect to the Group I Certificates exceeds the related Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Group I Certificates offered pursuant to this prospectus supplement will result, and payments of Interest Carry Forward Amounts to the related certificates will be made. The Interest Carry Forward Amount with respect to the Group I Senior Certificates, if any, will be distributed as part of the related Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Group I Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under "--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates" in this prospectus supplement.

      Except as otherwise described in this prospectus supplement, on each Distribution Date, distributions of the Interest Distribution Amount for a class of Group I Certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance of the certificates of such class.

PRINCIPAL DISTRIBUTIONS ON THE GROUP I CERTIFICATES

      Holders of each class of Group I Certificates offered pursuant to this prospectus supplement, other than the Class I-A-IO Certificates, will be entitled to receive on each Distribution Date, to the extent of the Group I Principal Distribution Amount, a distribution allocable to principal in the manner set forth below.

      The Group I Senior Principal Distribution Amount on each Distribution Date will be distributed as follows:

            o FIRST, to the Class I-A-6 Certificates, an amount up to the Class I-A-6 Lockout Distribution Amount, for that Distribution Date until the Certificate Principal Balance thereof has been reduced to zero; and

            o SECOND, any remaining Group I Senior Principal Distribution Amount after the distribution described in clause first above, sequentially:

            o     to  the  Class  I-A-1  Certificates,   until  the  Certificate
                  Principal Balance thereof has been reduced to zero;

            o     to  the  Class  I-A-2  Certificates,   until  the  Certificate
                  Principal Balance thereof has been reduced to zero;

            o     to  the  Class  I-A-3  Certificates,   until  the  Certificate
                  Principal Balance thereof has been reduced to zero;

            o     to  the  Class  I-A-4  Certificates,   until  the  Certificate
                  Principal Balance thereof has been reduced to zero;

            o     to  the  Class  I-A-5  Certificates,   until  the  Certificate
                  Principal Balance thereof has been reduced to zero; and

            o     to  the  Class  I-A-6  Certificates,   until  the  Certificate
                  Principal Balance thereof has been reduced to zero.

      Holders of the Class I-M-1 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group I Principal Distribution Amount remaining after the Group I Senior Principal Distribution Amount has been distributed, the Class I-M-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero.

      Holders of the Class I-M-2 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group I Principal Distribution Amount remaining after the sum of the Group I Senior Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount has been distributed, the Class I-M-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero.

      Holders of the Class I-M-3 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group I Principal Distribution Amount remaining after the sum of the Group I Senior Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount has been distributed, the Class I-M-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS WITH RESPECT TO THE GROUP I CERTIFICATES

      The weighted average of the Net Mortgage Rates for the Group I Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group I Certificates offered pursuant to this prospectus supplement. As a result, interest collections on the Group I Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Group I Certificates offered pursuant to this prospectus supplement and the fees and expenses payable by the trust. We refer to this excess interest as "GROUP I EXCESS SPREAD". Group I Excess Spread, together with any related Overcollateralization Reduction Amount, will generally constitute the Net Monthly Excess

Cashflow with respect to the Group I Mortgage Loans and will be distributed on each Distribution Date as follows:

      (i) to the holders of the Group I Senior Certificates (other than the Class I-A-IO Certificates) and the Group I Mezzanine Certificates, an amount equal to the related Extra Principal Distribution Amount for such Distribution Date, payable to such holders in accordance with the provisions set forth under "-- Allocation of Extra Principal Distribution Amount to the Group I Certificates" below;

      (ii) to the holders of the Class I-M-1 Certificates, Class I-M-2 Certificates and Class I-M-3 Certificates, in that order, the related Interest Carry Forward Amount for each such class for such Distribution Date;

      (iii) to a reserve fund (the "GROUP I RESERVE FUND") established in accordance with the terms of the Pooling and Servicing Agreement, an amount equal to (a) with respect to the Group I Senior Certificates, other than the Class I-A-1 Certificates and Class I-A-IO Certificates, the sum of the related Net WAC Rate Carryover Amounts, if any, and (ii) with respect to the Class I-A-1 Certificates, the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the Class I-A-1 Certificates exceeds the amount received by the Securities Administrator with respect to the Class I-A-1 Cap Agreement since the prior Distribution Date;

      (iv) to the holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to such certificate;

      (v) to the holders of the Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to such certificate to the extent remaining unpaid from Net Monthly Excess Cashflow relating to the Group II Certificates as described under "--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates" in this prospectus supplement.

      (vi) to the holders of the Class I-CE Certificates as provided in the Pooling and Servicing Agreement; and

      (vii) to the holders of the Class I/II-R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term on the Group I Mortgage Loans or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class I-P Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the holders of the Class I/II-R Certificates.

      On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Group I Senior Certificates and Group I Mezzanine Certificates as described under "Priority of Distributions on the Group I Certificates", and after the distribution of the Net Monthly Excess Cashflow with respect to the Group I Mortgage Loans as described above, the Securities Administrator will withdraw from the Group I Reserve Fund the amounts on deposit therein and distribute such amounts to the Group I Senior Certificates (other than the Class I-A-IO Certificates) and the Group I Mezzanine Certificates, in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: FIRST, concurrently to the Group I Senior Certificates, other than the Class I-A-IO Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount for such Distribution Date for each such class; SECOND, to the Class I-M-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such class; THIRD, to the Class I-M-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such class; and FOURTH, to the Class I-M-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such class. On each Distribution Date, the Securities Administrator will withdraw from the related distribution account all Prepayment Charges received on the Group I Mortgage Loans during the related Prepayment Period and will distribute those amounts to the holders of the Class I-P Certificates.

ALLOCATION OF EXTRA PRINCIPAL DISTRIBUTION AMOUNT TO THE GROUP I CERTIFICATES

      On each Distribution Date (a) prior to the Group I Stepdown Date or (b) on which a Group I Trigger Event is in effect, the related Extra Principal Distribution Amount shall be distributed FIRST, to the Class I-A-6 Certificates, up to the Class I-A-6 Lockout Distribution Amount; SECOND, to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; THIRD, to the Class I-M-1 Certificates, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero; FOURTH, to the Class I-M-2 Certificates, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero; and FIFTH, to the Class I-M-3 Certificates, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero.

      On each  Distribution  Date (a) on or after the Group I Stepdown  Date and
(b) on which a Group I Trigger Event is not in effect, the holders of the Group I Senior Certificates, other than the Class I-A-IO Certificates, and each class of Group I Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Extra Principal Distribution Amount in the following amounts and order of priority:

      FIRST, the lesser of (x) the related Extra Principal Distribution Amount and (y) the Class I-A-6 Lockout Distribution Amount, shall be distributed to the Class I-A-6 Certificates, until the Certificate Principal Balance of the Class I-A-6 Certificates has been reduced to zero;

      SECOND, the lesser of (x) the excess of (i) the related Extra Principal Distribution Amount over (ii) the amount distributed to the Class I-A-6 Certificates under clause FIRST above, and (y) the Group I Senior Principal Distribution Amount shall be distributed to the holders of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5 and Class I-A-6 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

      THIRD, the lesser of (x) the excess of (i) the related Extra Principal Distribution Amount over (ii) the amount distributed to the holders of the Group I Senior Certificates under clauses FIRST and SECOND above, and (y) the Class I-M-1 Principal Distribution Amount, shall be distributed to the holders of the Class I-M-1 Certificates, until the Certificate Principal Balance of the Class I-M-1 Certificates has been reduced to zero;

      FOURTH, the lesser of (x) the excess of (i) the related Extra Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Group I Senior Certificates under clauses FIRST and SECOND above and to the holders of the Class I-M-1 Certificates under clause THIRD above, and (y) the Class I-M-2 Principal Distribution Amount, shall be distributed to the holders of the Class I-M-2 Certificates, until the Certificate Principal Balance of the Class I-M-2 Certificates has been reduced to zero; and

      FIFTH, the lesser of (x) the excess of (i) the related Extra Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Group I Senior Certificates under clauses FIRST and SECOND above, to the holders of the Class I-M-1 Certificates under clause THIRD above and to the holders of the Class I-M-2 Certificates under clause FOURTH above, and (y) the Class I-M-3 Principal Distribution Amount, shall be distributed to the holders of the Class I-M-3 Certificates, until the Certificate Principal Balance of the Class I-M-3 Certificates has been reduced to zero.

SUBORDINATION AND ALLOCATION OF LOSSES ON THE GROUP I CERTIFICATES

      Realized Losses on the Group I Mortgage Loans for any Distribution Date will FIRST, cause a reduction in the related Net Monthly Excess Cash Flow for that Distribution Date and SECOND, cause a reduction in the related Overcollateralization Amount for that Distribution Date until reduced to zero. To the extent that Realized Losses on the Group I Mortgage Loans on a Distribution Date cause the aggregate Certificate Principal Balance of the Group I Senior, Group I Mezzanine and Class I-P Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, such excess will be allocated FIRST, to the Class I-M-3 Certificates; SECOND, to the Class I-M-2 Certificates; and THIRD, to the Class I-M-1 Certificates in each case to reduce the Certificate Principal Balance thereof until it has been reduced to zero. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group I Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Group I Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Certificates on any Distribution Date.

      The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Group I Senior Certificates or the Class I-P Certificates. Investors in the Group I Senior Certificates and the Class I-P Certificates should note that although Realized Losses cannot be allocated to the Group I Senior Certificates or the Class I-P Certificates, under certain loss scenarios there will not be enough principal and interest on the Group I Mortgage Loans to pay the Group I Senior Certificates all interest and principal amounts, and the Class I-P Certificates all principal amounts, to which they are then entitled.

      Once Realized Losses on the Group I Mortgage Loans have been allocated to the Group I Mezzanine Certificates, such amounts with respect to these certificates will no longer accrue interest and, except as described below, will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to holders of the Mezzanine Certificates from Net Monthly Excess Cash Flow according to the priorities set forth under "--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates".

      Any allocation of a Realized Loss on a Group I Mortgage Loan to a Group I Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Group I Mezzanine Certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Group I Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Group I Mezzanine Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Group I Mezzanine Certificate from the related Net Monthly Excess Cashflow.

      In the event that the related Servicer recovers any amount with respect to a defaulted Group I Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such defaulted Group I Mortgage Loan (any such amount being referred to herein as a Subsequent Recovery) such Subsequent Recovery will be distributed as part of the Group I Available Distribution Amount in accordance with the priorities described under "Description of the Certificates" in this prospectus supplement. In addition, the Certificate Principal Balance of each class of Group I Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under "Description of the Certificates--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates" in this prospectus supplement. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

LAST SCHEDULED DISTRIBUTION DATE ON THE GROUP I CERTIFICATES

      The last scheduled Distribution Date for the Group I Certificates, other than the Class I-A-IO Certificates, is the Distribution Date in April 2034, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Group I Mortgage Loan. The last scheduled Distribution Date for the Class I-A-IO Certificates is the Distribution Date in May 2006.

      The actual last Distribution Date on any class of Group I Certificates will depend on the rate of payments of principal on the Group I Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Group I Mortgage Loans.

OPTIONAL TERMINATION OF THE GROUP I CERTIFICATES

      On any  Distribution  Date on which the  aggregate  outstanding  principal balance of the Group I Mortgage Loans is less than 10% of the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date, the Master Servicer may purchase the Group I Mortgage Loans and all property acquired in respect of any Group I Mortgage Loan, and thereby effect early retirement of the Group I Certificates. The purchase price will equal the sum of
(1) 100% of the aggregate outstanding principal balance of such Group I Mortgage Loans (other than Liquidated Loans), plus accrued interest thereon at the related mortgage rates through the last day of the month preceding the month of such purchase, less any related Bankruptcy Losses realized with respect to the Group I Mortgage Loans not already allocated to the Group I Certificates, (2) the fair market value of all other property and (3) any amounts due to the related Servicer and the Master Servicer in respect of unpaid servicing fees and unreimbursed Advances. The Trustee and the Securities Administrator will treat the proceeds of such purchase as a prepayment of the Group I Mortgage Loans for purposes of distributions to the related certificateholders. Accordingly, an optional termination will cause the outstanding certificate principal balance of the Group I Certificates to be paid in full through the distribution of such proceeds and the allocation of the associated Realized Losses on each Mortgaged Property having a fair market value less than the aggregate principal balance of the related Group I Mortgage Loan as of the time that the trust acquired such Mortgaged Property. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling and Servicing Agreement. See "Description of Securities--Termination" in the prospectus.

PRIORITY OF DISTRIBUTIONS ON THE GROUP II CERTIFICATES

      Commencing  in  June  2004,   the  Securities   Administrator   will  make
distributions to holders of the Group II Certificates on each Distribution Date as set forth below.

INTEREST DISTRIBUTIONS ON THE GROUP II CERTIFICATES

      Holders of the Group II Certificates offered pursuant to this prospectus supplement will be entitled to receive on each Distribution Date interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance thereof, at the then-applicable Pass-Through Rates, in the priorities set forth below.

      (A) On each Distribution Date, the portion of the Interest Remittance Amount relating to the Group II-1 Mortgage Loans will be distributed as follows:
(i) FIRST, to the Class II-AR-1 Certificates, the related Senior Interest Distribution Amount for such Distribution Date and (ii) SECOND, to the Class II-AR-2 Certificates, the related Senior Interest Distribution Amount to the extent remaining unpaid after the distributions of the Interest Remittance Amount relating to the Group II-2 Mortgage Loans as set forth in clause (B)(i) below.

      (B) On each Distribution Date, the portion of the Interest Remittance Amount relating to the Group II-2 Mortgage Loans will be distributed as follows:
(i) FIRST, to the Class II-AR-2 Certificates, the related Senior Interest Distribution Amount for such Distribution Date and (ii) SECOND, to the Class II-AR-1 Certificates, the related Senior Interest Distribution Amount to the extent remaining unpaid after the distributions of the Interest Remittance Amount relating to the Group II-1 Mortgage Loans as set forth in clause (A)(i) above.

      (C) On each Distribution Date, the Interest Remittance Amount remaining after distributions to the Class II-AR-1 Certificates and Class II-AR-2 Certificates as set forth in clauses (A) and (B) above will be distributed to the holders of the Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates, in that order, in an amount equal to the Interest Distribution Amount allocable to each such class.

      On any Distribution Date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer will FIRST, reduce the related Net Monthly Excess Cashflow for such Distribution Date, SECOND, reduce the related Overcollateralization Amount on such Distribution Date, THIRD, reduce the Interest Distribution Amount payable to the Class II-MR-3 Certificates, FOURTH, reduce the Interest Distribution Amount payable to the Class II-MR-2 Certificates, FIFTH, reduce the Interest Distribution Amount payable to the Class II-MR-1 Certificates, and SIXTH, with respect to Prepayment Interest Shortfalls on the Group II-1 Mortgage Loans, reduce the Interest Distribution Amount payable to the Class II-AR-1 Certificates, and with respect to Prepayment Interest Shortfalls on the Group II-2 Mortgage Loans, reduce the Interest Distribution Amount payable to the Class II-AR-2 Certificates. On any Distribution Date any Relief Act Interest Shortfalls on the Group II-I Mortgage Loans will be allocated to the Class II-AR-1 Certificates and the Group II Mezzanine Certificates on a pro rata basis based on their respective Interest Distribution Amount before such reduction, and any Relief Act Interest Shortfalls with respect to the Group II-2 Mortgage Loans will be allocated to the Class II-AR-2 Certificates and Group II Mezzanine Certificates on a pro rata basis based on their respective Interest Distribution Amount before such reduction.

      With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount with respect to the Group II Certificates exceeds the related Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Group II Certificates offered pursuant to this prospectus supplement will result, and payments of Interest Carry Forward Amounts to the related Group II Certificates will be made. The Interest Carry Forward Amount with respect to the Group II Senior Certificates, if any, will be distributed as part of the related Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Group II Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner described under "--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates" in this prospectus supplement.

      Except as otherwise described in this prospectus supplement, on each Distribution Date, distributions of the Interest Distribution Amount for a class of Group II Certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance of the certificates of such class.

PRINCIPAL DISTRIBUTIONS ON THE GROUP II CERTIFICATES

      Holders of each class of Group II Certificates offered pursuant to this prospectus supplement will be entitled to receive on each Distribution Date, to the extent of the Group II Principal Distribution Amount, a distribution allocable to principal in the manner set forth below.

      The Class II-AR-1 Principal Distribution Amount on each Distribution Date will be distributed as follows:

      FIRST, to the Class II-AR-1 Certificates, until the Certificate Principal Balance of the Class II-AR-1 Certificates has been reduced to zero; and

      SECOND, to the Class II-AR-2 Certificates, after taking into account the distribution of the Class II-AR-2 Principal Distribution Amount as described below, until the Certificate Principal Balance of the Class II-AR-2 Certificates has been reduced to zero.

      The Class II-AR-2 Principal Distribution Amount on each Distribution Date will be distributed as follows:

      FIRST, to the Class II-AR-2 Certificates, until the Certificate Principal Balance of the Class II-AR-2 Certificates has been reduced to zero; and

      SECOND, to the Class II-AR-1 Certificates, after taking into account the distribution of the Class II-AR-1 Principal Distribution Amount as described above, until the Certificate Principal Balance of the Class II-AR-1 Certificates has been reduced to zero.

      Holders of the Class II-MR-1 Certificates will be entitled to receive on each Distribution Date to the extent of the portion of the Group II Principal Distribution Amount remaining after the Group II Senior Principal Distribution Amount has been distributed, the Class II-MR-1 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-MR-1 Certificates has been reduced to zero.

      Holders of the Class II-MR-2 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group II Principal Distribution Amount remaining after the sum of the Group II Senior Principal Distribution Amount and the Class II-MR-1 Principal Distribution Amount has been distributed, the Class II-MR-2 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-MR-2 Certificates has been reduced to zero.

      Holders of the Class II-MR-3 Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Group II Principal Distribution Amount remaining after the sum of the Group II Senior Principal Distribution Amount, the Class II-MR-1 Principal Distribution Amount and the Class II-MR-2 Principal Distribution Amount has been distributed, the Class II-MR-3 Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class II-MR-3 Certificates has been reduced to zero.

EXCESS SPREAD AND OVERCOLLATERALIZATION PROVISIONS WITH RESPECT TO THE GROUP II CERTIFICATES

      The weighted average of the Net Mortgage Rates for the Group II Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Group II Senior Certificates and Group II Mezzanine Certificates. As a result, interest collections on the Group II Mortgage Loans are generally expected to be generated in excess of the amount of interest payable to the holders of the Group II Senior Certificates and Group II Mezzanine

Certificates, and the fees and expenses payable by the trust. We refer to this excess interest as "GROUP II EXCESS SPREAD". Group II Excess Spread, together with any related Overcollateralization Reduction Amount, will generally constitute the Net Monthly Excess Cashflow with respect to the Group II Mortgage Loans on any Distribution Date and will be distributed as follows:

      (i) to the holders of the Group II Senior Certificates and Group II Mezzanine Certificates, an amount equal to the related Extra Principal Distribution Amount for such Distribution Date, payable to such holders in accordance with the provisions set forth under "-- Allocation of Extra Principal Distribution Amount to the Group II Certificates" below;

      (ii) to the holders of the Class II-MR-1 Certificates, Class II-MR-2 Certificates and Class II-MR-3 Certificates, in that order, the related Interest Carry Forward Amount for each such class for such Distribution Date;

      (iii) to a reserve fund (the "GROUP II RESERVE FUND") established in accordance with the terms of the Pooling and Servicing Agreement, to the Group II Senior Certificates and Group II Mezzanine Certificates an amount equal to the amount by which the sum of the Net WAC Rate Carryover Amounts with respect to the related class of Group II Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the related Cap Agreement since the prior Distribution Date;

      (iv) to the holders of the Class II-MR1, Class II-MR-2 and Class II-MR-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to such certificate;

      (v) to the holders of the Class I-M-1, Class I-M-2 and Class I-M-3 Certificates, in that order, the Allocated Realized Loss Amount allocable to such certificate to the extent remaining unpaid from Net Monthly Excess Cashflow relating to the Group I Certificates as described under "--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates" in this prospectus supplement.

      (vi) to the holders of the Class II-CE Certificates as provided in the Pooling and Servicing Agreement; and

      (vii) to the holders of the Class I/II-R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term on the Group II Mortgage Loans or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class II-P Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the holders of the Class I/II-R Certificates.

      On each Distribution Date, the Securities Administrator, after making the required distributions of interest and principal to the Group II Senior Certificates and Group II Mezzanine Certificates as described under "Priority of Distributions on the Group II Certificates", and after the distribution of the Net Monthly Excess Cashflow with respect to the Group II Mortgage Loans as described above, the Securities Administrator will withdraw from the Group II Reserve Fund the amounts on deposit therein and distribute such amounts to the Group II Senior Certificates and Group II Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts in the following manner and order of priority: FIRST, concurrently to the Group II Senior Certificates, on a pro rata basis, the related Net WAC Rate Carryover Amount for such Distribution Date for each such class; SECOND, to the Class II-MR-1 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such class; THIRD, to the Class II-MR-2 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such class; and FOURTH, to the Class II-MR-3 Certificates, the related Net WAC Rate Carryover Amount for such Distribution Date for such class. On each Distribution Date, the Securities Administrator will withdraw from the related distribution account all Prepayment Charges received on the Group II Mortgage Loans during the related Prepayment Period and will distribute those amounts to the holders of the Class II-P Certificates.

ALLOCATION OF EXTRA PRINCIPAL DISTRIBUTION AMOUNT TO THE GROUP II CERTIFICATES

      Prior to the Distribution Date in December 2004, the Extra Principal Distribution Amount with respect to the Group II Mortgage Loans will be distributed to the Class II-CE Certificates.

      On and after the Distribution Date in December 2004, (a) prior to the Group II Stepdown Date or (b) on which a Group II Trigger Event is in effect, the related Extra Principal Distribution Amount shall be distributed FIRST, concurrently, to the Group II Senior Certificates on a pro rata basis based on the related Principal Remittance Amount of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; SECOND, to the Class II-MR-1 Certificates, until the Certificate Principal Balance of the Class II-MR-1 Certificates has been reduced to zero; THIRD, to the Class II-MR-2 Certificates, until the Certificate Principal Balance of the Class II-MR-2 Certificates has been reduced to zero; and FOURTH, to the Class II-MR-3 Certificates, until the Certificate Principal Balance of the Class II-MR-3 Certificates has been reduced to zero.

      On and after the Distribution Date in December 2004, (a) on or after the Group II Stepdown Date and (b) on which a Group II Trigger Event is not in effect, the holders of the Group II Senior Certificates and each class of Group II Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the related Extra Principal Distribution Amount in the following amounts and order of priority:

      FIRST, concurrently, to the Group II Senior Certificates on a pro rata basis, based on the related Principal Remittance Amount of each such class (a) the lesser of (x) the Group II-1 Principal Distribution Amount and (y) the Class II-AR-1 Principal Distribution Amount, shall be distributed to the holders of the Class II-AR-1 Certificates until the Certificate Principal Balance of the Class II-AR-1 Certificates has been reduced to zero, and (b) the lesser of (x) the Group II-2 Principal Distribution Amount and (y) the Class II-AR-2 Principal Distribution Amount, shall be distributed to the holders of the Class II-AR-2 Certificates until the Certificate Principal Balance of the Class II-AR-2 Certificates has been reduced to zero;

      SECOND, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the holders of the Group II Senior Certificates under clause FIRST above, and (y) the Class II-MR-1 Principal Distribution Amount, shall be distributed to the holders of the Class II-MR-1 Certificates, until the Certificate Principal Balance of the Class II-MR-1 Certificates has been reduced to zero;

      THIRD, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Group II Senior Certificates under clause FIRST above and to the holders of the Class II-MR-1 Certificates under clause SECOND above, and (y) the Class II-MR-2 Principal Distribution Amount, shall be distributed to the holders of the Class II-MR-2 Certificates, until the Certificate Principal Balance of the Class II-MR-2 Certificates has been reduced to zero; and

      FOURTH, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Group II Senior Certificates under clause FIRST above, to the holders of the Class II-MR-1 Certificates under clause SECOND above and to the holders of the Class II-MR-2 Certificates under clause THIRD above, and (y) the Class II-MR-3 Principal Distribution Amount, shall be distributed to the holders of the Class II-MR-3 Certificates, until the Certificate Principal Balance of the Class II-MR-3 Certificates has been reduced to zero.

SUBORDINATION AND ALLOCATION OF LOSSES ON THE GROUP II CERTIFICATES

      Realized Losses on the Group II Mortgage Loans for any Distribution Date will FIRST, cause a reduction in the related Net Monthly Excess Cash Flow for that Distribution Date and SECOND, cause a reduction in the related Overcollateralization Amount for that Distribution Date until reduced to zero. To the extent that Realized Losses on the Group II Mortgage Loans on a Distribution Date cause the aggregate Certificate Principal Balance of the Group II Senior, Group II Mezzanine and Class II-P Certificates after taking into account all distributions on such Distribution Date to exceed the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period, such excess will be allocated FIRST, to the Class II-MR-3 Certificates; SECOND, to the Class II-MR-2 Certificates; and THIRD, to the Class II-MR-1 Certificates in each case to reduce the Certificate Principal Balance thereof until it has been reduced to zero. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group II Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Group II Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Group II Certificates on any Distribution Date.

      The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Group II Senior Certificates or the Class II-P Certificates. Investors in the Group II Senior Certificates and the Class II-P Certificates should note that although Realized Losses cannot be allocated to the Group II Senior Certificates or the Class II-P Certificates, under certain loss scenarios there will not be enough principal and interest on the Group II Mortgage Loans to pay the Group II Senior Certificates all interest and principal amounts, and the Class II-P Certificates all principal amounts, to which they are then entitled.

      Once Realized Losses on the Group II Mortgage Loans have been allocated to the Group II Mezzanine Certificates, such amounts with respect to these certificates will no longer accrue interest and, except as described below, will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cash Flow according to the priorities set forth under "--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates".

      Any allocation of a Realized Loss on a Group II Mortgage Loan to a Group II Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Group II Mezzanine Certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Group II Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Group II Mezzanine Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Group II Mezzanine Certificate from the related Net Monthly Excess Cashflow.

      In the event that the related Servicer recovers any amount with respect to a defaulted Group II Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such defaulted Group II
Mortgage Loan (any such amount being referred to herein as a Subsequent Recovery) such Subsequent Recovery will be distributed as part of the Group II Available Distribution Amount in accordance with the priorities described under "Description of the Certificates" in this prospectus supplement. In addition, the Certificate Principal Balance of each class of Group II Mezzanine Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under "Description of the Certificates--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates" in this prospectus supplement. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

CROSS-COLLATERALIZATION   BETWEEN  THE  GROUP  I   CERTIFICATES   AND  GROUP  II
CERTIFICATES

      If on any Distribution Date there is an insufficient amount of Net Monthly Excess Cashflow with respect to the Group I Mortgage Loans or the Group II Mortgage Loans, as applicable, to pay Allocated Realized Loss Amounts to the related Mezzanine Certificates, any Net Monthly Excess Cashflow remaining from the other loan group after payment of any Extra Principal Distribution Amount, any Interest Carry Forward Amounts and any Allocated Realized Loss Amounts payable to the certificates related to such loan group shall be used to pay the Allocated Realized Loss Amounts to the Mezzanine Certificates related to the other loan group as described under "--Excess Spread and Overcollateralization Provisions with respect to the Group I Certificates" and "--Excess Spread and Overcollateralization Provisions with respect to the Group II Certificates.

LAST SCHEDULED DISTRIBUTION DATE ON THE GROUP II CERTIFICATES

      The last scheduled Distribution Date for the Group II Certificates is the Distribution Date in June 2034, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Group II Mortgage Loan.

      The actual last Distribution Date on any class of Group II Certificates will depend on the rate of payments of principal on the Group II Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Group II Mortgage Loans.

OPTIONAL TERMINATION OF THE GROUP II CERTIFICATES

      On any Distribution Date on which the aggregate outstanding principal balance of the Group II Mortgage Loans is less than 10% of the aggregate principal balance of the Group II Mortgage Loans as of the Cut-Off Date, the Master Servicer may purchase the Group II Mortgage Loans and all property acquired in respect of any Group II Mortgage Loan, and thereby effect early retirement of the Group II Certificates. The purchase price will equal the sum of (1) 100% of the aggregate outstanding principal balance of such Group II Mortgage Loans (other than Liquidated Loans), plus accrued interest thereon at the related mortgage rates through the last day of the month preceding the month of such purchase, less any related Bankruptcy Losses realized with respect to the Group II Mortgage Loans not already allocated to the Group II Certificates,
(2) the fair market value of all other property and (3) any amounts due to the related Servicer and the Master Servicer in respect of unpaid servicing fees and unreimbursed Advances. The Trustee and the Securities Administrator will treat the proceeds of such purchase as a prepayment of the Group II Mortgage Loans for purposes of distributions to the related certificateholders. Accordingly, an optional termination will cause the outstanding certificate principal balance of the Group II Certificates to be paid in full through the distribution of such proceeds and the allocation of the associated Realized Losses on each Mortgaged Property having a fair market value less than the aggregate principal balance of the related Group II Mortgage Loan as of the time that the trust acquired such Mortgaged Property. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling and Servicing Agreement. See "Description of Securities--Termination" in the prospectus.

GROUP III-VII AVAILABLE DISTRIBUTION AMOUNT

      The Group III-VII Available Distribution Amount (as defined below) for any Distribution Date will be distributed on such Distribution Date by the Securities Administrator to the related certificateholders, as specified in this prospectus supplement.

      The "GROUP III-VII AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

      (1) the total amount of all cash received by or on behalf of the related Servicers with respect to the Group III-VII Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries), except:

                  o     all   scheduled   payments  of  principal  and  interest
                        collected on the Group III-VII Mortgage Loans but due on a date after the related Due Date;

                  o all partial principal prepayments received with respect to the Group III-VII Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments;

                  o all Prepayment Charges received in connection with the Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans and Group VII Mortgage Loans, if any;

                  o     all  prepayments  in full  received  with respect to the
                        Group III-VII Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full;

                  o liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries received on the Group III-VII Mortgage Loans after the related Prepayment Period;

                  o     all  amounts   reimbursable  to  the  related  Servicers
                        pursuant to the terms of the related servicing agreements or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of the Pooling and Servicing Agreement;

                  o reinvestment income on the balance of funds, if any, in the related custodial accounts or related distribution account; and

                  o any fees payable to the related Servicers and any premiums payable in connection with any lender paid primary mortgage insurance policies;

      (2) all Advances made by the related Servicers and/or the Master Servicer for that Distribution Date;

      (3) any amounts paid as Compensating Interest on the Group III-VII Mortgage Loans by the related Servicers and/or the Master Servicer for that Distribution Date; and

      (4) the total amount of any cash deposited in the related distribution account in connection with the repurchase of any Group III-VII Mortgage Loans by the Depositor or the Mortgage Loan Seller.

      The "GROUP III AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group III Mortgage Loans.

      The "GROUP IV AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group IV Mortgage Loans.

      The "GROUP V AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group V Mortgage Loans.

      The "GROUP VI AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group VI Mortgage Loans.

      The "GROUP VII-1 AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group VII-1 Mortgage Loans.

      The "GROUP VII-2 AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of the amounts described in the definition of Group III-VII Available Distribution Amount that are related to the Group VII-2 Mortgage Loans.

      The "GROUP VII AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of the Group VII-1 Available Distribution Amount and the Group VII-2 Available Distribution Amount.

GLOSSARY OF DEFINITIONS RELATING TO THE PRIORITY OF DISTRIBUTIONS ON THE GROUP III-VII CERTIFICATES

      Certain definitions are necessary to understand the priority of interest and principal distributions to the Group III-VII Certificates. These terms are defined below and highlighted within the various definitions. References in this section to "loan group" shall mean any of the Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans, Group VI Mortgage Loans, Group VII-1 Mortgage Loans or Group VII-2 Mortgage Loans:

      "AGGREGATE SENIOR PERCENTAGE" with respect to any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the Group III-VII Senior Certificates immediately prior to that Distribution Date, and the denominator of which is the sum of the principal balances of the Group III-VII Mortgage Loans as of the first day of the related Due Period.

      "AGGREGATE SUBORDINATE AMOUNT" for any date of determination will equal the excess of the aggregate principal balance of the Group III-VII Mortgage Loans over the aggregate certificate principal balance of the Group III-VII Senior Certificates then outstanding.

      "AGGREGATE SUBORDINATE PERCENTAGE" with respect to any Distribution Date will equal 100% minus the Aggregate Senior Percentage for that Distribution Date.

      "AVAILABLE DISTRIBUTION AMOUNT" any of the Group III Available Distribution Amount, Group IV Available Distribution Amount, Group V Available Distribution Amount, Group VI Available Distribution Amount or Group VII Available Distribution Amount.

      "BANKRUPTCY COVERAGE" will be, as of the Cut-Off Date, approximately $150,286. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Group III-VII Certificates.

      "BANKRUPTCY LOSS" will be any Debt Service Reduction or Deficient Valuation with respect to a Group III-VII Mortgage Loan.

      "CLASS VII-AR-3 NOTIONAL AMOUNT" means the aggregate scheduled principal balance of the Group VII Senior Certificates.

      "CREDIT SUPPORT DEPLETION DATE" will be the Distribution Date on which the certificate principal balances of all of the Group III-VII Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on the Group III-VII Mortgage Loans on such Distribution Date).

      "DEBT SERVICE REDUCTION" will be any reduction of the amount of the monthly payment on a Group III-VII Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

      "DEFICIENT VALUATION" will be, in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance of a Group III-VII Mortgage Loan less a bankruptcy court's valuation of the related Mortgaged Property.

      "EXCESS LOSS" will be a Special Hazard Loss incurred on a Group III-VII Mortgage Loan in excess of the related Special Hazard Coverage, a Fraud Loss incurred on a Group III-VII Mortgage Loan in excess of the related Fraud Coverage and a Bankruptcy Loss incurred on a Group III-VII Mortgage Loan in excess of the related Bankruptcy Coverage.

      "FRAUD   COVERAGE"  will  be,  as  of  the  Cut-Off  Date,   approximately
$4,599,564. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

      (1) from the first to and including the second anniversary of the Cut-Off Date, an amount equal to:

            (a) 1% of the aggregate principal balance of the Group III-VII Mortgage Loans as of the Cut-Off Date, minus

            (b)   the   aggregate   amounts   allocated  to  the  Group  III-VII
                  Certificates with respect to Fraud Losses on the Group III-VII Mortgage Loans up to such date of determination;

      (2) from the third to and including the fifth anniversary of the Cut-Off Date, an amount equal to:

            (a) 0.50% of the aggregate principal balance of the Group III-VII Mortgage Loans as of the Cut-Off Date, minus

            (b)   the   aggregate   amounts   allocated  to  the  Group  III-VII
                  Certificates with respect to Fraud Losses on the Group III-VII Mortgage Loans up to such date of determination.

      (3) after the fifth anniversary of the Cut-Off Date, the Fraud Coverage will be zero.

      "FRAUD LOSSES" will be losses on a Group III-VII Mortgage Loan arising from fraud, dishonesty or misrepresentation of the mortgagor in the origination of such Group III-VII Mortgage Loan.

      "INTEREST DISTRIBUTION AMOUNT" with respect to each Distribution Date and a class of Group III-VII Certificates will be the sum of (i) interest accrued on the related Group III-VII Certificates during the related Interest Accrual Period in an amount determined by the formula described under "Interest Calculations on the Group III-VII Certificates" in this prospectus supplement, reduced by such class' allocable share, if any, of Prepayment Interest Shortfalls and Relief Act Interest Shortfalls with respect to the related Mortgage Loans, and such class' allocable share of the interest portion of Realized Losses incurred on the Mortgage Loans in the related loan group and
(ii) the amount of interest accrued but unpaid to such class from prior Distribution Dates.

      "LIQUIDATED LOAN" will be a Group III-VII Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Group III-VII Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

      "LIQUIDATION PRINCIPAL" will be, for any Distribution Date and any Group III-VII Mortgage Loan, the principal portion of net Liquidation Proceeds received with respect to such Group III-VII Mortgage Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the related Prepayment Period.

      "LIQUIDATION PROCEEDS" will be amounts received by the related Servicer in connection with the liquidation of a defaulted Group III-VII Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

      "NET INTEREST SHORTFALL" for any Distribution Date will be, the sum of (1) any Prepayment Interest Shortfall with respect to the Group III-VII Mortgage
Loans for such Distribution Date, (2) any Relief Act Interest Shortfall with respect to the Group III-VII Mortgage Loans for such Distribution Date and (3) the portion of Realized Losses attributable to interest allocated to the Group III-VII Certificates on such Distribution Date.

      "PREPAYMENT INTEREST SHORTFALL" for any Distribution Date and any loan group will be the sum of all interest shortfalls resulting from prepayments in full or in part on the related Mortgage Loans during the related Prepayment Period, to the extent not covered by Compensating Interest payable by the related Servicers and/or the Master Servicer.

      "PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and a loan group will be the sum of:

      (1) scheduled principal payments on the related Mortgage Loans due during the related Due Period;

      (2) the principal portion of repurchase proceeds received with respect to the related Mortgage Loans which were repurchased as permitted or required by the Pooling and Servicing Agreement during the related Prepayment Period;

      (3) any other unscheduled payments of principal which were received on the related Mortgage Loans during the related Prepayment Period, other than prepayments in full, prepayments in part or Liquidation Principal; plus

      (4) Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date; minus

      (5) Transfer Payments Made, plus interest thereon, from such loan group and Distribution Date.

      "PRINCIPAL PREPAYMENT AMOUNT" for any Distribution Date and any loan group will be the sum of all partial principal prepayments and all prepayments in full with respect to the related Mortgage Loans which were received during the related Prepayment Period.

      "PRO RATA ALLOCATION" for any Distribution Date and any Group III-VII Senior Certificate and Group III-VII Subordinate Certificate, pro rata according to their outstanding certificate principal balances in reduction thereof.

      "REALIZED LOSS" with respect to any defaulted Group III-VII Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise) the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Group III-VII Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or the Master Servicer for Advances, servicing advances and other related expenses, including attorneys' fees) towards interest and principal owing on the related Group III-VII Mortgage Loan.

      "RELIEF ACT INTEREST SHORTFALL" for any Distribution Date and a Group III-VII Mortgage Loan will be any reduction in the amount of interest collectible on such Group III-VII Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act, as amended, or similar state laws.

      "SENIOR INTEREST SHORTFALL AMOUNT" for any Distribution Date and a class of Group III-VII Senior Certificates will be equal to that amount by which the aggregate Interest Distribution Amounts payable to that class of Group III-VII Senior Certificates on such Distribution Date exceeds the related Available Distribution Amount.

      "SENIOR LIQUIDATION AMOUNT" for any Distribution Date and a loan group, is the aggregate, for each Mortgage Loan in such loan group which became a
Liquidated Loan during the calendar month preceding the month of such Distribution Date, of the lesser of:

      (1) the related Senior Percentage of the principal balance of such Mortgage Loan; and

      (2)   the  related  Senior   Prepayment   Percentage  of  the  Liquidation
            Principal with respect to such Mortgage Loan.

      "SENIOR PERCENTAGE" will be, for each loan group and any Distribution Date, the percentage equivalent of a fraction, not less than zero, the numerator of which is the aggregate certificate principal balance of the related Group III-VII Senior Certificates immediately prior to that

Distribution Date, and the denominator of which is the sum of the principal balances of the related Group III-VII Mortgage Loans as of the first day of the related Due Period.

      "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the seven years beginning on the first Distribution Date, 100%, and for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage with respect to a Group III-VII Senior Certificate exceeds the initial Senior Percentage of such Senior Certificate as of the Closing Date, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, the related Senior Prepayment Percentage for any loan group will equal 100% unless both of the step down conditions listed below are satisfied with respect to all of the Group III-VII Mortgage
Loans:

      o the aggregate principal balance of all of the Group III-VII Mortgage Loans delinquent 60 days or more (including Group III-VII Mortgage Loans in foreclosure, real estate owned by the trust fund and Group III-VII Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of
            (a) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Group III-VII Mortgage Loans, or (b) if such date is after a Senior Termination Date, the aggregate certificate principal balance of the Group III-VII Subordinate Certificates, is less than 50%, and

      o cumulative Realized Losses on the Mortgage Loans in the related loan group do not exceed:

                  o for the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date, the Subordinate Percentage of the aggregate principal balance of the Mortgage Loans in that loan group as of the Cut-Off Date or (ii) if such date is after a Senior Termination Date, the aggregate certificate principal balance of the Group III-VII Subordinate Certificates as of the closing date (in either case, the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

                  o     for the Distribution  Date on the eighth  anniversary of
                        the  first   Distribution  Date,  35%  of  the  original
                        subordinate principal balance,

                  o     for the  Distribution  Date on the ninth  anniversary of
                        the  first   Distribution  Date,  40%  of  the  original
                        subordinate principal balance,

                  o     for the  Distribution  Date on the tenth  anniversary of
                        the  first   Distribution  Date,  45%  of  the  original
                        subordinate principal balance, and

                  o     for the Distribution Date on the eleventh anniversary of
                        the  first   Distribution  Date,  50%  of  the  original
                        subordinate principal balance.

      Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in May 2007, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the Closing Date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the related Senior Prepayment Percentage will equal the related Senior Percentage for that Distribution Date plus 50% of the amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in May 2007, the Aggregate Subordinate Percentage is at least 200% of the Aggregate Subordinate Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the "TWO TIMES TEST"), the related Senior Prepayment Percentage will equal the Senior Percentage.

      "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and any loan group will be the sum of the following for that Distribution Date:

      (1) the related Senior Percentage of the related Principal Distribution Amount;

      (2) the related Senior Prepayment Percentage of the related Principal Prepayment Amount; and

      (3)   the related Senior Liquidation Amount.

      "SENIOR TERMINATION DATE" is the date on which the aggregate certificate principal balance of the Senior Certificates of a loan group is reduced to zero.

      "SPECIAL HAZARD COVERAGE" will be, as of the Cut-Off Date, approximately $4,599,564. On each anniversary of the Cut-Off Date, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

      (1)   the greatest of:

            (a) the aggregate principal balance of the Group III-VII Mortgage Loans located in the California zip code containing the largest aggregate principal balance of the Group III-VII Mortgage Loans;

            (b) 1.00% of the aggregate principal balance of the Group III-VII Mortgage Loans; and

            (c)   twice the  principal  balance  of the  largest  Group  III-VII
                  Mortgage   Loan,   calculated  as  of  the  Due  Date  in  the
                  immediately preceding month (after giving effect to all scheduled payments whether or not received); and

      (2) the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Group III-VII Certificates since the Cut-Off Date.

      "SPECIAL HAZARD LOSSES" will be losses on a Liquidated Loan that have been the subject of certain hazards (including earthquakes, tidal waves and related water damage) not insured against under any applicable insurance policy. Special Hazard Losses do not include losses occasioned by war, civil insurrection, certain government actions, errors in design, faulty workmanship or materials (except under certain circumstances, nuclear reaction, chemical contamination or waste by the mortgagor).

      "SUBORDINATE AMOUNT" for any loan group on any date of determination will be the excess of the aggregate principal balance of the related Group III-VII Mortgage Loans over the aggregate certificate principal balance of the related Group III-VII Senior Certificates.

      "SUBORDINATE INTEREST RATE" with respect any Distribution Date and the Group III-VII Subordinate Certificates will be a per annum rate equal to (1) the sum of the following for each loan group: the product of (x) the weighted average net mortgage rate of the related Mortgage Loans and (y) the Subordinate Amount immediately prior to that Distribution Date, divided by (2) the aggregate certificate principal balance of the Group III-VII Subordinate Certificates immediately prior to that Distribution Date. The Subordinate Interest Rate for each class of Group III-VII Subordinate Certificates for the Interest Accrual Period related to the first Distribution Date is expected to be approximately 4.2851% per annum.

      "SUBORDINATE LIQUIDATION AMOUNT" for any Distribution Date and a loan group will be the excess, if any, of (i) the aggregate Liquidation Principal for all Mortgage Loans in that loan group which became Liquidated Loans during the related Prepayment Period minus (ii) the related Senior Liquidation Amount for such Distribution Date during the related Prepayment Period.

      "SUBORDINATE PERCENTAGE" for any Distribution Date and a loan group will be 100% minus the related Senior Percentage.

      "SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date will be 100% minus the Senior Prepayment Percentage.

      "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and any loan group will be the sum of the following for that Distribution Date:

      (1)   the  related   Subordinate   Percentage  of  the  related  Principal
            Distribution Amount;

      (2)   the related Subordinate Principal Prepayment Amount; and

      (3)   the related Subordinate Liquidation Amount;

PROVIDED, HOWEVER, that the Subordinate Principal Distribution Amount for each loan group will be reduced by amounts described under "Cross-Collateralization among the Group III-VII Certificates" in this prospectus supplement, if necessary. Any reduction in the Subordinate Principal Distribution Amount pursuant to the provision above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order, of the definition of Subordinate Principal Distribution Amount.

      "SUBORDINATE PRINCIPAL PREPAYMENT AMOUNT" for any Distribution Date and any loan group will be equal to the related Subordinate Prepayment Percentage of the Principal Prepayment Amount.

      "SUBORDINATION LEVEL" will be, on any specified date with respect to any class of Subordinate Certificates, the percentage obtained by dividing:

      (1) the sum of the certificate principal balances of all classes of Group III-VII Subordinate Certificates which are subordinate in right of payment to such class as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Group III-VII Mortgage Loans on such date; by

      (2) the sum of the certificate principal balances of all classes of Group III-VII Certificates as of such date before giving effect to distributions of principal or allocations of Realized Losses on the Group III-VII Mortgage Loans on such date.

      "SUBSEQUENT RECOVERIES" with respect to any Distribution Date and a loan group will be amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

PRIORITY OF DISTRIBUTIONS ON THE GROUP III-VII CERTIFICATES

      Commencing in June 2004, the Securities Administrator will make distributions to the holders of the Group III-VII Certificates on each Distribution Date prior to the Credit Support Depletion Date as set forth below.

      (A) On each Distribution Date, the Group III Available Distribution Amount will be distributed as follows:

            (1) first, concurrently, to the Class III-AR-1 Certificates and the Class A-R Certificates, the related Interest Distribution Amount with respect to each such class;

            (2) second, to the Class A-R Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clause (A)(1) above until the certificate principal balance of the Class A-R Certificates has been reduced to zero; and

            (3) third, to the Class III-AR-1 Certificates from the Group III Available Distribution Amount remaining after payments pursuant to clauses (A)(1) and (2) above, the related Senior Principal Distribution Amount until the certificate principal balance of the Class III-AR-1 Certificates has been reduced to zero.

      (B) On each Distribution Date, the Group IV Available Distribution Amount will be distributed as follows:

            (1)  first,  to  the  Class  IV-AR-1   Certificates,   the  Interest
            Distribution Amount with respect to such class; and

            (2) second, to the Class IV-AR-1 Certificates from the Group IV Available Distribution Amount remaining after payments pursuant to clause (B)(1) above, the related Senior Principal Distribution Amount until the certificate principal balance of the Class IV-AR-1 Certificates has been reduced to zero.

      (C) On each Distribution Date, the Group V Available Distribution Amount will be distributed as follows:

            (1)  first,   to  the  Class  V-AR-1   Certificates,   the  Interest
            Distribution Amount with respect to such class; and

            (2) second, to the Class V-AR-1 Certificates from the Group V Available Distribution Amount remaining after payments pursuant to clause (C)(1) above, the related Senior Principal Distribution Amount until the certificate principal balance of the Class V-AR-1 Certificates has been reduced to zero.

      (D) On each Distribution Date, the Group VI Available Distribution Amount will be distributed as follows:

            (1)  first,  to  the  Class  VI-AR-1   Certificates,   the  Interest
            Distribution Amount with respect to such class; and

            (2) second, to the Class VI-AR-1 Certificates from the Group VI Available Distribution Amount remaining after payments pursuant to clause (D)(1) above, the related Senior Principal Distribution Amount until the certificate principal balance of the Class VI-AR-1 Certificates has been reduced to zero.

      (E) On each Distribution Date, the Group VII-1 Available Distribution Amount will be distributed as follows:

            (1) first, concurrently to the Class VII-AR-1 Certificates and Class VII-AR-3 Certificates, the Interest Distribution Amount with respect to each such class; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the portion of the Class VII-AR-3 Notional Amount derived from the certificate principal balance of the Group VII-AR-1 Certificates will be used to calculate these distributions; and

            (2) second, to the Class VII-AR-1 Certificates from the Group VII-1 Available Distribution Amount remaining after payments pursuant to clause (E)(1) above, the related Senior Principal Distribution Amount to the Class VII-AR-1 Certificates until the certificate principal balance of the Class VII-AR-1 Certificates has been reduced to zero;

      (F) On each Distribution Date, the Group VII-2 Available Distribution Amount will be distributed as follows:

            (1) first, concurrently to the Class VII-AR-2 Certificates and Class VII-AR-3 Certificates, the Interest Distribution Amount with respect to each such class; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the portion of the Class VII-AR-3 Notional Amount derived from the certificate principal balance of the Class VII-AR-2 Certificates will be used to calculate these distributions; and

            (2) second, to the Class VII-AR-2 Certificates from the Group VII-2 Available Distribution Amount remaining after payments pursuant to clause (F)(1) above, the related Senior Principal Distribution Amount to the Class VII-AR-2 Certificates until the certificate principal balance of the Class VII-AR-2 Certificates has been reduced to zero.

      (G) From the Available Distribution Amount remaining after payments pursuant to clauses (A) through (F) above, (i) first, to each class of Group III-VII Certificates for which there is a Senior Interest Shortfall Amount on such Distribution Date, the related Senior Interest Shortfall Amount and (ii) second, the make payments to the Group III-VII Senior Certificates relating to each Undercollateralized Group, pro rata among the Undercollateralized Groups based on the amount by which are certificate principal balance of the Group III-VII Senior Certificates in each such Undercollateralized Group exceeds the aggregate principal balance of the related Mortgage Loans as described under "Cross-Collateralization among the Group III-VII Certificates".

      (H) From the sum of the remaining Group III-VIII Available Distribution Amount, after payments pursuant to clauses (A) through (G) above, to the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, sequentially, in that order, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding certificate principal balance of each such class, of the Subordinate Principal Distribution Amounts; provided, however, that on any Distribution Date on which the Subordination Level for any class of Group III-VII Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the class or classes of the Group III-VII Subordinate Certificates junior to such class will be distributed to the most senior class of Group III-VII Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the class or classes of Group III-VII Subordinate Certificates senior thereto, pro rata based on the certificate principal balance of each such class.

      (I) To the Group III-VII Senior Certificates, from the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (H) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such classes of certificates and then to the Group III-VII Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such classes of certificates.

      (J) To the Class A-R Certificates, the remainder (which is expected to be zero), if any of the Available Distribution Amount remaining after distributions pursuant to clauses (A) through (I) above.

      On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the related Available Distribution Amount on such Distribution Date, distributions will be made to the Senior Certificates in the following order of priority:

      (1) first, (a) to the Class III-AR-1 Certificates from the Group III Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available, (b) to the Class IV-AR-1 Certificates from the Group IV Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available, (c) to the Class V-AR-1 Certificates from the Group V Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available, (d) to the Class VI-AR-1 Certificates from the Group VI Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available; (e) concurrently to the Class VII-AR-1 Certificates and Class VII-AR-3 Certificates from the Group VII-1 Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the portion of the Class VII-AR-3 Notional Amount derived from the Group VII-1 Mortgage Loans will be used to calculate these distributions; and (f) concurrently to the Class VII-AR-2 Certificates and Class VII-AR-3 Certificates from the Group VII-2 Available Distribution Amount, the related Interest Distribution Amount to the extent of amounts available; provided, however, that for the purpose of distributions to the Class VII-AR-3 Certificates under this clause, only the portion of the Class VII-AR-3 Notional Amount derived from the Group VII-2 Mortgage Loans will be used to calculate these distributions.

      (2) second, (a) to the Class III-AR-1 Certificates, the Group III Available Distribution Amount remaining after payments pursuant to clause (1)(a) above, (b) to the Group IV-AR-1 Certificates, the Group IV Available Distribution Amount remaining after payments pursuant to clause 1(b) above, (c) to the Class V-AR-1 Certificates, the Group V Available Distribution Amount remaining after payments pursuant to clause (1)(c) above, (d) to the Class VI-AR-1 Certificates, the Group VI Available Distribution Amount remaining after payments pursuant to clause (1)(d) above, (e) to the Class VII-AR-1 Certificates, the Group VII-1 Available Distribution Amount remaining after payments pursuant to clause (1)(e) above and (f) to the Class VII-AR-2 Certificates, the Group VII-2 Available Distribution Amount remaining after payments pursuant to clause (1)(f) above, in each case until the certificate principal balance of each such class has been reduced to zero;

      (3) third, from the related Available Distribution Amount remaining after payments pursuant to clauses (1) and (2) above, to each class of Group III-VII Certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date;

      (4) fourth, from the related Available Distribution Amount remaining after payments pursuant to clauses (1) through (3) above, to each class of Group III-VII Senior Certificates, the amount of any unreimbursed losses previously allocated to each class; and

      (5) fifth, to the Class A-R Certificates, the remainder, if any (which is expected to be zero), of the Group III-VII Available Distribution Amount remaining after distributions pursuant to clauses (1) through
            (4) above.

            On each Distribution Date, the Securities Administrator will deposit all amounts received with respect to the Class VII-AR-1 Cap Agreement and Class VII-AR-2 Cap Agreement in a reserve fund (the "GROUP VII RESERVE FUND"). On each Distribution Date, after making distributions pursuant to clauses (A) through
(J) above, the Securities Administrator will withdraw from the Group VII Reserve Fund the amounts on deposit therein and distribute such amounts to the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates in respect of any payments received under the Class VII-AR-1 Cap Agreement and Class VII-AR-2 Cap Agreement, as applicable in each case up to an amount equal to the net WAC rate carryover amounts payable to the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates.

INTEREST CALCULATIONS ON THE GROUP III-VII CERTIFICATES

      With respect to each class of Group III-VII Certificates, interest will be passed through monthly on each Distribution Date, commencing in June 2004. The interest rates for the Class III-AR-1, Class IV-AR-1, Class V-AR-1 and Class VI-AR-1 Certificates on each Distribution Date will be a per annum rate equal to the weighted average of the net mortgage rates of the related Mortgage Loans, weighted on the basis of the principal balance of the related Mortgage Loans, as of the Due Date in the month prior to the month in which the related Distribution Date occurs, after taking into account scheduled payments of principal received or advanced on that date. The interest rates for the Class VII-AR-1 Certificates will be the lesser of (a) One-Month LIBOR + 0.35% and (b) the applicable net WAC pass-though rate for that Distribution Date; and for the Class VII-AR-2 Certificates will be the lesser of (a) One-Month LIBOR + 0.45% and (b) the applicable net WAC pass-though rate for that Distribution Date. The interest rate for the Class VII-AR-3 Certificates is based on the excess of the weighted average of the net mortgage rates of the Group VII Mortgage Loans over the weighted average of the pass-through rates on the Class VII-AR-1 Certificates and Class VII-AR-2 Certificates. The interest rate on each class of Group III-VII Subordinate Certificates on each Distribution Date will be equal to the Subordinate Interest Rate for such Distribution Date. With respect to each Distribution Date, interest will accrue on the Group III-VII Certificates offered pursuant to this prospectus supplement during the related Interest Accrual Period in an amount determined by the following formula:

                  1/12th of the applicable        the related
                  interest rate for each          certificate principal
                  class                      x    balance or notional
                                                  balance for each such
                                                  certificate

CROSS-COLLATERALIZATION AMONG THE GROUP III-VII CERTIFICATES

      If on any Distribution Date the aggregate certificate principal balance of the Group III-VII Senior Certificates related to a loan group immediately prior to such Distribution Date is greater than the aggregate principal balance of the Mortgage Loans in that loan group at the end of the Prepayment Period related to the immediately preceding Distribution Date (the "UNDERCOLLATERALIZED GROUP"), then the following will occur:

      o the Available Distribution Amount in the loan group that is not an Undercollateralized Group (the "OVERCOLLATERALIZED GROUP") will be reduced, after distributions of interest to the Group III-VII Senior Certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the weighted average net mortgage rate of the Mortgage Loans in such Undercollateralized Group and that amount will be added to the Available Distribution Amount of the Undercollateralized Group; and

      o the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in the Overcollateralized Group, after distributions of principal to the Senior Certificates of the Overcollateralized Group, will be distributed, to the extent of the portion of the Available Distribution Amount available therefor, to the Group III-VII Senior Certificates of the Undercollateralized Group until the certificate principal balance of the Group III-VII Senior Certificates of the Undercollateralized Group equals the aggregate principal balance of the Mortgage Loans in the related loan group.

      Consequently, the Group III-VII Subordinate Certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      On each Distribution Date, the "TRANSFER PAYMENT" for the Undercollateralized Group will equal the excess, if any, of the certificate principal balance of the Group III-VII Senior Certificates immediately prior to such Distribution Date related to such Undercollateralized Group over the aggregate principal balance of the Mortgage Loans in such loan group at the end of the Prepayment Period related to the immediately preceding Distribution Date. The Transfer Payment received by the Undercollateralized Group is referred to as a "TRANSFER PAYMENT RECEIVED." The Transfer Payment made by the Overcollateralized Group is referred to as a "TRANSFER PAYMENT MADE."

      All or a portion of the distributions to the Group III-VII Senior Certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

      Except under the limited circumstances described above, the Class III-AR-1 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group III Mortgage Loans, the Class IV-AR-1 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group IV Mortgage Loans, the Class V-AR-1 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group V Mortgage Loans, the Class VI-AR-1 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group VI Mortgage Loans, the Class VII-AR-1 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group VII-1 Mortgage Loans and the Class VII-AR-2 Certificates will be entitled to payments only from amounts received or advanced in respect of the Group VII-2 Mortgage Loans. The Group III-VII Subordinate Certificates will relate to all of the Group III-VII Mortgage Loans and will be entitled to payments from amounts received or advanced in respect of all of the Group III-VII Mortgage Loans. UNDER NO CIRCUMSTANCES WILL ANY OF THE GROUP III-VII CERTIFICATES BE ENTITLED TO PAYMENTS FROM THE GROUP I MORTGAGE LOANS OR GROUP II MORTGAGE LOANS.

SUBORDINATION AND ALLOCATION OF LOSSES ON THE GROUP III-VII CERTIFICATES

      The Group III-VII Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Group III-VII Senior Certificates. The Group III-VII Non-Offered Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Group III-VII Offered Subordinate Certificates. Each class of Group III-VII Offered Subordinate Certificates will be subordinate in right of payment to and provide credit support to each class of Group III-VII Offered Subordinate Certificates senior thereto. The support provided by the Group III-VII Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Group III-VII Senior Certificates of the full amount of the monthly distributions of interest and principal to which the Group III-VII Senior Certificates are entitled, and to afford those certificates protection against certain losses. The protection afforded to the Group III-VII Senior Certificates by the Group III-VII Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Group III-VII Senior Certificates to receive distributions of interest and principal before distributions of interest or principal to the Group III-VII Subordinate Certificates. The protection afforded to a class of Group III-VII Offered Subordinate Certificates by the classes of Group III-VII Offered Subordinate Certificates subordinate thereto will be similarly accomplished by the preferential right of such classes to receive distributions of principal and interest before distributions of principal and interest to those classes of Group III-VII Offered Subordinate Certificates subordinate thereto. The support provided by the Group III-VII Non-Offered Subordinate Certificates to the Group III-VII Offered Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Group III-VII Offered Subordinate Certificates of the full amount of monthly distributions of interest and principal to which they are entitled and to afford such certificateholders protection against certain losses. The protection afforded to the Group III-VII Offered Subordinate Certificates by the Group III-VII Non-Offered Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Group III-VII Offered Subordinate Certificates to receive distributions of interest and principal prior to distributions of interest and principal to the Group III-VII Non-Offered Subordinate Certificates.

      Realized Losses on the Group III-VII Mortgage Loans, other than Excess Losses, will be allocated as follows:

            o FIRST, to the Group III-VII Non-Offered Subordinate Certificates, in the reverse order of their numerical class designation, according to their respective certificate principal balances until the certificate principal balances thereof have been reduced to zero,

            o SECOND, to the Class B-2 Certificates, until the certificate principal balance thereof has been reduced to zero,

            o THIRD, to the Class B-1 Certificates, until the certificate principal balance thereof has been reduced to zero,

            o FOURTH, to the Class M Certificates, until the certificate principal balance thereof has been reduced to zero, and

            o FIFTH, to the Group III-VII Senior Certificates (other than the Class VII-AR-3 Certificates) related to the loan group for which such Realized Losses were incurred, by Pro Rata Allocation within such group until the certificate principal balances thereof have been reduced to zero.

      On each Distribution Date, if the aggregate certificate principal balance of all Group III-VII Certificates exceeds the aggregate principal balance of the Group III-VII Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group III-VII Subordinate Certificates in reverse order of seniority until the certificate principal balance of each such class has been reduced to zero. If the certificate principal balance of each Group III-VII Subordinate Certificate has been reduced to zero and the aggregate certificate principal balance of all outstanding classes of Group III-VII Senior Certificates exceeds the aggregate principal balance of the Group III-VII Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the Group III-VII Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Group III-VII Senior Certificates of the related loan group by Pro Rata Allocation.

      In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Group III-VII Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Group III-VII Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the certificate principal balance of any class of Group III-VII Certificates on any Distribution Date.

      In the event that the related Servicer recovers any amount with respect to a defaulted Group III-VII Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such defaulted Group III-VII Mortgage Loan (any such amount being referred to herein as a Subsequent Recovery) such Subsequent Recovery will be distributed as part of the related Available Distribution Amount in accordance with the priorities described under "Priority of Distributions on the Group III-VII Certificates" in this prospectus supplement. Additionally, the certificate principal balance of each class of Group III-VII Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of certificates. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

      In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan.

      Excess Losses with respect to the Group III-VII Mortgage Loans will be allocated to the outstanding class or classes of Group III-VII Senior Certificates of the related loan group and to the Group III-VII Subordinate Certificates by Pro Rata Allocation.

      Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Group III-VII Certificates offered pursuant to this prospectus supplement by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Group III-VII Mortgage Loans, could adversely affect the level of protection afforded the Group III-VII Senior Certificates by subordination of the Group III-VII Subordinate Certificates or the level of protection afforded the Group III-VII Offered Subordinate Certificates by subordination of the Group III-VII Non-Offered Subordinate Certificates.

THE CLASS A-R CERTIFICATES

      The Class A-R Certificates will represent the sole residual interest in the related REMIC.

      On each Distribution Date, in addition to payments of interest and principal to the Class A-R Certificates described in this prospectus supplement, the Securities Administrator will distribute any amounts remaining (which are expected to be zero) in the related distribution account from the Group III-VII Available Distribution Amount after distributions of interest and principal on the Group III-VII Certificates and payment of expenses, if any, of the related REMIC, to the Class A-R certificateholders. Distributions of such remaining amounts with respect to the Class A-R Certificates will be subordinate to all payments required to be made with respect to the Group III-VII Senior Certificates and Group III-VII Offered Subordinate Certificates.

      Any amounts remaining in the related distribution account upon reduction of the aggregate certificate principal balance of the Group III-VII Senior Certificates and Group III-VII Subordinate Certificates to zero, payment of any outstanding expenses and termination of the related REMIC will be distributable with respect to the Class A-R Certificate. Such remaining assets are expected to be minimal. See "--Optional Termination of the Group III-VII Certificates".

LAST SCHEDULED DISTRIBUTION DATE ON THE GROUP III-VII CERTIFICATES

      The last scheduled distribution date for the Group III-VII Certificates is the Distribution Date in June 2034, which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Group III-VII Mortgage Loan.

      The actual last Distribution Date on any class of Group III-VII Certificates will depend on the rate of payments of principal on the Group III-VII Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Group III-VII Mortgage Loans.

OPTIONAL TERMINATION OF THE GROUP III-VII CERTIFICATES

      On any Distribution Date following the first date on which the aggregate outstanding principal balance of the Group III-VII Mortgage Loans is less than 10% of the aggregate principal balance of the Group III-VII Mortgage Loans as of the Cut-Off Date, the Master Servicer may purchase the Group III-VII Mortgage Loans and all property acquired in respect of any such Mortgage Loan remaining in the related REMIC, and thereby effect the termination of the related REMIC and the retirement of the related certificates. The purchase price will equal the sum of (1) 100% of the aggregate outstanding principal balance of the Group III-VII Mortgage Loans (other than Liquidated Loans), plus accrued interest thereon at the applicable interest rates through the last day of the month of such purchase, less any Bankruptcy Losses realized with respect to the Group III-VII Mortgage Loans not already allocated to the related certificates, (2) the fair market value of all other property and (3) any amounts due to the applicable Servicers and the Master Servicer in respect of unpaid servicing fees and unreimbursed Advances with respect to the Group III-VII Mortgage Loans. The Trustee and the Securities Administrator will treat the proceeds of such purchase as a prepayment of the Group III-VII Mortgage Loans for purposes of distributions to the certificateholders. Accordingly, an optional termination of the related REMIC will cause the outstanding certificate principal balance of the Group III-VII Certificates to be paid through the distribution of such proceeds and the allocation of the associated Realized Losses, if any, on each related Mortgaged Property having a fair market value less than the aggregate principal balance of the related Mortgage Loan as of the time that the related REMIC acquired such Mortgaged Property. Upon payment in full of the certificates, the Trustee will terminate the related REMICs. In no event will the trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the Pooling and Servicing Agreement. See "Description of Securities--Termination" in the prospectus.

CALCULATION OF ONE-MONTH LIBOR

      With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Class I-A-1, Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates, on the second business day preceding such Interest Accrual Period (each such date, an
"INTEREST DETERMINATION DATE"), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. "ONE MONTH LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

      As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "REFERENCE BANKS" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and "RESERVE INTEREST RATE" shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Class I-A-1, Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

                      CAP AGREEMENTS AND THE CAP PROVIDERS

      The Class I-A-1, Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates will have the benefit of eight separate interest rate cap agreements (each, a "CAP AGREEMENT") with respect to the related Mortgage Loans. Each Cap Agreement will be documented pursuant to a confirmation incorporating the terms and conditions of an ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a schedule.

      Pursuant to the Cap Agreement relating to the Class I-A-1 Certificates, Deutsche Bank AG New York Branch (together with any successor, "DBAG") will agree to pay to the Securities Administrator for the benefit of the holders of the Class I-A-1 Certificates, an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

      (2) the lesser of (x) the Class I-A-1 Scheduled Notional Amount, as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class I-A-1 Certificates on the related Distribution Date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

      The  Class  I-A-1   Scheduled   Notional   Amount  with  respect  to  each
Distribution Date, which declines in accordance with the expected amortization of the Class I-A-1 Certificates, is set forth below.

                                     CLASS I-A-1
                              SCHEDULED NOTIONAL AMOUNT             STRIKE RATE
DISTRIBUTION DATE                        ($)                            (%)
-----------------             -------------------------             -----------

June 2004                            89,161,000                        6.19
July 2004                            86,043,900                        5.97
August 2004                          82,604,400                        5.76
September 2004                       78,850,700                        5.75
October 2004                         74,792,400                        5.94
November 2004                        70,440,300                        5.73
December 2004                        65,806,800                        6.04
January 2005                         60,905,300                        5.83
February 2005                        55,755,900                        5.82
March 2005                           50,673,300                        6.45
April 2005                           45,708,700                        5.85
May 2005                             40,859,400                        6.04
June 2005                            36,122,700                        5.93

                                     CLASS I-A-1
                              SCHEDULED NOTIONAL AMOUNT             STRIKE RATE
DISTRIBUTION DATE                        ($)                            (%)
-----------------             -------------------------             -----------

July 2005                            31,496,200                        6.20
August 2005                          26,977,200                        5.98
September 2005                       22,563,300                        6.05
October 2005                         18,252,000                        6.25
November 2005                        14,040,900                        6.03
December 2005                         9,927,900                        6.23
January 2006                          5,910,500                        6.07
February 2006                         1,986,600                        6.06

The Class I-A-1 Cap Agreement will terminate after the Distribution Date in February 2006.

      Pursuant to the Cap Agreement with respect to the Class II-AR-1 Certificates, Swiss Re Financial Products (together with any successor, "SWISS RE FINANCIAL PRODUCTS") will agree to pay to the Securities Administrator for the benefit of the holders of the Class II-AR-1 Certificates, an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

      (2) the lesser of (x) the Class II-AR-1 Scheduled Notional Amount, as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class II-AR-1 Certificates on the related Distribution Date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

      The  Class  II-AR-1  Scheduled   Notional  Amount  with  respect  to  each
Distribution Date, which declines in accordance with the expected amortization of the Class II-AR-1 Certificates, is set forth below.

                                  CLASS II-AR-1
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

June 2004                          192,795,000                          5.21
July 2004                          187,897,527                          5.03
August 2004                        183,116,567                          4.86
September 2004                     178,449,351                          4.86
October 2004                       173,893,174                          5.03
November 2004                      169,445,397                          4.86
December 2004                      165,103,443                          5.03
January 2005                       160,864,796                          4.86
February 2005                      156,727,000                          4.86
March 2005                         152,687,659                          5.41
April 2005                         148,744,431                          4.86
May 2005                           144,895,031                          5.03

                                  CLASS II-AR-1
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

June 2005                          141,137,229                          4.86
July 2005                          137,468,846                          5.03
August 2005                        133,887,758                          4.86
September 2005                     130,391,888                          4.86
October 2005                       126,979,211                          5.03
November 2005                      123,647,747                          4.86
December 2005                      120,395,567                          5.03
January 2006                       117,220,786                          4.86
February 2006                      114,121,562                          4.86
March 2006                         111,096,099                          5.47
April 2006                         108,142,643                          5.13
May 2006                           105,261,474                          5.40
June 2006                          102,449,226                          5.21
July 2006                           92,774,581                          5.03
August 2006                         90,259,739                          4.86
September 2006                      87,804,714                          4.86
October 2006                        85,408,084                          5.03
November 2006                       83,068,463                          4.86
December 2006                       80,784,494                          5.03
January 2007                        78,554,856                          4.86
February 2007                       76,378,256                          4.86
March 2007                          74,253,434                          5.46
April 2007                          72,179,521                          5.09
May 2007                            70,156,346                          7.69
June 2007                           68,161,353                          7.43
July 2007                           30,559,782                          5.14
August 2007                         29,808,214                          4.96
September 2007                      29,074,537                          4.96
October 2007                        28,358,325                          5.14
November 2007                       27,659,164                          4.96
December 2007                       26,976,647                          5.14
January 2008                        26,310,380                          4.96
February 2008                       25,659,974                          4.96
March 2008                          25,025,054                          5.33
April 2008                          24,405,250                          4.96
May 2008                            23,800,204                          5.14
June 2008                           23,209,564                          4.96
July 2008                           22,632,987                          5.14
August 2008                         22,070,140                          4.96
September 2008                      21,520,695                          4.96
October 2008                        20,984,333                          5.14
November 2008                       20,460,744                          4.96
December 2008                       19,949,624                          5.14
January 2009                        19,450,676                          4.96
February 2009                       18,963,609                          4.96
March 2009                          18,488,143                          5.60
April 2009                          18,023,802                          6.23
May 2009                            17,570,397                          10.07
June 2009                           17,119,941                          9.73

      The Class II-AR-1 Cap Agreement will terminate after the Distribution Date in June 2009.

      Pursuant to the Cap Agreement with respect to the Class II-AR-2 Certificates, Swiss Re Financial Products will agree to pay to the Securities Administrator for the benefit of the holders of the Class II-AR-2 Certificates, an amount equal to the product of:

            (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

            (2) the lesser of (x) the Class II-AR-2 Scheduled Notional Amount, as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class II-AR-2 Certificates on the related Distribution Date; and

            (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

            The Class II-AR-2 Scheduled Notional Amount with respect to each Distribution Date, which declines in accordance with the expected amortization of the Class II-AR-2 Certificates, is set forth below.

                                  CLASS II-AR-2
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

June 2004                          169,526,000                          5.05
July 2004                          165,227,761                          4.87
August 2004                        161,031,621                          4.70
September 2004                     156,935,156                          4.70
October 2004                       152,936,000                          4.87
November 2004                      149,031,842                          4.70
December 2004                      145,220,427                          4.87
January 2005                       141,499,553                          4.70
February 2005                      137,867,070                          4.70
March 2005                         134,320,880                          5.24
April 2005                         130,858,934                          4.70
May 2005                           127,479,231                          4.87
June 2005                          124,179,820                          4.70
July 2005                          120,958,794                          4.88
August 2005                        117,814,291                          4.72
September 2005                     114,744,495                          4.72
October 2005                       111,747,631                          4.88
November 2005                      108,821,969                          4.72
December 2005                      105,965,817                          4.88
January 2006                       103,177,525                          4.72
February 2006                      100,455,481                          4.72
March 2006                         97,798,113                           5.28
April 2006                         95,204,151                           5.15
May 2006                           92,673,135                           5.33
June 2006                          90,202,225                           5.15

                                  CLASS II-AR-2
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

July 2006                          80,124,214                           4.88
August 2006                        77,951,570                           4.71
September 2006                     75,830,524                           4.71
October 2006                       73,759,852                           4.88
November 2006                      71,738,358                           4.71
December 2006                      69,764,875                           4.88
January 2007                       67,838,263                           4.71
February 2007                      65,957,409                           4.71
March 2007                         64,121,227                           5.25
April 2007                         62,328,659                           5.08
May 2007                           60,578,510                           7.68
June 2007                          58,851,798                           7.42
July 2007                          25,062,354                           4.94
August 2007                        24,443,323                           4.77
September 2007                     23,839,006                           4.77
October 2007                       23,249,055                           4.94
November 2007                      22,673,127                           4.77
December 2007                      22,110,889                           4.94
January 2008                       21,562,016                           4.77
February 2008                      21,026,192                           4.77
March 2008                         20,503,105                           5.12
April 2008                         19,992,453                           4.77
May 2008                           19,493,941                           4.94
June 2008                          19,007,280                           4.77
July 2008                          18,532,189                           4.94
August 2008                        18,068,394                           4.77
September 2008                     17,615,624                           4.77
October 2008                       17,173,620                           4.94
November 2008                      16,742,124                           4.77
December 2008                      16,320,887                           4.94
January 2009                       15,909,666                           4.77
February 2009                      15,508,223                           4.77
March 2009                         15,116,325                           5.60
April 2009                         14,734,449                           8.50
May 2009                           14,354,186                           9.58
June 2009                          13,981,995                           9.26

The Class II-AR-2 Cap Agreement will terminate after the Distribution Date in June 2009.

      Pursuant to the Cap Agreement with respect to the Class II-MR-1 Certificates, Swiss Re Financial Products will agree to pay to the Securities Administrator for the benefit of the holders of the Class II-MR-1 Certificates, an amount equal to the product of:

            (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

            (2) the lesser of (x) the Class II-MR-1 Scheduled Notional Amount, as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class II-MR-1 Certificates on the related Distribution Date; and

            (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

            The Class II-MR-1 Scheduled Notional Amount with respect to each Distribution Date, which declines in accordance with the expected amortization of the Class II-MR-1 Certificates, is set forth below.

                                  CLASS II-MR-1
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

June 2004                          10,628,000                           4.80
July 2004                          10,628,000                           4.62
August 2004                        10,628,000                           4.45
September 2004                     10,628,000                           4.45
October 2004                       10,628,000                           4.62
November 2004                      10,628,000                           4.45
December 2004                      10,628,000                           4.62
January 2005                       10,628,000                           4.45
February 2005                      10,628,000                           4.45
March 2005                         10,628,000                           5.00
April 2005                         10,628,000                           4.45
May 2005                           10,628,000                           4.62
June 2005                          10,628,000                           4.45
July 2005                          10,628,000                           4.63
August 2005                        10,628,000                           4.46
September 2005                     10,628,000                           4.46
October 2005                       10,628,000                           4.63
November 2005                      10,628,000                           4.46
December 2005                      10,628,000                           4.63
January 2006                       10,628,000                           4.46
February 2006                      10,628,000                           4.46
March 2006                         10,628,000                           5.05
April 2006                         10,628,000                           4.80
May 2006                           10,628,000                           5.03
June 2006                          10,628,000                           4.85
July 2006                          10,628,000                           4.63
August 2006                        10,628,000                           4.46
September 2006                     10,628,000                           4.46
October 2006                       10,628,000                           4.63
November 2006                      10,628,000                           4.46
December 2006                      10,628,000                           4.63
January 2007                       10,628,000                           4.46
February 2007                      10,628,000                           4.46
March 2007                         10,628,000                           5.03
April 2007                         10,628,000                           4.75
May 2007                           10,628,000                           7.35
June 2007                          10,628,000                           7.09
July 2007                           3,617,685                           4.71
August 2007                         3,531,533                           4.54
September 2007                      3,447,432                           4.54

                                  CLASS II-MR-1
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

October 2007                        3,365,330                           4.71
November 2007                       3,285,183                           4.54
December 2007                       3,206,942                           4.71
January 2008                        3,130,562                           4.54
February 2008                       3,055,999                           4.54
March 2008                          2,983,211                           4.90
April 2008                          2,912,154                           4.54
May 2008                            2,842,788                           4.71
June 2008                           2,775,073                           4.54
July 2008                           2,708,968                           4.71
August 2008                         2,644,437                           4.54
September 2008                      2,581,441                           4.54
October 2008                        2,519,944                           4.71
November 2008                       2,459,911                           4.54
December 2008                       2,401,306                           4.71
January 2009                        2,344,096                           4.54
February 2009                       2,288,247                           4.54
March 2009                          2,233,728                           5.27
April 2009                          2,180,537                           6.92
May 2009                            2,128,136                           9.51
June 2009                           2,076,427                           9.18

      The Class II-MR-1 Cap Agreement will terminate after the Distribution Date in June 2009.

      Pursuant to the Cap Agreement with respect to the Class II-MR-2 Certificates, Swiss Re Financial Products will agree to pay to the Securities Administrator for the benefit of the holders of the Class II-MR-2 Certificates, an amount equal to the product of:

            (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

            (2) the lesser of (x) the Class II-MR-2 Scheduled Notional Amount, as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class II-MR-2 Certificates on the related Distribution Date; and

            (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

            The Class II-MR-2 Scheduled Notional Amount with respect to each Distribution Date, which declines in accordance with the expected amortization of the Class II-MR-2 Certificates, is set forth below.

                                  CLASS II-MR-2
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

June 2004                           8,696,000                           4.15
July 2004                           8,696,000                           3.97
August 2004                         8,696,000                           3.80
September 2004                      8,696,000                           3.80
October 2004                        8,696,000                           3.97
November 2004                       8,696,000                           3.80
December 2004                       8,696,000                           3.97
January 2005                        8,696,000                           3.80
February 2005                       8,696,000                           3.80
March 2005                          8,696,000                           4.35
April 2005                          8,696,000                           3.80
May 2005                            8,696,000                           3.97
June 2005                           8,696,000                           3.80
July 2005                           8,696,000                           3.98
August 2005                         8,696,000                           3.81
September 2005                      8,696,000                           3.81
October 2005                        8,696,000                           3.98
November 2005                       8,696,000                           3.81
December 2005                       8,696,000                           3.98
January 2006                        8,696,000                           3.81
February 2006                       8,696,000                           3.81
March 2006                          8,696,000                           4.40
April 2006                          8,696,000                           4.15
May 2006                            8,696,000                           4.38
June 2006                           8,696,000                           4.20
July 2006                           8,696,000                           3.98
August 2006                         8,696,000                           3.81
September 2006                      8,696,000                           3.81
October 2006                        8,696,000                           3.98
November 2006                       8,696,000                           3.81
December 2006                       8,696,000                           3.98
January 2007                        8,696,000                           3.81
February 2007                       8,696,000                           3.81
March 2007                          8,696,000                           4.38
April 2007                          8,696,000                           4.10
May 2007                            8,696,000                           6.70
June 2007                           8,696,000                           6.44
July 2007                           2,960,048                           4.06
August 2007                         2,889,557                           3.89
September 2007                      2,820,744                           3.89
October 2007                        2,753,567                           4.06
November 2007                       2,687,989                           3.89
December 2007                       2,623,971                           4.06
January 2008                        2,561,476                           3.89
February 2008                       2,500,468                           3.89
March 2008                          2,440,911                           4.25
April 2008                          2,382,771                           3.89
May 2008                            2,326,015                           4.06
June 2008                           2,270,609                           3.89

                                  CLASS II-MR-2
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

July 2008                           2,216,521                           4.06
August 2008                         2,163,721                           3.89
September 2008                      2,112,177                           3.89
October 2008                        2,061,859                           4.06
November 2008                       2,012,739                           3.89
December 2008                       1,964,787                           4.06
January 2009                        1,917,977                           3.89
February 2009                       1,872,281                           3.89
March 2009                          1,827,672                           4.62
April 2009                          1,784,151                           6.27
May 2009                            1,741,275                           8.86
June 2009                           1,698,966                           8.53

      The Class II-MR-2 Cap Agreement will terminate after the Distribution Date in June 2009.

      Pursuant to the Cap Agreement with respect to the Class II-MR-3 Certificates, Swiss Re Financial Products will agree to pay to the Securities Administrator for the benefit of the holders of the Class II-MR-3 Certificates, an amount equal to the product of:

            (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

            (2) the lesser of (x) the Class II-MR-3 Scheduled Notional Amount, as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class II-MR-3 Certificates on the related Distribution Date; and

            (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

            The Class II-MR-3 Scheduled Notional Amount with respect to each Distribution Date, which declines in accordance with the expected amortization of the Class II-MR-3 Certificates, is set forth below.

                                  CLASS II-MR-3
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

June 2004                           4,831,000                           3.15
July 2004                           4,831,000                           2.97
August 2004                         4,831,000                           2.80
September 2004                      4,831,000                           2.80
October 2004                        4,831,000                           2.97
November 2004                       4,831,000                           2.80
December 2004                       4,831,000                           2.97
January 2005                        4,831,000                           2.80
February 2005                       4,831,000                           2.80

                                  CLASS II-MR-3
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

March 2005                          4,831,000                           3.35
April 2005                          4,831,000                           2.80
May 2005                            4,831,000                           2.97
June 2005                           4,831,000                           2.80
July 2005                           4,831,000                           2.98
August 2005                         4,831,000                           2.81
September 2005                      4,831,000                           2.81
October 2005                        4,831,000                           2.98
November 2005                       4,831,000                           2.81
December 2005                       4,831,000                           2.98
January 2006                        4,831,000                           2.81
February 2006                       4,831,000                           2.81
March 2006                          4,831,000                           3.40
April 2006                          4,831,000                           3.15
May 2006                            4,831,000                           3.38
June 2006                           4,831,000                           3.20
July 2006                           4,831,000                           2.98
August 2006                         4,831,000                           2.81
September 2006                      4,831,000                           2.81
October 2006                        4,831,000                           2.98
November 2006                       4,831,000                           2.81
December 2006                       4,831,000                           2.98
January 2007                        4,831,000                           2.81
February 2007                       4,831,000                           2.81
March 2007                          4,831,000                           3.38
April 2007                          4,831,000                           3.10
May 2007                            4,831,000                           5.70
June 2007                           4,831,000                           5.44
July 2007                           3,576,554                           3.06
August 2007                         3,537,400                           2.89
September 2007                      3,499,177                           2.89
October 2007                        3,461,864                           3.06
November 2007                       3,425,438                           2.89
December 2007                       3,389,879                           3.06
January 2008                        3,355,167                           2.89
February 2008                       3,321,280                           2.89
March 2008                          3,288,200                           3.25
April 2008                          3,255,907                           2.89
May 2008                            3,224,383                           3.06
June 2008                           3,193,609                           2.89
July 2008                           3,163,567                           3.06
August 2008                         3,134,241                           2.89
September 2008                      3,105,612                           2.89
October 2008                        3,077,665                           3.06
November 2008                       3,050,383                           2.89
December 2008                       3,023,750                           3.06
January 2009                        2,997,751                           2.89
February 2009                       2,972,372                           2.89
March 2009                          2,947,596                           3.62

                                  CLASS II-MR-3
                            SCHEDULED NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------           -------------------------                -----------

April 2009                          2,923,411                           5.27
May 2009                            2,899,420                           7.86
June 2009                           2,875,940                           7.53

      The Class II-MR-3 Cap Agreement will terminate after the Distribution Date in June 2009.

      Pursuant to the Cap Agreement with respect to the Class VII-AR-1 Certificates, Barclays Bank PLC (together with any successor, "BARCLAYS") will agree to pay to the Securities Administrator for the benefit of the holders of the Class VII-AR-1 Certificates, an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

      (2) the lesser of (x) the Class VII-AR-1 Scheduled Notional Amount (rounded to the nearest dollar), as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class VII-AR-1 Certificates on the related Distribution Date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

                                  CLASS VII-AR-1
                             SCHEDULE NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------            ------------------------                -----------

June 2004                           45,196,900                          4.05
July 2004                           44,307,408                          4.05
August 2004                         43,434,585                          4.05
September 2004                      42,578,121                          4.05
October 2004                        41,737,710                          4.05
November 2004                       40,913,053                          4.05
December 2004                       40,103,856                          4.05
January 2005                        39,309,830                          4.05
February 2005                       38,530,693                          4.05
March 2005                          37,766,167                          4.05
April 2005                          37,015,979                          4.05
May 2005                            36,279,862                          4.05
June 2005                           35,557,552                          4.05
July 2005                           34,848,794                          4.05
August 2005                         34,153,333                          4.05
September 2005                      33,470,921                          4.05
October 2005                        32,801,316                          4.05
November 2005                       32,144,278                          4.05
December 2005                       31,499,572                          4.05
January 2006                        30,866,968                          4.05
February 2006                       30,246,240                          4.05
March 2006                          29,637,168                          4.05

                                  CLASS VII-AR-1
                             SCHEDULE NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                      ($)                               (%)
-----------------            ------------------------                -----------

April 2006                          29,039,532                          4.05
May 2006                            28,453,120                          4.05
June 2006                           27,877,722                          4.05
July 2006                           27,313,132                          4.05
August 2006                         26,759,149                          4.05
September 2006                      26,215,575                          4.05
October 2006                        25,682,215                          4.05
November 2006                       25,158,878                          4.05
December 2006                       24,645,378                          4.05
January 2007                        24,141,530                          4.05
February 2007                       23,647,155                          4.05
March 2007                          23,162,075                          4.05
April 2007                          22,686,117                          4.05
May 2007                            22,219,111                          4.05
June 2007                           21,760,889                          4.05
July 2007                           21,311,286                          4.05
August 2007                         20,870,143                          4.05
September 2007                      20,476,352                          4.05
October 2007                        20,089,951                          4.05
November 2007                       19,710,804                          4.05
December 2007                       19,338,774                          4.05
January 2008                        18,973,729                          4.05
February 2008                       18,615,537                          4.05
March 2008                          18,264,071                          4.05
April 2008                          17,919,206                          4.05
May 2008                            17,580,816                          4.05
June 2008                           17,248,782                          4.05
July 2008                           16,922,985                          4.05
August 2008                         16,603,308                          4.05
September 2008                      16,289,636                          4.05
October 2008                        15,981,857                          4.05
November 2008                       15,679,861                          4.05
December 2008                       15,383,539                          4.05
January 2009                        15,092,786                          4.05
February 2009                       14,807,497                          4.05
March 2009                          14,527,571                          4.05
April 2009                          10,305,981                          4.05

      The Class VII-AR-1 Cap Agreement will terminate after the Distribution Date in April 2009.

      Pursuant to the Cap Agreement with respect to the Class VII-AR-2 Certificates, Barclays will agree to pay to the Securities Administrator for the benefit of the holders of the Class VII-AR-2 Certificates, an amount equal to the product of:

      (1) the excess, if any, of One-Month LIBOR over the strike rate for the related Distribution Date;

      (2) the lesser of (x) the Class VII-AR-2 Scheduled Notional Amount (rounded to the nearest dollar), as set forth below, for the related Distribution Date and (y) the Certificate Principal Balance of the Class VII-AR-2 Certificates on the related Distribution Date; and

      (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

                                 CLASS VII-AR-2
                            SCHEDULE NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                     ($)                               (%)
-----------------           ------------------------                -----------

June 2004                        126,081,000                             3.92
July 2004                        123,546,731                             3.92
August 2004                      121,060,808                             3.92
September 2004                   118,622,319                             3.92
October 2004                     116,230,368                             3.92
November 2004                    113,884,076                             3.92
December 2004                    111,582,580                             3.92
January 2005                     109,325,034                             3.92
February 2005                    107,110,609                             3.92
March 2005                       104,938,487                             3.92
April 2005                       102,807,872                             3.92
May 2005                         100,717,979                             3.92
June 2005                         98,668,036                             3.92
July 2005                         96,657,290                             3.92
August 2005                       94,685,000                             3.92
September 2005                    92,750,437                             3.92
October 2005                      90,852,890                             3.92
November 2005                     88,991,658                             3.92
December 2005                     87,166,054                             3.92
January 2006                      85,375,404                             3.92
February 2006                     83,619,047                             3.92
March 2006                        81,896,335                             3.92
April 2006                        80,206,631                             3.92
May 2006                          78,549,310                             3.92
June 2006                         76,923,760                             3.92
July 2006                         75,329,379                             3.92
August 2006                       73,765,577                             3.92
September 2006                    72,231,776                             3.92
October 2006                      70,727,407                             3.92
November 2006                     69,251,914                             3.92
December 2006                     67,804,748                             3.92
January 2007                      66,385,376                             3.92
February 2007                     64,993,269                             3.92
March 2007                        63,627,912                             3.92
April 2007                        62,288,797                             3.92
May 2007                          60,975,427                             3.92
June 2007                         59,687,316                             3.92
July 2007                         58,423,983                             3.92
August 2007                       57,184,960                             3.92
September 2007                    56,076,728                             3.92
October 2007                      54,989,715                             3.92
November 2007                     53,923,518                             3.92
December 2007                     52,877,743                             3.92
January 2008                      51,852,001                             3.92
February 2008                     50,845,913                             3.92

                                 CLASS VII-AR-2
                            SCHEDULE NOTIONAL AMOUNT                STRIKE RATE
DISTRIBUTION DATE                     ($)                               (%)
-----------------           ------------------------                -----------

March 2008                        49,859,104                             3.92
April 2008                        48,891,210                             3.92
May 2008                          47,941,871                             3.92
June 2008                         47,010,734                             3.92
July 2008                         46,097,454                             3.92
August 2008                       45,201,691                             3.92
September 2008                    44,323,113                             3.92
October 2008                      43,461,393                             3.92
November 2008                     42,616,210                             3.92
December 2008                     41,787,250                             3.92
January 2009                      40,974,205                             3.92
February 2009                     40,176,772                             3.92
March 2009                        39,394,654                             3.92
April 2009                        15,346,780                             3.92

      The Class VII-AR-2 Cap Agreement will terminate after the Distribution Date in April 2009.

      The Cap Agreements will be governed by and construed in accordance with the laws of the State of New York. The obligations of the related Cap Provider with respect to each Cap Agreement are limited to those specifically set forth in the related Cap Agreement.

      DBAG is a branch of Deutsche Bank Aktiengesellschaft. DBAG was established in 1978 and is licensed by the New York Superintendent of Banks. The long-term senior debt of DBAG has been assigned a rating of "AA-" by S&P, "Aa3" by Moody's and "AA-" by Fitch, Inc. The short-term senior debt of DBAG has been assigned a rating of "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch, Inc. DBAG's office is currently located at 60 Wall Street, New York, New York 10005. DBAG is an affiliate of Deutsche Bank Securities Inc., the underwriter.

      Except for the information provided in the preceding paragraph, DBAG has not been involved in the preparation of, and does not accept any responsibility for, this prospectus supplement or the accompanying prospectus.

      Swiss Re Financial Products is a Delaware corporation and an indirect, wholly owned subsidiary of Swiss Reinsurance Company ("SWISS REINSURANCE COMPANY"), a Swiss corporation. Swiss Re currently has a long-term counterparty credit rating of "AA" and a short-term rating of "A-1+" from S&P. The obligations of Swiss Re Financial Products under the Cap Agreements relating to the Class II-AR-1, Class II-AR-2, Class II-MR-1, Class II-MR-2 and Class II-MR-3 Certificates are fully and unconditionally guaranteed by Swiss Reinsurance Company. Swiss Reinsurance Company currently has an insurance financial strength rating of "AA" and a short-term rating of "A-1+" from S&P and an insurance financial strength rating of "Aa2 " and a short-term rating of "Prime-1" from Moody's.

      Except for the information provided in the preceding paragraph, Swiss Re Financial Products and Swiss Reinsurance Company have not been involved in the preparation of, and do not accept any responsibility for, this prospectus supplement or the accompanying prospectus."

      Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered and head office at 54 Lombard Street, London EC3P 3AH. Barclays Bank PLC was incorporated on 7 August 1925 under the Colonial Bank Act 1925 and on 4 October 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays Bank Act 1984, on 1 January 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International Limited" to "Barclays Bank PLC".

      Barclays Bank PLC and its subsidiary undertakings (taken together, the "Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is a leading provider of co-ordinated global services to multinational corporations and financial institutions in the world's main financial centres. The whole of the issued ordinary share capital of Barclays Bank PLC is owned by Barclays PLC, which is the ultimate holding company of the Group.

      The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by S&P, P-1 by Moody's and F1+ by Fitch Ratings Limited and the long term obligations of Barclays Bank PLC are rated Aa1 by Moody's, AA by S&P and AA+ by Fitch Ratings Limited.

      As at 31st December 2003, the Group had total assets of (pound)443,373 million (31st December 2002: (pound)403,066 million), total net loans and advances of (pound)288,743 million (31st December 2002: (pound)260,572 million), total deposits of (pound)278,960 million (31st December 2002: (pound)258,932 million) and equity shareholders funds of (pound)16,485 million (31st December 2002: (pound)15,205 million). The profit before taxation of the Group in respect of the year ended 31st December 2003 was (pound)3,845 million (31st December 2002: (pound)3,203 million) after charging net provisions for bad and doubtful debts of (pound)1,347 million (31st December 2002: (pound)1,484 million).

                                    SERVICING

M & T MORTGAGE CORPORATION

      Approximately 99.71% of the Group I Mortgage Loans as of the Cut-Off Date will be serviced by M&T Mortgage Corporation ("M&T") pursuant to a servicing agreement between M&T and the Mortgage Loan Seller. The information set forth in the following paragraphs has been provided by M&T. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager, the Mortgage Loan Seller, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced by M&T. The information should not be considered as a basis for assessing the likelihood, amount of severity of delinquency or losses on the Group I Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the Group I Mortgage Loans:

                          ---------------------------------------------------------------------------------------------------------
                             DECEMBER 31, 2003          DECEMBER 31, 2002         DECEMBER 31, 2001          DECEMBER 31, 2000
TOTAL ACTIVE LOANS                    173,695                   185,381                    189,326                   182,591
CURRENT UPB               $14,180,036,423           $ 14,055,094,111           $14,011,934,200           $ 13,387,839,445
PERIOD OF DELINQUENCY
         30-59 Days       $   427,074,797    3.01%  $    439,906,300    3.13%  $   474,422,911    3.39%  $    438,705,333     3.28%
         60-89 Days       $   129,390,195    0.91%  $    127,768,567    0.91%  $   129,941,455    0.93%  $    111,794,329     0.84%
         90+ Days         $   160,647,311    1.13%  $    129,002,615    0.92%  $   120,201,660    0.86%  $     73,189,969     0.55%
                          ---------------------------------------------------------------------------------------------------------
         Subtotal         $   717,112,302    5.05%  $    696,677,482    4.96%  $   724,566,026    5.18%  $    623,689,632     4.67%
DELINQUENCY STATUS
         Foreclosure      $   122,168,565    0.86%  $    137,568,070    0.98%  $   158,745,879    1.13%  $    160,029,748     1.20%
                          ---------------------------------------------------------------------------------------------------------
TOTAL                     $   839,280,867    5.91%  $    834,245,552    5.94%  $   883,311,905    6.31%  $    783,719,380     5.87%
                          ---------------------------------------------------------------------------------------------------------

GREENPOINT MORTGAGE FUNDING, INC.

      All but one of the GreenPoint Mortgage Loans as of the Cut-Off Date will be serviced by GreenPoint pursuant to a servicing agreement between GreenPoint and the Mortgage Loan Seller. One Group I Mortgage Loan originated by GreenPoint is serviced by GMAC Mortgage Corporation. The information set forth in the following paragraphs has been provided by GreenPoint. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager, the Mortgage Loan Seller, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by GreenPoint. The information should not be considered as a basis for assessing the likelihood, amount of severity of delinquency or losses on the GreenPoint Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the GreenPoint Mortgage Loans:

                              -----------------------------------------------------------------------------
                                  DECEMBER 31, 2001         DECEMBER 31, 2002         DECEMBER 31, 2003
                                            PERCENT OF                PERCENT OF                 PERCENT OF
                                NUMBER      SERVICING    NUMBER       SERVICING    NUMBER        SERVICING
                               OF LOANS     PORTFOLIO   OF LOANS      PORTFOLIO    OF LOANS      PORTFOLIO
Total Portfolio*......          195,786       6.71%      198,483        6.73%       212,711        6.20%

Period of Delinquency
30-59 days............            7,488       3.82%        7,026        3.54%         6,381        3.00%
60-89 days............            2,065       1.05%        2,101        1.06%         2,056        0.97%
90 days or more.......            1,529       0.78%        1,910        0.96%         1,922        0.90%

Total Delinquencies
(excluding Foreclosures)**       11,082       5.66%       11,037        5.56%        10,359        4.87%
                              =============================================================================

Foreclosures Pending..            1,999       1.02%        2,319        1.17%         2,831        1.33%
                              -----------------------------------------------------------------------------

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
**    Percentages may not total properly due to rounding.

NATIONAL CITY MORTGAGE CO.

      All of the National City Mortgage Loans as of the Cut-Off Date will be serviced by National City pursuant to a servicing agreement between National City and the Mortgage Loan Seller.

      The information set forth in the following paragraphs has been provided by National City. None of the Depositor, the Trustee, the Master Servicer, the Mortgage Loan Seller, the Credit Risk Manager, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood, amount of severity of delinquency or losses on the National City Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the National City Mortgage Loans:

                   -----------------------------------------------------------------------------------------------------------------
                    DECEMBER 2002     DECEMBER 2002       DECEMBER 2003                          MARCH 2004
TOTAL SERVICING          COUNT            $(000)              COUNT      DECEMBER 2003 $(000)        COUNT        MARCH 2004 $(000)
Count/Balance       964,741        $122,259,694         1,111,388         $155,274,844         1,108,271         $155,268,394
30-59 Days           30,784  3.19%   $3,332,311  2.73%     28,364  2.55%    $3,149,088  2.03%     19,422  1.75%    $2,193,775  1.41%
60-89 Days            6,606  0.68%     $679,075  0.56%      5,971  0.54%      $657,961  0.42%      3,834  0.35%      $438,299  0.28%
90 Days +             5,212  0.54%     $524,836  0.43%      4,793  0.43%      $520,683  0.34%      4,045  0.36%      $455,641  0.29%
Delq. Bankruptcies    4,291  0.44%     $406,116  0.33%      4,445  0.40%      $432,086  0.28%      4,350  0.39%      $430,174  0.28%
                   -----------------------------------------------------------------------------------------------------------------
         Subtotal    46,893  4.86%   $4,942,338  4.04%     43,573  3.92%    $4,759,817  3.07%     31,651  2.86%    $3,517,888  2.27%
Foreclosures
Pending               6,816  0.71%     $666,127  0.54%      7,227  0.65%      $768,913  0.50%      6,929  0.63%      $746,570  0.48%
                   -----------------------------------------------------------------------------------------------------------------
Total Delinquency    53,709  5.57%   $5,608,464  4.59%     50,800  4.57%    $5,528,731  3.56%     38,580  3.48%    $4,264,458  2.75%
                   =================================================================================================================
Percent Government      25%                 21%               23%                  19%               23%                  18%
                   -----------------------------------------------------------------------------------------------------------------

      National City Mortgage Company is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City is an approved FNMA, FHLMC and GNMA servicer and is a subsidiary of National City Bank, Indiana, a subsidiary of National City Corporation headquartered in Cleveland, Ohio.

COUNTRYWIDE HOME LOANS SERVICING LP

      All of the Countrywide Mortgage Loans as of the Cut-Off Date will be serviced by Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING") pursuant to a servicing agreement between Countrywide and the Mortgage Loan Seller.

      The information set forth in the following paragraphs has been provided by Countrywide. None of the Depositor, the Trustee, the Master Servicer, the Mortgage Loan Seller, the Credit Risk Manager, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide. Countrywide is a direct wholly owned subsidiary of Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), a Delaware corporation ("Countrywide Financial"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner of Countrywide Servicing. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner of Countrywide Servicing.

      Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide that would otherwise have been serviced by Countrywide. In January and February, 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

      In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide when required by the owner of the mortgage loans. As of March 31, 2004, Countrywide Servicing had a net worth of approximately $9.8 billion.

      References in this section of this prospectus supplement to Countrywide should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing.

      Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of March 31, 2004, Countrywide provided servicing for approximately $682.848 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

      FORECLOSURE, DELINQUENCY AND LOSS EXPERIENCE. Historically, a variety of factors, including the appreciation of real estate values, have limited
Countrywide's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide and serviced or master serviced by Countrywide. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans. The columns in the following table may not total due to rounding.

                                                                      AT DECEMBER   AT DECEMBER   AT DECEMBER    AT MARCH
                                            AT FEBRUARY 28 (29),        31, 2001     31, 2002      31, 2003      31, 2004
                                        ---------------------------   ----------    ----------   -----------   -----------
                                            2000            2001
                                        ----------       ----------   ----------    ----------   -----------   -----------
                                              (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans........................     10,401           11,678       11,957        21,567        98,334       135,132
Volume of loans........................ $3,286,709       $3,798,037   $4,334,489    $8,063,387   $33,767,412   $45,321,777
Delinquent  Mortgage Loans and Pending
   Foreclosures at Period End

   30 - 59 days........................       1.96%            2.79%        1.61%         1.18%         0.84%         0.73%
   60 - 89 days........................       0.49             0.32         0.34          0.22          0.13          0.11
   90 days or more (excluding  pending
   foreclosures).......................       0.51             0.40         0.41          0.24          0.08          0.07
Total of delinquencies.................       2.96%            3.51%        2.36%         1.65%         1.06%         0.91%
Foreclosure pending....................       0.37%            0.40%        0.40%         0.21%         0.05%         0.05%
Total delinquencies and
   Foreclosures pending................       3.33%            3.91%        2.76%         1.86%         1.11%         0.96%

Losses on liquidated loans(2).......... $ (876,985)      $  (47,952)  $ (716,016)   $ (189,554)  $  (38,439)    $ (579,926)

----------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the 12-month periods ending on December 31, 2002 and on December 31, 2003, respectively and (iv) the 3-month period ending on March 31, 2004.

GMAC MORTGAGE CORPORATION

      Approximately 18.30% of the Group II Mortgage Loans as of the Cut-Off Date will be serviced by GMAC Mortgage Corporation ("GMAC") pursuant to a servicing agreement between GMAC and the Mortgage Loan Seller. The information set forth in the following paragraphs has been provided by GMAC. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Credit Risk Manager, the Mortgage Loan Seller, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated under the GMAC Solutions/Expanded Criteria Programs. The information should not be considered as a basis for assessing the likelihood, amount of severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the Mortgage Loans:

                                       ---------------------------------------------------------------------------------
                                          December 31, 2003            December 31, 2002            December 31, 2001
                                       ---------------------------------------------------------------------------------
Total Active Loans...............              1,475                        1,678                         1,966
Current UPB......................      $ 193,962,581               $  193,408,035                $  209,371,259

Period of Delinquency
     30-59 Days..................      $   5,939,567    3.062%     $    7,796,197      4.03%    $    10,147,729    4.85%
     60-89 Days..................      $     730,076    0.376%     $    2,607,028      1.35%    $     1,195,127    0.57%
     90+ Days....................      $     550,729    0.284%     $      733,483      0.38%    $     3,042,970    1.45%
                                       ---------------------------------------------------------------------------------
     Sub - Total                       $   7,220,372    3.723%     $   11,136,707      5.76%    $    14,385,826    6.87%

Delinquency Status
     Bky Amt.....................      $   1,529,148    0.788%     $    1,117,364      0.58%    $       646,759    0.31%
     Fore Amt....................      $     746,105    0.385%     $    1,309,260      0.68%    $     1,409,372    0.67%
     REO Amt.....................      $     689,392    0.355%     $    1,350,091      0.70%    $       757,073    0.36%
                                       ---------------------------------------------------------------------------------
     Sub - Total.................      $   2,964,645     1.53%     $    3,776,714      1.95%    $     2,813,204    1.34%
                                       ---------------------------------------------------------------------------------

                                       ---------------------------------------------------------------------------------
Total............................      $  10,185,017     5.25%     $   14,913,422      7.71%    $    17,199,030    8.22%
                                       ---------------------------------------------------------------------------------

CHASE MANHATTAN MORTGAGE CORPORATION.

      The Chase Mortgage Loans, representing approximately 0.03% of the Group I Mortgage Loans, will be serviced by Chase Manhattan Mortgage.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      Each Servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such Servicer pursuant to certain servicing agreements between the applicable Servicer and the Mortgage Loan Seller (collectively, the "SERVICING AGREEMENTS"). Among other things, the Servicers are obligated under some circumstances to make Advances with respect to the related Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the related Servicing Agreement.

      The principal compensation to be paid to each Servicer in respect of the servicing activities performed by each such Servicer will be equal to a rate set forth in the related Servicing Agreement with respect to each Mortgage Loan serviced by it pursuant to such Servicing Agreement on the scheduled principal balance of each such Mortgage Loan. As additional servicing compensation, the applicable Servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account and any escrow accounts. In addition, M&T is entitled to retain any Prepayment Interest Excess (as defined in the related Servicing Agreement) with respect to the Group I Mortgage Loans serviced by M&T and Countrywide is entitled to retain any Prepayment Charges on the Group III Mortgage Loans.

      Each Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Retained Interest, Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the applicable Servicer.

                                  THE CUSTODIAN

      The mortgage loan files with respect to the Mortgage Loans, will be held by Wells Fargo Bank, N.A., a national banking association, pursuant to a custodial agreement to be entered into among HSBC Bank USA, as Trustee, Wells Fargo Bank, N.A., in its capacity as custodian, and the Servicers. For additional information about Wells Fargo Bank, N.A. see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

                             THE CREDIT RISK MANAGER

      The Murrayhill Company, as credit risk manager for the Group I Mortgage Loans and Group II Mortgage Loans (the "CREDIT RISK MANAGER") will monitor the performance of, and make recommendations to one or more Servicers regarding certain delinquent and defaulted Group I Mortgage Loans and Group II Mortgage Loans and will report to the Depositor on the performance of the Group I Mortgage Loans and Group II Mortgage Loans. The Credit Risk Manager will also monitor the collection of Prepayment Charges by one or more Servicers with respect to the Group I Mortgage Loans and Group II Mortgage Loans. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the related Servicers and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "CREDIT RISK MANAGER'S FEE" until the termination of the trust or until its removal by a vote of at least 66?% of the related certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the then current aggregate principal balance of the Group I Mortgage Loans and Group II Mortgage Loans Mortgage Loans.

                         POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission ("SEC") within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds of the
Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these Mortgaged Properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, the Servicing Agreements and the assignment, assumption and recognition agreements related to the Servicing Agreements and the Cap Agreements and (vi) the Group I Reserve Fund, Group II Reserve Fund and Group VII Reserve Fund and any amounts on deposit in therein. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

ASSIGNMENT OF THE MORTGAGE LOANS

      The Depositor will acquire all of the Mortgage Loans included in the Mortgage Pool pursuant to a mortgage loan purchase agreement, ("MORTGAGE LOAN PURCHASE AGREEMENT"), to be dated as of May 27, 2004, between the Mortgage Loan Seller and the Depositor. The Mortgage Loans were previously purchased by the Mortgage Loan Seller either directly or indirectly from the Originators. See "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement.

      Pursuant to the terms of the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will make certain representations and warranties with respect to the Mortgage Loans which the Depositor will assign to the Trustee for the benefit of the certificateholders pursuant to the Pooling and Servicing Agreement. If the Mortgage Loan Seller breaches any of the representations and warranties with respect to any Mortgage Loan which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered or (ii) the interests of the certificateholders therein, the Mortgage Loan Seller will be obligated to cure such breach in all material respects or shall repurchase the Mortgage Loan or any property acquired in respect thereof.

      On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "RELATED DOCUMENTS"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-Off Date, its mortgage rate as well as other information with respect to each Mortgage Loan.

      The Pooling and Servicing Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or the Custodian, as the Trustee's agent for such purpose) the original mortgages and original mortgage notes endorsed in blank on behalf of the certificateholders and the Related Documents. If such original is not available or is lost, the Depositor may, in lieu of delivery of the original mortgage or mortgage note, deliver or cause to be delivered true and correct copies thereof, and, with respect to a lost mortgage note, a lost note affidavit.

      On or prior to the Closing Date, the Trustee or the Custodian on its behalf will review the Related Documents pursuant to the Custodial Agreement. If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Mortgage Loan Seller by the Trustee or the Master Servicer, the Mortgage Loan Seller shall either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee, the Master Servicer and the Depositor in effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the "PURCHASE PRICE") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, at the mortgage rate from the date interest was last paid by the mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the applicable Servicer and/or the Master Servicer. The Purchase Price shall be remitted to the Securities Administrator for deposit in the related Distribution Account (as defined below) no later than the day prior to the related

Distribution Date. The obligation of the Mortgage Loan Seller to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS AND DISTRIBUTION ACCOUNTS

      Each Servicer will establish and maintain or cause to be maintained a separate trust account (the "CUSTODIAL ACCOUNT") for the benefit of the certificateholders. Each Custodial Account will be an Eligible Account (as defined in the related Servicing Agreement). Upon receipt by the applicable Servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the applicable servicing fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable Servicer will deposit such amounts into the related Custodial Account. Amounts so deposited may be invested in accordance with the terms of the related Servicing Agreement in investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted by the Servicers for deposit into the Distribution Account. All investment income on funds in the related Custodial Account will be for the benefit of the applicable Servicer.

      Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will establish and maintain three separate accounts, one with respect to the Group I Mortgage Loans, one with respect to the Group II Mortgage Loans and one with respect to the Group III-VII Mortgage Loans (each, a "DISTRIBUTION ACCOUNT") for the benefit of the related certificateholders. The Distribution Accounts will be Eligible Accounts (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Eligible Investments (at the direction and for the benefit of the Master Servicer) maturing no later than one Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Eligible investments may mature on the related Distribution Date. All investment income on funds in the Distribution Accounts will be for the benefit of the person directing the investments as provided in the Pooling and Servicing Agreement.

THE MASTER SERVICER

      The information set forth in the following paragraph has been provided by the Master Servicer. None of the Depositor, the Originators, the Mortgage Loan Seller, the Servicers, the Trustee, the Underwriter, the Credit Risk Manager or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

      Wells Fargo Bank, N.A., is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

      Primary servicing of the Mortgage Loans will be provided for in accordance with the Servicing Agreements, each of which will be assigned to the trust on the Closing Date pursuant to assignment, assumption, and recognition agreements. The Servicers will be responsible for the servicing of the Mortgage Loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor the Servicer's performance under the related Servicing Agreement. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will appoint a successor servicer in accordance with the terms of such Servicing

Agreement and the Pooling and Servicing Agreement, or will assume primary servicing obligations for the related Mortgage Loans itself.

      The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE TRUSTEE

      HSBC Bank USA will be the trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018,
Attention: Corporate Trust - DMSI 2004-4, or at such other address as the Trustee may designate from time to time.

      The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

THE SECURITIES ADMINISTRATOR

      Wells Fargo Bank, N.A., will be the securities administrator under the Pooling and Servicing Agreement so long as it is the Master Servicer. As the Securities Administrator, it will perform certain securities and tax administration services for the Trust. The securities administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 or at such other address as the Securities Administrator may designate from time to time.

      The Securities Administrator may resign at any time, including upon the resignation or removal of the Master Servicer, in which event the Trustee will be obligated to appoint a successor securities administrator or assume such obligations itself. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if the Securities Administrator becomes incapable of acting, bankrupt, or insolvent, if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor securities administrator or assume such obligations itself. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

      The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to the Master Servicer on each Distribution Date in respect of its master servicing activities will be interest or other income earned on funds held in each Distribution Account to the extent provided in the Pooling and Servicing Agreement.

      In the event that the Servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the Master Servicer shall pay such amounts up to the master servicing fee payable to the Master Servicer on such Distribution Date.

EVENTS OF DEFAULT

      Upon the occurrence of events of default described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Events of Default under the Agreement" and "--Rights Upon Events of Default under the Agreements" in the prospectus, the Master Servicer may be removed as Master Servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

      Any successor to the Master Servicer appointed under the Pooling and Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Events of Default under the Agreement" and "--Rights Upon Events of Default under the Agreements" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Securities Administrator will provide or make available on its website to each holder of a certificate a statement (based on information received from the Master Servicer) setting forth, among other things, the information set forth in the prospectus under "Description of the Securities--Reports to Securityholders." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The yield to maturity of each class of Offered Certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Mortgage Loans in the related loan group, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans. The yield to maturity to holders of the Offered Certificates, other than the Class I-A-1, Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates, will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of such certificates, because principal and interest distributions will not be payable to such certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the

Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See "Yield Considerations" in the prospectus.

      The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the related Mortgage Loans, which may be in the form of scheduled payments or principal prepayments. See "Risk Factors" in this prospectus supplement and "Yield Considerations" in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the related Mortgage Loans more quickly than expected. As a result, interest payments with respect to the related Mortgage Loans would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of principal prepayments with respect to the related Mortgage Loans would reduce the return to investors on any class of certificates (other than the Class I-A-IO Certificates and Class VII-AR-3 Certificates), purchased at a discount, in that principal payments with respect to the related Mortgage Loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates. Investors should fully consider all of the associated risks.

      The rate of principal payments on the certificates (other than the Class I-A-IO Certificates and Class VII-AR-3 Certificates), the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related Mortgage Loans, as applicable. The rate of principal payments on the Mortgage Loans of a loan group will in turn be affected by the amortization schedules of the related Mortgage Loans as they change from time to time by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the related Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor or the Mortgage Loan Seller).

      Prepayments, liquidations and repurchases of Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of related certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the related Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related Mortgage Loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the related Mortgage Loans, the greater the effect on the yield to maturity of the related certificates. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans of a loan group will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the related certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

      When a mortgagor prepays a mortgage loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month. In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the mortgage loan is reduced by the amount of the partial principal prepayment as of such Due Date.

      The Servicers will pay Compensating Interest in the manner and to the extent set forth in the following sentence to reduce the adverse effect on certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the related Mortgage Loans. In connection with the Mortgage Loans serviced by it, Chase Manhattan Mortgage, GMAC and GreenPoint will be required to deposit into the related Custodial Account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to the lesser of (i) any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the servicing fee of the related Servicer for the related Due Period.

      With respect to the Countrywide Mortgage Loans, Countrywide will be required to deposit into the related custodial account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to the lesser of one-half of (a) one-twelfth of the product of (i) the servicing fee rate set forth in the related servicing agreement and (ii) the scheduled principal balance of such Mortgage Loans, or (b) the aggregate servicing fee actually received by Countrywide for such month for the Countrywide Mortgage Loans.

      In connection with the Mortgage Loans serviced by National City, National City will be required to deposit into the related Custodial Account, prior to the distribution to the Master Servicer for any Distribution Date, an amount equal to any shortfall in interest collections for the related month resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period net of the related servicing fee payable to National City for the related Due Period.

      In the event that the Servicers fail to pay the amount of any Compensating Interest required to be paid by them on any Distribution Date, the Master Servicer will be required to pay such amounts up to the master servicing fee payable to the Master Servicer on such Distribution Date.

      To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency will be allocated to the certificates as described under "Description of the Certificates--Interest Distributions on the Group I Certificates", "--Interest

Distributions on the Group II Certificates" and "--Priority of Distributions on the Group III-VII Certificates". In addition, any deficiencies in interest due to the application of the Relief Act will be allocated to the certificates as described under "Description of the Certificates --Interest Distributions on the Group I Certificates", "--Interest Distributions on the Group II Certificates" and "--Priority of Distributions on the Group III-VII Certificates".

GROUP I AND GROUP II CERTIFICATES

      Because principal distributions are paid to certain classes of Group I Certificates and Group II Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates--Principal Distributions on the Group I Certificates" and "--Principal Distributions on the Group II Certificates" in this prospectus supplement, prior to the Group I Stepdown Date, all principal payments on the Group I Mortgage Loans will be allocated to the Group I Senior Certificates (other than the Class I-A-IO Certificates), and prior to the Group II Stepdown Date, all principal payments on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Group I Mortgage Loans and Group II Mortgage Loans will be allocated among the related Senior Certificates entitled to principal and all related classes of Mezzanine Certificates in the priorities described under "Description of the
Certificates--Principal   Distributions   on  the  Group  I  Certificates"   and
"--Principal Distributions on the Group II Certificates" in this prospectus supplement.

GROUP III-VII SUBORDINATE CERTIFICATES

      The weighted average life of, and the yield to maturity on, the Group III-VII Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of mortgagor defaults and losses on the Group III-VII Mortgage Loans. If the rate and severity of losses on the Group III-VII Mortgage Loans is higher than those assumed by a holder of a Group III-VII Subordinate Certificate, the yield to maturity of such certificate may be lower than the yield expected by such holder. The timing of losses on the Group III-VII Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Group III-VII Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the Group III-VII Mortgage Loans will reduce the certificate principal balances of the Group III-VII Subordinate Certificates to the extent of any losses allocated thereto without a corresponding payment of principal. As a result of such reductions, less interest will accrue on such classes of Group III-VII Subordinate Certificates than otherwise would be the case. The yield to maturity of the Group III-VII Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Group III-VII Senior Certificates, Net Interest Shortfalls and other cash shortfalls in the Group III-VII Available Distribution Amount. See "--Subordination and Allocation of Losses on the Group III-VII Certificates" in this prospectus supplement.

      Realized Losses on the Group III-VII Mortgage Loans (other than Excess Losses) will be borne by the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1 and Class M Certificates, in that order, to the extent such Group III-VII Subordinate Certificates are outstanding. Excess Losses will be allocated to all outstanding class or classes of Group III-VII Senior Certificates relating to the loan group for which such Excess Losses were incurred and to the Group III-VII Subordinate Certificates by Pro Rata Allocation. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions in respect of Realized Losses on the Group III-VII Mortgage Loans (other than Excess Losses), the amount distributable as principal on each Distribution Date to each class of Group III-VII Subordinate Certificates will be less than it otherwise would be in the absence of such Group III-VII Realized Losses. As a result, the yields on the Group III-VII Senior Certificates and Group III-VII Subordinate Certificates will depend on the rate and timing of Realized Losses on the Group III-VII Mortgage Loans, including Excess Losses. Excess Losses may occur at a time when one or more classes of Group III-VII Subordinate Certificates are outstanding and thus available to absorb Realized Losses on the Group III-VII Mortgage Loans.

GROUP I, GROUP II AND GROUP III-VII CERTIFICATES

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the certificates relating to a loan group will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

PREPAYMENT SPEED ASSUMPTION AND MODELING ASSUMPTIONS

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model with respect to the Group I Mortgage Loans is based on an assumed rate ("PPC"), and the prepayment model with respect to the Group II Mortgage Loans and Group III-VII Mortgage Loans is based on an assumed rate ("CPR"), each of which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. CPR represents a constant annual rate of prepayments relative to the then outstanding principal balance of the related mortgage loans applied monthly during the indicated potion of the life of such mortgage loans. 100% PPC assumes a CPR of 6.00% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of the mortgage loans and an additional approximately 1.2727% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% PPC assumes a CPR of 20% per annum each month. 0% PPC assumes no prepayments. Correspondingly, 200% PPC assumes prepayment rates equal to two times PPC, and so forth.

      CPR and PPC do not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of CPR or PPC, as applicable. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the related certificates.

      The Depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

      The tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC" and "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of CPR" have been prepared on the basis of the characteristics of the related Mortgage Loans that are expected to be included in the Mortgage Pool, as described under "Description of the Mortgage Pool" and assuming, among other things, the following modeling assumptions (collectively, the "MODELING ASSUMPTIONS"):

      o scheduled payments on all Mortgage Loans are received on the first day of each month beginning June 1, 2004,

      o any prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in May 2004 and include a full month's interest thereon,

      o     there are no defaults or delinquencies on the Mortgage Loans,

      o optional termination of the REMICs does not occur (except where indicated),

      o     there  are  no  partial   prepayments  on  the  Mortgage  Loans  and
            prepayments are computed after giving effect to scheduled payments received,

      o the Mortgage Loans prepay at the indicated constant percentages of PPC or CPR, as applicable,

      o     the date of issuance for the certificates is May 27, 2004,

      o cash distributions are received by the certificateholders on the 25th day of each month when due, commencing in June 2004,

      o the scheduled monthly payments for each Mortgage Loan are computed based upon its unpaid principal balance, mortgage interest rate and remaining amortization term, such that the Mortgage Loan will fully amortize on its maturity date,

      o the Certificate Principal Balance of each Class P Certificate is equal to $0.00,

      o     One-Month LIBOR remains constant at 1.100%,

      o Six-Month LIBOR for the Group II Mortgage Loans remains constant at 1.520%,

      o     One-Year LIBOR remains constant at 2.070%,

      o Six-Month LIBOR for the Group III-VII Mortgage Loans remains constant at 1.560%, and

      o the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:

           ASSUMED LOAN CHARACTERISTICS FOR THE GROUP I MORTGAGE LOANS

                          REMAINING TERM   ORIGINAL IO        REMAINING
         PRINCIPAL          TO MATURITY        TERM          AMORTIZATION      AGE        MORTGAGE        NET MORTGAGE
        BALANCE ($)          (MONTHS)        (MONTHS)       TERM (MONTHS)    (MONTHS)     RATE (%)          RATE (%)
        -----------          --------        --------       -------------    --------     --------          --------
       9,457,017.81             356             120               356            4          7.029            6.7546
      59,302,538.31             356               0               356            4          7.369            7.0873
       2,890,811.08             176               0               176            4          6.781            6.5210
         563,700.00             357             120               357            3          7.450            7.1900
         200,449.99             356             120               356            4          7.625            7.3650
       5,152,889.64             357             120               357            3          7.385            7.1250
         374,399.70             357             120               357            3          6.375            6.1150
       1,422,348.80             357             120               357            3          7.318            7.0580
         800,200.00             356             120               356            4          7.663            7.1956
         130,000.00             357             120               357            3          5.875            5.6150
       4,775,223.07             357             120               357            3          6.991            6.6898
       1,231,966.24             357             120               357            3          7.214            6.7382
       8,825,478.82             357             120               357            3          6.546            6.2704
         174,740.94             173               0               352            7          9.000            8.7400
       3,531,113.43             175               0               355            5          7.511            7.2510
         203,537.92             175               0               355            5          7.875            7.6150
         573,052.29             357               0               357            3          7.125            6.8650
       3,067,742.88             356               0               356            4          7.746            7.1077
      32,194,542.34             356               0               356            4          7.519            7.1816
       1,465,297.43             357               0               357            3          6.594            6.0886
         203,416.29             357               0               357            3          6.250            5.9900
      11,883,070.82             357               0               357            3          7.190            6.8602
       1,282,171.21             356               0               356            4          6.913            6.6530
       1,692,846.12             356               0               356            4          7.293            7.0330
      35,951,215.49             356               0               356            4          6.897            6.6173
       1,650,002.33             356               0               356            4          6.869            6.6090
       1,794,847.41             356               0               356            4          6.664            6.4040
      51,952,117.23             356               0               356            4          6.450            6.1611
       1,070,083.49             185               0               185            4          5.705            5.4450
          99,339.33             178               0               178            2          6.500            6.2400
          63,966.20             177               0               177            3          6.875            6.6150
       2,610,988.41             184               0               184            4          5.824            5.5640
         593,096.78             177               0               177            3          4.750            4.4900
         153,792.44             176               0               176            4          5.750            5.4900
       2,679,908.82             180               0               180            4          6.301            6.0410

         ASSUMED LOAN CHARACTERISTICS FOR THE GROUP II-1 MORTGAGE LOANS

                                                                           INITIAL
               REMAINING               REMAINING                            GROUP                         MAXIMUM
               TERM TO     ORIGINAL   AMORTIZATION             MORTGAGE    II-1 NET              GROSS    MORTGAGE
  PRINCIPAL    MATURITY    IO TERM       TERM         AGE        RATE      MORTGAGE    INDEX     MARGIN    RATE
 BALANCE ($)   (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)     (%)       RATE (%)    TYPE       (%)       (%)
 -----------   --------    --------    --------     --------     ---       --------    ----       ---       ---
                                                                                     6 Month
  405,695.75      358            0       358            2        6.060      5.6750     LIBOR      2.750   12.060
                                                                                     6 Month
1,103,058.15      358            0       358            2        6.066      5.6810     LIBOR      2.750   12.066
                                                                                     6 Month
  812,027.34      358            0       358            2        5.511      4.9396     LIBOR      2.750   11.511
                                                                                     6 Month
1,869,877.31      358            0       358            2        5.800      5.2375     LIBOR      2.932   11.800
                                                                                     6 Month
  176,274.50      358            0       358            2        5.000      4.6150     LIBOR      2.750   11.000
                                                                                     6 Month
  902,854.32      359            0       359            1        6.014      5.6290     LIBOR      2.750   12.014
                                                                                     6 Month
  252,000.00      358           60       358            2        5.750      5.3650     LIBOR      2.750   11.750
                                                                                     6 Month
  196,000.00      358           60       358            2        4.375      3.9900     LIBOR      2.750   10.375
                                                                                     6 Month
1,909,669.92      357           60       357            3        5.814      5.2648     LIBOR      2.750   11.814
                                                                                     6 Month
1,415,500.00      358           60       358            2        5.486      5.1010     LIBOR      2.750   11.486
                                                                                     6 Month
1,644,599.09      359           60       359            1        5.441      5.0560     LIBOR      2.742   11.441
                                                                                     6 Month
  636,300.00      359           60       359            1        5.469      5.0840     LIBOR      2.750   11.469
                                                                                     6 Month
1,427,049.61      358           60       358            2        6.032      5.1614     LIBOR      2.997   12.032
                                                                                     6 Month
1,040,020.82      358            0       358            2        4.190      3.8050     LIBOR      2.250   10.190
                                                                                     6 Month
  187,735.11      359            0       359            1        4.125      3.7400     LIBOR      2.250   10.125
                                                                                     6 Month
1,508,356.71      358           81       358            2        4.526      4.1410     LIBOR      2.250   10.526
                                                                                     6 Month
  158,850.00      358           60       358            2        4.375      3.9900     LIBOR      2.250   10.375
                                                                                     6 Month
  184,000.00      359          120       359            1        4.125      3.7400     LIBOR      2.250   10.125
                                                                                     6 Month
  142,374.28      359            0       359            1        6.625      5.1400     LIBOR      3.875   12.625
                                                                                     6 Month
  527,851.69      358            0       358            2        5.461      5.0760     LIBOR      2.750   11.461
                                                                                     6 Month
1,109,359.37      357            0       357            3        5.509      5.1240     LIBOR      2.750   11.509
                                                                                     6 Month
  347,618.51      358            0       358            2        5.516      5.1310     LIBOR      2.750   11.516
                                                                                     6 Month
1,370,137.58      358            0       358            2        5.353      4.9680     LIBOR      2.750   11.353
                                                                                     6 Month
  692,804.99      358            0       358            2        5.279      4.8940     LIBOR      2.750   11.279
                                                                                     6 Month
  790,500.00      359           60       359            1        5.589      5.1769     LIBOR      2.750   11.589
                                                                                     6 Month
  568,750.00      358           60       358            2        5.116      4.7310     LIBOR      2.750   11.116

                           INITIAL
               MINIMUM    PERIODIC  SUBSEQUENT    MONTHS TO      RATE
               MORTGAGE    RATE       PERIODIC       NEXT     ADJUSTMENT
  PRINCIPAL     RATE        CAP      RATE CAP       RATE      FREQUENCY
 BALANCE ($)     (%)        (%)        (%)       ADJUSTMENT    (MONTHS)
 -----------     ---        ---        ---       ----------    --------

  405,695.75    2.750       6.000      6.000          22            6

1,103,058.15    2.750       6.000      6.000          22            6

  812,027.34    2.750       6.000      6.000          22            6

1,869,877.31    2.932       6.000      6.000          22            6

  176,274.50    2.750       6.000      6.000          22            6

  902,854.32    2.750       6.000      6.000          23            6

  252,000.00    2.750       6.000      6.000          22            6

  196,000.00    2.750       6.000      6.000          22            6

1,909,669.92    2.750       6.000      6.000          21            6

1,415,500.00    2.750       6.000      6.000          22            6

1,644,599.09    2.750       6.000      6.000          23            6

  636,300.00    2.750       6.000      6.000          23            6

1,427,049.61    3.079       6.000      6.000          22            6

1,040,020.82    3.095       2.000      2.000          34           12

  187,735.11    4.125       2.000      2.000          35           12

1,508,356.71    2.397       2.000      2.000          34           12

  158,850.00    2.250       2.000      2.000          34           12

  184,000.00    4.125       2.000      2.000          35           12

  142,374.28    6.625       6.000      6.000          35            6

  527,851.69    2.750       6.000      6.000          34            6

1,109,359.37    2.750       6.000      6.000          33            6

  347,618.51    2.750       6.000      6.000          34            6

1,370,137.58    2.750       6.000      6.000          34            6

  692,804.99    2.750       6.000      6.000          34            6

  790,500.00    2.750       6.000      6.000          35            6

  568,750.00    2.750       6.000      6.000          34            6

                                                                           INITIAL
               REMAINING               REMAINING                            GROUP                         MAXIMUM
               TERM TO     ORIGINAL   AMORTIZATION             MORTGAGE    II-1 NET              GROSS    MORTGAGE
  PRINCIPAL    MATURITY    IO TERM       TERM         AGE        RATE      MORTGAGE    INDEX     MARGIN    RATE
 BALANCE ($)   (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)     (%)       RATE (%)    TYPE       (%)       (%)
 -----------   --------    --------    --------     --------     ---       --------    ----       ---       ---
                                                                                     6 Month
  242,000.00      358           60       358            2        6.014      5.6290     LIBOR      2.750   12.014
                                                                                     6 Month
1,472,500.00      358           60       358            2        5.169      4.7840     LIBOR      2.750   11.169
                                                                                     6 Month
  415,000.00      359           60       359            1        4.673      4.2880     LIBOR      2.750   10.673
                                                                                     6 Month
  995,226.48      358            0       358            2        4.500      4.1150     LIBOR      2.250    9.500
                                                                                     6 Month
1,143,050.00      358           60       358            2        4.825      4.4400     LIBOR      2.250    9.825
                                                                                     6 Month
  211,949.99      358           60       358            2        4.750      4.3650     LIBOR      2.250    9.750
                                                                                     6 Month
  263,918.90      358           60       358            2        4.500      4.1150     LIBOR      2.250    9.500
                                                                                     6 Month
  962,949.23      357           60       357            3        4.795      4.4100     LIBOR      2.250    9.795
                                                                                     6 Month
  946,794.88      358            0       358            2        5.543      5.1580     LIBOR      2.534   11.543
                                                                                     6 Month
1,623,906.11      358            0       358            2        5.865      5.4800     LIBOR      2.750   11.865
                                                                                     6 Month
  736,122.14      358            0       358            2        5.397      5.0120     LIBOR      2.750   11.397
                                                                                     6 Month
1,081,227.37      359            0       359            1        5.719      5.3340     LIBOR      2.750   11.719
                                                                                     6 Month
  278,577.32      358           60       358            2        5.875      5.4900     LIBOR      2.750   11.875
                                                                                     6 Month
  197,400.00      358           60       358            2        5.000      4.6150     LIBOR      2.750   11.000
                                                                                     6 Month
  390,150.00      359           60       359            1        5.750      5.3650     LIBOR      2.750   11.750
                                                                                     6 Month
3,160,913.22      359          102       359            1        5.289      4.9040     LIBOR      2.335   11.289
                                                                                     6 Month
  271,999.99      357           60       357            3        5.500      5.1150     LIBOR      2.750   11.500
                                                                                     6 Month
1,833,725.50      358           60       358            2        5.567      5.1820     LIBOR      2.750   11.567
                                                                                     6 Month
2,884,811.18      359           60       359            1        5.225      4.8400     LIBOR      2.750   11.225
                                                                                     6 Month
  962,850.00*     359          120       359            1        5.540      5.2800     LIBOR      2.323   10.540
                                                                                     6 Month
  208,092.01(*)   357          120       357            3        6.375      6.1150     LIBOR      2.250   11.375
                                                                                     6 Month
2,964,432.84(*)   359            0       359            1        5.272      5.0120     LIBOR      2.727   11.272
                                                                                     6 Month
  356,151.57(*)   358            0       358            2        5.782      5.5220     LIBOR      2.560   11.782
                                                                                     6 Month
78,480,043.06(*)  359           36       359            1        5.556      5.2960     LIBOR      2.665   11.556
                                                                                     6 Month
  284,949.96(*)   357           36       357            3        6.247      5.9870     LIBOR      2.750   12.247
                                                                                     6 Month
12,114,521.89(*)  359           36       359            1        5.446      5.1860     LIBOR      2.647   11.446

                              INITIAL
                  MINIMUM    PERIODIC  SUBSEQUENT    MONTHS TO      RATE
                  MORTGAGE    RATE       PERIODIC       NEXT     ADJUSTMENT
  PRINCIPAL        RATE        CAP      RATE CAP       RATE      FREQUENCY
 BALANCE ($)        (%)        (%)        (%)       ADJUSTMENT    (MONTHS)
 -----------        ---        ---        ---       ----------    --------

  242,000.00       2.750       6.000      6.000          34            6

1,472,500.00       2.750       6.000      6.000          34            6

  415,000.00       2.750       6.000      6.000          35            6

  995,226.48       2.674       5.000      5.000          58           12

1,143,050.00       2.250       5.000      5.000          58           12

  211,949.99       2.250       5.000      5.000          58           12

  263,918.90       2.250       5.000      5.000          58           12

  962,949.23       2.250       5.000      5.000          57           12

  946,794.88       2.534       6.000      6.000          58            6

1,623,906.11       2.750       6.000      6.000          58            6

  736,122.14       2.750       6.000      6.000          58            6

1,081,227.37       2.750       6.000      6.000          59            6

  278,577.32       2.750       6.000      6.000          58            6

  197,400.00       2.750       6.000      6.000          58            6

  390,150.00       2.750       6.000      6.000          59            6

3,160,913.22       2.335       6.000      6.000          59            6

  271,999.99       2.750       6.000      6.000          57            6

1,833,725.50       2.750       6.000      6.000          58            6

2,884,811.18       2.828       6.000      6.000          59            6

  962,850.00*      2.323       5.000      1.000         119            6

  208,092.01(*)    2.250       5.000      1.000         117            6

2,964,432.84(*)    2.727       5.000      1.000          35            6

  356,151.57(*)    2.560       5.000      1.000          34            6

78,480,043.06(*)   2.667       5.000      1.000          35            6

  284,949.96(*)    2.750       5.000      1.000          33            6

12,114,521.89(*)   2.647       5.000      1.000          35            6

----------
(*)Administration Fee Rate will increase to 0.385% on the Next Adjustment Date.

                                                                           INITIAL
               REMAINING               REMAINING                            GROUP                         MAXIMUM
               TERM TO     ORIGINAL   AMORTIZATION             MORTGAGE    II-1 NET              GROSS    MORTGAGE
  PRINCIPAL    MATURITY    IO TERM       TERM         AGE        RATE      MORTGAGE    INDEX     MARGIN    RATE
 BALANCE ($)   (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)     (%)       RATE (%)    TYPE       (%)       (%)
 -----------   --------    --------    --------     --------     ---       --------    ----       ---       ---
                                                                                     6 Month
4,330,756.48(*)   358            0       358            2        5.880      5.6200     LIBOR      2.620   10.880
                                                                                     6 Month
  439,185.78(*)   358            0       358            2        5.586      5.3260     LIBOR      2.250   10.586
                                                                                     6 Month
55,551,469.72(*)  359           60       359            1        5.759      5.4990     LIBOR      2.617   10.759
                                                                                     6 Month
8,474,899.77(*)   358           60       358            2        5.887      5.6270     LIBOR      2.632   10.887
                                                                                     6 Month
  729,200.00(*)   359           84       359            1        6.269      6.0090     LIBOR      2.750   11.269
                                                                                     6 Month
  260,000.00(*)   358           84       358            2        5.875      5.6150     LIBOR      2.250   10.875

                               INITIAL
                   MINIMUM    PERIODIC  SUBSEQUENT    MONTHS TO      RATE
                   MORTGAGE    RATE       PERIODIC       NEXT     ADJUSTMENT
  PRINCIPAL         RATE        CAP      RATE CAP       RATE      FREQUENCY
 BALANCE ($)         (%)        (%)        (%)       ADJUSTMENT    (MONTHS)
 -----------         ---        ---        ---       ----------    --------

4,330,756.48(*)     2.620       5.000      1.000          58            6

  439,185.78(*)     2.250       5.000      1.000          58            6

55,551,469.72(*)    2.617       5.000      1.000          59            6

8,474,899.77(*)     2.632       5.000      1.000          58            6

  729,200.00(*)     2.750       5.000      1.000          83            6

  260,000.00(*)     2.250       5.000      1.000          82            6

----------
(*)Administration Fee Rate will increase to 0.385% on the Next Adjustment Date.

         ASSUMED LOAN CHARACTERISTICS FOR THE GROUP II-2 MORTGAGE LOANS

                                                                           INITIAL
               REMAINING               REMAINING                            GROUP                         MAXIMUM
               TERM TO     ORIGINAL   AMORTIZATION             MORTGAGE    II-2 NET              GROSS    MORTGAGE
  PRINCIPAL    MATURITY    IO TERM       TERM         AGE        RATE      MORTGAGE    INDEX     MARGIN    RATE
 BALANCE ($)   (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)     (%)       RATE (%)    TYPE       (%)       (%)
 -----------   --------    --------    --------     --------     ---       --------    ----       ---       ---
                                                                                    6 Month
2,309,509.29      358          0         358            2        5.994     5.6090     LIBOR       2.750     11.994
                                                                                    6 Month
  727,678.55      358          0         358            2        6.502     5.8378     LIBOR       3.067     12.502
                                                                                    6 Month
  533,691.77      357          0         357            3        5.375     4.9900     LIBOR       2.750     11.375
                                                                                    6 Month
  430,732.31      349         60         349           11        5.125     4.7400     LIBOR       2.750     11.125
                                                                                    6 Month
2,160,200.00      358         60         358            2        5.780     5.3950     LIBOR       2.750     11.780
                                                                                    6 Month
2,282,600.00      358         60         358            2        5.511     4.9887     LIBOR       2.750     11.511
                                                                                    6 Month
2,953,699.99      358         60         358            2        5.474     5.0890     LIBOR       2.750     11.474
                                                                                    6 Month
2,647,599.97      358         60         358            2        5.168     4.5882     LIBOR       2.750     11.168
                                                                                    6 Month
  897,782.26      358          0         358            2        4.875     4.4900     LIBOR       2.250     10.875
                                                                                    6 Month
  398,593.20      359          0         359            1        5.875     5.4900     LIBOR       2.750     11.875
                                                                                    6 Month
  610,848.53      359          0         359            1        5.250     4.8650     LIBOR       2.750     11.250
                                                                                    6 Month
  990,007.49      358          0         358            2        5.822     4.9997     LIBOR       3.197     11.822
                                                                                    6 Month
  863,750.00      358         60         358            2        6.283     5.8980     LIBOR       2.750     12.283
                                                                                    6 Month
1,064,000.00      359         60         359            1        5.301     4.9160     LIBOR       2.750     11.301
                                                                                    6 Month
1,088,750.00      359         60         359            1        6.000     5.6150     LIBOR       2.750     12.000
                                                                                    6 Month
2,672,096.99      358         60         358            2        6.009     5.4684     LIBOR       2.909     12.009
                                                                                    6 Month
  343,900.00      358         60         358            2        5.625     5.2400     LIBOR       2.750     11.625
                                                                                    6 Month
  391,034.04      358          0         358            2        4.875     4.4900     LIBOR       2.250      9.875
                                                                                    6 Month
  491,900.00      358         60         358            2        5.000     4.6150     LIBOR       2.250     10.000
                                                                                    6 Month
  366,400.00      358         60         358            2        5.250     4.8650     LIBOR       2.250     10.250
                                                                                    6 Month
  371,071.29      359          0         359            1        5.875     5.4900     LIBOR       3.875     11.875
                                                                                    6 Month
  443,002.73      358          0         358            2        5.375     4.9900     LIBOR       2.750     11.375
                                                                                    6 Month
  361,711.06      357          0         357            3        6.000     5.6150     LIBOR       2.750     12.000
                                                                                    6 Month
  402,250.00      359         60         359            1        5.375     4.9900     LIBOR       2.750     11.375
                                                                                    6 Month
  476,947.03      359         60         359            1        5.875     5.4900     LIBOR       2.750     11.875

                           INITIAL
               MINIMUM    PERIODIC  SUBSEQUENT    MONTHS TO      RATE
               MORTGAGE    RATE       PERIODIC       NEXT     ADJUSTMENT
  PRINCIPAL     RATE        CAP      RATE CAP       RATE      FREQUENCY
 BALANCE ($)     (%)        (%)        (%)       ADJUSTMENT    (MONTHS)
 -----------     ---        ---        ---       ----------    --------

2,309,509.29      2.750    6.000        6.000         22             6

  727,678.55      3.067    6.000        6.000         22             6

  533,691.77      2.750    6.000        6.000         21             6

  430,732.31      2.750    6.000        6.000         13             6

2,160,200.00      2.750    6.000        6.000         22             6

2,282,600.00      2.750    6.000        6.000         22             6

2,953,699.99      2.750    6.000        6.000         22             6

2,647,599.97      2.750    6.000        6.000         22             6

  897,782.26      2.250    2.000        2.000         34            12

  398,593.20      2.750    6.000        6.000         35             6

  610,848.53      2.750    6.000        6.000         35             6

  990,007.49      2.750    6.000        6.000         34             6

  863,750.00      2.750    6.000        6.000         34             6

1,064,000.00      2.750    6.000        6.000         35             6

1,088,750.00      2.750    6.000        6.000         35             6

2,672,096.99      2.909    6.000        6.000         34             6

  343,900.00      2.750    6.000        6.000         34             6

  391,034.04      2.250    5.000        5.000         58            12

  491,900.00      2.250    5.000        5.000         58            12

  366,400.00      2.250    5.000        5.000         58            12

  371,071.29      2.750    6.000        6.000         59             6

  443,002.73      2.750    6.000        6.000         58             6

  361,711.06      2.750    6.000        6.000         57             6

  402,250.00      2.750    6.000        6.000         59             6

  476,947.03      2.750    6.000        6.000         59             6

                                                                           INITIAL
               REMAINING               REMAINING                            GROUP                         MAXIMUM
               TERM TO     ORIGINAL   AMORTIZATION             MORTGAGE    II-2 NET              GROSS    MORTGAGE
  PRINCIPAL    MATURITY    IO TERM       TERM         AGE        RATE      MORTGAGE    INDEX     MARGIN    RATE
 BALANCE ($)   (MONTHS)    (MONTHS)    (MONTHS)     (MONTHS)     (%)       RATE (%)    TYPE       (%)       (%)
 -----------   --------    --------    --------     --------     ---       --------    ----       ---       ---
                                                                                    6 Month
1,123,000.00      359         60         359            1        5.471     5.0860     LIBOR       2.750     11.471
                                                                                    6 Month
1,711,050.00      359         84         359            1        6.065     5.4630     LIBOR       2.477     12.065
                                                                                    6 Month
  400,000.00      359         60         359            1        5.875     5.4900     LIBOR       2.750     11.875
                                                                                    6 Month
  702,500.00      359         60         359            1        5.632     4.7399     LIBOR       2.750     11.632
                                                                                    6 Month
2,721,711.97(*)   359        120         359            1        5.728     5.4680     LIBOR       2.369     10.728
                                                                                    6 Month
  579,857.68(*)   358        120         358            2        5.500     5.2400     LIBOR       2.250     10.500
                                                                                    6 Month
1,773,253.19(*)   358          0         358            2        5.714     5.4540     LIBOR       2.377     11.714
                                                                                    6 Month
78,197,536.90(*)  359         36         359            1        5.453     5.1930     LIBOR       2.645     11.453
                                                                                    6 Month
  392,000.00(*)   359         36         359            1        6.000     5.7400     LIBOR       2.750     12.000
                                                                                    6 Month
5,035,198.70(*)   358         36         358            2        5.411     5.1510     LIBOR       2.678     11.411
                                                                                    6 Month
3,711,655.96(*)   357          0         357            3        5.654     5.3940     LIBOR       2.519     10.654
                                                                                    6 Month
51,378,512.18(*)  358         60         358            2        5.565     5.3050     LIBOR       2.540     10.565
                                                                                    6 Month
5,258,619.48(*)   359         60         359            1        5.439     5.1790     LIBOR       2.581     10.439
                                                                                    6 Month
  559,400.00(*)   359          0         359            1        6.000     5.7400     LIBOR       2.75      11.000
                                                                                    6 Month
  354,150.00(*)   359         84         359            1        6.875     6.6150     LIBOR       2.75      11.875
                                                                                    6 Month
  650,000.00(*)   359         84         359            1        6.375     6.1150     LIBOR       2.75      11.375

                               INITIAL
                   MINIMUM    PERIODIC  SUBSEQUENT    MONTHS TO      RATE
                   MORTGAGE    RATE       PERIODIC       NEXT     ADJUSTMENT
  PRINCIPAL         RATE        CAP      RATE CAP       RATE      FREQUENCY
 BALANCE ($)         (%)        (%)        (%)       ADJUSTMENT    (MONTHS)
 -----------         ---        ---        ---       ----------    --------

1,123,000.00          2.750    6.000        6.000         59             6

1,711,050.00          2.477    6.000        6.000         59             6

  400,000.00          2.750    6.000        6.000         59             6

  702,500.00          2.750    6.000        6.000         59             6

2,721,711.97(*)       2.369    5.000        1.000        119             6

  579,857.68(*)       2.250    5.000        1.000        118             6

1,773,253.19(*)       2.377    5.000        1.000         34             6

78,197,536.90(*)      2.645    5.000        1.000         35             6

  392,000.00(*)       2.750    5.000        1.000         35             6

5,035,198.70(*)       2.678    5.000        1.000         34             6

3,711,655.96(*)       2.519    5.000        1.000         57             6

51,378,512.18(*)      2.540    5.000        1.000         58             6

5,258,619.48(*)       2.581    5.000        1.000         59             6

  559,400.00(*)       2.750    5.000        1.000         83             6

  354,150.00(*)       2.750    5.000        1.000         83             6

  650,000.00(*)       2.750    5.000        1.000         83             6

----------
(*)Administration Fee Rate will increase to 0.385% on the Next Adjustment Date.

          ASSUMED LOAN CHARACTERISTICS FOR THE GROUP III MORTGAGE LOANS

                                                                                     INITIAL
                 REMAINING                 REMAINING                                  GROUP                          MAXIMUM
                  TERM TO     ORIGINAL    AMORTIZATION                               III NET               GROSS     MORTGAGE
  PRINCIPAL      MATURITY     IO TERM         TERM         AGE        MORTGAGE       MORTGAGE    INDEX*   MARGIN      RATE
 BALANCE ($)     (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)     RATE (%)       RATE (%)     TYPE      (%)        (%)
 -----------     --------     --------      --------     --------     --------       --------     ----      ---        ---
                                                                                                  1 Yr
87,111,000.29       359          36            359           1      4.0687692163   3.8137075364   LIBOR    2.263      10.069
                                                                                                  1 Yr
33,709,954.59       359           0            359           1      4.0557680725   3.7911458872   LIBOR    2.331      10.040

                             INITIAL
                  MINIMUM    PERIODIC  SUBSEQUENT    MONTHS       RATE
                  MORTGAGE     RATE     PERIODIC    TO NEXT    ADJUSTMENT
  PRINCIPAL        RATE        CAP      RATE CAP     RATE       FREQUENCY
 BALANCE ($)        (%)        (%)        (%)      ADJUSTMENT   (MONTHS)
 -----------        ---        ---        ---      ----------   --------

87,111,000.29      2.268       2.000       2.000       35          12

33,709,954.59      2.331       2.049       2.000       35          12


----------
(*)Pool contains 2.14% 1 Yr. CMT mortgage loans at closing.

          ASSUMED LOAN CHARACTERISTICS FOR THE GROUP IV MORTGAGE LOANS

                                                                                      INITIAL
                 REMAINING                 REMAINING                                   GROUP                            MAXIMUM
                  TERM TO     ORIGINAL    AMORTIZATION                                 IV NET                 GROSS     MORTGAGE
  PRINCIPAL      MATURITY     IO TERM         TERM         AGE         MORTGAGE       MORTGAGE     INDEX     MARGIN      RATE
 BALANCE ($)     (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)      RATE (%)       RATE (%)*     TYPE       (%)        (%)
 -----------     --------     --------      --------     --------      --------       --------      ----       ---        ---
                                                                                                  6 Month
2,566,639.65       359            0           359            1      4.6087165757   4.3587165757    LIBOR      2.250      10.609
                                                                                                  6 Month
61,039,061.84      359           36           359            1      4.5402896784   4.2902896784    LIBOR      2.250      10.540

                             INITIAL
                 MINIMUM    PERIODIC  SUBSEQUENT    MONTHS       RATE
                 MORTGAGE     RATE     PERIODIC    TO NEXT    ADJUSTMENT
  PRINCIPAL       RATE        CAP      RATE CAP     RATE       FREQUENCY
 BALANCE ($)       (%)        (%)        (%)      ADJUSTMENT   (MONTHS)
 -----------       ---        ---        ---      ----------   --------

2,566,639.65      2.250      5.000       1.000        35          6

61,039,061.84     2.250      5.000       1.000        35          6

----------
(*)Administration Fee Rate will increase to 0.375% on the Next Adjustment Date.

           ASSUMED LOAN CHARACTERISTICS FOR THE GROUP V MORTGAGE LOANS

                                                                                      INITIAL
                 REMAINING                 REMAINING                                   GROUP                             MAXIMUM
                  TERM TO     ORIGINAL    AMORTIZATION                                 V NET                   GROSS     MORTGAGE
  PRINCIPAL      MATURITY     IO TERM         TERM         AGE         MORTGAGE       MORTGAGE      INDEX     MARGIN      RATE
 BALANCE ($)     (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)      RATE (%)       RATE (%)*      TYPE       (%)        (%)
 -----------     --------     --------      --------     --------      --------       --------       ----       ---        ---
                                                                                                   6 Month
4,169,293.88       360            0           360            0       4.7787706923    4.5287706923    LIBOR      2.250      9.779
                                                                                                   6 Month
61,749,479.65      359           60           359            1       4.9172356876    4.6672356876    LIBOR      2.250      9.917

                             INITIAL
                 MINIMUM    PERIODIC  SUBSEQUENT    MONTHS       RATE
                 MORTGAGE     RATE     PERIODIC    TO NEXT    ADJUSTMENT
  PRINCIPAL       RATE        CAP      RATE CAP     RATE       FREQUENCY
 BALANCE ($)       (%)        (%)        (%)      ADJUSTMENT   (MONTHS)
 -----------       ---        ---        ---      ----------   --------

4,169,293.88       2.250      5.000       1.000        60           6

61,749,479.65      2.250      5.000       1.000        59           6

----------
(*) Administration Fee Rate will increase to 0.375% on the Next Adjustment Date.

          ASSUMED LOAN CHARACTERISTICS FOR THE GROUP VI MORTGAGE LOANS

                                                                                      INITIAL
                 REMAINING                 REMAINING                                   GROUP                              MAXIMUM
                  TERM TO     ORIGINAL    AMORTIZATION                                 VI NET                   GROSS     MORTGAGE
  PRINCIPAL      MATURITY     IO TERM         TERM         AGE         MORTGAGE       MORTGAGE       INDEX     MARGIN      RATE
 BALANCE ($)     (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)      RATE (%)       RATE (%)        TYPE       (%)        (%)
 -----------     --------     --------      --------     --------      --------       --------        ----       ---        ---
                                                                                                     Month
1,567,999.99(*)    359           84           359            1        5.3998724491   5.1498724491    LIBOR     2.250      10.400
                                                                                                     1 Yr
14,296,649.92      359           84           359            1        4.9928246715   4.7428246715    LIBOR     2.250       9.993
                                                                                                     1 Yr
14,303,787.23      358            0           358            2        5.0642898310   4.8142898310    LIBOR     2.250      10.064

                              INITIAL
                  MINIMUM    PERIODIC  SUBSEQUENT    MONTHS       RATE
                  MORTGAGE     RATE     PERIODIC    TO NEXT    ADJUSTMENT
  PRINCIPAL        RATE        CAP      RATE CAP     RATE       FREQUENCY
 BALANCE ($)        (%)        (%)        (%)      ADJUSTMENT   (MONTHS)
 -----------        ---        ---        ---      ----------   --------

1,567,999.99(*)    2.250      5.000       1.000        83            6

14,296,649.92      2.250      4.861       2.000        83           12

14,303,787.23      2.250      4.663       2.000        82           12

----------
(*) Administration Fee Rate will increase to 0.375% on the Next Adjustment Date.

         ASSUMED LOAN CHARACTERISTICS FOR THE GROUP VII-1 MORTGAGE LOANS

                                                                                     INITIAL
                 REMAINING                 REMAINING                                  GROUP                          MAXIMUM
                  TERM TO     ORIGINAL    AMORTIZATION                              VII-1 NET             GROSS     MORTGAGE
  PRINCIPAL      MATURITY     IO TERM         TERM         AGE        MORTGAGE       MORTGAGE    INDEX    MARGIN      RATE
 BALANCE ($)     (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)     RATE (%)       RATE (%)     TYPE*     (%)        (%)
 -----------     --------     --------      --------     --------     --------       --------     ----      ---        ---
                                                                                                  1 Yr
33,382,154.47       359          60            359           1      4.6738695131   4.4238695131   LIBOR    2.264      9.674
                                                                                                  1 Yr
13,969,251.03       358           0            358           2      4.5898103912   4.3398103912   LIBOR    2.261      9.590

                             INITIAL
                  MINIMUM    PERIODIC  SUBSEQUENT    MONTHS       RATE
                 MORTGAGE     RATE     PERIODIC    TO NEXT    ADJUSTMENT
  PRINCIPAL        RATE        CAP      RATE CAP     RATE       FREQUENCY
 BALANCE ($)        (%)        (%)        (%)      ADJUSTMENT   (MONTHS)
 -----------        ---        ---        ---      ----------   --------

33,382,154.47      2.264       4.594       2.000       59          12

13,969,251.03      2.261       4.628       2.000       58          12

----------
(*)Pool contains 2.72% COFI mortgage loans at closing.

         ASSUMED LOAN CHARACTERISTICS FOR THE GROUP VII-2 MORTGAGE LOANS

                                                                                     INITIAL
                 REMAINING                 REMAINING                                  GROUP                           MAXIMUM
                  TERM TO     ORIGINAL    AMORTIZATION                              VII-2 NET              GROSS     MORTGAGE
  PRINCIPAL      MATURITY     IO TERM         TERM         AGE        MORTGAGE       MORTGAGE     INDEX    MARGIN      RATE
 BALANCE ($)     (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)     RATE (%)       RATE (%)    TYPE(*)     (%)        (%)
 -----------     --------     --------      --------     --------     --------       --------    -------     ---        ---
                                                                                                  1 Yr
49,709,779.02       359          60            359           1      4.6586196023   4.4086196023   LIBOR    2.255      9.659
                                                                                                  1 Yr
82,381,351.47       358           0            358           2      4.6029136662   4.3529136662   LIBOR    2.259      9.603

                             INITIAL
                  MINIMUM    PERIODIC  SUBSEQUENT    MONTHS       RATE
                 MORTGAGE     RATE     PERIODIC    TO NEXT    ADJUSTMENT
  PRINCIPAL        RATE        CAP      RATE CAP     RATE       FREQUENCY
 BALANCE ($)        (%)        (%)        (%)      ADJUSTMENT   (MONTHS)
 -----------        ---        ---        ---      ----------   --------

49,709,779.02     2.255       4.689       2.000        59         12

82,381,351.47     2.255       4.817       2.000        58         12

----------
(*)Pool contains 1.02% COFI mortgage loans at closing.

      Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding certificate principal balances and the weighted average lives shown in the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC" and "Percent of Initial Certificate Principal Balance Outstanding at Various
Percentages of CPR", as applicable. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals the indicated percentage of the prepayment speed assumption. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the prepayment speed assumption. The Depositor makes no representation that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement.

      Based on the foregoing assumptions, the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC" and "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of CPR", as applicable, indicate the weighted average lives of the related Offered Certificates and set forth the percentages of the initial certificate principal balances of each such class of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the prepayment speed assumption.

      There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

      The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans in a loan group will significantly affect the yields to maturity on the related Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the related certificates to their investment objectives.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                         CLASS I-A-1
                                              ------------------------------------------------------------------
DISTRIBUTION DATE                                  50%           100%         120%         150%          200%
-----------------------------------------     ----------     ----------   ----------    ----------    ----------
Initial Percentage.......................         100            100          100          100           100
May 25, 2005.............................          74             50           41           26             2
May 25, 2006.............................          46              2            0            0             0
May 25, 2007.............................          21              0            0            0             0
May 25, 2008.............................           0              0            0            0             0
May 25, 2009.............................           0              0            0            0             0
May 25, 2010.............................           0              0            0            0             0
May 25, 2011.............................           0              0            0            0             0
May 25, 2012.............................           0              0            0            0             0
May 25, 2013.............................           0              0            0            0             0
May 25, 2014.............................           0              0            0            0             0
May 25, 2015.............................           0              0            0            0             0
May 25, 2016.............................           0              0            0            0             0
May 25, 2017.............................           0              0            0            0             0
May 25, 2018.............................           0              0            0            0             0
May 25, 2019.............................           0              0            0            0             0
May 25, 2020.............................           0              0            0            0             0
May 25, 2021.............................           0              0            0            0             0
May 25, 2022.............................           0              0            0            0             0
May 25, 2023.............................           0              0            0            0             0
May 25, 2024.............................           0              0            0            0             0
May 25, 2025.............................           0              0            0            0             0
May 25, 2026.............................           0              0            0            0             0
May 25, 2027.............................           0              0            0            0             0
May 25, 2028.............................           0              0            0            0             0
May 25, 2029.............................           0              0            0            0             0
May 25, 2030.............................           0              0            0            0             0
May 25, 2031.............................           0              0            0            0             0
May 25, 2032.............................           0              0            0            0             0
May 25, 2033.............................           0              0            0            0             0
May 25, 2034.............................           0              0            0            0             0

Weighted Average Life to Maturity(1)             1.94           1.06         0.90         0.74          0.58
Weighted Average Life to Call(1)(2)              1.94           1.06         0.90         0.74          0.58

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                         CLASS I-A-2
                                               ----------------------------------------------------------------
DISTRIBUTION DATE                                   50%           100%         120%        150%         200%
-----------------------------------------      ----------     ----------   ----------   ----------   ----------
Initial Percentage.......................          100            100          100         100          100
May 25, 2005.............................          100            100          100         100          100
May 25, 2006.............................          100            100           43           0            0
May 25, 2007.............................          100              0            0           0            0
May 25, 2008.............................           99              0            0           0            0
May 25, 2009.............................           25              0            0           0            0
May 25, 2010.............................            0              0            0           0            0
May 25, 2011.............................            0              0            0           0            0
May 25, 2012.............................            0              0            0           0            0
May 25, 2013.............................            0              0            0           0            0
May 25, 2014.............................            0              0            0           0            0
May 25, 2015.............................            0              0            0           0            0
May 25, 2016.............................            0              0            0           0            0
May 25, 2017.............................            0              0            0           0            0
May 25, 2018.............................            0              0            0           0            0
May 25, 2019.............................            0              0            0           0            0
May 25, 2020.............................            0              0            0           0            0
May 25, 2021.............................            0              0            0           0            0
May 25, 2022.............................            0              0            0           0            0
May 25, 2023.............................            0              0            0           0            0
May 25, 2024.............................            0              0            0           0            0
May 25, 2025.............................            0              0            0           0            0
May 25, 2026.............................            0              0            0           0            0
May 25, 2027.............................            0              0            0           0            0
May 25, 2028.............................            0              0            0           0            0
May 25, 2029.............................            0              0            0           0            0
May 25, 2030.............................            0              0            0           0            0
May 25, 2031.............................            0              0            0           0            0
May 25, 2032.............................            0              0            0           0            0
May 25, 2033.............................            0              0            0           0            0
May 25, 2034.............................            0              0            0           0            0

Weighted Average Life to Maturity(1)              4.69           2.39         2.00        1.60         1.20
Weighted Average Life to Call(1)(2)               4.69           2.39         2.00        1.60         1.20

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                           CLASS I-A-3
                                               -------------------------------------------------------------------
DISTRIBUTION DATE                                   50%           100%          120%          150%         200%
-----------------------------------------      ----------     ----------    ----------     ----------   ----------
Initial Percentage.......................          100            100           100           100          100
May 25, 2005.............................          100            100           100           100          100
May 25, 2006.............................          100            100           100            77           11
May 25, 2007.............................          100             79            42             0            0
May 25, 2008.............................          100             31             0             0            0
May 25, 2009.............................          100              0             0             0            0
May 25, 2010.............................           82              0             0             0            0
May 25, 2011.............................           60              0             0             0            0
May 25, 2012.............................           47              0             0             0            0
May 25, 2013.............................           33              0             0             0            0
May 25, 2014.............................           19              0             0             0            0
May 25, 2015.............................            4              0             0             0            0
May 25, 2016.............................            0              0             0             0            0
May 25, 2017.............................            0              0             0             0            0
May 25, 2018.............................            0              0             0             0            0
May 25, 2019.............................            0              0             0             0            0
May 25, 2020.............................            0              0             0             0            0
May 25, 2021.............................            0              0             0             0            0
May 25, 2022.............................            0              0             0             0            0
May 25, 2023.............................            0              0             0             0            0
May 25, 2024.............................            0              0             0             0            0
May 25, 2025.............................            0              0             0             0            0
May 25, 2026.............................            0              0             0             0            0
May 25, 2027.............................            0              0             0             0            0
May 25, 2028.............................            0              0             0             0            0
May 25, 2029.............................            0              0             0             0            0
May 25, 2030.............................            0              0             0             0            0
May 25, 2031.............................            0              0             0             0            0
May 25, 2032.............................            0              0             0             0            0
May 25, 2033.............................            0              0             0             0            0
May 25, 2034.............................            0              0             0             0            0

Weighted Average Life to Maturity(1)               8.00           3.67          3.00          2.33         1.72
Weighted Average Life to Call(1)(2)                8.00           3.67          3.00          2.33         1.72

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                            CLASS I-A-4
                                                   ---------------------------------------------------------------
DISTRIBUTION DATE                                      50%          100%         120%         150%         200%
-----------------------------------------          ----------   ----------    ----------   ----------   ----------
Initial Percentage.......................              100          100           100          100          100
May 25, 2005.............................              100          100           100          100          100
May 25, 2006.............................              100          100           100          100          100
May 25, 2007.............................              100          100           100           88            0
May 25, 2008.............................              100          100            96           31            0
May 25, 2009.............................              100           93            43            0            0
May 25, 2010.............................              100           54            10            0            0
May 25, 2011.............................              100           26             0            0            0
May 25, 2012.............................              100           18             0            0            0
May 25, 2013.............................              100            3             0            0            0
May 25, 2014.............................              100            0             0            0            0
May 25, 2015.............................              100            0             0            0            0
May 25, 2016.............................               86            0             0            0            0
May 25, 2017.............................               67            0             0            0            0
May 25, 2018.............................               48            0             0            0            0
May 25, 2019.............................               30            0             0            0            0
May 25, 2020.............................               16            0             0            0            0
May 25, 2021.............................                3            0             0            0            0
May 25, 2022.............................                0            0             0            0            0
May 25, 2023.............................                0            0             0            0            0
May 25, 2024.............................                0            0             0            0            0
May 25, 2025.............................                0            0             0            0            0
May 25, 2026.............................                0            0             0            0            0
May 25, 2027.............................                0            0             0            0            0
May 25, 2028.............................                0            0             0            0            0
May 25, 2029.............................                0            0             0            0            0
May 25, 2030.............................                0            0             0            0            0
May 25, 2031.............................                0            0             0            0            0
May 25, 2032.............................                0            0             0            0            0
May 25, 2033.............................                0            0             0            0            0
May 25, 2034.............................                0            0             0            0            0

Weighted Average Life to Maturity(1)                 14.05         6.49          5.00         3.75         2.50
Weighted Average Life to Call(1)(2)                  14.05         6.49          5.00         3.75         2.50

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                        CLASS I-A-5
                                             ------------------------------------------------------------------
DISTRIBUTION DATE                                 50%          100%         120%          150%          200%
-----------------------------------------    ----------     ----------   ----------    ----------    ----------
Initial Percentage.......................        100           100          100           100           100
May 25, 2005.............................        100           100          100           100           100
May 25, 2006.............................        100           100          100           100           100
May 25, 2007.............................        100           100          100           100            82
May 25, 2008.............................        100           100          100           100            38
May 25, 2009.............................        100           100          100            82             3
May 25, 2010.............................        100           100          100            52             0
May 25, 2011.............................        100           100           84            35             0
May 25, 2012.............................        100           100           79            35             0
May 25, 2013.............................        100           100           65            29             0
May 25, 2014.............................        100            85           50            21             0
May 25, 2015.............................        100            67           37            13             0
May 25, 2016.............................        100            52           27             8             0
May 25, 2017.............................        100            40           19             4             0
May 25, 2018.............................        100            30           13             2             0
May 25, 2019.............................        100            22            8             0             0
May 25, 2020.............................        100            16            5             0             0
May 25, 2021.............................        100            11            2             0             0
May 25, 2022.............................         89             8            1             0             0
May 25, 2023.............................         75             5            0             0             0
May 25, 2024.............................         63             3            0             0             0
May 25, 2025.............................         51             1            0             0             0
May 25, 2026.............................         42             0            0             0             0
May 25, 2027.............................         33             0            0             0             0
May 25, 2028.............................         25             0            0             0             0
May 25, 2029.............................         18             0            0             0             0
May 25, 2030.............................         12             0            0             0             0
May 25, 2031.............................          7             0            0             0             0
May 25, 2032.............................          3             0            0             0             0
May 25, 2033.............................          0             0            0             0             0
May 25, 2034.............................          0             0            0             0             0

Weighted Average Life to Maturity(1)           21.72         12.92        10.49          7.38          3.86
Weighted Average Life to Call(1)(2)            17.65          9.80         7.92          5.84          3.81

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                          CLASS I-A-6
                                               ------------------------------------------------------------------
DISTRIBUTION DATE                                  50%           100%          120%         150%          200%
-----------------------------------------      ----------     ----------    ----------   ----------    ----------
Initial Percentage.......................          100            100           100          100           100
May 25, 2005.............................          100            100           100          100           100
May 25, 2006.............................          100            100           100          100           100
May 25, 2007.............................          100            100           100          100           100
May 25, 2008.............................           94             90            88           86            84
May 25, 2009.............................           89             81            78           73            66
May 25, 2010.............................           80             66            61           54            39
May 25, 2011.............................           71             52            45           36            22
May 25, 2012.............................           48             24            18           14            11
May 25, 2013.............................           33             11             7            4             5
May 25, 2014.............................           22              5             3            1             2
May 25, 2015.............................           15              2             1            0             0
May 25, 2016.............................           10              1             0            0             0
May 25, 2017.............................            6              0             0            0             0
May 25, 2018.............................            4              0             0            0             0
May 25, 2019.............................            2              0             0            0             0
May 25, 2020.............................            2              0             0            0             0
May 25, 2021.............................            1              0             0            0             0
May 25, 2022.............................            1              0             0            0             0
May 25, 2023.............................            0              0             0            0             0
May 25, 2024.............................            0              0             0            0             0
May 25, 2025.............................            0              0             0            0             0
May 25, 2026.............................            0              0             0            0             0
May 25, 2027.............................            0              0             0            0             0
May 25, 2028.............................            0              0             0            0             0
May 25, 2029.............................            0              0             0            0             0
May 25, 2030.............................            0              0             0            0             0
May 25, 2031.............................            0              0             0            0             0
May 25, 2032.............................            0              0             0            0             0
May 25, 2033.............................            0              0             0            0             0
May 25, 2034.............................            0              0             0            0             0

Weighted Average Life to Maturity(1)              8.29           6.84          6.52         6.20          5.82
Weighted Average Life to Call(1)(2)               8.28           6.76          6.35         5.59          4.40

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                       CLASS I-M-1
                                              ---------------------------------------------------------------
DISTRIBUTION DATE                                 50%         100%         120%          150%         200%
-----------------------------------------     ----------   ----------  ----------     ----------   ----------
Initial Percentage.......................         100         100          100           100          100
May 25, 2005.............................         100         100          100           100          100
May 25, 2006.............................         100         100          100           100          100
May 25, 2007.............................         100         100          100           100          100
May 25, 2008.............................         100          81           67            49           27
May 25, 2009.............................         100          64           50            34           16
May 25, 2010.............................         100          50           37            23            9
May 25, 2011.............................          89          40           28            16            6
May 25, 2012.............................          78          31           21            11            3
May 25, 2013.............................          69          24           16             8            2
May 25, 2014.............................          61          19           12             5            1
May 25, 2015.............................          53          15            9             4            0
May 25, 2016.............................          46          12            6             2            0
May 25, 2017.............................          40           9            5             2            0
May 25, 2018.............................          35           7            3             1            0
May 25, 2019.............................          30           5            2             0            0
May 25, 2020.............................          26           4            2             0            0
May 25, 2021.............................          22           3            1             0            0
May 25, 2022.............................          19           2            1             0            0
May 25, 2023.............................          16           2            0             0            0
May 25, 2024.............................          13           1            0             0            0
May 25, 2025.............................          11           1            0             0            0
May 25, 2026.............................           9           0            0             0            0
May 25, 2027.............................           7           0            0             0            0
May 25, 2028.............................           6           0            0             0            0
May 25, 2029.............................           5           0            0             0            0
May 25, 2030.............................           3           0            0             0            0
May 25, 2031.............................           2           0            0             0            0
May 25, 2032.............................           1           0            0             0            0
May 25, 2033.............................           0           0            0             0            0
May 25, 2034.............................           0           0            0             0            0

Weighted Average Life to Maturity(1)            12.95        7.24         6.06          4.94         4.02
Weighted Average Life to Call(1)(2)             12.04        6.49         5.42          4.43         3.64

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                         CLASS I-M-2
                                               ----------------------------------------------------------------
DISTRIBUTION DATE                                  50%          100%         120%          150%         200%
-----------------------------------------      ----------   ----------    ----------    ----------   ----------
Initial Percentage.......................          100          100          100           100          100
May 25, 2005.............................          100          100          100           100          100
May 25, 2006.............................          100          100          100           100          100
May 25, 2007.............................          100          100          100           100          100
May 25, 2008.............................          100           81           67            49           27
May 25, 2009.............................          100           64           50            34           16
May 25, 2010.............................          100           50           37            23            9
May 25, 2011.............................           89           40           28            16            6
May 25, 2012.............................           78           31           21            11            3
May 25, 2013.............................           69           24           16             8            2
May 25, 2014.............................           61           19           12             5            1
May 25, 2015.............................           53           15            9             4            0
May 25, 2016.............................           46           12            6             2            0
May 25, 2017.............................           40            9            5             2            0
May 25, 2018.............................           35            7            3             1            0
May 25, 2019.............................           30            5            2             0            0
May 25, 2020.............................           26            4            2             0            0
May 25, 2021.............................           22            3            1             0            0
May 25, 2022.............................           19            2            1             0            0
May 25, 2023.............................           16            2            0             0            0
May 25, 2024.............................           13            1            0             0            0
May 25, 2025.............................           11            1            0             0            0
May 25, 2026.............................            9            0            0             0            0
May 25, 2027.............................            7            0            0             0            0
May 25, 2028.............................            6            0            0             0            0
May 25, 2029.............................            5            0            0             0            0
May 25, 2030.............................            3            0            0             0            0
May 25, 2031.............................            2            0            0             0            0
May 25, 2032.............................            1            0            0             0            0
May 25, 2033.............................            0            0            0             0            0
May 25, 2034.............................            0            0            0             0            0

Weighted Average Life to Maturity(1)             12.95         7.24         6.06          4.92         3.95
Weighted Average Life to Call(1)(2)              12.04         6.49         5.42          4.41         3.58

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                            CLASS I-M-3
                                              -----------------------------------------------------------------------
DISTRIBUTION DATE                                  50%           100%           120%            150%           200%
-----------------------------------------     ----------     ----------      ----------      ----------    ----------
Initial Percentage.......................         100            100            100             100            100
May 25, 2005.............................         100            100            100             100            100
May 25, 2006.............................         100            100            100             100            100
May 25, 2007.............................         100            100            100             100            100
May 25, 2008.............................         100             81             67              49             27
May 25, 2009.............................         100             64             50              34             16
May 25, 2010.............................         100             50             37              23              9
May 25, 2011.............................          89             40             28              16              6
May 25, 2012.............................          78             31             21              11              3
May 25, 2013.............................          69             24             16               8              2
May 25, 2014.............................          61             19             12               5              1
May 25, 2015.............................          53             15              9               4              0
May 25, 2016.............................          46             12              6               2              0
May 25, 2017.............................          40              9              5               2              0
May 25, 2018.............................          35              7              3               1              0
May 25, 2019.............................          30              5              2               1              0
May 25, 2020.............................          26              4              2               0              0
May 25, 2021.............................          22              3              1               0              0
May 25, 2022.............................          19              2              1               0              0
May 25, 2023.............................          16              2              0               0              0
May 25, 2024.............................          13              1              0               0              0
May 25, 2025.............................          11              1              0               0              0
May 25, 2026.............................           9              0              0               0              0
May 25, 2027.............................           7              0              0               0              0
May 25, 2028.............................           6              0              0               0              0
May 25, 2029.............................           5              0              0               0              0
May 25, 2030.............................           3              0              0               0              0
May 25, 2031.............................           2              0              0               0              0
May 25, 2032.............................           1              0              0               0              0
May 25, 2033.............................           0              0              0               0              0
May 25, 2034.............................           0              0              0               0              0

Weighted Average Life to Maturity(1)             12.95           7.24           6.06            4.92           3.92
Weighted Average Life to Call(1)(2)              12.04           6.49           5.42            4.41           3.54

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group I Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                           CLASS II-AR-1
                                               ------------------------------------------------------------------------
DISTRIBUTION DATE                                  10%           17.50%           25%           32.50%           40%
-----------------------------------------      ----------     ----------     ----------       ----------     ----------
Initial Percentage.......................          100            100            100             100            100
May 25, 2005.............................           89             81             73              65             57
May 25, 2006.............................           79             65             53              41             31
May 25, 2007.............................           70             52             38              25             16
May 25, 2008.............................           62             42             28              19             11
May 25, 2009.............................           54             34             21              12              7
May 25, 2010.............................           47             27             15               8              4
May 25, 2011.............................           41             22             11               5              2
May 25, 2012.............................           36             18              8               3              1
May 25, 2013.............................           31             14              6               2              0
May 25, 2014.............................           27             11              4               1              0
May 25, 2015.............................           24              9              3               0              0
May 25, 2016.............................           20              7              2               0              0
May 25, 2017.............................           18              5              1               0              0
May 25, 2018.............................           15              4              1               0              0
May 25, 2019.............................           13              3              0               0              0
May 25, 2020.............................           11              2              0               0              0
May 25, 2021.............................            9              2              0               0              0
May 25, 2022.............................            8              1              0               0              0
May 25, 2023.............................            6              1              0               0              0
May 25, 2024.............................            5              0              0               0              0
May 25, 2025.............................            4              0              0               0              0
May 25, 2026.............................            3              0              0               0              0
May 25, 2027.............................            3              0              0               0              0
May 25, 2028.............................            2              0              0               0              0
May 25, 2029.............................            1              0              0               0              0
May 25, 2030.............................            1              0              0               0              0
May 25, 2031.............................            0              0              0               0              0
May 25, 2032.............................            0              0              0               0              0
May 25, 2033.............................            0              0              0               0              0
May 25, 2034.............................            0              0              0               0              0

Weighted Average Life to Maturity(1)              7.30           4.52           3.14            2.33           1.78
Weighted Average Life to Call(1)(2)               6.95           4.22           2.92            2.15           1.65

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group II Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                           CLASS II-AR-2
                                               -----------------------------------------------------------------------
DISTRIBUTION DATE                                  10%           17.50%           25%           32.50%           40%
-----------------------------------------      ----------     ----------     ----------       ----------     ----------
Initial Percentage.......................          100            100            100             100            100
May 25, 2005.............................           89             81             73              65             57
May 25, 2006.............................           79             65             53              41             31
May 25, 2007.............................           70             52             38              25             16
May 25, 2008.............................           62             42             29              19             11
May 25, 2009.............................           54             34             21              12              7
May 25, 2010.............................           47             27             15               8              4
May 25, 2011.............................           41             22             11               5              2
May 25, 2012.............................           36             18              8               3              1
May 25, 2013.............................           31             14              6               2              0
May 25, 2014.............................           27             11              4               1              0
May 25, 2015.............................           24              9              3               0              0
May 25, 2016.............................           20              7              2               0              0
May 25, 2017.............................           18              5              1               0              0
May 25, 2018.............................           15              4              1               0              0
May 25, 2019.............................           13              3              0               0              0
May 25, 2020.............................           11              2              0               0              0
May 25, 2021.............................            9              2              0               0              0
May 25, 2022.............................            8              1              0               0              0
May 25, 2023.............................            6              1              0               0              0
May 25, 2024.............................            5              0              0               0              0
May 25, 2025.............................            4              0              0               0              0
May 25, 2026.............................            3              0              0               0              0
May 25, 2027.............................            3              0              0               0              0
May 25, 2028.............................            2              0              0               0              0
May 25, 2029.............................            1              0              0               0              0
May 25, 2030.............................            1              0              0               0              0
May 25, 2031.............................            0              0              0               0              0
May 25, 2032.............................            0              0              0               0              0
May 25, 2033.............................            0              0              0               0              0
May 25, 2034.............................            0              0              0               0              0

Weighted Average Life to Maturity(1)              7.32           4.53           3.15            2.33           1.79
Weighted Average Life to Call(1)(2)               6.96           4.23           2.92            2.15           1.65

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group II Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                           CLASS II-MR-1
                                               -----------------------------------------------------------------------
DISTRIBUTION DATE                                  10%           17.50%           25%           32.50%           40%
-----------------------------------------      ----------     ----------     ----------       ----------     ----------
Initial Percentage.......................          100            100            100             100            100
May 25, 2005.............................          100            100            100             100            100
May 25, 2006.............................          100            100            100             100            100
May 25, 2007.............................          100            100            100             100            100
May 25, 2008.............................          100             91             62              41             26
May 25, 2009.............................          100             74             46              27             15
May 25, 2010.............................          100             60             34              18              9
May 25, 2011.............................           89             48             25              12              5
May 25, 2012.............................           78             39             18               8              3
May 25, 2013.............................           68             31             13               5              2
May 25, 2014.............................           59             25             10               3              0
May 25, 2015.............................           52             20              7               2              0
May 25, 2016.............................           45             16              5               1              0
May 25, 2017.............................           39             13              4               0              0
May 25, 2018.............................           33             10              3               0              0
May 25, 2019.............................           29              8              2               0              0
May 25, 2020.............................           25              6              1               0              0
May 25, 2021.............................           21              5              0               0              0
May 25, 2022.............................           18              4              0               0              0
May 25, 2023.............................           15              3              0               0              0
May 25, 2024.............................           12              2              0               0              0
May 25, 2025.............................           10              2              0               0              0
May 25, 2026.............................            8              1              0               0              0
May 25, 2027.............................            7              0              0               0              0
May 25, 2028.............................            5              0              0               0              0
May 25, 2029.............................            4              0              0               0              0
May 25, 2030.............................            3              0              0               0              0
May 25, 2031.............................            2              0              0               0              0
May 25, 2032.............................            1              0              0               0              0
May 25, 2033.............................            0              0              0               0              0
May 25, 2034.............................            0              0              0               0              0

Weighted Average Life to Maturity(1)             12.74           8.10           5.74            4.57           4.01
Weighted Average Life to Call(1)(2)              11.85           7.32           5.15            4.11           3.65

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group II Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                           CLASS II-MR-2
                                               -----------------------------------------------------------------------
DISTRIBUTION DATE                                  10%           17.50%           25%           32.50%           40%
-----------------------------------------      ----------     ----------     ----------       ----------     ----------
Initial Percentage.......................          100            100            100             100            100
May 25, 2005.............................          100            100            100             100            100
May 25, 2006.............................          100            100            100             100            100
May 25, 2007.............................          100            100            100             100            100
May 25, 2008.............................          100             91             62              41             26
May 25, 2009.............................          100             74             46              27             15
May 25, 2010.............................          100             60             34              18              9
May 25, 2011.............................           89             48             25              12              5
May 25, 2012.............................           78             39             18               8              3
May 25, 2013.............................           68             31             13               5              2
May 25, 2014.............................           59             25             10               3              0
May 25, 2015.............................           52             20              7               2              0
May 25, 2016.............................           45             16              5               1              0
May 25, 2017.............................           39             12              4               0              0
May 25, 2018.............................           33             10              3               0              0
May 25, 2019.............................           29              8              2               0              0
May 25, 2020.............................           25              6              1               0              0
May 25, 2021.............................           21              5              0               0              0
May 25, 2022.............................           18              4              0               0              0
May 25, 2023.............................           15              3              0               0              0
May 25, 2024.............................           12              2              0               0              0
May 25, 2025.............................           10              2              0               0              0
May 25, 2026.............................            8              1              0               0              0
May 25, 2027.............................            7              0              0               0              0
May 25, 2028.............................            5              0              0               0              0
May 25, 2029.............................            4              0              0               0              0
May 25, 2030.............................            3              0              0               0              0
May 25, 2031.............................            2              0              0               0              0
May 25, 2032.............................            1              0              0               0              0
May 25, 2033.............................            0              0              0               0              0
May 25, 2034.............................            0              0              0               0              0

Weighted Average Life to Maturity(1)             12.74           8.11           5.73            4.53           3.91
Weighted Average Life to Call(1)(2)              11.85           7.32           5.15            4.07           3.55

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group II Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                           CLASS II-MR-3
                                               ------------------------------------------------------------------------
DISTRIBUTION DATE                                  10%           17.50%           25%           32.50%           40%
-----------------------------------------      ----------     ----------     ----------       ----------     ----------
Initial Percentage.......................          100            100            100             100            100
May 25, 2005.............................          100            100            100             100            100
May 25, 2006.............................          100            100            100             100            100
May 25, 2007.............................          100            100            100             100            100
May 25, 2008.............................          100             91             62              41             26
May 25, 2009.............................          100             74             46              27             15
May 25, 2010.............................          100             60             34              18              9
May 25, 2011.............................           89             48             25              12              5
May 25, 2012.............................           78             39             18               8              3
May 25, 2013.............................           68             31             13               5              2
May 25, 2014.............................           59             25             10               3              1
May 25, 2015.............................           52             20              7               2              0
May 25, 2016.............................           45             16              5               1              0
May 25, 2017.............................           39             12              4               0              0
May 25, 2018.............................           33             10              3               0              0
May 25, 2019.............................           29              8              2               0              0
May 25, 2020.............................           25              6              1               0              0
May 25, 2021.............................           21              5              0               0              0
May 25, 2022.............................           18              4              0               0              0
May 25, 2023.............................           15              3              0               0              0
May 25, 2024.............................           12              2              0               0              0
May 25, 2025.............................           10              2              0               0              0
May 25, 2026.............................            8              1              0               0              0
May 25, 2027.............................            7              0              0               0              0
May 25, 2028.............................            5              0              0               0              0
May 25, 2029.............................            4              0              0               0              0
May 25, 2030.............................            3              0              0               0              0
May 25, 2031.............................            2              0              0               0              0
May 25, 2032.............................            1              0              0               0              0
May 25, 2033.............................            0              0              0               0              0
May 25, 2034.............................            0              0              0               0              0

Weighted Average Life to Maturity(1)             12.74           8.11           5.73            4.52           3.86
Weighted Average Life to Call(1)(2)              11.85           7.32           5.15            4.06           3.50

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

(2) Assumes the Master Servicer exercises its option to purchase the Group II Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Description of the Certificates--Optional Termination of the Group II Certificates" in this prospectus supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                          CLASS III-AR-1
                                               -----------------------------------------------------------------------
DISTRIBUTION DATE                                   0%            10%            25%             40%            50%
-----------------------------------------      ----------     ----------     ----------      ----------     ----------
Initial Percentage.......................         100            100            100             100            100
May 25, 2005.............................         100             89             73              58             47
May 25, 2006.............................          99             79             54              33             23
May 25, 2007.............................          98             70             39              19             11
May 25, 2008.............................          96             62             29              11              5
May 25, 2009.............................          94             54             21               7              3
May 25, 2010.............................          92             47             15               4              1
May 25, 2011.............................          90             41             11               2              1
May 25, 2012.............................          88             36              8               1              *
May 25, 2013.............................          85             31              6               1              *
May 25, 2014.............................          83             27              4               *              *
May 25, 2015.............................          80             24              3               *              *
May 25, 2016.............................          77             21              2               *              *
May 25, 2017.............................          74             18              2               *              *
May 25, 2018.............................          71             16              1               *              *
May 25, 2019.............................          68             13              1               *              *
May 25, 2020.............................          65             11              1               *              *
May 25, 2021.............................          61             10              *               *              *
May 25, 2022.............................          58              8              *               *              *
May 25, 2023.............................          54              7              *               *              *
May 25, 2024.............................          50              6              *               *              *
May 25, 2025.............................          46              5              *               *              *
May 25, 2026.............................          42              4              *               *              *
May 25, 2027.............................          37              3              *               *              *
May 25, 2028.............................          32              2              *               *              *
May 25, 2029.............................          27              2              *               *              *
May 25, 2030.............................          22              1              *               *              *
May 25, 2031.............................          17              1              *               *              *
May 25, 2032.............................          11              1              *               *              *
May 25, 2033.............................           6              *              *               *              *
May 25, 2034.............................           0              0              0               0              0

Weighted Average Life in Years(1)                  18.8            7.4            3.2             1.9            1.4

--------------------------------------------------------------------------------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                           CLASS IV-AR-1
                                               ------------------------------------------------------------------------
DISTRIBUTION DATE                                   0%            10%            25%             40%             50%
-----------------------------------------      ----------     ----------     ----------      ----------      ----------
Initial Percentage.......................          100            100            100             100            100
May 25, 2005.............................          100             89             74              58             48
May 25, 2006.............................          100             80             54              34             23
May 25, 2007.............................          100             71             40              19             11
May 25, 2008.............................           97             62             29              11              5
May 25, 2009.............................           95             54             21               7              3
May 25, 2010.............................           93             47             16               4              1
May 25, 2011.............................           90             41             11               2              1
May 25, 2012.............................           88             36              8               1              *
May 25, 2013.............................           85             31              6               1              *
May 25, 2014.............................           83             27              4               *              *
May 25, 2015.............................           80             24              3               *              *
May 25, 2016.............................           77             21              2               *              *
May 25, 2017.............................           74             18              2               *              *
May 25, 2018.............................           71             15              1               *              *
May 25, 2019.............................           67             13              1               *              *
May 25, 2020.............................           64             11              1               *              *
May 25, 2021.............................           60             10              *               *              *
May 25, 2022.............................           57              8              *               *              *
May 25, 2023.............................           53              7              *               *              *
May 25, 2024.............................           49              6              *               *              *
May 25, 2025.............................           45              5              *               *              *
May 25, 2026.............................           40              4              *               *              *
May 25, 2027.............................           36              3              *               *              *
May 25, 2028.............................           31              2              *               *              *
May 25, 2029.............................           27              2              *               *              *
May 25, 2030.............................           22              1              *               *              *
May 25, 2031.............................           16              1              *               *              *
May 25, 2032.............................           11              1              *               *              *
May 25, 2033.............................            5              *              *               *              0
May 25, 2034.............................            0              0              0               0              0

Weighted Average Life in Years(1)                   18.7            7.4            3.3             1.9            1.4

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                         AT VARIOUS PERCENTAGES OF CPR

                                                                           CLASS V-AR-1
                                              -----------------------------------------------------------------------
DISTRIBUTION DATE                                  0%            10%            25%             40%             50%
-----------------------------------------     ----------     ----------     ----------      ----------     ----------
Initial Percentage.......................         100            100            100             100            100
May 25, 2005.............................         100             89             74              58             48
May 25, 2006.............................         100             80             54              34             23
May 25, 2007.............................         100             71             40              19             11
May 25, 2008.............................         100             64             30              12              5
May 25, 2009.............................          99             57             22               7              3
May 25, 2010.............................          97             49             16               4              1
May 25, 2011.............................          94             43             12               2              1
May 25, 2012.............................          92             38              9               1              *
May 25, 2013.............................          89             33              6               1              *
May 25, 2014.............................          86             29              5               *              *
May 25, 2015.............................          83             25              3               *              *
May 25, 2016.............................          80             22              2               *              *
May 25, 2017.............................          77             19              2               *              *
May 25, 2018.............................          74             16              1               *              *
May 25, 2019.............................          70             14              1               *              *
May 25, 2020.............................          67             12              1               *              *
May 25, 2021.............................          63             10              *               *              *
May 25, 2022.............................          59              8              *               *              *
May 25, 2023.............................          55              7              *               *              *
May 25, 2024.............................          51              6              *               *              *
May 25, 2025.............................          47              5              *               *              *
May 25, 2026.............................          42              4              *               *              *
May 25, 2027.............................          38              3              *               *              *
May 25, 2028.............................          33              2              *               *              *
May 25, 2029.............................          28              2              *               *              *
May 25, 2030.............................          22              1              *               *              *
May 25, 2031.............................          17              1              *               *              *
May 25, 2032.............................          11              1              *               *              *
May 25, 2033.............................           6              *              *               *              *
May 25, 2034.............................           0              0              0               0              0

Weighted Average Life in Years(1)                  19.3            7.6            3.3             1.9            1.4

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                          CLASS VI-AR-1
                                              ------------------------------------------------------------------------
DISTRIBUTION DATE                                  0%            10%            25%             40%             50%
-----------------------------------------     ----------     ----------     ----------      ----------      ----------
Initial Percentage.......................         100            100            100             100            100
May 25, 2005.............................          99             89             73              58             47
May 25, 2006.............................          99             79             53              33             22
May 25, 2007.............................          98             70             39              19             10
May 25, 2008.............................          97             62             29              11              5
May 25, 2009.............................          96             55             22               7              3
May 25, 2010.............................          95             48             16               4              1
May 25, 2011.............................          94             43             12               2              1
May 25, 2012.............................          92             38              9               1              *
May 25, 2013.............................          89             33              6               1              *
May 25, 2014.............................          86             29              5               *              *
May 25, 2015.............................          84             25              3               *              *
May 25, 2016.............................          81             22              2               *              *
May 25, 2017.............................          78             19              2               *              *
May 25, 2018.............................          74             16              1               *              *
May 25, 2019.............................          71             14              1               *              *
May 25, 2020.............................          68             12              1               *              *
May 25, 2021.............................          64             10              *               *              *
May 25, 2022.............................          60              9              *               *              *
May 25, 2023.............................          56              7              *               *              *
May 25, 2024.............................          52              6              *               *              *
May 25, 2025.............................          48              5              *               *              *
May 25, 2026.............................          43              4              *               *              *
May 25, 2027.............................          38              3              *               *              *
May 25, 2028.............................          34              3              *               *              *
May 25, 2029.............................          28              2              *               *              *
May 25, 2030.............................          23              1              *               *              *
May 25, 2031.............................          17              1              *               *              *
May 25, 2032.............................          12              1              *               *              *
May 25, 2033.............................           6              *              *               *              0
May 25, 2034.............................           0              0              0               0              0

Weighted Average Life in Years(1)                  19.3            7.6            3.3             1.9            1.4

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                          CLASS VII-AR-1
                                               ------------------------------------------------------------------------
DISTRIBUTION DATE                                   0%            10%            20%             40%             50%
-----------------------------------------      ----------     ----------     ----------      ----------      ----------
Initial Percentage.......................          100            100            100             100            100
May 25, 2005.............................          100             89             79              58             47
May 25, 2006.............................           99             79             62              33             23
May 25, 2007.............................           99             71             48              19             11
May 25, 2008.............................           98             63             38              11              5
May 25, 2009.............................           97             56             30               7              3
May 25, 2010.............................           95             48             24               4              1
May 25, 2011.............................           93             42             18               2              1
May 25, 2012.............................           90             37             14               1              *
May 25, 2013.............................           88             32             11               1              *
May 25, 2014.............................           85             28              9               *              *
May 25, 2015.............................           82             25              7               *              *
May 25, 2016.............................           79             21              5               *              *
May 25, 2017.............................           76             19              4               *              *
May 25, 2018.............................           73             16              3               *              *
May 25, 2019.............................           70             14              2               *              *
May 25, 2020.............................           67             12              2               *              *
May 25, 2021.............................           63             10              1               *              *
May 25, 2022.............................           59              8              1               *              *
May 25, 2023.............................           55              7              1               *              *
May 25, 2024.............................           51              6              1               *              *
May 25, 2025.............................           47              5              *               *              *
May 25, 2026.............................           43              4              *               *              *
May 25, 2027.............................           38              3              *               *              *
May 25, 2028.............................           33              3              *               *              *
May 25, 2029.............................           28              2              *               *              *
May 25, 2030.............................           23              1              *               *              *
May 25, 2031.............................           17              1              *               *              *
May 25, 2032.............................           12              1              *               *              *
May 25, 2033.............................            6              *              *               *              0
May 25, 2034.............................            0              0              0               0              0

Weighted Average Life in Years(1)                   19.2            7.6            4.1             1.9            1.4

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                          CLASS VII-AR-2
                                              ------------------------------------------------------------------------
DISTRIBUTION DATE                                  0%            10%            20%             40%             50%
-----------------------------------------     ----------     ----------     ----------      ----------      ----------
Initial Percentage.......................         100            100            100             100            100
May 25, 2005.............................          99             89             78              58             47
May 25, 2006.............................          98             78             61              33             22
May 25, 2007.............................          97             69             47              19             10
May 25, 2008.............................          96             61             37              11              5
May 25, 2009.............................          94             54             29               7              3
May 25, 2010.............................          92             47             23               4              1
May 25, 2011.............................          90             41             18               2              1
May 25, 2012.............................          88             36             14               1              *
May 25, 2013.............................          85             31             11               1              *
May 25, 2014.............................          83             27              8               *              *
May 25, 2015.............................          80             24              7               *              *
May 25, 2016.............................          77             21              5               *              *
May 25, 2017.............................          74             18              4               *              *
May 25, 2018.............................          71             16              3               *              *
May 25, 2019.............................          68             13              2               *              *
May 25, 2020.............................          65             11              2               *              *
May 25, 2021.............................          61             10              1               *              *
May 25, 2022.............................          58              8              1               *              *
May 25, 2023.............................          54              7              1               *              *
May 25, 2024.............................          50              6              1               *              *
May 25, 2025.............................          46              5              *               *              *
May 25, 2026.............................          41              4              *               *              *
May 25, 2027.............................          37              3              *               *              *
May 25, 2028.............................          32              2              *               *              *
May 25, 2029.............................          27              2              *               *              *
May 25, 2030.............................          22              1              *               *              *
May 25, 2031.............................          17              1              *               *              *
May 25, 2032.............................          11              1              *               *              *
May 25, 2033.............................           5              *              *               *              *
May 25, 2034.............................           0              0              0               0              0

Weighted Average Life in Years(1)                  18.7            7.4            4.1             1.9            1.4

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                 CLASS M, CLASS B-1 AND CLASS B-2
                                              ------------------------------------------------------------------------
DISTRIBUTION DATE                                  0%            10%            25%             40%             50%
-----------------------------------------     ----------     ----------     ----------      ----------      ----------
Initial Percentage.......................         100            100            100             100            100
May 25, 2005.............................          99             99             99              99             99
May 25, 2006.............................          99             99             99              85             70
May 25, 2007.............................          98             98             90              66             50
May 25, 2008.............................          97             97             67              39             24
May 25, 2009.............................          96             96             49              23             12
May 25, 2010.............................          93             93             36              14              6
May 25, 2011.............................          91             87             27               8              3
May 25, 2012.............................          89             76             19               5              1
May 25, 2013.............................          86             67             14               3              1
May 25, 2014.............................          84             58             10               2              *
May 25, 2015.............................          81             51              7               1              *
May 25, 2016.............................          78             44              5               1              *
May 25, 2017.............................          75             38              4               *              *
May 25, 2018.............................          72             33              3               *              *
May 25, 2019.............................          69             28              2               *              *
May 25, 2020.............................          65             24              1               *              *
May 25, 2021.............................          62             21              1               *              *
May 25, 2022.............................          58             17              1               *              *
May 25, 2023.............................          54             15              *               *              *
May 25, 2024.............................          50             12              *               *              *
May 25, 2025.............................          46             10              *               *              *
May 25, 2026.............................          42              8              *               *              *
May 25, 2027.............................          37              7              *               *              *
May 25, 2028.............................          32              5              *               *              *
May 25, 2029.............................          27              4              *               *              *
May 25, 2030.............................          22              3              *               *              *
May 25, 2031.............................          17              2              *               *              *
May 25, 2032.............................          11              1              *               *              *
May 25, 2033.............................           5              1              *               *              *
May 25, 2034.............................           0              0              0               0              0

Weighted Average Life in Years(1)                  18.9           12.5            5.9             4.0            3.2

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF CPR

                                                                            CLASS A-R
                                               ----------------------------------------------------------------------
DISTRIBUTION DATE                                  0%            10%            25%             40%            50%
-----------------------------------------      ----------    ----------     ----------      ----------     ----------
Initial Percentage.......................         100            100            100             100            100
May 25, 2005.............................           0              0              0               0              0
May 25, 2006.............................           0              0              0               0              0
May 25, 2007.............................           0              0              0               0              0
May 25, 2008.............................           0              0              0               0              0
May 25, 2009.............................           0              0              0               0              0
May 25, 2010.............................           0              0              0               0              0
May 25, 2011.............................           0              0              0               0              0
May 25, 2012.............................           0              0              0               0              0
May 25, 2013.............................           0              0              0               0              0
May 25, 2014.............................           0              0              0               0              0
May 25, 2015.............................           0              0              0               0              0
May 25, 2016.............................           0              0              0               0              0
May 25, 2017.............................           0              0              0               0              0
May 25, 2018.............................           0              0              0               0              0
May 25, 2019.............................           0              0              0               0              0
May 25, 2020.............................           0              0              0               0              0
May 25, 2021.............................           0              0              0               0              0
May 25, 2022.............................           0              0              0               0              0
May 25, 2023.............................           0              0              0               0              0
May 25, 2024.............................           0              0              0               0              0
May 25, 2025.............................           0              0              0               0              0
May 25, 2026.............................           0              0              0               0              0
May 25, 2027.............................           0              0              0               0              0
May 25, 2028.............................           0              0              0               0              0
May 25, 2029.............................           0              0              0               0              0
May 25, 2030.............................           0              0              0               0              0
May 25, 2031.............................           0              0              0               0              0
May 25, 2032.............................           0              0              0               0              0
May 25, 2033.............................           0              0              0               0              0
May 25, 2034.............................           0              0              0               0              0

Weighted Average Life in Years(1)                   0.1            0.1            0.1             0.1            0.1

----------
*Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and
      (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

SPECIAL YIELD CONSIDERATIONS RELATING TO THE CLASS I-A-6 CERTIFICATES

      Investors in the Class I-A-6 Certificates should be aware that the Class I-A-6 Certificates will not receive any payments of principal prior to the Distribution Date occurring in June 2007, and will receive a disproportionately small portion of principal payments prior to the Distribution Date occurring in June 2010, unless the Certificate Principal Balances of the Group I Senior Certificates, other than the Class I-A-6 Certificates, have been reduced to zero. As a result, the weighted average life of the Class I-A-6 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class I-A-6 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Group I Senior Certificates entitled to principal distributions. On or after the Distribution Date in May 2011, if the Certificate Principal Balance of the Class I-A-6 Certificates has not been reduced to zero, a disproportionately large portion of principal payments, including mortgagor prepayments, on the Group I Mortgage Loans will be allocated to the Class I-A-6 Certificates.

SPECIAL YIELD CONSIDERATIONS RELATING TO THE CLASS I-A-IO CERTIFICATES

      If, at any time the Notional Amount of the Class I-A-IO Certificates is reduced to the aggregate principal balance of the Group I Mortgage Loans, the yield to investors in the Class I-A-IO Certificates will become extremely sensitive to the rate and timing of principal payments on the Group I Mortgage Loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Further, if the Master Servicer exercises its option to purchase the Group I Mortgage Loans and all property acquired in respect thereof as described under "Description of the Certificates--Optional Termination of the Group I Certificates" in this prospectus supplement, resulting in the retirement of the certificates prior to the distribution date in May 2006, then the holders of the Class I-A-IO Certificates will receive fewer than the twenty-four distributions of interest that they would otherwise have been entitled to receive. Investors in the Class I-A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Group I Mortgage Loans could result in the failure of those investors to fully recover their investments.

      Based  upon  the  structuring   assumptions,   and  further  assuming  (i)
prepayments occur at approximately 73% CPR, (ii) an assumed purchase price of approximately $1,694,744.44, including accrued interest, and (iii) the Master Servicer exercises its option to purchase the Group I Mortgage Loans and all property acquired in respect thereof on the first possible optional termination date, the pre-tax yield of the Class I-A-IO Certificates would be less than 0%. If the actual prepayment rate on the Group I Mortgage Loans were to exceed that rate, then assuming the Group I Mortgage Loans behave in conformity with all other structuring assumptions, initial investors in the Class I-A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class I-A-IO Certificates.

      The pre-tax yield described above was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flow to be paid on the Class I-A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price, which includes accrued interest, and converting that monthly rate to a corporate bond equivalent rate. Those calculations do not take into account the interest rates at which funds received by holders of the Class I-A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class I-A-IO Certificates when reinvestment rates other than the discount rate are considered.

SPECIAL YIELD CONSIDERATIONS RELATING TO THE CLASS VII-AR-3 CERTIFICATES

      The yield to investors in the Class VII-AR-3 Certificates will become extremely sensitive to the rate and timing of principal payments on the Group VII Mortgage Loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Investors in the Class VII-AR-3
Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Group VII Mortgage Loans could result in the failure of those investors to fully recover their investments.

      The information set forth in the following table has been prepared on the basis of the Modeling Assumptions, other than the assumption regarding One-Month LIBOR and Six-Month LIBOR remaining constant, and on the assumption that the purchase price of the Class VII-AR-3 Certificates is 3.00%, plus accrued interest.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
 CLASS III-AR-3 CERTIFICATES TO PREPAYMENTS, SIX-MONTH LIBOR AND ONE-MONTH LIBOR

                                                                       PERCENTAGE OF CPR
  Increase in One-Month LIBOR and           ---------------------------------------------------------------------
          Six-Month LIBOR                     0%              10%              20%           40%            50%
-----------------------------------         -----            ----             ----          ----           ----
0.00%..............................         114.7%           98.9%            82.0%         44.6%          23.5%
0.25%..............................         103.6%           88.3%            71.9%         35.7%          15.2%
0.50%..............................          92.9%           77.9%            62.1%         27.1%           7.3%
0.75%..............................          82.5%           68.0%            52.7%         18.8%          (0.4)%
1.00%..............................          72.6%           58.6%            43.8%         10.9%          (7.7)%

      The pre-tax yield described above was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flow to be paid on the Class VII-AR-3 Certificates, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price, which includes accrued interest, and converting that monthly rate to a corporate bond equivalent rate. Those calculations do not take into account the interest rates at which funds received by holders of the Class VII-AR-3 Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class VII-AR-3 Certificates when reinvestment rates other than the discount rate are considered.

      It is unlikely that the Group VII Mortgage Loans will have the precise characteristics described in this prospectus supplement or that all of the Group VII Mortgage Loans will prepay at the same rate until maturity or that all of the Group VII Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class VII-AR-3 Certificates is likely to differ from that shown in the table above, even if all of the Group VII Mortgage Loans prepay at the indicated percentage of CPR. No representation is made as to the actual rate of principal payments on the Group VII Mortgage Loans for any period or over the life of the Class VII-AR-3 Certificates or as to the yield on the Class VII-AR-3 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class VII-AR-3 Certificates.

SPECIAL YIELD CONSIDERATIONS ON GROUP II SENIOR, GROUP II MEZZANINE, CLASS VII-AR-1 AND CLASS VII-AR-2 CERTIFICATES

      The Mortgage Rates on approximately 97.72% of the Group II Mortgage Loans adjust semi-annually based upon Six-Month LIBOR, approximately 2.28% of the Group II Mortgage Loans adjust annually based upon One-Year CMT, approximately 97.28% and 98.98% of the Group VII-1 Mortgage Loans and Group VII-2 Mortgage Loans, respectively, adjust annually based on One-Year LIBOR and approximately 2.72% and 1.02% of the Group VII-1 Mortgage Loans and VII-2 Mortgage Loans, respectively, adjust based on COFI subject to periodic and lifetime limitations and after an initial period of two, three, five, seven or ten years with respect to Delayed First Adjustment Mortgage Loans. The Pass-Through Rate on the Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable net WAC pass-through Rate, with the result that increases in the pass-through rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans. In addition, Six-Month LIBOR, One-Year CMT, One Year LIBOR, COFI One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if One-Month LIBOR, Six-Month LIBOR, One-Year CMT, One-Year LIBOR or COFI rise during the same period, One-Month LIBOR may rise more rapidly, potentially resulting in the application of the applicable net WAC pass-through rate on the Group II Senior, Group II Mezzanine, Class VII-AR-1 and Class VII-AR-2 Certificates, as applicable, which would adversely affect the yield to maturity on such certificates.

YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS A-R CERTIFICATES

      A Class A-R certificateholder may have tax liabilities with respect to its certificate during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, a Class A-R certificateholder may have tax liabilities with respect to its certificate, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class A-R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Group III-VII Mortgage Loans.

      A Class A-R certificateholder should consult its own tax advisor as to the effect of taxes and the receipt of any payments made to such holder in connection with the acquisition of interests in the Class A-R Certificates on after-tax rates of return on the Class A-R Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Thacher Proffitt & Wood llp, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

      For federal income tax purposes (i) the Residual Certificates will represent the "residual interests" in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of the Group I, Group II, Class VII-AR-1 and Class VII-AR-2 Certificates to receive payments from the Group I Reserve Fund, Group II Reserve Fund or Group VII Reserve Fund, as applicable in respect of Net WAC Rate Carryover Amounts), the Class I-P Certificates and Class II-P Certificates and the Class I-CE Certificates and Class II-CE Certificates will represent the "regular interests" in, and will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Considerations-REMICs" in the prospectus.

      For federal income tax purposes, the Class I-A-5, Class I-A-IO, Class I-M-2, Class I-M-3, Class VII-AR-3, Class M, Class B-1 and Class B-2 Certificates will, the Class I-A-1, Class II-AR-1, Class II-AR-2, Class VII-AR-1 and Class VII-AR-2 Certificates may, and the remainder of the Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Group I Mortgage Loans will prepay at a rate equal to 120% PPC, the Group II Mortgage Loans will prepay at a rate equal to 25% CPR, the Group III Mortgage Loans, Group IV Mortgage Loans, Group V Mortgage Loans and Group VI Mortgage Loans will prepay at a rate equal to 25% CPR and the Group VII Mortgage Loans will prepay at a rate equal to 20% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consideration-General" and "-REMICs-Taxation of Owners of Regular Certificates" in the prospectus.

      The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

      If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

      Certain classes of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations-REMICs--Taxation of Owners of Regular Certificates" in the Prospectus.

      Each holder of a Group I Senior Certificate (other than a Class I-A-IO Certificate), Group II Senior Certificate, Group I Mezzanine Certificate, Group II Mezzanine Certificate, Class VII-AR-1 Certificate and Class VII-AR-2 Certificate (the "CARRYOVER CERTIFICATES") is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and the right to receive payments from the Group I Reserve Fund, Group II Reserve Fund or Group VII Reserve Fund in respect of Net WAC Rate Carryover Amounts. The Group I Reserve Fund and Group II Reserve Fund are not assets of any REMIC.

      The treatment of amounts received by a holder of a Carryover Certificate under that certificateholder's right to receive a Net WAC Rate Carryover Amount will depend on the portion, if any, of the certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts in accordance with the relative, fair market values of each property right. The Pooling and Servicing Agreement will provide that the Securities Administrator is required to treat payments made to the holders of the Carryover Certificates and the with respect to a Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the Securities Administrator will be directed to treat the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts as having a de minimis value. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts. If an argument of this kind were to be sustained, the Carryover Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC Regular Interest and the right to receive payments from a Reserve Fund in respect of Net WAC Rate
Carryover Amounts as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under these regulations with respect to the Carryover Certificates. Ownership of the right to Net WAC Rate Carryover Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Net WAC Rate Carryover Amounts under the regulations relating to notional principal contracts if this right is treated as a "notional principal contract."

      In the event that a certificateholder's right to receive Net WAC Rate Carryover Amounts is characterized as a "NOTIONAL PRINCIPAL CONTRACT," upon the sale of a Carryover Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments from a Reserve Fund in respect of the Net WAC Rate Carryover Amounts would be considered a "termination payment" under the regulations relating to Notional Principal Contracts allocable to the related certificate. A certificateholder will have gain or loss from a termination of the right to receive payments from the Group I Reserve Fund, Group II Reserve Fund or Group VII Reserve Fund, as applicable in respect of Net WAC Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from a Reserve Fund in respect of Net WAC Rate Carryover Amounts.

      Gain or loss realized upon the termination of the right to receive payments from the Group I Reserve Fund, Group II Reserve Fund or Group VII Reserve Fund, as applicable in respect of Net

WAC Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      This paragraph applies to the Carryover Certificates exclusive of any rights in the Group I Reserve Fund, Group II Reserve Fund or Group VII Reserve Fund, as applicable. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a Group I Senior, Group II Senior, Group I Mezzanine, Group II Mezzanine, Class VII-AR-1 or Class VII-AR-2 Certificateholder's basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, those certificates are not suitable investments for inclusion in another REMIC. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Considerations--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

      The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Carryover Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Group I Reserve Fund, Group II Reserve Fund or Group VII Reserve Fund, as applicable in respect of Net WAC Rate Carryover Amounts. The value of the right to receive any Net WAC Rate Carryover Amount is a question of fact which could be subject to differing interpretations. Because Net WAC Rate Carryover Amounts are treated as a separate right of the Carryover Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from a reserve fund will not be qualifying real estate income for real estate investment trusts.

      For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Considerations--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATE

      A Class A-R certificateholder will be required to report on its federal income tax returns as ordinary income its share of taxable income of each related REMIC regardless of the amount or timing of its receipt of cash payments. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus. The requirement that a Class A-R certificateholder report its share of the taxable income and net loss of each related REMIC will continue until the certificate principal balances of all classes of certificates have been reduced to zero, even though the Class A-R certificateholder has received full payment of their stated interest and principal.

      A Class A-R certificateholder may be required to report an amount of taxable income with respect to the early accrual periods that significantly exceeds the amount of cash distributions received by such Class A-R certificateholder with respect to such periods. Consequently, the Class A-R certificateholder should have other sources of funds sufficient to pay any federal income taxes due in the early years as a result of its ownership of interests in such Class A-R Certificates. In addition, the required inclusion of this amount of taxable income during the early accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of interests in the Class A-R Certificates (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class A-R certificateholder's after-tax rate of return to be zero or negative even if the Class A-R certificateholder's pre-tax rate of return is positive. That is, on a present value basis, the Class A-R certificateholder's resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class A-R Certificate over its life.

      It is expected that all or a substantial portion of each related REMIC's taxable income of a Class A-R certificateholder will be treated as "excess inclusion" income to the holder in which case it could not be offset by losses from other sources. For a Class A-R certificateholder that is subject to tax on unrelated business taxable income (as defined by Code Section 511), an excess inclusion is treated as unrelated business taxable income. With respect to a Class A-R certificateholder that is a nonresident alien individual or foreign corporation generally subject to United States 30% withholding tax, an excess inclusion will be subject to such tax and will be ineligible for any statutory exemption or tax treaty reduction otherwise available to such Class A-R certificateholder.

      The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class A-R Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class A-R Certificates may not be transferred to non-United States persons.

      The REMIC Regulations provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". The Class A-R Certificates will likely constitute noneconomic residual interests during all of its term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, a transfer of an interest in the Class A-R Certificates will likely be disregarded and purported transferor will likely remain liable for any taxes due with respect to the income of the Class A-R Certificates. Any transfer of an interest in the Class A-R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

      The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

      As discussed above and in the prospectus, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on certain certificates will be deducted in determining REMIC taxable income, any changes required by the Internal Revenue Service in the application of those rules to such certificates may significantly affect the timing of each REMIC's OID deductions and therefore the amount of taxable income allocable to a holder of an interest in the Class A-R Certificates.

      An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in the Class A-R Certificates may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees and other administrative expenses properly allocable to each related REMIC in computing such certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class A-R Certificates. See "Material Federal Income Tax Considerations--REMICs--Basic Rules, Net Losses and Distributions--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

      Because of the special tax treatment of REMIC residual interests, the taxable income in a given year on a REMIC residual interest will not be equal to the taxable income associated with an investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class A-R Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Material Federal Income Tax Considerations" in the prospectus.

      On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

      A purchaser of an interest in the Class A-R Certificates is strongly advised to consult its own tax advisor as to the economic and tax consequences of an investment in such certificate.

      For further information regarding the federal income tax consequences of investing in the Class A-R Certificates, see "Prepayment Yield Considerations--Yield Considerations Applicable Solely to the Class A-R
Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

                            LEGAL INVESTMENT ASPECTS

      As of the date of their issuance, the Offered Certificates, other than the Class I-M-2, Class I-M-3, Class II-MR-2, Class II-MR-3, Class B-1 and Class B-2 Certificates, will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage-related securities", the Offered Certificates, other than the Class I-M-2, Class I-M-3, Class II-MR-2, Class II-MR-3, Class B-1 and Class B-2 Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the Offered Certificates, other than the Class I-M-2, Class I-M-3, Class II-MR-2, Class II-MR-3, Class B-1 and Class B-2 Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the Offered Certificates, other than the Class I-M-2, Class I-M-3, Class II-MR-2, Class II-MR-3, Class B-1 and Class B-2 Certificates and national banks may purchase the Offered Certificates, other than the Class I-M-2, Class I-M-3, Class II-MR-2, Class II-MR-3, Class B-1 and Class B-2 Certificates for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe. See "Legal Matters" in the prospectus.

      Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

      A fiduciary of any ERISA plan,  any  insurance  company or plan subject to section 4975 of the Code (collectively, "PLANS"), whether through its general or separate accounts, or any other person investing plan assets of any ERISA plan, as described in "ERISA Considerations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates (other than the Class A-R Certificates) could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Offered Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the individual exemptions granted by the Department of Labor to Deutsche Banc Alex.Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both amended by Prohibited Transaction Exemption 97-34, 2000-58 and 2002-41, as described under "ERISA Considerations" in the prospectus so long as these certificates are rated "BBB-" or better at the time of purchase. However, the Exemption contains a number of other conditions which must be met for the Exemption to apply, including the requirement that any plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act, and that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the Mortgage Loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

      Any fiduciary or other investor of plan assets that proposes to acquire or hold the Offered Certificates (other than the Class A-R Certificates) on behalf of or with plan assets of any plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption, as amended, would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      Each beneficial owner of Mezzanine, Class M, Class B-1 or Class B-2 Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine, Class M, Class B-1 or Class B-2 Certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. or Fitch Ratings or Moody's Investors Service, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      Because the Class A-R Certificates are not expected to meet the conditions of the Exemption, the Pooling and Servicing Agreement provides that each prospective certificateholder of a Class A-R Certificate, each prospective transferee acquiring a Class A-R Certificates and each prospective owner (a transferee thereof) of a beneficial interest in the Class A-R Certificates must represent and warrant (or will be deemed to have represented and warranted) that either (1) it is not a Plan or acting on behalf of a Plan and is not using assets of a Plan to purchase the Class A-R Certificates or (2) it has delivered an opinion of counsel to the Trustee which establishes to the satisfaction of the Trustee that the purchase and holding or such certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the Depositor, the Securities Administrator, the Master Servicer, any subservicer, the Trustee or the trust fund to any obligation or liability (including obligations or liabilities under ERISA or section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of any of such persons and on which such persons may rely.

      If any Mezzanine, Class M, Class B-1 or Class B-2 Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine, Class B-1, Class B-2 or Class B-3 Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

      The sale of any of the Offered Certificates to a plan is in no respect a representation by the depositor or the Underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, dated as of December 1, 2002 and the related terms agreement dated May 26, 2004 (together, the "UNDERWRITING AGREEMENT"), between Deutsche Bank Securities Inc. (the "UNDERWRITER") and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

      Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered
Certificates, before deducting expenses payable by the Depositor, will be 100.15% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter has advised the Depositor that Sandler O'Neill & Partners, L.P., as dealer, proposes to offer certain classes of Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale.

      The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

      There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under "Pooling and Servicing Agreement--Reports to Certificateholders" which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood llp New York, New York.

                               CERTIFICATE RATINGS

      It is a condition to the issuance of the Offered Certificates that the Offered Certificates receive ratings not less than the following ratings from S&P and Moody's:

              CLASS                          S&P                      MOODY'S
          --------------                     ---                      -------
          Class I-A-1                        AAA                        Aaa
          Class I-A-2                        AAA                        Aaa
          Class I-A-3                        AAA                        Aaa
          Class I-A-4                        AAA                        Aaa
          Class I-A-5                        AAA                        Aaa
          Class I-A-6                        AAA                        Aaa
          Class I-A-IO                       AAA                        Aaa
          Class I-M-1                        AA                         Aa2
          Class I-M-2                         A                         A2
          Class I-M-3                        BBB                       Baa1
          Class II-AR-1                      AAA                        Aaa
          Class II-AR-2                      AAA                        Aaa
          Class II-MR-1                      AA+                        Aa2
          Class II-MR-2                      AA-                        A2
          Class II-MR-3                      BBB                       Baa2
          Class III-AR-1                     AAA                        Aaa
          Class IV-AR-1                      AAA                        Aaa
          Class V-AR-1                       AAA                        Aaa
          Class VI-AR-1                      AAA                        Aaa
          Class VII-AR-1                     AAA                        Aaa
          Class VII-AR2                      AAA                        Aaa
          Class VII-AR-3                     AAA                        Aaa
          Class M                            AA                         ---
          Class B-1                           A                         ---
          Class B-2                          BBB                        ---
          Class A-R                          AAA                        Aaa

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

      S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of Net WAC Rate Carryover Amounts.

      The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by the certificates. The rating assigned by Moody's to the Class I-A-IO Certificates does not address whether investors will recoup their initial investment. The ratings of the certificates do not address the possibility that, as a result of principal prepayments, the certificateholders may receive a lower than anticipated yield.

      The ratings on the Offered Certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of such differences in the rate of principal prepayments, certificateholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Prepayment and Yield Considerations".

      The Depositor has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the Offered Certificates by S&P and Moody's.

                        INDEX OF SIGNIFICANT DEFINITIONS

      Set forth below is a list of certain of the more significant terms used in this prospectus supplement and the pages on which the definitions of such terms may be found.

11th District Cost of Funds Index.................125
Adjustable Rate Certificates.......................16
Adjustment Date....................................37
Administration Fee Rate...........................144
Advance...........................................141
Aggregate Senior Percentage.......................172
Aggregate Subordinate Amount......................172
Aggregate Subordinate Percentage..................172
Allocated Realized Loss Amount....................145
ARM Loans..........................................36
Available Distribution Amount................145, 172
Bankruptcy Coverage...............................172
Bankruptcy Loss..............................145, 172
Barclays..........................................197
beneficial owner..................................137
Book-Entry Certificates...........................137
Cap Agreement.....................................187
Carryover Certificates............................254
Certificate Owners................................137
Certificate Principal Balance.....................145
Chase Manhattan Mortgage..........................134
Chase Mortgage Loans..............................134
Class I-A-1 Cap Agreement..........................20
Class I-A-6 Lockout Distribution Amount...........145
Class I-A-6 Lockout Distribution Percentage.......146
Class II-AR-1 Allocation Percentage...............147
Class II-AR-1 Cap Agreement........................21
Class II-AR-1 Principal Distribution Amount.......148
Class II-AR-2 Allocation Percentage...............148
Class II-AR-2 Cap Agreement........................21
Class II-AR-2 Principal Distribution Amount.......148
Class II-MR-1 Cap Agreement........................22
Class II-MR-1 Principal Distribution Amount.......148
Class II-MR-2 Cap Agreement........................22
Class II-MR-2 Principal Distribution Amount.......149
Class II-MR-3 Cap Agreement........................22
Class II-MR-3 Principal Distribution Amount.......149
Class I-M-1 Principal Distribution Amount.........146
Class I-M-2 Principal Distribution Amount.........146
Class I-M-3 Principal Distribution Amount.........147
Class VII-AR-2 Cap Agreement.......................22
Class VII-AR-3 Notional Amount....................172
Clearstream.......................................137
Clearstream Participants..........................137
COFI..............................................125
Compensating Interest.............................142
Cooperative.......................................139
Countrywide.......................................130
Countrywide Mortgage Loans........................131
Countrywide Servicing.............................204
CPR...............................................216
Credit Risk Manager...............................208
Credit Risk Manager's Fee.........................208
Credit Support Depletion Date.....................172
Custodial Account.................................210
DBAG..............................................188
Debt Service Reduction.......................150, 172
Deficient Valuation..........................150, 172
Definitive Certificate............................137
Delayed First Adjustment Mortgage Loan.............37
Determination Date................................135
Distribution Account..............................210
Distribution Date.................................135
DTC...............................................137
DTC Participants..................................137
Due Date..........................................135
Due Period........................................135
Euroclear.........................................137
Euroclear Operator................................139
Euroclear Participants............................137
European Depositories.............................137
Excess Loss.......................................173
Extra Principal Distribution Amount...............150
FHA...............................................128
FICO Scores........................................37
Financial Intermediary............................137
FNBN..............................................126
FNBN Mortgage Loans...............................126
Fraud Coverage....................................173
Fraud Losses......................................173
Global Securities...................................1
GMAC..............................................206
GreenPoint........................................127
GreenPoint Financial..............................127
GreenPoint Mortgage...............................127
GreenPoint Mortgage Loans.........................127
Gross Margin.......................................37
Group I Available Distribution Amount.............142

Group I Certificates..............................135
Group I Credit Enhancement Percentage.............150
Group I Excess Spread.............................160
Group I Mezzanine Certificates....................135
Group I Mortgage Loans.............................35
Group I Principal Distribution Amount.............150
Group I Principal Remittance Amount...............151
Group I Required Overcollateralization Amount.....151
Group I Reserve Fund..............................160
Group I Senior Certificates.......................135
Group I Senior Principal Distribution Amount......151
Group I Stepdown Date.............................151
Group I Trigger Event.............................151
Group II Available Distribution Amount............143
Group II Certificates.............................135
Group II Credit Enhancement Percentage............152
Group II Excess Spread............................166
Group II Mezzanine Certificates...................135
Group II Mortgage Loans............................35
Group II Principal Distribution Amount............153
Group II Principal Remittance Amount..............153
Group II Required Overcollateralization Amount....153
Group II Reserve Fund.............................166
Group II Senior Certificates......................135
Group II Senior Principal Distribution
   Amount.........................................153
Group II Stepdown Date............................153
Group II Trigger Event............................153
Group II-1 Mortgage Loans..........................35
Group II-1 Principal Distribution Amount..........152
Group II-2 Mortgage Loans..........................35
Group II-2 Principal Distribution Amount..........152
Group III Available Distribution Amount...........171
Group III Mortgage Loans...........................35
Group III-VII Available Distribution Amount.......170
Group III-VII Certificates........................135
Group III-VII Mortgage Loans.......................35
Group III-VII Non-Offered Subordinate Certificates135
Group III-VII Offered Subordinate Certificates....135
Group III-VII Senior Certificates.................135
Group III-VII Subordinate Certificates............135
Group IV Available Distribution Amount............171
Group IV Mortgage Loans............................35
Group V Available Distribution Amount.............171
Group V Mortgage Loans.............................35
Group VI Available Distribution Amount............171
Group VI Mortgage Loans............................35
Group VII Available Distribution Amount...........171
Group VII Mortgage Loans...........................35
Group VII Reserve Fund............................182
Group VII-1 Available Distribution Amount.........171
Group VII-2 Available Distribution Amount.........171
Residual Certificates.............................135
Initial Periodic Rate Cap..........................37
Interest Accrual Period...........................136
Interest Carry Forward Amount.....................154
Interest Determination Date.......................187
Interest Distribution Amount.................154, 173
Interest Only Loans................................36
Interest Remittance Amount........................154
Liquidated Loan..............................154, 173
Liquidation Principal.............................173
Liquidation Proceeds.........................154, 174
Lockout Certificates...............................16
M&T...............................................202
Maximum Mortgage Rate..............................37
Minimum Mortgage Rate..............................37
Modeling Assumptions..............................217
Moody's...........................................136
Mortgage Loan Purchase Agreement..................209
Mortgage Loan Seller................................1
Mortgage Loans.....................................34
Mortgage Pool......................................34
Mortgage Rate......................................36
Mortgaged Property.................................36
National City.....................................128
National City Mortgage Loans......................128
Net Interest Shortfall............................174
Net Monthly Excess Cashflow.......................154
Net Mortgage Rate.................................154
Net WAC Pass-Through Rate.........................155
Net WAC Rate Carryover Amount.....................155
Notional Amount...................................155
Notional Principal Contract.......................255
Offered Certificates..............................135
One Month LIBOR...................................187
One Year CMT......................................125
Originator.........................126, 127, 128, 130
Overcollateralization Amount......................156
Overcollateralization Increase Amount.............156
Overcollateralization Reduction Amount............156
Overcollateralized Group..........................182
Pass-Through Rate.................................156
Plans.............................................259
Pooling and Servicing Agreement...................136
PPC...............................................216
Prepayment Charge..................................40
Prepayment Interest Shortfall.....................174
Prepayment Interest Shortfalls....................157
Prepayment Period.................................136

Principal Distribution Amount.....................174
Principal Prepayment Amount.......................174
Principal Remittance Amount..................153, 157
Pro Rata Allocation...............................174
Purchase Price....................................209
Realized Loss................................157, 174
Record Date.......................................135
Reference Banks...................................187
Related Documents.................................209
Relevant Depositary...............................137
Relief Act.........................................33
Relief Act Interest Shortfall................157, 175
Required Overcollateralization Amount.............157
Required Overcollateralization Percentage.........157
Reserve Fund.......................................22
Reserve Interest Rate.............................187
Rules.............................................137
S&P...............................................136
SEC...............................................208
Senior Interest Distribution Amount...............157
Senior Interest Shortfall Amount..................175
Senior Liquidation Amount.........................175
Senior Percentage.................................175
Senior Prepayment Percentage......................175
Senior Principal Distribution Amount..............176
Senior Termination Date...........................177
Servicing Agreements..............................207
Six-Month LIBOR...................................125
SMMEA.............................................258
Special Hazard Coverage...........................177
Special Hazard Losses.............................177
Subordinate Amount................................177
Subordinate Certificates...........................15
Subordinate Interest Rate.........................177
Subordinate Liquidation Amount....................177
Subordinate Percentage............................177
Subordinate Prepayment Percentage.................178
Subordinate Principal Distribution Amount.........178
Subordinate Principal Prepayment Amount...........178
Subordination Level...............................178
Subsequent Periodic Rate Cap.......................37
Subsequent Recoveries........................157, 178
Swiss Re Financial Products.......................188
Swiss Reinsurance Company.........................201
Terms and Conditions..............................139
Transfer Payment..................................183
Transfer Payment Made.............................183
Transfer Payment Received.........................183
Two Times Test....................................176
U.S. Person.........................................4
Undercollateralized Group.........................182
Underwriter.......................................261
Underwriting Agreement............................261
VA................................................128
Variable Rate Certificates.........................17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Offered Certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                       DEUTSCHE MORTGAGE SECURITIES, INC.,
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by Deutsche Mortgage Securities, Inc. The assets in each trust fund will generally consist of one or more of the following:

         o mortgage loans secured by one- to four-family residential properties;

         o        unsecured home improvement loans;

         o        manufactured housing installment sale contracts;

         o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

         o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

         Deutsche Mortgage Securities, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January 28, 2004.

                                TABLE OF CONTENTS

Description of the Trust Funds.................................................3
Use of Proceeds...............................................................17
Yield Considerations..........................................................18
The Depositor.................................................................24
Description of the Securities.................................................24
Description of the Agreements.................................................40
Description of Credit Support.................................................64
Certain Legal Aspects of Mortgage Loans.......................................69
Certain Legal Aspects of the Contracts........................................84
Material Federal Income Tax Considerations....................................88
State and Other Tax Consequences.............................................119
ERISA Considerations.........................................................119
Legal Investment.............................................................126
Methods of Distribution......................................................128
Additional Information.......................................................129
Incorporation of Certain Documents by Reference..............................130
Legal Matters................................................................131
Financial Information........................................................131
Rating.......................................................................131
INDEX OF DEFINED TERMS.......................................................132

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

         o mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

         o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

         o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

         o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government
                  National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

         o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

         o        a combination of mortgage  loans,  unsecured home  improvement
                  loans,   contracts,    Agency   Securities   and/or   Mortgage
                  Securities.

         The mortgage loans will not be guaranteed or insured by Deutsche Mortgage Securities, Inc. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

         o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

         o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

         o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

         o        "Increasing Payment Assets," as described below;

         o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

         o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

         o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

         o "Step-up Rate Assets" which provide for interest rates that increase over time;

         o        "Balloon Payment Assets;"

         o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

         o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         GENERAL

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space ("Multi Family Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

         The Mortgaged Properties may also include:

         o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

         o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The principal balance of mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

         The mortgage loans may include:

         o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

         o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

         o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

         o        the type of property securing the mortgage loans;

         o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

         o        the range of maturity dates of the mortgage loans;

         o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the Mortgaged Properties are located;

         o information regarding the prepayment provisions, if any, of the mortgage loans;

         o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

         o        information  regarding  the  payment  characteristics  of  the
                  mortgage   loans,   including   balloon   payment   and  other
                  amortization provisions;

         o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

         o the material underwriting standards used for the mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

         The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lockout Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         REVOLVING CREDIT LINE LOANS

         As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         UNSECURED HOME IMPROVEMENT LOANS

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

         o        the weighted average,  by principal  balance,  of the original
                  and  remaining   terms  to  maturity  of  the  unsecured  home
                  improvement loans;

         o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

         o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

         o the state or states in which most of the unsecured home improvement loans were originated.

         o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

         o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

         o information regarding the payment characteristics of the unsecured home improvement loans;

         o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

         o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

         o whether the manufactured homes were new or used as of the origination of the related contracts;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

         o        the range of maturity dates of the contracts;

         o the range of the Loan-to-Value Ratios at origination of the contracts;

         o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

         o the state or states in which most of the manufactured homes are located at origination;

         o information regarding the prepayment provisions, if any, of the contracts;

         o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

         o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

         o information regarding the payment characteristics of the contracts; and

         o        the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

         PAYMENT PROVISIONS OF THE CONTRACTS

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.
Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         FANNIE MAE

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1) foreclosure sale;

                  (2) payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         STRIPPED AGENCY SECURITIES

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

                  (1) issued by an entity other than the depositor or its affiliates;

                  (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

                  (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section

244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price -- and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase -- additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations --Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the
Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the
Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

         Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency

Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

         When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

         The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF ASSET

         If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

         In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

         The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         TERMINATION

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities --Termination."

         DEFAULTS

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         FORECLOSURES

         The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

         REFINANCING

         At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

         DUE-ON-SALE CLAUSES

         Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

         For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements" and "Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  THE DEPOSITOR

         Deutsche Mortgage Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 31 West 52nd Street, New York, New York 10019. Its telephone number is (212) 469-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

         o provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

         o be senior ("Senior Notes" or "Senior Certificates," and collectively, "Senior Securities") or subordinate ("Subordinate Notes" or "Subordinate Certificates," and collectively, "Subordinate Securities") to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable;

         o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

         o provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, "Accrual Securities ");

         o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

         o provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                           (a) all scheduled  payments of principal and interest
                  collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                           (b) all  prepayments,  together with related payments
                  of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                           (c) all amounts in the  Collection  Account  that are
                  due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                           (d) all amounts received for a repurchase of an Asset
                  from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

                  (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

                  (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

         As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

         For  each  class  of Notes or  Certificates,  as  applicable,  and each
Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

         o to the extent of distributions of principal on that Security from time to time and

         o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

         o        may be  increased  in  respect  of  deferred  interest  on the
                  related   mortgage  loans,  to  the  extent  provided  in  the
                  prospectus supplement and

         o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

         If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

         The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate
Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

                  (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

                  (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

                  (3) the amount of that distribution allocable to Prepayment Premiums;

                  (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

                  (5)  the  total   amount   of   advances   included   in  that
         distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

                  (6) the total principal balance of the Assets at the close of business on that Distribution Date;

                  (7) the number and total principal balance of mortgage loans in respect of which

                           (a) one scheduled payment is delinquent,

                           (b) two scheduled payments are delinquent,

                           (c) three or more  scheduled  payments are delinquent
                               and

                           (d) foreclosure proceedings have begun;

                  (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

                  (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

                           (a)      the book value,

                           (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

                           (c)      the total amount of  unreimbursed  servicing
                                    expenses   and   unreimbursed   advances  in
                                    respect of the REO Property and

                           (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

                  (11) for any REO Property sold during the related Due Period

                           (a)      the total amount of sale proceeds,

                           (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

                           (c) the amount of any loss to securityholders in respect of the related mortgage loan;

                  (12) the total  Security  Balance or notional  amount,  as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that
         Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

                  (13) the total amount of principal prepayments made during the related Due Period;

                  (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

                  (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

                  (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

                  (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

                  (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

                  (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                  (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                  (22) the total amount of payments by the borrowers of

                           (a)      default interest,

                           (b)      late charges and

                           (c) assumption and modification fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total

Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         GENERAL

         If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

         No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

         Beneficial  Owners  will  hold  their  Book-Entry  Notes or  Book-Entry
Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         DTC

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         CLEARSTREAM LUXEMBOURG

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Berse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities
lending  and  borrowing.  Clearstream,   Luxembourg  also  deals  with
domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the UnitedStates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         EUROCLEAR

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear
Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

         Clearstream  Luxembourg  and Euroclear  will hold omnibus  positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank will act as depository for Clearstream Luxembourg and The Chase Manhattan Bank will act as Depository for Euroclear (individually the "Relevant Depository" and collectively, the "European Depositories").

         BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

         Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

         The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Considerations--Tax Treatment of Foreign
Investors" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable,are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

         Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depository; however, crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositories.

         Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry
Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMICs--Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

         Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         DEFINITIVE SECURITIES

         Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

         (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

         (2) if the depositor, at its option, elects to end the book-entry system through DTC or

         (3) in accordance with any other provisions described in the prospectus supplement.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC SECURITIES, FASIT SECURITIES, GRANTOR TRUST SECURITIES

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

         SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

         Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

         GENERAL

         The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Deutsche Mortgage Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Steven Katz.

         The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

                  (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

                  (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

         For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee
if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required toprotect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

         The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

         For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute forthat contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

         REPRESENTATIONS AND WARRANTIES; REPURCHASES

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

         o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

         o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

         o        the authority of the Warranting Party to sell the Asset;

         o        the payment status of the Asset;

         o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

         o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation andwarranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

         A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

         COLLECTION ACCOUNT AND RELATED ACCOUNTS

         GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

         o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

         o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

         Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

                  (1) all payments on account of principal, including principal prepayments, on the Assets;

                  (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

                  (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

                  (5) any advances made as described under "Description of the Securities-- Advances in Respect of Delinquencies;"

                  (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities-- Termination;"

                  (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

                  (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

                  (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

                  (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

         WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

                  (1) to make distributions to the securityholders on each Distribution Date;

                  (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

                  (4) to  reimburse a servicer  for any  advances  described  in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

                  (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

                  (7)  if  and  to  the  extent   described  in  the  prospectus
         supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

                  (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

                  (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

                  (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

                  (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                  (14) to pay  for  the  cost of  various  opinions  of  counsel
         obtained   pursuant  to  the  related  Agreement  for  the  benefit  of securityholders;

                  (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (17) to make any other withdrawals permitted by the related Agreement; and

                  (18) to clear and terminate the Collection Account at the termination of the trust fund.

         OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

         COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

                  (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

                  (2)      applicable law and

                  (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

         The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timelypayment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

         REALIZATION UPON DEFAULTED ASSETS

         Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

         Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer orguarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         HAZARD INSURANCE POLICIES

         MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

         Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

         CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA INSURANCE AND VA GUARANTEES

         FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

         DUE-ON-SALE CLAUSES

         The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

         o adversely affect or jeopardize coverage under any applicable insurance policy or

         o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

         Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

         The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

         RETAINED INTEREST, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

          The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

         EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

         The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

         o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

         o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

         o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that indemnification will not extend to any loss, liability or expense

                  (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

                  (2)      incurred   in   connection   with  any  breach  of  a
                           representation, warranty or covenant made in that Agreement;

                  (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

                  (4) incurred in connection with any violation of any state or federal securities law; or

                  (5)      imposed  by  any  taxing   authority  if  that  loss,
                           liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

         o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         SPECIAL SERVICERS

         If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

         EVENTS OF DEFAULT UNDER THE AGREEMENT

         Events of default under the related Agreement will generally include:

         o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

         o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

         o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

         o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

         RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

         So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

         The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

         AMENDMENT

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1) cure any ambiguity or mistake;

                  (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

                  (3) make any other  provisions  with  respect  to  matters  or
         questions   arising  under  the  Agreement   that  are  not  materially
         inconsistent with the provisions of the Agreement; or

                  (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

         In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

         THE TRUSTEE

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with itsfiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

         CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

         (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

         (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

         (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

         (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         GENERAL

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Deutsche Mortgage Securities, Inc., 60 Wall Street, New York, New York 10005, Attention:
Steven Katz.

         EVENTS OF DEFAULT

         Events of default under the indenture for each series of Notes will generally include:

         o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

         o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

         o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

         o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

         o any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

                  (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

                  (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                  (3) the indenture trustee determines that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

         If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

         If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

         DISCHARGE OF INDENTURE

         The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

         With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

         THE INDENTURE TRUSTEE

         The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

         The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

         o        the   subordination  of  one  or  more  classes  of  Notes  or
                  Certificates, as applicable;

         o        letters of credit;

         o        insurance policies;

         o        guarantees;

         o        the establishment of one or more reserve funds; or

         o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

         Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable, (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

         If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

         (a)      the nature and amount of coverage under that credit support,

         (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

         (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

         (d)      the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

         (1)      a brief description of its principal business activities,

         (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

         (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

         (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

         One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate
Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

         If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

         Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

PRIMARY MORTGAGE INSURANCE

         To the extent provided in the prospectus supplement, some of the Mortgage Loans may be insured by primary mortgage insurance.

         A primary mortgage insurance policy generally insures against default on the subject mortgage loan up to an amount set forth therein, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 78%. However, the foregoing standard may vary significantly depending on the characteristics of the subject mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary mortgage insurance policy was obtained at origination but the mortgage loan has amortized to a 78% or less loan-to-value ratio level as of the Cut-off Date. In most cases, the related Servicer will have the ability to cancel any primary mortgage insurance policy if the loan-to-value ratio of the subject Mortgage Loan is reduced to 78% or less, or a lesser specified percentage, based on an appraisal of the Mortgaged Property after the Closing Date or as a result of principal payments that reduce the principal balance of the subject Mortgage Loan after the Closing Date.

         Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any primary mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 78% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period,
(ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for primary mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

         If the requirement for primary mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating primary mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

         Mortgage loans which are subject to negative amortization will only be covered by a primary mortgage insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary mortgage insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

         While the terms and conditions of primary mortgage insurance policies issued by one primary mortgage insurer will usually differ from those in primary mortgage insurance policies issued by other primary mortgage insurers, each primary mortgage insurance policy generally will pay either:

         o the insured percentage of the loss on the related mortgaged property;

         o the entire amount of the loss, after receipt by the primary mortgage insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary mortgage insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

         The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

         o rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

         o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

         o amounts expended but not approved by the primary mortgage insurer;

         o        claim payments previously made on the mortgage loan; and

         o        unpaid premiums and other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary mortgage insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

SPECIAL HAZARD INSURANCE POLICIES

         A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

         Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

         Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

         Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

         If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

         Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

         In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

         If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

         If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

         Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

         In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

         GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

         JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

         EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

         In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

         In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

         RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.

         Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

         COOPERATIVE LOANS

         The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

         If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

         Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of ... [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

         The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

         Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

         On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

         The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gam-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under some state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if those loans are paid before maturity. For Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed for many of the mortgage loans. The absence of a restraint on prepayment, particularly for fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision ("OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

         o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

         o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

         o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

GENERAL

         As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

                  (a) the obligation of the borrower to repay the loan evidenced thereby, and

                  (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

         To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

         The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

         Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SERVICEMEMBERS CIVIL RELIEF ACT

         The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans--Servicemembers Civil Relief Act."

CONSUMER PROTECTION LAWS

         The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes.

Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

         The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

         Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, Grantor Trust Fund or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o        is given for events that have  occurred at the time the advice
                  is  rendered  and  is  not  given  for  the   consequences  of
                  contemplated actions, and

         o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

         The following discussion addresses securities of three general types:

         o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a "real estate mortgage investment conduit," or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

         o notes representing indebtedness of the issuer for federal income tax purposes, and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, any FASIT structure will be described in the related prospectus supplement.

REMICS

         The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or certificate administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be "qualified
mortgages"  within  the  meaning  of  Section   860G(a)(3)(C)  of  the  Code  if
transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

TIERED REMIC STRUCTURES

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section  856(c)(3)(B)  of the Code,  the  tiered  REMICs  will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the certificate administrator will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or certificate administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners or

REMIC Regular Certificates--Market Discount" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals

(i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

         MARKET DISCOUNT

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A  certificateholder  may elect to include  market  discount  in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--PREMIUM." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

                  o        on the basis of a constant yield method,

                  o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

                  o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL

         As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT," except thaT the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described therein will not apply.

         If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See "--POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders should consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder's basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder's basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder's initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--SALES OF REMIC CERTIFICATES." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "TAXATION OF REMIC REGULAR CERTIFICATES--GENERAL."

         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, "--FOREIGN INVESTORS IN REMIC CERTIFICATES" below.

         Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--FOREIGN INVESTORS IN REMIC CERTIFICATES" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES

         The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

         If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

         o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

         o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o residual interests in the entity are not held by disqualified organizations; and

         o information necessary for the application of the tax described herein will be made available.

         Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

         o        requiring any  transferee of a REMIC  residual  certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

         o providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

         o granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass- Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

         SALES OF REMIC CERTIFICATES

         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--TAXATION OF OWNERS

OF REMIC RESIDUAL CERTIFICATES--BASIS RULES, NET LOSSES AND DISTRIBUTIONS." Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC (and possibly a "financial asset securitization investment trust", or FASIT, within the meaning of Section 860L of the Code) or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         TERMINATION

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

         As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the

REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         Upon the issuance of each series of notes, Thacher Proffitt & Wood, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "REMICS--TAXATION OF OWNERS OF REMIC CERTIFICATES" AND "REMICS--SALES OF REMIC CERTIFICATES". Except as otherwise stated in the accompanying prospectus supplement, the notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See "REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT". Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in "REMICS--FOREIGN INVESTORS IN REMIC CERTIFICATES" except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

         NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

GRANTOR TRUST FUNDS

CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Thacher Proffitt & Wood, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Thacher Proffitt & Wood, counsel to the company, will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s]  (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be
substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES--MARKET DISCOUNT" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "SALES OF GRANTOR TRUST CERTIFICATES") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997 or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "CHARACTERISTICS OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" AND"--MARKET DISCOUNT" below.

         IF STRIPPED BOND RULES DO NOT APPLY

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "GRANTOR TRUST REPORTING" below.

         MARKET DISCOUNT

         If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICS--TAXATION OF OWNERS OF REMIC
REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM

         If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is  unclear  whether  a  prepayment  assumption  should  be  used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." IT is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES APPLY" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

         Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING

         The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except  as  disclosed  in  the  related  prospectus   supplement,   the
responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING

         In general, the rules described in "--REMICS--BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES" will also apply to Grantor Trust certificates.

         FOREIGN INVESTORS

         In general, the discussion with respect to REMIC Regular certificates in "REMICS--FOREIGN INVESTORS IN REMIC CERTIFICATES" applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of a reportable transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in
Section 401 (a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code. These employee benefit plans subject to ERISA and plans subject to Section 4975 of the Code are collectively referred to as plans in this prospectus.

         Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements subject to ERISA and tax-favored plans subject to Section 4975 of the Code, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to sanctions including a penalty, equitable relief or an excise tax, imposed under Section 502(i) of ERISA or
Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

PLAN ASSET REGULATIONS

         An investment of assets of an ERISA plan in Securities may cause the underlying mortgage loans or other Assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and

Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest" in that entity. The DOL regulations define the term "equity interest" as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

         Exceptions contained in the DOL regulations provide that an ERISA plan's assets, called plan assets, will not include an undivided interest in each asset of an entity in which it makes an equity investment if -

         o        the entity is an operating company;

         o the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

         o "benefit plan investors" do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, "benefit plan investors" include ERISA plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

         Some of the rules contained in the DOL regulations provide that plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment. The depositor can give no assurance that any of the exceptions will apply. Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan if the underlying assets of the entity are treated as plan assets. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans or other Assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires Certificates or Notes deemed to have "substantial equity features."

         Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing ERISA plan. If the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, for any ERISA investing plan. In addition, if the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

UNDERWRITER EXEMPTION

         The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction 2002-41 (collectively, the "Exemption"). The Exemption is applicable to Securities which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. Securities which may be covered by the exemption include Certificates and Notes issued by a grantor or owner trust or a REMIC or a FASIT. These transactions include the servicing, managing and operation of trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and guaranteed government mortgage pool certificates and the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts. The Exemption also permits the trust to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Exemption.

         The Exemption sets forth eight general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption.

         o First, the acquisition of Securities by an ERISA plan or with plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

         o Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the Securities and the Securities are issued in a "designated transaction". A designated transaction is generally one in which the assets consist of specified types of assets, including obligations that are secured by residential, home equity, or manufactured housing.

         o Third, at the time of acquisition by an ERISA plan or with plan assets, the Securities must be rated in one of the four highest generic rating categories (three highest generic rating categories in the case of a transaction which is not a "designated transaction") by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, which are collectively referred to as the exemption rating agencies. If the LTV ratio of any one- to four-family residential or home equity loan receivables in a designated transaction held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the Securities, the Security must be rated in one of the two highest generic rating categories. However, in that case the Exemption will not apply to any subordinate securities.

         o Fourth, the trustee cannot be an affiliate of any other member of the restricted group other than the underwriter. The restricted group consists of the trustee, underwriter, depositor, master servicer, any servicer, any subservicer, the swap counterparty under any eligible swap arrangement and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the Securities.

         o Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

         o Sixth, the investing ERISA plan or plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         o Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

         o Eighth, in the case of notes, customary bankruptcy law opinions must be provided to the trustee and the trust agreement must include specified bankruptcy law related protections for the noteholders.

         The Exemption also requires that each trust meet the following requirements:

         o the trust must consist solely of assets of the type that have been included in other investment pools;

         o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of a plan or with plan assets in reliance on the Exemption; and

         o securities in the other investment pools must have been purchased by investors other than plans for at least one year prior to any acquisition of securities by or on behalf of a plan or with plan assets in reliance on the Exemption.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by a plan or with plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security by an excluded plan or with plan assets of an excluded plan by any person who has discretionary authority or renders investment advice with respect to plan assets of the excluded plan. For purposes of the securities, an "excluded plan" is a plan sponsored by any member of the restricted group.

PRE-FUNDING ACCOUNTS

         The Exemption extends exemptive relief to Securities issued in transactions using pre-funding accounts, called a Pre-Funding Account, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date, called the DOL Pre-Funding Period.

         o First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

         o Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the exemption rating agency.

         o Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Securities receiving a lower credit rating from the exemption rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

         o Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

         o Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the exemption rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

         o Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

         o Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the exemption rating agency.

         o        Eighth, certain disclosure requirements must be met.

         If specific conditions of Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

         o the direct or indirect sale, exchange or transfer of Securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

         o a borrower with respect to 5% or less of the fair market value of the assets of a trust or an affiliate of that person, provided that, the ERISA plan is not an excluded plan and, if the Securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Exemption are met;

         o the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing plan assets if certain conditions are met; and

         o        the holding of Securities by a plan or with plan assets.

         Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

         Before purchasing a Security, a fiduciary or other investor of plan assets should itself confirm that the Certificates or Notes constitute "securities" for purposes of the Exemption and that the specific and general conditions and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets.

OTHER EXEMPTIONS

         Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with plan assets should consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of
Certificates   representing  a  beneficial  ownership  interest  in  a  pool  of single-family residential mortgage, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, the fiduciary or other plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. Other exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited
Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). The accompanying prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the Securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other plan asset investor's investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

PURCHASE OF NOTES

         There can be no assurance given that Notes are or will be treated as debt and not "equity interests" under the DOL regulations. Moreover, the debt treatment of the Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Notes change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL regulations, ERISA plans or persons investing plan assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any plan fiduciary which proposes to cause an ERISA plan to acquire any of the Notes should consult with its counsel with respect to the applicability of the Exemption to the Notes and the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Notes.

         In addition, ERISA and the Code prohibit certain transactions involving plan assets and parties in interest. Accordingly, even if the Notes are treated as indebtedness under the DOL regulations, prior to making an investment in the Notes, investing ERISA plans should determine whether the issuer, any underwriter, the trustee, the servicer, any other servicer or any of their affiliates is a party in interest with respect to such ERISA plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Unless otherwise stated in the related prospectus supplement, by acquiring a Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of the issuer, the depositor any underwriter, the trustee, the servicer, any other servicer or any of their affiliates being a party in interest with respect to such purchaser that is an ERISA plan and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the servicer or any successor servicer which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, PTCE 83-1 OR ANY OTHER EXEMPTION, A FIDUCIARY OF AN ERISA PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY ERISA PLAN INVESTOR WHO PROPOSES TO USE PLAN ASSETS OF ANY ERISA PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any law similar to ERISA or section 4975 of the Code.

                                LEGAL INVESTMENT

         The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

         Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular,  insurance  companies)  to invest  in  mortgage  related  securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Offered Notes or Offered
Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable,) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Banc Alex. Brown Inc. ("DBAB") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBAB acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBAB acts as agent in the sale of Notes or Certificates, as applicable, DBAB will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBAB elects to purchase Notes or Certificates, as applicable, as principal, DBAB may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

         The depositor will indemnify DBAB and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBAB and any underwriters may be required to make in respect of these civil liabilities.

         In the ordinary course of business, DBAB and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBAB performs management services for the depositor.

         The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

         As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

         o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

         o        New York Regional  Office,  233 Broadway,  New York,  New York
                  10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

         Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

         As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1998 Policy Statement.............................127
Accrual Period.....................................18
Accrual Securities.................................25
Accrued Security Interest..........................28
Adjustable Rate Assets:.............................3
Agency Securities:..................................3
Agreement:.........................................41
ARM Loans:..........................................6
Asset Conservation Act:............................80
Asset Group:.......................................25
Asset Seller:.......................................3
Available Distribution Amount:.....................26
Balloon Payment Assets:.............................4
Bankruptcy Code:...................................78
Beneficial Owner:..................................35
Bi-weekly Assets:...................................4
Book-Entry Securities:.............................26
Buy Down Assets.....................................3
Buydown Mortgage Loans:............................22
Buydown Period:....................................22
Capitalized Interest Account:......................17
Cash Flow Agreement:...............................18
CERCLA:............................................79
Certificates:......................................25
Charter Act:.......................................12
Collection Account:................................45
Commission:.........................................7
contract borrower:.................................73
contract lender:...................................72
Convertible Assets:.................................4
Cooperative Corporation:...........................36
Cooperative Loans:.................................71
Cooperative:.......................................71
Cooperatives:.......................................5
Covered Trust......................................65
CPR:...............................................21
Crime Control Act..................................84
Cut-off Date:.......................................6
Definitive Securities:.............................26
Determination Date:................................26
Distribution Date:.................................19
DTC:...............................................34
Euroclear Operator:................................36
Euroclear:.........................................34
European Depositaries:.............................37
Exchange Act.......................................35
Fannie Mae..........................................3
FDIC:..............................................45
FHA:................................................6
Freddie Mac Act:...................................13
Freddie Mac Certificate Group:.....................13
Freddie Mac:........................................3
Garn-St. Germain Act...............................81
GEM Assets:.........................................4
Ginnie Mae:.........................................3
GPM Assets:.........................................4
Home Equity Loans:..................................5
Housing Act:.......................................11
HUD:...............................................54
Increasing Payment Asset:...........................4
Increasing Payment Assets:..........................4
Indirect Participants:.............................35
Insurance Proceeds:................................27
Interest Rate:.....................................28
Interest Reduction Assets:..........................4
land sale contract:................................72
Land Sale Contracts:................................5
Level Payment Assets:...............................3
Liquidation Proceeds:..............................27
Lock-out Date:......................................7
Mortgaged Properties:...............................5
Mortgages:..........................................6
Nonrecoverable Advance:............................31
Notes:.............................................25
Offered Securities:................................26
OTS...............................................127
Participants:......................................35
PCBs:..............................................79
Permitted Investments:.............................45
Pre-Funded Amount:.................................16
Pre-Funding Account:...............................16
Pre-Funding Period:................................16
Prepayment Premium:.................................7
Purchase Price:....................................42
RCRA:..............................................80
Record Date:.......................................26
Relief Act.........................................84
REMIC Securities:..................................40

REO Property.......................................32
Retained Interest:.................................55
Revolving Credit Line Loans:........................8
RICO...............................................84
Rules:.............................................37
Securities.........................................25
Security Balance:..................................28
Senior Securities:.................................25
Servicemen's Readjustment Act......................16
Servicing Standard:................................49
Single Family Property:.............................5
SPA:...............................................21
Special servicer:..................................58
Step-up Rate Assets.................................4
Strip Securities...................................25
Stripped Agency Securities:........................14
Subordinate Securities:............................25
Subsequent Assets:.................................16
Superliens:........................................79
Terms and Conditions:..............................37
Title V:...........................................83
Title VIII.........................................83
UCC:...............................................35
UST................................................80
VA Guaranty Policy.................................54
VA:.................................................6
Value:..............................................6
Warranting Party:..................................44
Yield Considerations:..............................28

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

                                      DMSI
                          $1,091,434,800 (APPROXIMATE)

                       DEUTSCHE MORTGAGE SECURITIES, INC.
                                    DEPOSITOR

                       DEUTSCHE MORTGAGE SECURITIES, INC.
                       MORTGAGE LOAN TRUST, SERIES 2004-4
                       MORTGAGE PASS-THROUGH CERTIFICATES

                              PROSPECTUS SUPPLEMENT
                               DATED MAY 26, 2004

                             WELLS FARGO BANK, N.A.
                                 MASTER SERVICER

DEUTSCHE BANK SECURITIES                        SANDLER O'NEILL & PARTNERS, L.P.
        Underwriter                                           Dealer

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                  May 26, 2004